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AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 6, 2007

REGISTRATION NO. 333-141389

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EQUIFAX INC.
(Exact name of registrant as specified in its charter)

Georgia	001-06605	58-0401110
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1550 Peachtree Street, N.W.
Atlanta, Georgia 30309
(404) 885-8000
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

Kent E. Mast, Esq.
Corporate Vice President and General Counsel
Equifax Inc.
1550 Peachtree Street, N.W.
Atlanta, Georgia 30309
(404) 885-8000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Larry D. Ledbetter, Esq. Justin B. Heineman, Esq. Kilpatrick Stockton LLP 1100 Peachtree Street Suite 2800 Atlanta, Georgia 30309 (404) 815-6175	L. Keith Graves Senior Vice President and Chief Financial Officer TALX Corporation 11432 Lackland Road St. Louis, Missouri 63146 (314) 214-7000	William F. Seabaugh, Esq. R. Randall Wang, Esq. Bryan Cave LLP One Metropolitan Square 211 North Broadway, Suite 3600 St. Louis, Missouri 63102 (314) 259-2000

        Approximate date of commencement of proposed sale to the public:    As soon as practicable after this registration statement becomes effective and upon completion of the transactions described in the enclosed prospectus.

        If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

April 9, 2007

To the Shareholders of TALX Corporation:

        You are cordially invited to attend the Special Meeting of the Shareholders of TALX Corporation which will be held at the Ritz-Carlton of St. Louis, 100 Carondelet Plaza, St. Louis, Missouri on May 15, 2007. The meeting will begin at 2:00 p.m., St. Louis time.

        On February 14, 2007, TALX entered into a merger agreement providing for the acquisition of TALX by a subsidiary of Equifax Inc., a Georgia corporation. If the acquisition is completed, you will be entitled to receive, for the shares of TALX common stock you own, (i) shares of Equifax common stock, (ii) cash, or (iii) a combination of Equifax common stock and cash. At the special meeting, you will be asked to approve the merger agreement.

        TALX's board of directors has unanimously approved the merger agreement and the transactions contemplated thereby, including the merger, and has determined that the merger agreement and such transactions are fair to and in the best interests of the holders of our common stock. Our board of directors unanimously recommends that TALX's shareholders vote "FOR" the approval of the merger agreement.

        The accompanying proxy statement/prospectus provides you with detailed information about the merger agreement and the proposed merger. We urge you to read the entire proxy statement/prospectus carefully. Please pay particular attention to the "Risk Factors" section beginning on page 23. The affirmative vote of two-thirds of the shares of our common stock outstanding on the record date is required to approve the merger agreement. On behalf of the board of directors and management of TALX, we would like to thank you for your support and confidence and look forward to seeing you at the meeting.

TALX CORPORATION

By: Craig S. Ingraham General Counsel and Corporate Secretary	By: William W. Canfield Chairman of the Board, President and Chief Executive Officer

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in connection with the merger or passed upon the adequacy or accuracy of this document. Any representation to the contrary is a criminal offense.

        This document is dated April 9, 2007 and is expected to be first mailed to TALX shareholders on or about April 13, 2007.

TALX Corporation
11432 Lackland Road
St. Louis, Missouri 61346

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To be held on May 15, 2007

To the Shareholders of TALX Corporation:

        Notice is hereby given that a special meeting of the shareholders of TALX Corporation, a Missouri corporation, will be held at the Ritz-Carlton of St. Louis, 100 Carondelet Plaza, St. Louis, Missouri on May 15, 2007 at 2:00 p.m., St. Louis time, for the following purposes:

          1.     To consider and vote upon a proposal to approve the Agreement and Plan of Merger dated February 14, 2007, by and among TALX, Equifax Inc. and Chipper Corporation ("Merger Sub"), which provides for the merger of TALX with and into Merger Sub, with Merger Sub continuing as the surviving corporation and a wholly-owned direct subsidiary of Equifax, and the conversion of each outstanding share of common stock of TALX into the right to receive (i) 0.861 of a share of Equifax common stock, or (ii) $35.50 in cash;

          2.     To consider and vote upon a proposal to adjourn the special meeting if necessary or appropriate to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the Agreement and Plan of Merger referred to in Item 1; and

          3.     To transact such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

        Shareholders of record at the close of business on April 4, 2007 are entitled to notice of, and to vote at, the special meeting or any adjournments or postponements thereof. The merger agreement and the merger are described in the accompanying document and a copy of the merger agreement is attached to the document as Appendix A. We urge you to read the entire document and the merger agreement carefully.

        Please vote as soon as possible in one of the following ways, even if you plan to attend the meeting: (i) by Internet—visit the website on the proxy card; (ii) by telephone—use the toll-free telephone number on the proxy card; or (iii) by mail—mark, sign, date, and promptly return the enclosed proxy card(s) in the postage-paid envelope. You may also submit a ballot in person at the special meeting on May 15, 2007. Your cooperation in voting your shares will be greatly appreciated. On behalf of the board of directors and management of TALX, we would like to thank you for your support and confidence and look forward to seeing you at the special meeting.

        By Order of the TALX Corporation Board of Directors

Craig S. Ingraham General Counsel and Corporate Secretary
PLEASE DO NOT SEND IN YOUR SHARE CERTIFICATES AT THIS TIME. YOU WILL RECEIVE SEPARATE INSTRUCTIONS REGARDING TENDER OF YOUR STOCK CERTIFICATES.

IMPORTANT NOTICE

        Whether or not you plan to attend the special meeting of the shareholders of TALX Corporation, which we refer to as TALX, in person, you are urged to read this document carefully and then sign, date, and return the accompanying proxy card in the enclosed postage-prepaid envelope or submit a proxy by telephone or the Internet by following the instructions on the accompanying proxy card. If you later desire to revoke your proxy for any reason, you may do so in the manner set forth in this document.

        If you have questions, you may contact TALX's proxy solicitor:

Mellon Investor Services, L.L.C.
480 Washington Blvd., 27th Floor
Jersey City, New Jersey 07310
Tel: (201) 680-5285 (collect)
Fax: (201) 680-4687
Toll Free: (866) 323-8164

REFERENCE TO ADDITIONAL INFORMATION

        This proxy statement/prospectus incorporates by reference important business and financial information about Equifax and TALX from documents that are not included in or delivered with this document. For a list of the documents incorporated by reference into this proxy statement/prospectus, see "Where You Can Find More Information" beginning on page 126. This information is available to you without charge upon your written or oral request. You can obtain documents related to Equifax and TALX that are incorporated by reference in this document, without charge, from the Securities and Exchange Commission's website at http://www.sec.gov or by requesting them in writing or by telephone from the appropriate company.

Equifax Inc. 1550 Peachtree St., N.W. Atlanta, GA 30309 (404) 885-8000 Attn: Corporate Secretary www.equifax.com	TALX Corporation 11432 Lackland Road St. Louis, Missouri 63146 (314) 214-7000 Attn: Craig S. Ingraham, General Counsel and Corporate Secretary www.talx.com

(All website addresses given in this document are for information only and are not intended to be an active link or to incorporate any website information into this document.)

        Please note that copies of the documents provided to you will not include exhibits, unless the exhibits are specifically incorporated by reference into the documents or this proxy statement/prospectus.

        In order to receive timely delivery of requested documents in advance of the TALX special meeting, you should make your request no later than May 8, 2007.

ABOUT THIS DOCUMENT

        This document, which forms part of a registration statement on Form S-4 filed with the Securities and Exchange Commission, which we refer to as the SEC, by Equifax (File No. 333-141389), constitutes a prospectus of Equifax under Section 5 of the Securities Act of 1933, as amended, which we refer to in this document as the Securities Act, with respect to the shares of Equifax common stock to be issued to TALX shareholders under the merger agreement. This document also constitutes a proxy statement of TALX under Section 14(a) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and the rules thereunder. It also constitutes a notice of meeting with respect to the TALX special meeting of shareholders, at which the shareholders of TALX will consider and vote upon a proposal to approve the merger agreement.

i

ii

QUESTIONS AND ANSWERS

        The following are some of the questions that you, as a shareholder of TALX, may have, and answers to those questions. These questions and answers, as well as the following summary, are not meant to be a substitute for the information contained in the remainder of this document, and this information is qualified in its entirety by the more detailed descriptions and explanations contained elsewhere in this document. We urge you to read this document in its entirety prior to making any decision.

Q:    Why am I receiving this document?

A:
Equifax and TALX have entered into a merger agreement pursuant to which they have agreed to combine their respective businesses by means of a merger of TALX with and into a wholly-owned subsidiary of Equifax. TALX is holding a special meeting of its shareholders in order to obtain shareholder approval of the merger agreement, as described in this document. We will be unable to complete the merger unless shareholders holding two-thirds of the outstanding shares of TALX common stock approve the merger agreement at the special meeting.

  We have included in this document important information about the merger, the merger agreement, and the special meeting of the shareholders of TALX. You should read this information carefully and in its entirety. A copy of the merger agreement is attached as Appendix A to this document. The enclosed voting materials allow you to vote your shares without attending the TALX special meeting. Your vote is very important and we encourage you to vote your proxy as soon as possible.

Q:    What will I be entitled to receive in the merger?

A:
If the merger is completed, for each share of TALX common stock that you own, you will have the right to elect to receive either 0.861 of a share of Equifax common stock, or $35.50 in cash, without interest. However, under the merger agreement, Equifax and TALX have agreed that, regardless of the elections made by TALX shareholders, 75% of the outstanding shares of TALX common stock will be converted into shares of Equifax common stock, and the remaining 25% of the shares will be converted into cash. Therefore, the cash and stock elections that you make will be subject to proration to preserve this requirement. As a result, you could receive cash or shares of Equifax common stock for greater or fewer TALX shares than you specify in your election. The consideration payable to TALX shareholders in connection with the merger, and these election procedures, are described in more detail under the heading "The Merger Agreement—Merger Consideration" on page 70.

Q:    When and how must I elect the type of merger consideration that I want to receive?

A:
If you are a holder of record of TALX common stock, the procedure for electing the type of merger consideration that you want to receive will be specified in a form of election that will be separately mailed to you at the same time this document is being mailed. You should carefully review and follow the instructions set forth in the election form that is provided with this document. These instructions require that a properly completed and signed election form be received by the exchange agent by the election deadline, which is 5:00 p.m., Eastern time, on May 14, 2007. Holders of record who do not submit a properly completed and signed election form to the exchange agent by the election deadline will have no control over the type of merger consideration they receive, and, as a consequence, may receive only cash, only Equifax common stock, or a combination of cash and Equifax common stock as a result of the merger.

  If your shares of TALX common stock are held in a stock brokerage account or by a bank or other nominee, you must follow your broker's, bank's, or other nominee's procedures for electing the type of merger consideration that you want to receive in the merger. If you do not properly follow these instructions for election, you will have no control over the type of merger consideration you receive, and, as a consequence, may receive only cash, only Equifax common stock, or a combination of cash and Equifax common stock as a result of the merger.

Q:    Can I change my election after I submit my election form?

A:
Yes. A holder of record of TALX common stock can revoke an election and submit new election materials before the election deadline by submitting a written notice to the exchange agent that is received prior to the election deadline at the following address:

By Mail:	By Overnight Courier:
TALX Corporation c/o Computershare P.O. Box 859208 Braintree, Massachusetts 02185-9208	TALX Corporation c/o Computershare 161 Bay State Drive Braintree, Massachusetts 02184

  The revocation must specify the account name and such other information as the exchange agent may request, and revocations may not be made in part. New elections must be submitted in accordance with the election procedures described in this document.

  If you instructed a broker, bank, or other nominee to submit an election for your shares, you must follow your broker's, bank's, or other nominee's directions for changing those instructions.

Q:    What should I do with my share certificates?

A:
Do not send in your share certificates for TALX common stock with your proxy card or election form.

  In order to receive the merger consideration, holders of record of TALX common stock will be required to send their share certificates to the exchange agent. If you are a holder of record, you may send your share certificates to the exchange agent following completion of the merger by following the directions set forth in the letter of transmittal that will be sent to TALX shareholders after the merger. Holders of record will not be entitled to receive the merger consideration following completion of the merger until their share certificates (or other acceptable evidence of ownership) are received by the exchange agent.

  If your shares are held in a stock brokerage account or by a bank or other nominee, you should follow your broker's, bank's, or other nominee's instructions for receiving the merger consideration.

Q:    What is required to complete the merger?

A:
We are not required to complete the merger unless a number of conditions are satisfied or waived. These conditions include receipt of approval of TALX shareholders and receipt of legal opinions that the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, which we refer to as the Code. For a more complete summary of the conditions that must be satisfied or waived prior to completion of the merger, see "The Merger Agreement—Conditions to the Merger" beginning on page 87.

Q:    When and where will the special meeting of TALX shareholders be held?

A:
The special meeting of TALX shareholders is scheduled to be held at the Ritz-Carlton of St. Louis, 100 Carondelet Plaza, St. Louis, Missouri 63105, on May 15, 2007 at 2:00 p.m., St. Louis time, unless it is postponed or adjourned.

Q:    Who is entitled to vote at the TALX special meeting?

A:
TALX has fixed April 4, 2007 as the record date for the TALX special meeting. If you were a TALX shareholder at the close of business on the record date, you are entitled to vote on matters that come before the TALX special meeting. However, a TALX shareholder may only vote his or her shares if he or she is present in person, or is represented by proxy, at the special meeting.

Q:    How do I vote?

A:
If you are entitled to vote at the special meeting, you can vote in person by completing a ballot at the special meeting, or you can vote by proxy before the special meeting. Even if you plan to attend the special meeting, we encourage you to vote your shares by proxy as soon as possible. After carefully reading and considering the information contained in this document, please submit your proxy by telephone or Internet in accordance with the instructions set forth on the enclosed proxy card, or fill out, sign, and date the proxy card, and then mail your signed proxy card in the enclosed envelope as soon as possible so that your shares may be voted at the special meeting.

  For detailed information, please see "Information About the TALX Special Meeting—How to Vote" beginning on page 67.

Q:    If I hold my TALX shares in "street name," how are they voted?

A:
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the "beneficial holder" of the shares held for you in what is known as "street name." If this is the case, this document has been forwarded to you by your brokerage firm, bank, or other nominee, or its agent. As the beneficial holder, you have the right to direct your broker, bank, or other nominee as to how to vote your shares at the special meeting. If you do not provide your broker, bank, or other nominee with instructions on how to vote your "street name" shares, your broker, bank, or other nominee will not be permitted to vote them on the proposal to approve the merger agreement. You should therefore be sure to provide your broker, bank, or other nominee with instructions on how to vote your shares at the special meeting.

Q:    How many votes do I have?

A:
You are entitled to one vote for each share of TALX common stock that you owned as of the record date for the special meeting. As of the close of business on April 4, 2007, there were 31,815,804 outstanding shares of TALX common stock. As of that date, 6.1% of the outstanding shares of TALX common stock were held by the directors and executive officers of TALX.

Q:    What constitutes a quorum for purposes of the special meeting?

A:
Shareholders who hold at least a majority of the outstanding shares of TALX common stock as of the close of business on the record date must be present, either in person or represented by proxy, in order for there to be a quorum necessary to conduct business at the TALX special meeting.

  Abstentions and shares voted by a broker, bank, or other nominee holding shares for a beneficial owner are counted as present and entitled to vote for purposes of determining a quorum.

Q:    What vote is required to approve the merger agreement, and what is the effect of not voting?

A:
The affirmative vote of the holders of two-thirds of the outstanding shares of TALX common stock entitled to vote is required to approve the merger agreement. Because the affirmative vote required to approve the merger agreement is based upon the total number of outstanding TALX shares, the failure to submit a proxy card (or to submit a proxy by telephone or by Internet or to vote in person at the TALX special meeting) or the abstention from voting by a shareholder will have the same effect as a vote against approval of the merger agreement. Brokers, banks, or other nominees holding TALX common stock as nominees will not have discretionary authority to vote those shares in the absence of instructions from the beneficial owners of those shares, so the failure to provide voting instructions to your broker, bank, or nominee will also have the same effect as a vote against approval of the merger agreement.

Q:    What is the recommendation of the TALX board of directors?

A:
The TALX board of directors recommends that TALX shareholders vote "FOR" the proposal to approve the merger agreement. See "The Merger—TALX's Reasons for the Merger" beginning on page 34, and "The Merger—Recommendation of the TALX Board of Directors" beginning on page 37.

Q:    What if I return my proxy but do not mark it to show how I am voting?

A:
If your proxy card is signed and returned without specifying your choice, your shares will be voted "FOR" the approval of the merger agreement according to the recommendation of TALX's board of directors.

Q:    Can I change my vote after I have submitted a proxy by telephone or Internet or mailed my signed proxy card?

A:
Yes. You can change your vote by revoking your proxy at any time before it is exercised at the special meeting. You can revoke your proxy in one of four ways:

•
vote again by telephone or Internet prior to midnight on the night before the special meeting;

•
sign another proxy card with a later date and return it prior to the special meeting;

•
attend the special meeting and complete a ballot; or

•
send a written notice of revocation to the Corporate Secretary of TALX.

  If your shares of TALX common stock are held by a broker, bank, or other nominee, you must follow your broker's, bank's, or other nominee's procedures for changing your instructions on how to vote.

Q:    What are the tax consequences of the merger to me?

A:
Neither Equifax nor TALX will be required to complete the merger unless it receives a legal opinion to the effect that the merger will qualify as a "reorganization" for United States federal income tax purposes. Therefore, we expect the transaction to generally be tax-free to holders of TALX common stock for federal income tax purposes except to the extent that they receive cash, including the cash consideration in the merger and any cash that they receive instead of fractional shares of Equifax common stock.

  Those holders receiving solely cash for their TALX common stock generally will recognize gain or loss equal to the difference between the amount of cash received and their tax basis in their shares of TALX common stock. Those holders receiving both Equifax common stock and cash for their TALX common stock generally will recognize gain equal to the lesser of (i) the amount of cash received and (ii) the excess of the "amount realized" in the transaction (i.e., the fair market value of the Equifax common stock at the effective time of the merger plus the amount of cash received) over their tax basis in their TALX common stock. In certain circumstances, the gain or, in the case of recipients of cash only, the entire amount of cash received, could be taxable as ordinary income rather than as a capital gain.

Q:    What risks should I consider before I vote on the merger?

A:
We encourage you to read carefully the detailed information about the merger and the merger agreement contained in this document, including the section entitled "Risk Factors" beginning on page 23.

Q:    When do you expect the merger to be completed?

A:
We are working to complete the merger in the second quarter of 2007. However, the merger is subject to various conditions, and it is possible that factors outside the control of both companies could result in the merger being completed at a later time, or not at all. We cannot assure you as to when all of the conditions to the merger will be met, nor can we predict the exact timing of the merger. It is possible that we will not complete the merger.

Q:    What do I need to do now?

A:
Please read and consider carefully the information contained in this document, and then vote your shares as soon as possible so that your shares may be represented at the TALX special meeting.

Q:    Do I have dissenters' rights of appraisal if I object to the merger?

A:
Yes. As a holder of TALX common stock, you are entitled to dissenters' rights of appraisal under the General and Business Corporation Law of Missouri, which we refer to as the MBCL, in connection with the merger if you meet certain conditions, which conditions are described in this document under the heading "The Merger—Dissenters' Rights of Appraisal" beginning on page 63.

Q:    Who can help answer my questions?

A:
If you have questions about the merger, or if you need assistance in submitting your proxy or voting your shares or need additional copies of this document or the enclosed proxy card, you should contact Mellon Investor Services L.L.C., which we refer to as Mellon Investor Services, the proxy solicitation agent for TALX, at (866) 323-8164 (toll free) or (201) 680-5285 (collect). If your shares are held by a broker, bank, or other nominee, you should call your broker, bank, or other nominee for additional information.

SUMMARY

        This summary highlights selected information about the merger described elsewhere in this document and does not contain all of the information that may be important to you. You should carefully read this entire document and the other documents to which this document refers for a more complete understanding of the matters being considered at the special meeting. See "Where You Can Find More Information" beginning on page 126. Unless we have stated otherwise, all references in this document to Equifax are to Equifax Inc., all references to TALX are to TALX Corporation, all references to Merger Sub are to Chipper Corporation, and all references to the merger agreement are to the Agreement and Plan of Merger, dated February 14, 2007, by and among Equifax, TALX and Merger Sub, a copy of which is attached as Appendix A to this document.

The Companies (Page 28)

TALX Corporation

  TALX Corporation
  11432 Lackland Road
  St. Louis, Missouri 63146
  (314) 214-7000

        TALX Corporation was incorporated in Missouri in 1971. TALX is a leading provider of payroll-related and human resources business process outsourcing services. TALX's services enable clients to outsource and automate the performance of certain payroll and human resources business processes that would otherwise be performed by their own in-house payroll and/or human resources departments. TALX's clients are primarily large and mid-size organizations, including more than three-fourths of the Fortune 500 companies in a wide variety of industries, as well as a number of government agencies and public sector organizations. Current services offered by TALX include employment and income verification and other payroll-related services, unemployment tax management services, tax credit and incentive services, and talent management services.

Equifax

  Equifax Inc.
  1550 Peachtree Street, N.W.
  Atlanta, Georgia 30309
  (404) 885-8000

        Equifax Inc. was incorporated in Georgia in 1913, its common stock has been listed on the New York Stock Exchange, which we refer to as the NYSE, since 1971, and it is a member of the S&P 500 and certain other indices. Equifax collects, organizes, and manages numerous types of credit, financial, public record, demographic, and marketing information regarding individuals and businesses. Its products and services include consumer credit information, information database management, marketing information, business credit information, decisioning and analytical tools, and identity verification services that enable businesses to make informed decisions about extending credit or service, mitigate fraud, manage portfolio risk, and develop marketing strategies for consumers and businesses. Equifax also sells products directly via the Internet and in various hard-copy formats to consumers to enable them to manage and protect their financial affairs.

Merger Sub

        Chipper Corporation, a wholly-owned subsidiary of Equifax, which we refer to as Merger Sub, is a Missouri corporation formed on February 14, 2007 for the purpose of effecting the merger. Upon completion of the merger, TALX will be merged with and into Merger Sub. The resulting company will be called "TALX Corporation" and will be a wholly-owned subsidiary of Equifax. Merger Sub has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement, including the preparation of applicable regulatory filings in connection with the merger.

The Merger (Page 30)

        The transaction will be implemented by means of a merger of TALX Corporation with and into Merger Sub. As a result of the merger, TALX will cease to exist as a separate corporation. The resulting company will be re-named "TALX Corporation," and will be a wholly-owned subsidiary of Equifax.

Merger Consideration (Page 70)

        If the merger is completed, you will have the right to elect to receive either $35.50 in cash, without interest, or 0.861 of a share of Equifax common stock, for each share of TALX common stock that you own. For example, if you own 100 shares of TALX common stock, you could elect to receive cash in exchange for 40 shares and shares of Equifax common stock in exchange for the other 60 shares.

        However, regardless of the elections made by individual TALX shareholders, Equifax and TALX have agreed to fix the number of shares of TALX common stock that will be converted into shares of Equifax common stock, and the number of shares that will be converted into cash. Under the merger agreement, 75% of the shares of TALX common stock outstanding immediately before completion of the merger will be converted into shares of Equifax common stock, and the remaining 25% of the shares will be converted into cash. Therefore, the cash and stock elections that you make with respect to your shares of TALX common stock will be subject to proration to preserve this requirement.

        Specifically, if TALX shareholders elect to receive more stock or cash than is provided for under the merger agreement, elections for the over-subscribed form of merger consideration will be prorated so that the overall 75/25 split of the merger consideration is achieved. For example, if TALX shareholders elect in the aggregate to exchange more than 75% of the outstanding TALX shares for shares of Equifax common stock, then TALX shareholders who elected to receive Equifax common stock for shares of TALX common stock will receive for those TALX shares a pro rata portion of the available Equifax shares plus cash for those TALX shares not converted into Equifax common stock. As a result, you could receive cash or shares of Equifax stock for greater or fewer TALX shares than you specify in your election.

        Based upon the closing sales price of Equifax common stock as reported on the NYSE on April 4, 2007, the per share consideration to be received by TALX shareholders who receive Equifax stock in the merger is $31.90. The implied value of the stock consideration will fluctuate as the market price of Equifax common stock fluctuates and, because elections are subject to proration as described above, there can be no assurance that you will receive Equifax common stock, rather than cash, as to each share of TALX common stock for which you make a stock election. Equifax common stock trades on the NYSE under the ticker symbol "EFX." TALX common stock trades on the NASDAQ Global Select Market under the ticker symbol "TALX." You may obtain current market price quotations for each company's common stock from newspapers, over the Internet, or from other sources.

        Holders of TALX common stock who receive shares of Equifax common stock in the merger will not receive any fractional shares of Equifax common stock. Instead, the total number of shares of Equifax common stock that a TALX shareholder will receive in the merger will be rounded down to the nearest whole number and Equifax will pay cash for any resulting fractional share of Equifax common stock that a TALX shareholder otherwise would be entitled to receive. The amount of cash payable for a fractional share of Equifax common stock will be determined by multiplying the fraction (rounded down to the nearest one-hundredth of a share) by the average closing price for a share of

Equifax common stock for the five trading days ending on and including the last trading day prior to the date on which the merger is completed.

Conversion of Shares; Exchange of Certificates; Elections as to Form of Consideration (Page 73)

Record Holders

        If you are a holder of record of TALX common stock, a form of election is being separately mailed to you at the same time this document is mailed, and if you wish to elect the type of merger consideration that you want to receive in the merger, you should carefully review and follow the instructions set forth in the election form. These instructions require that a properly completed and signed election form be received by Computershare Investor Services, LLC, the exchange agent, by the election deadline, which is 5:00 p.m., Eastern time, on May 14, 2007. Holders of record who do not submit a properly completed and signed election form to the exchange agent by the election deadline will have no control over the type of merger consideration they receive. Their shares will be treated as "non-electing shares" as described on page 70, and as a consequence, they may receive only cash, only Equifax common stock, or a combination of cash and Equifax common stock as a result of the merger.

        A holder of record of TALX common stock can revoke an election and submit new election materials before the election deadline. This may be done by submitting a written notice to the exchange agent that is received before the election deadline at the following address:

By Mail:	By Overnight Courier:
TALX Corporation c/o Computershare P.O. Box 859208 Braintree, Massachusetts 02185-9208	TALX Corporation c/o Computershare 161 Bay State Drive Braintree, Massachusetts 02184

        The revocation must specify the account name and such other information as the exchange agent may request, and revocations may not be made in part. New elections must be submitted in accordance with the election procedures described in this document.

        Do not send your TALX stock certificates in the envelope provided for returning your proxy card, or with your election form.

        In order to receive the merger consideration, holders of record of TALX common stock will be required to send their share certificates to the exchange agent. Before or promptly after the effective time of the merger, Equifax will cause the exchange agent to provide a letter of transmittal reasonably agreed upon by Equifax and TALX to each holder of record of TALX common stock as of the effective time of the merger, advising them of the procedures for surrendering their share certificates to the exchange agent. You may send your share certificates to the exchange agent by following the directions set forth in this letter of transmittal. Holders of record will not be entitled to receive the merger consideration following completion of the merger until their share certificates (or other acceptable evidence of ownership) are received by the exchange agent.

        If your shares are held in a stock brokerage account or by a bank or other nominee, you should follow your broker's, bank's, or other nominee's instructions for receiving the merger consideration.

Street Name Holders

        If your shares of TALX common stock are held in a stock brokerage account or by a bank or other nominee, you must follow your broker's, bank's, or other nominee's procedures for electing the type of merger consideration that you want to receive in the merger. If you do not properly follow these instructions for election, you will have no control over the type of merger consideration you receive, and, as a consequence, you may receive only cash, only Equifax common stock, or a combination of cash and Equifax common stock as a result of the merger.

        If you instructed a broker, bank, or other nominee to submit an election for your shares and you want to change that election, you must follow your broker's, bank's, or other nominee's directions for changing those instructions.

        If your shares are held in a stock brokerage account or by a bank or other nominee, you should follow your broker's, bank's, or other nominee's instructions for receiving the merger consideration.

Recommendation of the TALX Board of Directors (Page 37)

        After careful consideration, the TALX board of directors approved the merger agreement. The TALX board of directors recommends that TALX's shareholders vote "FOR" the approval of the merger agreement.

        The TALX board of directors consulted with TALX's management and TALX's legal and financial advisors in its evaluation of the merger and, in reaching its decision to approve the merger agreement and to recommend that TALX shareholders vote to approve the merger agreement, considered a number of strategic, financial, and other considerations referred to under "The Merger—TALX's Reasons for the Merger" beginning on page 34.

Opinions of TALX's Financial Advisors (Page 38)

CIBC World Markets Corp.

        In connection with the merger, the TALX board of directors received a written opinion of CIBC World Markets Corp., which we refer to as CIBC World Markets, as to the fairness, from a financial point of view and as of the date of the opinion, of the merger consideration to be received by holders of TALX common stock. The full text of CIBC World Markets' written opinion, dated February 14, 2007, is attached to this document as Appendix B. Holders of TALX common stock are encouraged to read this opinion carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and limitations on the review undertaken. CIBC World Markets' opinion was provided to the TALX board of directors in connection with its evaluation of the merger consideration from a financial point of view. CIBC World Markets' opinion does not address any other aspect of the merger and does not constitute a recommendation to any shareholder as to any election to be made by such shareholder with respect to the merger consideration or as to how any such shareholder should vote or act with respect to any matters relating to the merger.

A.G. Edwards & Sons, Inc.

        On February 14, 2007, at a meeting of the TALX board of directors held to review the proposed transaction, A.G. Edwards & Sons, Inc., which we refer to as A.G. Edwards, delivered to the TALX board of directors its written opinion, dated February 14, 2007, to the effect that, as of that date and based upon and subject to various assumptions made, procedures followed, matters considered, and limitations described in the opinion, the merger consideration described below to be received by TALX's shareholders in respect of each share of TALX common stock in the merger was fair, from a financial point of view, to the holders of TALX common stock. The full text of A.G. Edwards' opinion describes the assumptions made, procedures followed, matters considered, and limitations on the scope of review undertaken by A.G. Edwards. A.G. Edwards' opinion is attached as Appendix C to this document and is incorporated by reference. A.G. Edwards' opinion is directed only to the fairness, from a financial point of view and as of the date of the opinion, of the merger consideration to be received by the holders of TALX common stock and does not address any other aspect of the transaction. A.G. Edwards' opinion does not address the merits of the underlying decision of TALX to enter into the transaction and does not represent a recommendation as to how shareholders should vote with respect to the merger. Additionally, A.G. Edwards is not expressing any opinion as to whether shareholders of TALX should elect to receive cash or Equifax common stock as consideration in the transaction. Holders of TALX common stock are encouraged to read the opinion carefully in its entirety.

Treatment of TALX Stock Options and Restricted Stock in the Merger (Page 58)

        The vesting of all outstanding TALX stock options and shares of restricted stock will accelerate upon a "change of control," as defined in the applicable plan or agreement, except for any shares of restricted stock or options awarded after the date of the merger agreement. All outstanding TALX stock options (whether vested or unvested) will be converted into options to acquire shares of Equifax common stock at exercise prices determined in accordance with the terms of the merger agreement. Each share of restricted stock will be converted into the right to receive the merger consideration of $35.50 in cash or 0.861 of a share of Equifax common stock in accordance with the allocation procedures described in the merger agreement.

Interests of TALX's Directors and Executive Officers in the Merger (Page 53)

        You should be aware that some of the directors and executive officers of TALX have interests in the merger that are different from, or are in addition to, the interests of TALX shareholders generally. These interests relate to the treatment of equity-based compensation awards held by directors and executive officers of TALX in the merger, the appointment of the Chairman of the Board of TALX as a director of Equifax after the merger, Equifax's commitment to assume the current employment agreements of TALX's executive officers, and the indemnification of TALX directors and officers by Equifax. In addition, these interests include severance benefits payable to TALX's executive officers if the officers' employment is terminated under certain conditions.

Equifax Board Seat for William W. Canfield

        The merger agreement provides that following the effective time of the merger, Equifax's board of directors will appoint William W. Canfield to Equifax's board of directors, to serve until his successor has been duly elected and qualified or until his earlier death, resignation, or removal in accordance with the articles of incorporation and bylaws of Equifax and applicable law.

Shareholder Agreement

        Equifax and William W. Canfield entered into a shareholder agreement on February 14, 2007. Pursuant to the shareholder agreement, Mr. Canfield has agreed to vote, or cause to be voted, his TALX shares (which currently constitute approximately 6.46% of the outstanding shares of TALX common stock, including shares underlying stock options exercisable within 60 days) in favor of approval of the merger agreement and each of the other transactions contemplated by the merger agreement. Additionally, Mr. Canfield generally agreed not to transfer any of his TALX shares or any interest therein to any person other than pursuant to the shareholder agreement or the merger agreement.

Material United States Federal Income Tax Consequences (Page 59)

        Neither Equifax nor TALX will be required to complete the merger unless it receives a legal opinion to the effect that the merger will qualify as a "reorganization" for United States federal income tax purposes. Therefore, we expect the transaction generally to be tax-free to holders of TALX common stock for federal income tax purposes except to the extent that they receive cash, including the cash consideration in the merger and any cash that they receive instead of fractional shares of Equifax common stock.

        Those holders receiving solely cash for their TALX common stock generally will recognize gain or loss equal to the difference between the amount of cash received and their tax basis in their shares of TALX common stock. Those holders receiving both Equifax common stock and cash for their TALX common stock generally will recognize gain equal to the lesser of (i) the amount of cash received and (ii) the excess of the "amount realized" in the transaction (i.e., the fair market value of the Equifax common stock at the effective time of the merger plus the amount of cash received) over their tax basis in their TALX common stock. In certain circumstances, the gain or, in the case of recipients of cash only, the entire amount of cash received, could be taxable as ordinary income rather than as a capital gain.

Accounting Treatment (Page 62)

        The merger will be accounted for as an acquisition of TALX by Equifax under the purchase method of accounting in accordance with U.S. generally accepted accounting principles.

Regulatory Matters Related to the Merger (Page 62)

HSR Act and Antitrust

        The merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the HSR Act, which prevents Equifax and TALX from completing the merger until they furnish required information and materials to the Antitrust Division of the Department of Justice, which we refer to as the DOJ, and the Federal Trade Commission, which we refer to as the FTC, and the applicable waiting period is terminated or expires. On March 6, 2007, Equifax and TALX filed the requisite Pre-Merger Notification and Report Forms under the HSR Act with the DOJ and the FTC, and on April 5, 2007, the waiting period expired. Even though the waiting period has expired, the DOJ, the FTC, or others may still challenge the merger on antitrust grounds.

Other Regulatory Matters

        The merger may be subject to certain regulatory requirements of other municipal, state, and federal governmental agencies and authorities.

Dissenters' Rights of Appraisal (Page 63)

        Under Missouri law, holders of TALX common stock have the right to dissent from the merger and to receive payment in cash of an amount equal to the fair value of their shares of TALX common stock in lieu of the merger consideration. To dissent, a TALX shareholder must follow certain procedures, including but not limited to delivering a written objection to TALX prior to or at the TALX special meeting, not voting in favor of the merger agreement, and delivering a written demand for payment of the fair value of such shareholder's shares after the merger is effected. A dissenter may receive either an agreed upon value of his or her shares of TALX common stock in cash or a judicially appraised value of his or her shares of TALX common stock in cash. If the dissenting shareholder fails to comply with the strict requirements of Missouri law, dissenters' rights will not be available. See "The Merger—Dissenters' Rights of Appraisal" beginning on page 63 for additional information regarding dissenters' rights.

        Under the shareholder agreement, William W. Canfield agreed to waive, and not to exercise or assert, any dissenters' or similar rights under Section 351.455 of the MBCL or other applicable law in connection with the merger.

The Merger Agreement (Page 70)

        The merger agreement is described beginning on page 70. The merger agreement also is attached as Appendix A to this document. We urge you to read the merger agreement in its entirety because it contains important provisions governing the terms and conditions of the merger.

Acquisition Proposals (Page 77)

        Under the merger agreement, TALX:

  •
  is not permitted to initiate, solicit, or knowingly facilitate or encourage any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, a proposal or offer, which we refer to as an acquisition proposal, with respect to:

  •
  a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination, or similar transaction involving TALX or any of its subsidiaries whose assets constitute more than 20% of TALX's consolidated assets; or

  •
  the acquisition of 20% or more of the equity securities of TALX or any of its subsidiaries whose assets constitute more than 20% of TALX's consolidated assets;

  •
  is generally not permitted to engage in, continue, or otherwise participate in any discussions or negotiations regarding, or provide any non-public information or data to any person in connection with or in response to, an acquisition proposal for TALX;

  •
  is not permitted to modify, amend, terminate, waive, or release any standstill or similar agreement which is applicable to any acquisition proposal for TALX and to which TALX or any of its subsidiaries is a party; and

  •
  is not permitted to take any action to render any takeover statute inapplicable to an acquisition proposal for TALX or exclude any person from the applicability of any takeover statute in connection with an acquisition proposal for TALX.

        However, before the merger agreement is approved by TALX shareholders, TALX may:

  •
  provide information requested by a person who has made an unsolicited bona fide written acquisition proposal for TALX if TALX receives an executed confidentiality agreement from that person; or

  •
  engage in discussions with any person who has made an unsolicited bona fide written acquisition proposal for TALX;

only if, in each case, the TALX board of directors determines in good faith that the failure to take such action is inconsistent with its fiduciary duties under applicable law and the acquisition proposal either constitutes or is reasonably likely to result in a superior proposal to the merger with Equifax.

Conditions to the Merger (Page 87)

        The completion of the merger depends on a number of conditions being met, including:

  •
  approval of the merger agreement by TALX shareholders;

  •
  receipt of required regulatory approvals, including expiration or early termination of the waiting period under the HSR Act;

  •
  making all notices, reports, and other filings required to be made prior to the effective time, and receiving all approvals and authorizations from, any governmental entity, other than those for which failure to make such notices, reports, or other filings, or to receive such approvals or authorizations would not, individually or in the aggregate, reasonably be likely to result in a material adverse effect on Equifax or TALX;

  •
  the absence of any legal prohibition on consummation of the merger;

  •
  the registration statement of which this document forms a part having become effective under the Securities Act and no stop order or proceedings seeking a stop order having been issued, initiated, or threatened by the SEC;

  •
  Equifax will have received state securities and "blue sky" permits and approvals necessary to consummate the transactions contemplated by the merger agreement; and

  •
  approval of listing on the NYSE of the shares of Equifax common stock to be issued to TALX shareholders in the merger.

        Equifax's and Merger Sub's obligations to complete the merger also are separately subject to the satisfaction or waiver of the following conditions:

  •
  accuracy of the representations and warranties made by TALX in the merger agreement;

  •
  performance by TALX of its obligations under the merger agreement;

  •
  receipt of a tax opinion from Kilpatrick Stockton LLP that the merger qualifies as a "reorganization" within the meaning of Section 368(a) of the Code;

  •
  except with respect to the pending FTC investigation of TALX, the absence of pending or threatened legal action by any governmental entity seeking to restrain or prohibit Equifax's ownership of TALX or the operation of its business and TALX's business, or compel Equifax to dispose of or hold separate all or any material portion of the business or assets of TALX or Equifax, or that otherwise would reasonably be likely to have a material adverse effect on Equifax or TALX;

  •
  except with respect to the pending FTC investigation of TALX, no governmental entity shall have taken any action or imposed any condition, or enacted or enforced any law that would reasonably be likely to result in any of the effects described in the immediately preceding bullet point, other than the application of the waiting period provisions of the HSR Act to the merger;

  •
  there shall not have occurred any event, occurrence, discovery, or development after the date of the merger agreement that, individually or in the aggregate, has resulted, or would reasonably be likely to result, in a material adverse effect on TALX and that is in existence at the closing; and

  •
  less than 10% of the total outstanding shares of TALX common stock dissent from the merger.

        TALX's obligations to complete the merger also are separately subject to the satisfaction or waiver of the following conditions:

  •
  accuracy of the representations and warranties made by Equifax in the merger agreement;

  •
  performance by Equifax and Merger Sub of their obligations under the merger agreement;

  •
  receipt of a tax opinion from Bryan Cave LLP that the merger qualifies as a "reorganization" within the meaning of Section 368(a) of the Code;

  •
  the absence of pending or threatened legal action by any governmental entity seeking to restrain or prohibit Equifax's ownership or operation of all or any material portion of its business or assets which would reasonably be likely to have a material adverse effect on Equifax or compel Equifax to dispose of or hold separate all or any material portion of its business or assets, or that otherwise would reasonably be likely to have a material adverse effect on Equifax or TALX;

  •
  no governmental entity shall have taken any action or imposed any condition or enacted or enforced any law that would reasonably be likely to result in any of the effects described in the preceding bullet point, other than the application of the waiting period provisions of the HSR Act to the merger; and

  •
  there shall not have occurred any event, occurrence, discovery, or development after the date of the merger agreement that, individually or in the aggregate, has resulted, or would reasonably be likely to result, in a material adverse effect on Equifax and that is in existence at the closing.

Termination of the Merger Agreement (Page 89)

        The merger agreement can be terminated in the following circumstances:

  •
  by mutual written consent of Equifax and TALX;

  •
  by either Equifax or TALX if:

  •
  the merger is not completed by December 31, 2007;

  •
  the shareholders of TALX do not approve the merger agreement;

  •
  any order of a governmental entity permanently restricting, enjoining, or otherwise prohibiting the completion of the merger becomes final and non-appealable; or

  •
  there is a breach by the other party of its representations, warranties, or covenants that, if existing at closing, would give the party the right not to complete the transaction, and which breach is not cured (or is not capable of being cured) within 30 days of written notice of the breach;

  •
  by Equifax if:

  •
  TALX's board of directors changes its recommendation to TALX shareholders regarding the merger agreement before it is approved by TALX shareholders; or

  •
  TALX willfully or intentionally breaches its obligations under the merger agreement regarding alternative acquisition proposals; or

  •
  by TALX if, before the merger agreement is approved by TALX shareholders, the TALX board of directors approves an acquisition proposal superior to the merger with Equifax in accordance with the provisions of the merger agreement, authorizes TALX to enter into a binding written agreement with respect to such superior acquisition proposal, and pays a termination fee to Equifax.

Effect of Termination (Page 90)

        In general, if the merger agreement is terminated and the merger is abandoned, the merger agreement will be void and of no effect, and neither Equifax nor TALX will have any liability to the other under the merger agreement other than for damages resulting from willful or intentional breach of any covenant in the merger agreement or from an obligation to pay, if applicable, the fees and reimbursement in accordance with the merger agreement.

Termination Fees and Expenses (Page 91)

        If TALX terminates the merger agreement because its board of directors has approved an acquisition proposal superior to the merger with Equifax, and has authorized TALX to enter into a binding written agreement providing for such superior proposal, before or simultaneous with the termination of the merger agreement, TALX will be required to pay to Equifax a termination fee of $12 million.

        If Equifax terminates the merger agreement because TALX's board of directors has withheld, withdrawn, qualified, or modified in a manner adverse to Equifax its recommendation that the merger agreement be approved prior to approval by TALX shareholders, TALX will be required to pay to Equifax a termination fee of $12 million.

        Additionally, TALX will be required to pay to Equifax a $12 million termination fee if the merger agreement is:

  •
  terminated by Equifax because of a willful or intentional breach by TALX in any material respect of its obligations under the merger agreement relating to acquisition proposals; or

  •
  terminated by either Equifax or TALX because of either the merger not having been consummated before the termination date or the failure of the TALX shareholders to approve the merger agreement at the TALX special meeting; and

  •
  at or prior to any such termination, a bona fide acquisition proposal involving more than 50% of the outstanding shares of TALX common stock or assets of TALX representing more than 50% of the consolidated assets of TALX is made to TALX or any of its subsidiaries or is made directly to TALX's shareholders generally or any person publicly announces an intention to make a bona fide acquisition proposal with respect to TALX and such acquisition proposal is not withdrawn prior to the date of such termination and if on or within 12 months after the date of such termination, TALX consummates the acquisition proposal or enters into a definitive agreement with respect to the acquisition proposal.

Comparison of Shareholder Rights (Page 105)

        The conversion of all or a portion of your shares of TALX common stock into the right to receive shares of Equifax common stock in the merger will result in differences between your rights as a TALX shareholder, which are governed by the MBCL and TALX's articles of incorporation and bylaws, and your rights as an Equifax shareholder, which are governed by the Georgia Business Corporation Code, which we refer to as the GBCC, and Equifax's articles of incorporation and bylaws.

SELECTED HISTORICAL FINANCIAL DATA OF EQUIFAX

        The table below summarizes selected historical financial information for Equifax for each of its last five fiscal years. The summary of operations and cash flow data for the years ended December 31, 2006, 2005, and 2004, and the balance sheet data as of December 31, 2006 and 2005, has been derived from the audited consolidated financial statements of Equifax included in the Annual Report on Form 10-K for Equifax for the fiscal year ended December 31, 2006, which we refer to as the 2006 Equifax Form 10-K and which is incorporated into this document by reference. The summary of operations and cash flow data for the years ended December 31, 2003 and 2002, and the balance sheet data as of December 31, 2004, 2003, and 2002 has been derived from the audited consolidated financial statements of Equifax for such years, which have not been incorporated into this document by reference. The historical selected financial information may not be indicative of future performance, and should be read together with the consolidated financial statements that are incorporated by reference into this document and their accompanying notes and management's discussion and analysis of financial condition and results of operations of Equifax contained in such reports.

	Twelve Months Ended December 31,
	2006(3)(4)(5)	2005	2004	2003(6)	2002
	(In millions, except per share data)
Summary of Operations and Cash Flow Data:(1)(2)
Operating revenue	$1,546.3	$1,443.4	$1,272.8	$1,210.7	$1,095.3
Operating income	$436.1	$422.0	$375.8	$314.2	$352.5
Income from continuing operations	$274.5	$246.5	$237.3	$180.7	$191.7
Per common share (diluted):
Income from continuing operations per share	$2.12	$1.86	$1.78	$1.32	$1.38
Cash dividends declared per share	$0.16	$0.15	$0.11	$0.08	$0.08
Cash provided by operating activities	$374.3	$337.8	$309.0	$293.7	$249.6
Capital expenditures	$52.0	$46.2	$47.5	$52.7	$55.4

	As of December 31,
	2006	2005	2004	2003	2002
	(In millions)
Balance Sheet Data:(1)
Total assets	$1,790.6	$1,831.5	$1,557.2	$1,553.5	$1,506.9
Long-term debt, net of current portion	$173.9	$463.8	$398.5	$663.0	$690.6
Total debt	$503.9	$556.1	$654.2	$823.5	$924.5
Shareholders' equity	$838.1	$820.3	$523.6	$371.5	$221.0

(1)
For information about acquisition activity during 2006, 2005, and 2004 presented in the table above, see Note 3 of the Notes to Consolidated Financial Statements in the 2006 Equifax Form 10-K. In 2003, Equifax acquired assets and related businesses of five affiliates and a small eMarketing business for $42.9 million, primarily in cash; $19.6 million was allocated to goodwill, $15.5 million to purchased data files, and $6.2 million to non-compete agreements. In 2002, Equifax acquired assets and related businesses of eleven affiliates and Naviant, Inc. for $333.6 million, consisting of cash and notes payable; $175.7 million was allocated to goodwill, $88.8 million to purchased data files, and $69.1 million to net assets.

(2)
The results of operations of Equifax related to Spain Commercial and Italy during 2004, 2003, and 2002, presented in the table above, have been reclassified to discontinued operations. For additional information about these discontinued operations, see Note 12 of the Notes to Consolidated Financial Statements in the 2006 Equifax Form 10-K.

(3)
On January 1, 2006, Equifax adopted Statement of Financial Accounting Standards No. 123R, "Share-Based Payment" ("SFAS 123R"), which resulted in incremental stock-based compensation expense during 2006. For additional information about the impact of SFAS 123R, see Note 2 of the Notes to Consolidated Financial Statements in the 2006 Equifax Form 10-K.

(4)
In 2006, there were several litigation matters that had a material impact on Equifax's Consolidated Financial Statements and were not part of its core operations. For additional information about these litigation matters, see Note 6 of the Notes to Consolidated Financial Statements in the 2006 Equifax Form 10-K.

(5)
In 2006, Equifax recorded a severance charge of $6.4 million ($4.0 million, net of tax) related to an organizational realignment. For additional information about this charge, see Note 11 of the Notes to Consolidated Financial Statements in the 2006 Equifax Form 10-K.

(6)
In 2003, Equifax recorded asset impairment and restructuring charges of $30.6 million ($19.3 million, net of tax). Restructuring charges primarily consisted of employee severance and facilities consolidation.

SELECTED HISTORICAL FINANCIAL DATA OF TALX

        The following statement of operations and cash flow data for each of the three years in the period ended March 31, 2006 and the balance sheet data as of March 31, 2006 and 2005 have been derived from TALX's audited consolidated financial statements contained in its Annual Report on Form 10-K for the fiscal year ended March 31, 2006, which is incorporated into this document by reference. The results of operations and cash flow data for the years ended March 31, 2003 and 2002 and the balance sheet data as of March 31, 2004, 2003, and 2002 have been derived from TALX's audited consolidated financial statements for such years, which have not been incorporated into this document by reference. The statement of operations and cash flow data for each of the nine-month periods ended December 31, 2006 and 2005 and the balance sheet data as of December 31, 2006 and 2005 have been derived from TALX's unaudited consolidated financial statements, which are incorporated into this document by reference. The financial information set forth below reflects the classification of the database, document services, and Human Resources and Benefits Application Services businesses as discontinued operations.

        You should read this selected historical financial data together with the financial statements of TALX that are incorporated by reference into this document and their accompanying notes and management's discussion and analysis of financial condition and results of operations of TALX contained in such reports. For a discussion of material uncertainties that might cause the data reflected herein not to indicate TALX's future financial condition or results of operations, see "Item 1A. Risk Factors" in Part I of TALX's Annual Report on Form 10-K for the year ended March 31, 2006 and in Part II of TALX's Quarterly Report on Form 10-Q for the period ended June 30, 2006, which are incorporated into this document by reference.

        On April 22, 2003, TALX sold substantially all of the assets of its Human Resources and Benefits Application Services business. During July 2001, TALX acquired Ti3, Inc., and during March 2002, TALX acquired the unemployment cost management services business of Gates, McDonald & Company and James E. Frick, Inc., doing business as The Frick Company. On July 1, 2003, TALX acquired Johnson and Associates. Effective April 1, 2004, TALX acquired certain businesses of Sheakley-Uniservice, Inc. and Sheakley Interactive Services, LLC. In October 2004, TALX acquired TBT Enterprises, Inc., UI Advantage, Inc. and Net Profit Inc., all of which specialize in employment-related tax credit and incentive services. On April 20, 2005, TALX acquired Jon-Jay Associates, Inc., which specializes in providing unemployment cost management services as well as an employment verification service. On April 26, 2005, TALX acquired the tax credits and incentives business of Glick & Glick Consultants, LLC. On November 1, 2005, TALX acquired the unemployment tax business of Employers Unity, Inc., and on December 15, 2005, TALX acquired the tax credits and incentives business of Business Incentives, Inc., doing business as Management Insights, Inc. On April 6, 2006, TALX acquired Performance Assessment Network, Inc., also known as pan, a provider of secure, electronic-based psychometric testing and assessments, as well as comprehensive talent management services.

	Nine Months Ended December 31,		Twelve Months Ended March 31,
	2006(3)	2005	2006	2005	2004(1)	2003(1)	2002(1)
	(In millions, except per share data)
Summary of Operations and Cash Flow Data:
Operating revenue	$196.9	$147.5	$207.4	$158.4	$124.4	$115.9	$35.4
Operating income	$50.7	$37.5	$55.1	$30.6	$21.2	$19.5	$5.2
Income from continuing operations	$24.2	$21.0	$30.0	$16.0	$12.5	$11.2	$4.3
Per common share (diluted)(2):
Income from continuing operations per share	$0.73	$0.62	$0.89	$0.49	$0.39	$0.35	$0.14
Cash dividends declared per share	$0.14	$0.09	$0.13	$0.11	$0.09	$0.06	$0.05
Cash provided by operating activities	$45.3	$24.8	$39.4	$30.0	$21.6	$28.5	$11.3
Capital expenditures, including software development costs	$18.6	$8.5	$12.9	$8.4	$6.4	$6.6	$4.0

	As of December 31,		As of March 31,
	2006	2005	2006	2005	2004(1)	2003(1)	2002(1)
	(In millions)
Balance Sheet Data:
Total assets	$447.0	$341.2	$347.5	$246.9	$214.0	$172.8	$179.8
Long-term debt, net of current portion	$191.6	$116.8	$110.8	$57.5	$40.0	$12.0	$22.0
Total debt	$191.6	$116.8	$110.8	$57.5	$50.0	$22.0	$30.0
Shareholders' equity	$181.9	$177.3	$186.3	$151.9	$133.8	$123.2	$116.0

(1)
In January 2004, TALX restated its consolidated financial statements as a result of adjustments to its customer premises systems business. The resulting restatement affected the fiscal years ended March 31, 1999 through 2003 and the first two quarters of fiscal year 2004. The restatement had practically no cumulative impact on TALX's financial results or financial condition. It had the effect of reducing revenues by $1.0 million for fiscal years 1999, 2000, and 2001 and increasing revenues by a similar amount in fiscal years 2002 and 2003. The impact on the fiscal years 2002 and 2003 was an increase in revenues of $0.6 million and $0.4 million, respectively. In addition to the revenue adjustments, the related commissions associated with the revenues were adjusted accordingly and the income tax provisions were amended to reflect the impact of these restatements. After adjustment for the 3-for-2 stock splits, the annual impact to diluted earnings per share was an increase of $0.01 for both fiscal years 2002 and 2003.

(2)
Basic earnings per share is computed using the weighted-average number of common shares outstanding during the period. Diluted earnings per share reflects the incremental increase in common shares outstanding assuming the exercise of all employee stock options and warrants that would have had a dilutive effect on earnings per share and the dilutive effect of all restricted stock. The weighted-average number of shares is based on common stock outstanding for basic earnings per share and common stock outstanding, restricted stock outstanding, and common stock options and warrants for diluted earnings per share in periods when such common stock options and warrants are not antidilutive. On January 6, 2005, TALX declared a 3-for-2 stock split, which was effected in the form of a 50 percent stock dividend, payable February 17, 2005, to shareholders of record on January 20, 2005. On November 14, 2005, TALX declared a 3-for-2 stock split, which was effected in the form of a 50 percent stock dividend, payable January 17, 2006, to shareholders of record on December 19, 2005. Earnings per share and the weighted-average number of common shares outstanding have been retroactively adjusted for the 3-for-2 stock splits.

(3)
Effective April 1, 2006, TALX adopted SFAS 123R, which resulted in incremental stock-based compensation for the nine months ended December 31, 2006. For additional information about the impact of SFAS 123R, see TALX's Quarterly Report on Form 10-Q for the period ended December 31, 2006, which is incorporated by reference in this document.

SELECTED UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL DATA
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2006

        The following table sets forth selected unaudited pro forma condensed combined financial data of Equifax and TALX as of and for the twelve months ended December 31, 2006. The pro forma amounts in the table below are based upon the historical financial statements of Equifax and TALX, adjusted to give effect to the merger. It has been assumed for purposes of the pro forma financial data provided below that the merger was completed on January 1, 2006 for income statement purposes, and on December 31, 2006 for balance sheet purposes. These pro forma amounts have been derived from (a) the audited consolidated financial statements of Equifax contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which are incorporated by reference in this document, (b) the audited consolidated financial statements of TALX contained in its Annual Report on Form 10-K for the fiscal year ended March 31, 2006, which are incorporated by reference in this document, and (c) the unaudited consolidated financial statements of TALX contained in its Quarterly Report on Form 10-Q at and for the nine-month period ended December 31, 2006, which are incorporated by reference in this document.

        This information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger had been completed as of the dates indicated, nor is it necessarily indicative of the future operating results or financial position of the combined company.

        The pro forma financial data in the table below does not include the realization of cost savings from operating efficiencies, revenue synergies, or restructuring costs resulting from the merger. You should read this information in conjunction with the separate historical consolidated financial statements and accompanying notes of Equifax and TALX that are incorporated by reference in this document and the Unaudited Pro Forma Condensed Combined Financial Information as of and for the twelve months ended December 31, 2006 beginning on page 92.

As of and for the Twelve Months Ended December 31, 2006
Pro Forma Combined
(In millions, except per share data)
Operating revenue	$1,803.2
Operating income	$463.4
Income from continuing operations	$275.8
Income from continuing operations per share—basic	$1.85
Income from continuing operations per share—diluted	$1.82
Dividends declared per common share	$0.16
Total assets	$3,378.8
Long-term debt	$674.8
Total shareholders' equity	$1,741.2

UNAUDITED COMPARATIVE PER SHARE DATA
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2006

        The following table summarizes unaudited per share information for Equifax and TALX on a historical basis, a pro forma combined basis for Equifax, giving effect to the pro forma effects of the merger, and an equivalent pro forma combined basis for TALX. It has been assumed for purposes of the pro forma financial information provided below that the merger was completed on January 1, 2006 for income statement purposes, and on December 31, 2006 for balance sheet purposes.

        The following information should be read in conjunction with the audited consolidated financial statements of Equifax and TALX as of and for the fiscal years ended December 31, 2006 and March 31, 2006, respectively, which are incorporated by reference into this document, the unaudited consolidated financial statements of TALX at and for the nine-month period ended December 31, 2006, which are incorporated by reference into this document, and the Unaudited Pro Forma Condensed Combined Financial Information as of and for the year ended December 31, 2006 beginning on page 92. The pro forma information below is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger had been completed as of the beginning of the periods presented, nor is it necessarily indicative of the future operating results or financial position of the combined company.

        The historical book value per share is computed by dividing total shareholders' equity by the number of shares of common stock outstanding at the end of the period. The pro forma per share income from continuing operations of the combined company is computed by dividing the pro forma income from continuing operations available to holders of the combined company's common stock by the pro forma weighted-average number of shares outstanding over the period. The pro forma combined book value per share is computed by dividing total pro forma shareholders' equity by the pro forma number of shares of common stock outstanding at the end of the period. TALX equivalent pro forma combined per share amounts are calculated by multiplying the pro forma combined per share amounts by the percentage of the merger consideration to be paid in shares of Equifax common stock of 75% and by 0.861, the number of shares of Equifax common stock that would be exchanged for each share of TALX common stock in the merger. The TALX equivalent per share amounts do not include the benefits of the cash component of the merger consideration.

As of and for the Twelve Months Ended December 31, 2006
Equifax—Historical
Historical per common share:
Income per share from continuing operations (diluted)	$2.12
Dividends declared per common share	0.16
Book value per share	6.72
TALX—Historical
Historical per common share:
Income per share from continuing operations (diluted)	$0.99
Dividends declared per common share	0.18
Book value per share	5.82
Unaudited Pro Forma Combined
Unaudited pro forma share of Equifax shares:
Income per share from continuing operations (diluted)	$1.82
Dividends declared per common share	0.16
Book value per share	11.86
Unaudited Pro Forma TALX Equivalents(1)
Unaudited pro forma share of Equifax shares:
Income per share from continuing operations (diluted)	$1.18
Dividends declared per common share	0.10
Book value per share	7.66

(1)
TALX equivalent per share amounts are calculated by multiplying pro forma per share amounts by the percentage of the merger consideration to be paid in shares of Equifax common stock and by the exchange ratio of 0.861.

COMPARATIVE MARKET DATA

        Equifax common stock is listed on the NYSE under the symbol "EFX." The common stock of TALX is listed on the NASDAQ Global Select Market under the symbol "TALX." The following table presents trading information for Equifax and TALX common stock on February 14, 2007, the last trading day before the public announcement of the execution of the merger agreement, and April 4, 2007, the latest practicable trading day before the date of this document. You should read the information presented below in conjunction with "Comparative Per Share Market Price Data and Dividend Information" on page 22.

	Equifax Common Stock			TALX Common Stock
	High	Low	Close	High	Low	Close
February 14, 2007	$42.00	$41.69	$41.91	$32.53	$32.00	$32.05
April 4, 2007	$37.52	$36.98	$37.05	$33.65	$33.26	$33.29

        For illustrative purposes, the following table provides TALX equivalent per share information on each of the relevant dates. TALX equivalent per share amounts are calculated

  •
  for a mixed election by adding the product of 75% (representing the stock portion of the merger consideration) of the Equifax per share amounts by the exchange ratio of 0.861 and $8.88 (representing the cash price per share multiplied by 25% which is the cash portion of the merger consideration); and

  •
  for an all-stock election by multiplying the Equifax per share amounts by the exchange ratio of 0.861.

	TALX Common Stock Mixed Equivalent			TALX Common Stock Stock Equivalent
	High	Low	Close	High	Low	Close
February 14, 2007	$36.00	$35.80	$35.94	$36.16	$35.90	$36.08
April 4, 2007	$33.11	$32.76	$32.81	$32.30	$31.84	$31.90

COMPARATIVE PER SHARE MARKET PRICE DATA AND DIVIDEND INFORMATION

        The table below sets forth, for the calendar quarters indicated, the high and low sales prices per share reported on the NYSE and NASDAQ Global Select Market, and dividends declared on Equifax and TALX common stock.

	Equifax Common Stock			TALX Common Stock
Calendar Year
	High	Low	Dividends	High	Low	Dividends
2005
First Quarter	$31.57	$26.97	$0.03	$16.34	$10.29	$0.03
Second Quarter	$36.52	$29.63	$0.04	$21.84	$11.94	$0.03
Third Quarter	$38.07	$32.60	$0.04	$27.57	$17.84	$0.03
Fourth Quarter	$38.98	$33.50	$0.04	$32.53	$20.71	$0.03
2006
First Quarter	$39.42	$36.20	$0.04	$36.76	$25.70	$0.04
Second Quarter	$38.86	$33.59	$0.04	$29.15	$21.05	$0.04
Third Quarter	$37.84	$30.15	$0.04	$26.93	$17.86	$0.05
Fourth Quarter	$41.64	$35.30	$0.04	$27.87	$22.40	$0.05
2007
First Quarter	$42.00	$35.91	$0.04	$36.94	$26.98	$0.05
Second Quarter (through April 4, 2007)	$37.52	$36.50	—	$33.65	$33.10	—

        On April 4, 2007, the latest practicable trading day prior to the date of this document, the last sale price per share of Equifax common stock reported on the NYSE was $37.05, and the last sale price per share of TALX common stock reported on the NASDAQ Global Select Market was $33.29.

        We urge you to obtain current market quotations before you make your decision regarding the merger. Because the exchange ratio will not be adjusted for changes in the market value of the stock of either company, the market value of the shares of Equifax common stock that holders of TALX common stock will receive in the merger, if consummated, may vary significantly from the market value of such shares on the date of the merger agreement, this document, or the special meeting of the shareholders of TALX.

RISK FACTORS

        We urge you to consider carefully all of the information we have included and incorporated by reference in this document before you vote. See "Where You Can Find More Information" beginning on page 126. You should also read and consider the risks associated with each of the businesses of Equifax and TALX because these risks will affect the resulting company. These risks can be found in the Equifax and TALX Annual Reports on Form 10-K for fiscal years ended December 31, 2006 and March 31, 2006, respectively, and in subsequent quarterly reports on Form 10-Q and current reports on Form 8-K, which are filed with the SEC and incorporated by reference into this document. In addition, we urge you to consider carefully the following material risks relating to the merger and the business of the resulting company.

Equifax may fail to realize the anticipated revenue and earnings growth and other benefits expected from the merger, which could adversely affect the value of shares of Equifax common stock after the merger.

        The merger involves the integration of two companies that previously operated independently. The integration of two previously independent companies is a challenging, time-consuming, and costly process.

        The value of shares of Equifax common stock following completion of the merger may be affected by the ability of Equifax to achieve the benefits expected to result from the merger. Achieving the benefits of the merger will depend in part upon meeting the challenges inherent in the successful combination of two business enterprises of the size and scope of Equifax and TALX, and the possible resulting diversion of management attention for an extended period of time. It is possible that the process of combining the companies could result in the loss of key employees, the disruption of each company's ongoing businesses, or inconsistencies in standards, controls, procedures, and policies that adversely affect the ability of the companies to maintain relationships with customers, suppliers, and employees, or to achieve the anticipated benefits of the merger. In addition, the successful combination of the companies will require the dedication of significant management resources, which could temporarily detract attention from the day-to-day business of the combined company.

        There can be no assurance that these challenges will be met and that the diversion of management attention will not negatively impact the operations of the combined company following the merger. Delays encountered in the transition process could have a material adverse effect on the revenues, expenses, operating results, and financial condition of the combined company following the merger. Although Equifax and TALX expect significant benefits, such as revenue and earnings growth, to result from the merger, there can be no assurance that the combined company will actually realize any of these anticipated benefits. See "The Merger—Equifax's Reasons for the Merger" beginning on page 37.

Because the market price of Equifax common stock will fluctuate, TALX shareholders cannot be sure of the market value of the Equifax common stock that they will receive in the merger.

        Upon completion of the merger, 75% of the outstanding shares of TALX common stock will be converted into shares of Equifax common stock. The ratio at which those shares will be converted is fixed and will not be adjusted for changes in the market price of either Equifax common stock or TALX common stock. The merger agreement does not provide for any price-based termination right. Accordingly, the market value of the Equifax common stock that TALX shareholders will be entitled to receive upon completion of the merger will depend on the market value of Equifax common stock at the time of the completion of the merger and could vary significantly from the market value on the date of this document or the date of the TALX special meeting. The market value of the Equifax common stock that TALX shareholders will be entitled to receive in the merger also will continue to fluctuate after the completion of the merger. For example, during the third and fourth calendar quarters of 2006, the sale price of Equifax common stock has ranged from a low of $30.15 to a high of $41.64, and during the first calendar quarter of 2007, the sale price of Equifax common stock ranged from a low of $35.91 to a high of $42.00, all as reported on the NYSE. See "Comparative Per Share Market Price Data and Dividend Information" beginning on page 22.

        Such variations could be the result of changes in the business, operations, or prospects of TALX or Equifax before the merger, or the combined company following the merger, market assessments of the likelihood that the merger will be completed or the timing of the completion of the merger, regulatory considerations, general market and economic conditions, and other factors both within and beyond the control of Equifax and TALX. Because the date that the merger is completed will be later than the date of the TALX special meeting, at the time of the special meeting TALX shareholders will not know with certainty the value of the shares of Equifax common stock that they will receive upon completion of the merger.

The pendency of the merger could materially adversely affect the future business and operations of Equifax and TALX.

        In connection with the pending merger, some customers and strategic partners of Equifax or TALX may delay or defer decisions, which could negatively impact revenues, earnings, and cash flows of Equifax and TALX, as well as the market prices of Equifax common stock and TALX common stock, regardless of whether the merger is completed. Similarly, current and prospective employees of Equifax and TALX may experience uncertainty about their future roles with the combined company following the merger, which may materially adversely affect the ability of Equifax and TALX to attract and retain key management, sales, marketing, technical, and other personnel.

A delay in effecting Equifax's planned stock repurchases could adversely affect its financial results.

        In connection with the authorization of the merger, Equifax's board of directors authorized an additional $400 million in stock repurchases, bringing its total repurchase authorization to $783 million as of February 14, 2007. Equifax expects to expend approximately $700 million of this authorization with the goal of acquiring within approximately six months following the merger a significant portion of the shares to be issued in the merger. Subject to market conditions and applicable securities laws, these repurchases would be effected through structured repurchase and open-market transactions. The merger is expected to be dilutive to Equifax's earnings per share, determined according to U.S. generally accepted accounting principles, for 2007 and 2008. If Equifax is unable to repurchase the planned number of shares within its anticipated price range and time frame, Equifax's earnings per share will be adversely affected and dilution will be greater than expected.

In connection with the merger, Equifax has authorized the use of a substantial portion of its borrowing capacity to repurchase its shares following the merger.

        In February 2007, Equifax's board of directors approved, contingent upon the merger, an increase in its authorized stock repurchases to $783 million. Equifax expects to use approximately $700 million of this authorized repurchase within approximately six months following the merger and intends to finance the stock repurchases through issuance of additional fixed and/or variable rate debt. The incurrence of debt for repurchases may or may not be on terms favorable to Equifax, potentially in terms of covenants which may be required in debt borrowings, but particularly in regards to the potential for market interest rates to change between now and the time such debt is issued, which would have an impact on the combined company's future expenses and cash flows. In addition, the incurrence of variable interest rate debt may introduce additional variability to the combined company's expected future cash flows over time as a result of future interest rate changes.

In connection with the merger, Equifax will incur additional indebtedness which may limit its ability to complete other transactions.

        Equifax expects to incur additional long-term debt to finance the cash portion of the merger consideration and to finance stock repurchases. The use of funds for this purpose could limit Equifax's flexibility to complete acquisitions of businesses or other transactions or make investments in other aspects of its operations that might be in its best interests.

Directors and executive officers of TALX may have potential conflicts of interest in recommending that you vote in favor of the merger agreement.

        Some of the directors and executive officers of TALX have interests in the merger that may be different from, or are in addition to, the interests of TALX shareholders generally. These interests relate to the treatment of equity-based compensation awards held by directors and executive officers of TALX in the merger, the appointment of the Chairman of the Board of TALX as a director of Equifax after the merger, Equifax's commitment to assume the current employment agreements of TALX's executive officers, the indemnification of TALX directors and officers by Equifax, and the payment of severance benefits to certain executive officers of TALX under certain circumstances. You should consider these interests in connection with your vote on the merger, including whether these interests may have influenced these directors and executive officers to recommend or support the merger. See "The Merger—Interests of TALX's Directors and Executive Officers in the Merger" beginning on page 53.

TALX shareholders may receive a form or combination of consideration different from what they elect, and while such elections are being calculated, may not be able to transfer the shares of Equifax common stock, if any, to which they may be entitled.

        While each TALX shareholder may elect to receive all cash, all Equifax common stock, or a combination of cash and Equifax common stock in the merger, the pools of cash and Equifax common stock available for all TALX shareholders will be fixed amounts. Accordingly, depending on the elections made by other TALX shareholders, if you elect to receive all cash in the merger, you may receive a portion of your consideration in Equifax common stock and if you elect to receive all Equifax common stock in the merger, you may receive a portion of your consideration in cash. If you elect to receive a combination of cash and Equifax common stock in the merger, you may receive cash and Equifax common stock in a proportion different from what you elected. If you do not submit a properly completed and signed election form to the exchange agent by the election deadline, then you will have no control over the type of merger consideration you may receive, and, consequently, may receive only cash, only Equifax common stock, or a combination of cash and Equifax common stock in the merger.

        Within five business days of the closing of the merger, Equifax and the exchange agent will calculate the number and amount of valid cash and stock elections made by TALX shareholders. The validity of any election will be determined solely by Equifax, in the exercise of its reasonable discretion. Until Equifax and the exchange agent complete this calculation, a former holder of TALX common stock may not be able to sell or otherwise dispose of the shares of Equifax common stock, if any, to which such holder is entitled.

The merger agreement restricts TALX's ability to pursue alternatives to the merger.

        The merger agreement contains "no shop" provisions that, subject to limited fiduciary exceptions, restrict TALX's ability to directly or indirectly initiate, solicit, encourage, facilitate, discuss, or commit to competing third-party proposals to acquire all or a significant portion of TALX. Further, there are only limited exceptions to TALX's agreement that the TALX board of directors will not withdraw, modify, or qualify in any manner adverse to Equifax its approval of the merger agreement or its recommendation to holders of TALX common stock that they vote in favor of the approval of the merger agreement, or recommend any other acquisition proposal. Although the TALX board of directors is permitted to take these actions if it determines in good faith, after consultation with outside legal counsel, that failure to do so would be inconsistent with its fiduciary duties under applicable law in connection with a superior proposal, doing so in specified situations could entitle Equifax to terminate the merger agreement and to be paid by TALX a termination fee of $12 million in cash.

        Equifax required that TALX agree to these provisions as a condition to Equifax's willingness to enter into the merger agreement. However, these provisions could discourage a potential competing acquiror that might have an interest in acquiring all or a significant part of TALX from considering or proposing that acquisition, even if it were prepared to pay consideration with a higher per share cash or market value than the consideration Equifax proposes to pay in the merger, or might result in a potential competing acquiror proposing to pay a lower per share price to acquire TALX than it might otherwise have proposed to pay because of the added cost of the termination fee that may become payable to Equifax in certain circumstances.

The market price of the shares of Equifax common stock and the results of operations of Equifax after the merger may be affected by factors different from those affecting TALX or Equifax currently.

        The businesses of Equifax and TALX differ in some respects and, accordingly, the results of operations of the combined company and the market price of the combined company's shares of common stock may be affected by factors different from those currently affecting the independent results of operations and market prices of each of Equifax or TALX. For a discussion of the businesses of Equifax and TALX and certain factors to consider in connection with those businesses, see the documents incorporated by reference in this document and referred to under "Where You Can Find More Information" beginning on page 126.

Any delay in completing the merger may reduce or eliminate the benefits expected.

        In addition to the required regulatory clearances and approvals, the merger is subject to a number of other conditions beyond the control of Equifax and TALX that may prevent, delay, or otherwise materially adversely affect its completion. We cannot predict whether and when these other conditions will be satisfied. Further, the requirements for obtaining the required clearances and approvals could delay the completion of the merger for a period of time or prevent it from occurring. Any delay in completing the merger could cause Equifax not to realize some of the benefits that Equifax expects to achieve following the merger if it successfully completes the merger within its expected timeframe and integrates TALX's business with its other businesses.

The rights of TALX shareholders will change when they become shareholders of Equifax upon completion of the merger.

        Upon completion of the merger, TALX shareholders who receive Equifax shares in the merger will become Equifax shareholders. There are numerous differences between the rights of a shareholder of TALX, a Missouri corporation, and the rights of a shareholder of Equifax, a Georgia corporation. For a detailed discussion of these differences, see "Comparison of Shareholder Rights" beginning on page 105.

The costs and expenses incurred in connection with the integration of Equifax's and TALX's businesses may affect the combined company's operating results.

        The combined company will incur certain costs and expenses in connection with the integration of Equifax's and TALX's businesses. These costs and expenses may have a negative effect on the combined company's results of operations.

A putative class action complaint has been filed in connection with the merger and, if decided adversely to the defendants, could result in the entry of an injunction against the completion of the merger and an order for other relief.

        On March 22, 2007, an action was filed in the Circuit Court of St. Louis County, Missouri, Tony Gabriel v. TALX Corporation, Case No. 0722-CC00923. The action is a putative class action brought on behalf of all TALX shareholders against TALX and its board of directors. The action alleges that the defendants breached their fiduciary duties and engaged in self-dealing in approving the merger agreement. The petition does not provide specific facts to support the allegation. While the plaintiff requests injunctive and other equitable relief to prevent the consummation of the merger, the plaintiff has not moved for temporary injunctive relief or otherwise taken any steps to prevent the completion of the merger. TALX believes that the petition is not supported in law or fact and that the defendants have good and meritorious defenses to the claims set forth in the petition. However, if this case were decided adversely to the defendants, it could result in the entry of an injunction against the completion of the merger, an order for rescission and/or an order for monetary relief for which TALX may be responsible.

THE COMPANIES

TALX

        TALX is a Missouri corporation incorporated in 1971. Its common stock is listed on the NASDAQ Global Select Market. TALX is a leading provider of payroll-related and human resources business process outsourcing services. TALX's services enable clients to outsource and automate the performance of certain payroll and human resources business processes that would otherwise be performed by their own in-house payroll and/or human resources departments. TALX's clients are primarily large and mid-size organizations, including more than three-fourths of the Fortune 500 companies in a wide variety of industries, as well as a number of government agencies and public sector organizations. Current services offered by TALX include employment and income verification and other payroll-related services, unemployment tax management services, tax credit and incentive services, and talent management services. TALX's services are enabled by its databases and applications that are designed to quickly and efficiently access and process large volumes of data. TALX employs web, interactive voice response, fax, document imaging, and other technologies to enhance the services offered to its clients. TALX's products and services interact with various payroll and human resources systems, and are virtually independent of the information technology services its clients select.

        TALX's principal executive offices are located at 11432 Lackland Road, St. Louis, Missouri 63146, and its telephone number at that address is (314) 214-7000. TALX maintains a website located at www.talx.com. Except for this prospectus and the documents incorporated by reference which are on TALX's website, other information on TALX's website is not and should not be considered part of this document.

Equifax

        Equifax is a Georgia corporation incorporated in 1913. Its common stock is listed on the NYSE. Equifax collects, organizes, and manages numerous types of credit, financial, public record, demographic, and marketing information regarding individuals and businesses. This information originates from a variety of sources including financial or credit granting institutions, governmental entities, and consumers. The original data is compiled and processed utilizing Equifax's proprietary software and systems and distributed to customers in a variety of user-friendly and value-add formats. Equifax's products and services include consumer credit information, information database management, marketing information, business credit information, decisioning and analytical tools, and identity verification services that enable businesses to make informed decisions about extending credit or service, mitigate fraud, manage portfolio risk, and develop marketing strategies for consumers and small businesses. Equifax also enables consumers to manage and protect their financial affairs through a portfolio of products that Equifax sells directly via the Internet and in various hard-copy formats.

        Equifax currently operates in 14 countries: North America (the United States, Canada, and Costa Rica), Europe (the United Kingdom, The Republic of Ireland, Spain, and Portugal) and Latin America (Brazil, Argentina, Chile, El Salvador, Honduras, Peru, and Uruguay). Equifax serves customers across a wide range of industries, including the financial services, retail, telecommunications, utilities, automotive, brokerage, healthcare, and insurance industries, as well as state and federal governments. Equifax's revenue stream is highly diversified with its largest customer providing less than 3% of total revenues.

        Equifax's principal executive offices are located at 1550 Peachtree Street, N.W., Atlanta, Georgia 30309, and its telephone number at that address is (404) 885-8000. Equifax maintains a website located at www.equifax.com. Except for this document and the documents incorporated by reference which are on Equifax's website, other information on Equifax's website is not and should not be considered part of this document.

Merger Sub

        Merger Sub, a wholly-owned subsidiary of Equifax, is a Missouri corporation formed on February 14, 2007 for the purpose of effecting the merger. Upon completion of the merger, TALX will be merged with and into Merger Sub. The resulting company will be called "TALX Corporation" and will be a wholly-owned subsidiary of Equifax.

        Merger Sub has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement, including the preparation of applicable regulatory filings in connection with the merger.

THE MERGER

        The following is a description of the material aspects of the merger, including the merger agreement. While we believe that the following description covers the material terms of the merger, the description may not contain all of the information that is important to you. We encourage you to read this entire document carefully, including the merger agreement attached to this document as Appendix A, for a more complete understanding of the merger.

Background of the Merger

        The board of directors of Equifax, together with its senior management, and the board of directors of TALX, together with its senior management, have each from time to time reviewed and considered strategic developments and various strategic options potentially available to their respective companies. For each company, these discussions have included management presentations concerning possible transactions, strategic investments and other business initiatives intended to create or enhance shareholder value.

        From time to time, William W. Canfield, Chairman, Chief Executive Officer and President of TALX, and other authorized representatives of TALX have had conversations with representatives of other companies and investment firms regarding potential business combinations or other strategic transactions involving TALX. In that regard, Mr. Canfield and Richard F. Smith, Chairman and Chief Executive Officer of Equifax, have, over the past year, discussed the possibility of a strategic combination between Equifax and TALX.

        In early January, 2006, J. Dann Adams, Equifax's executive in charge of its North American Information Services unit, contacted Stacey Simpson, President of The Work Number, and Janet Ford, Managing Director of The Work Number, by telephone to discuss The Work Number and a possible strategic alliance between the companies. At a meeting held on January 5, 2006 at the suggestion of Mr. Canfield, Ms. Simpson, Mr. Adams and John Carter, Equifax's Senior Vice President, Data Acquisition and Integration, discussed their respective companies, industry trends and areas in which the two companies' businesses might be complementary.

        On January 30, 2006, representatives of Equifax and TALX met in St. Louis to follow-up on the January 5th discussions. At this meeting, Mr. Smith and Kent E. Mast, Equifax's General Counsel, met with Mr. Canfield to discuss possible strategic opportunities. Separately, Mr. Adams and Steve Ely, Equifax's executive in charge of its Personal Solutions business unit, met with Ms. Ford to continue discussions relating to complementary services. Following this meeting, during telephone calls on February 10, 2006 and March 31, 2006, Mr. Smith and Mr. Canfield discussed whether there would be any preliminary interest in pursuing discussions regarding a potential business combination involving Equifax and TALX.

        During the March 31, 2006 telephone call, Mr. Canfield indicated that TALX might consider exploring a strategic combination between the two companies. However, during this call, Mr. Canfield noted that certain other strategic initiatives had to be completed before conversations could progress further, and that he expected to be prepared to engage in conversations once such initiatives were completed. On April 6, 2006, TALX announced the acquisition of Performance Assessment Network, Inc. and, in connection with that acquisition, expanded its revolving credit facility from $150 million to $200 million.

        Throughout this period, Equifax met with Bear Stearns and reviewed selected materials, based on public information, relating to a potential strategic combination between Equifax and TALX. Equifax formally engaged Bear Stearns as its financial advisor on April 26, 2006.

        Mr. Smith and Mr. Canfield spoke again by telephone on April 27, 2006, where they discussed potential synergies between the companies and whether further discussions regarding a business combination could potentially result in terms mutually agreeable to the parties. On May 8, 2006, at a dinner held the night before a regularly scheduled meeting of the board of directors of TALX, Mr. Canfield informed the board of the potential interest of Equifax, but indicated that he did not know if the parties could reach an agreeable valuation.

        Mr. Smith and Mr. Canfield also spoke by telephone on June 1, 2006 and June 16, 2006 to discuss further the potential for a transaction, including the companies' cultures and the various synergies a combination of the companies could offer. However, none of the discussions between Mr. Smith and Mr. Canfield prior to July 2006 resulted in any sharing of diligence materials or in either party making a specific proposal for a potential combination. Mr. Smith and Mr. Canfield discussed price generally during the period from February through September of 2006, but only on a limited basis, as each party acknowledged that, based on TALX's then current trading price during that period, Equifax was unlikely to reach a valuation of TALX that Mr. Canfield expected would be acceptable, which preliminarily was at least $35.00 per share.

        On July 7, 2006, Mr. Smith and Mr. Canfield met in St. Louis and further discussed the businesses of their respective companies, industry trends, the possibility of a combination of the two companies, and various other business and operational issues related to a potential combination. On July 8, 2006, Mr. Canfield advised Mr. Smith by e-mail that TALX was willing to pursue discussions regarding a potential combination, enter into a confidentiality agreement and engage a financial advisor assuming that a preliminary understanding on valuation could be reached. On July 10, 2006, Mr. Smith called Mr. Canfield to inform him that Equifax was considering, on a preliminary basis, a valuation range of $26.00 to $30.00 per share of TALX common stock. On that date, the closing price of TALX common stock was $21.72 per share. Mr. Canfield continued to indicate, however, that a higher valuation was desired.

        On July 12, 2006, Equifax and TALX entered into a customary mutual confidentiality agreement. Mr. Smith and Mr. Canfield continued periodic discussions throughout the remainder of July, August, and September of 2006, including a luncheon meeting held on July 26, 2006 in Atlanta, Georgia. Equifax management and its advisors continued to preliminarily review publicly available financial information regarding a potential combination, including data usage, business trends and projections. TALX did not provide any confidential information to Equifax at this time. On July 31, 2006, TALX contacted CIBC World Markets about serving as its financial advisor.

        In late September 2006, TALX's common stock was trading in a range of approximately $24.00 to $25.50 per share. In early October 2006, Mr. Smith indicated to Mr. Canfield that he expected the Equifax board of directors would support pricing of the transaction, based upon TALX's then current trading price, in the range of $32.00 to $34.00 per share. Mr. Canfield indicated that TALX was seeking a price of over $35.00 per share, but advised Mr. Smith he would approach TALX's board of directors to authorize a more formal negotiation and due diligence process with a view to justifying a higher price.

        On October 12, 2006, at TALX's direction, CIBC World Markets requested that Bear Stearns provide details of Equifax's preliminary due diligence requirements. On October 13, 2006, Equifax submitted a list of topics to be discussed in contemplation of meeting with TALX. On October 24, 2006, at a meeting of the TALX board of directors, Mr. Canfield updated the TALX board of directors on developments with Equifax. Also at this meeting, the TALX board of directors ratified and approved the selection of CIBC World Markets as TALX's financial advisor. Additionally, CIBC World Markets discussed financial aspects of the proposed transaction and the board of directors authorized TALX's senior management to commence formal negotiations with Equifax with respect to a potential combination. On October 31, 2006, representatives of Bryan Cave LLP made a presentation to the board of directors of TALX concerning fiduciary duties and responded to questions regarding the board members' obligations.

        On November 1, 2006, Equifax and TALX entered into a new mutual confidentiality agreement pursuant to which they each agreed to use any confidential information provided to it by the other solely in connection with evaluating the proposed transaction and to keep all such information confidential. In addition, the new confidentiality agreement contained customary non-solicitation and standstill provisions.

        On November 2, 2006, Equifax's and TALX's senior management teams and outside financial advisors met for the day in St. Louis. Members of TALX's management gave a presentation covering TALX's business operations, historical performance and financial prospects. Members of Equifax's management gave a brief overview of Equifax's business. On November 6, 2006, Equifax submitted a preliminary due diligence request list and commenced the due diligence process. On November 8, 2006, Equifax's board of directors met in a regularly scheduled meeting during which Mr. Smith provided an update on the status of the parties' discussions. On November 14, 2006, Equifax received certain preliminary financial due diligence information regarding TALX.

        During November 2006, Equifax's senior management and financial advisors reviewed the preliminary financial diligence materials and considered valuation and structural options. Various telephonic meetings were held between Equifax and TALX senior management and their respective financial advisors to discuss the materials provided and the senior managements addressed due diligence related questions.

        On December 4, 2006, Mr. Smith telephoned Mr. Canfield to discuss Equifax's interest in making a preliminary offer to acquire TALX. On December 8, 2006, Mr. Smith sent Mr. Canfield a letter outlining a non-binding set of transaction terms for the acquisition of TALX by Equifax, which included, among other proposed terms and conditions, (1) an indication of interest to acquire TALX for a price in the range of $32.00 to $33.00 per share of TALX common stock; (2) a transaction structure consisting of 75% Equifax shares of common stock, based on a fixed ratio to be determined shortly before entering into a definitive agreement, and 25% in cash; (3) employment agreements with Mr. Canfield and other key executives; (4) a proposal to appoint Mr. Canfield to the Equifax board of directors upon the closing of the proposed transaction; (5) agreement by TALX to negotiate exclusively with Equifax for a 30-day period; and (6) other customary provisions.

        On December 12, 2006, the TALX board of directors met with Mr. Canfield and L. Keith Graves, TALX's Senior Vice President and Chief Financial Officer, to review Equifax's letter dated December 8, 2006. After consideration of Equifax's proposal, including its financial terms, the TALX board of directors determined the Equifax offer was too low and authorized TALX's management to seek a transaction based on a higher price in the range of $35.00 to 36.00 per share. At TALX's direction, CIBC World Markets informed Bear Stearns later that same day that the TALX board had determined that Equifax's offer was too low. Further telephone discussions were held between CIBC World Markets and Bear Stearns on December 13, 2006, during which Bear Stearns indicated that Equifax was prepared to increase its offer to $35.00 per share.

        On December 20, 2006, Mr. Smith submitted to Mr. Canfield a letter indicating a revised preliminary, non-binding indication of interest at $35.00 per share of TALX common stock, consisting of 75% Equifax common stock and 25% cash in the aggregate, subject to completion of due diligence and the other proposed terms and conditions noted in Equifax's December 8, 2006 letter. On December 20, 2006, the TALX board of directors met with representatives of Bryan Cave LLP and CIBC World Markets to discuss Equifax's revised offer. At TALX's direction, CIBC World Markets informed Bear Stearns that, while the parties had not reached an agreement on price, TALX had agreed to permit Equifax to conduct due diligence commencing in early January 2007 through January 31, 2007 and indicated it did not intend to negotiate with other potential buyers during that time. Also at this time, in accordance with the directives of TALX and Equifax, CIBC World Markets and Bear Stearns began discussions regarding the appropriate range for a break-up fee in the range of 2.5% to 3% of the proposed equity value.

        On December 21, 2006, representatives of TALX and Equifax began discussing data testing. On January 3, 2007 and January 13, 2007, Mr. Smith held further telephone discussions with Mr. Canfield regarding the terms of the proposed merger, but did not discuss price. Throughout January 2007, Equifax management and their advisors conducted due diligence of TALX, including access to an online data room, management meetings and site visits. On January 9, 2007, the board of directors of TALX held a special board meeting during which the directors were provided with an update regarding the due diligence process and the information provided to Equifax to date. On January 9, 2007 through January 12, 2007, various members of Equifax management conducted due diligence on TALX in St. Louis. Over this same period, Messrs. Smith and Canfield spoke telephonically about due diligence and the status of negotiations. TALX's management and advisors also conducted a due diligence review of Equifax. Equifax and TALX and their respective counsel also negotiated and prepared the agreements necessary to consummate the transaction.

        During the period from January 24, 2007, the date of TALX's third quarter earnings announcement, until January 30, 2007, TALX's stock price increased from $27.68 to $32.00 per share. On January 30, 2007, in accordance with TALX's instructions, CIBC World Markets informed Bear Stearns that the TALX board of directors was not willing to enter into a transaction at $35.00 per share. Equifax and TALX agreed to continue their discussions and, on January 31, 2007, in Atlanta, Georgia, Equifax management reviewed and discussed business operations and financial performance of Equifax with TALX management and representatives of Bryan Cave LLP and CIBC World Markets.

        TALX's stock price opened at $31.99 on February 2, 2007. On February 2, 2007, TALX's board of directors authorized TALX's management to request that Equifax increase its offer price. Later that day, TALX's management instructed CIBC World Markets to inform Equifax's financial advisor that TALX was only prepared to authorize a transaction at $38.00 per share. Also on that day, Mr. Smith spoke with Mr. Canfield to discuss TALX's position on price.

        On February 5, 2007, at a regularly scheduled call with the Finance Committee of Equifax's board of directors, representatives of Bear Stearns reviewed the financial and other terms of the proposed transaction and Equifax's management updated its board of directors on outstanding issues between the parties. Later that day, by telephone, Mr. Smith advised Mr. Canfield that Equifax was not willing at that time to increase its offer price. Mr. Canfield and Mr. Smith discussed whether either party had any flexibility on price, but no agreement was reached.

        On February 7, 2007, at a regularly scheduled meeting of the Equifax board of directors, Mr. Smith advised Equifax's board of directors of the status of the transaction, noting that the parties had not been able to reach agreement on terms. The Equifax board was advised that Mr. Smith was not prepared to increase the Equifax offer beyond $35.50 per share, and it was uncertain whether the transaction would proceed. The Equifax board concurred with this assessment. Mr. Smith thereupon contacted Mr. Canfield to indicate Equifax's willingness to increase its offer to $35.50 as Equifax's best and final offer. Mr. Smith and Mr. Canfield again explored each party's flexibility on price, but no agreement was reached.

        On February 8, 2007, after several telephonic conversations between Mr. Smith and Mr. Canfield, TALX and Equifax agreed to recommend a purchase price of $35.50 per share of TALX common stock to the boards of directors of their respective companies, with 75% Equifax common stock and 25% cash, subject to approval of their respective boards and approval by TALX shareholders, regulatory approvals and other customary closing conditions. As part of such agreement, the break-up fee was reduced to $12 million, which represented approximately 1% of the equity consideration. Counsel to Equifax and TALX, working with the principals, proceeded to negotiate and finalize the definitive transaction documentation. On February 8, 2007, the TALX board of directors met, together with TALX's senior management and representatives of Bryan Cave and CIBC World Markets, to review the financial and other terms of the proposed transaction, and authorized management to accept Equifax's offer of $35.50, subject to completion of due diligence and documentation. The TALX board also authorized the retention of A.G. Edwards to provide an additional opinion with respect to the proposed merger consideration opinion.

        On February 12, 2007, Mr. Smith, Lee Adrean, Equifax's Chief Financial Officer, and Trey Loughran, Equifax's Senior Vice President of Corporate Development, met in St. Louis with Mr. Canfield and Mr. Graves to discuss final points in the transaction. After further negotiation, Equifax and TALX agreed to an exchange ratio of 0.861 per share, which was based on the average trading price of Equifax common stock for the last ten trading days, including February 13, 2007.

        On February 14, 2007, the board of directors of Equifax held a special meeting, at which members of Equifax's senior management and its legal and financial advisors made various presentations about, and the board discussed, the potential merger. At this meeting, Equifax's board of directors approved the merger agreement and the transactions contemplated by the merger agreement.

        Also on February 14, 2007, the TALX board of directors met with TALX's senior management and representatives of Bryan Cave LLP, CIBC World Markets and A.G. Edwards. TALX's management reviewed for the TALX board of directors the background of discussions with Equifax and the progress of negotiations, and reported on TALX's due diligence investigations of Equifax.

        Also at this meeting, CIBC World Markets rendered to the TALX board of directors an oral opinion, confirmed by delivery of a written opinion, dated February 14, 2007, to the effect that, as of that date and based on and subject to the matters described in the opinion, the merger consideration to be received by holders of TALX common stock was fair, from a financial point of view, to such holders. A.G. Edwards then rendered to the TALX board of directors an oral opinion (subsequently confirmed in writing) that, as of the date of its opinion, and subject to and based on the qualifications and assumptions set forth in its opinion, the merger consideration of $35.50 in cash or 0.861 of a share of Equifax common stock, subject to proration as set forth in the merger agreement, to be received by TALX's shareholders in respect of each share of TALX common stock in the merger was fair, from a financial point of view, to the holders of TALX's common stock.

        Representatives of Bryan Cave LLP discussed with the TALX board of directors, among other things, (i) its fiduciary duties in connection with its consideration of the proposed transaction, (ii) the legal terms of the proposed transaction agreements, (iii) the shareholder and regulatory approvals that would be required to complete the proposed merger, (iv) the likely process and timetable of the merger, including expected timing for obtaining the required shareholder and regulatory approvals and (v) compensation and benefits issues in connection with the merger. Bryan Cave LLP representatives further reviewed for the TALX board of directors a set of draft resolutions relating to the proposed merger.

        Following these discussions, and discussions among the members of the TALX board of directors, management and TALX's advisors, including consideration of the factors described under "—TALX's Reasons for the Merger," the TALX board of directors unanimously determined that the transactions contemplated by the merger agreement and the related transactions and agreements are fair to, advisable and in the best interests of TALX and its shareholders, and the directors voted unanimously to approve the merger with Equifax, to approve the merger agreement and to approve the related transactions and agreements.

        Following approval of each board of directors, Equifax and TALX executed the merger agreement and, on the evening of February 14, 2007, the transaction was announced in a joint press release.

TALX's Reasons for the Merger

        The TALX board of directors, at its meeting on February 14, 2007, unanimously approved the merger agreement and the transactions contemplated thereby, including the merger, and determined that the merger agreement and such transactions were fair to and in the best interests of the holders of TALX common stock. In evaluating the merger agreement and merger, the TALX board of directors consulted with TALX's management and TALX's legal and financial advisors, and in reaching its decision to approve the merger agreement and to recommend that TALX's shareholders vote to approve the merger agreement, considered a number of factors, including, but not limited to, those discussed below.

        Strategic Considerations.    The TALX board of directors also considered a number of strategic advantages of the merger in comparison to a stand-alone strategy, including, but not limited to, the following factors:

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  the view of TALX's prospects and potential future financial performance as an independent company and as a combined company, including TALX's dependence upon the continued relevance and economic viability of its services and succession considerations;

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  TALX's ability to compete with its current and potential future competitors within its markets, including other larger companies that may have significantly greater resources or market presence;

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  the potential for TALX to extend its reach into existing markets and to bring new services to TALX clients and their employees based on the expectation that Equifax and TALX combined could offer and deliver complementary solutions to a broader customer base;

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  based upon the advice of TALX's management who had discussions with Equifax's management, the significant cross-selling opportunities and potential synergies that could result from the transaction, including the opportunity to enter into the international market;

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  the greater financial, technical, research and development, network, innovative technology, and marketing resources of a combined company to better serve customers and potentially grow more rapidly, including increased opportunities for business continuity of TALX and the security of its data; and

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  the financial condition, results of operations, and business of Equifax.

        Financial Considerations.    The TALX board of directors considered the financial terms of the merger based on, among other things, the following factors:

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  the financial terms of the transaction, including:

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  the fixed exchange ratio of 0.861 of a share of Equifax common stock for each share of TALX common stock;

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  the fact that the merger consideration of $35.50 per share in cash represents a premium of 9.5% above the average closing price of TALX common stock on February 13, 2007, the day prior to execution of the merger agreement;

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  the fact that the merger consideration of $35.50 per share in cash represents a premium of 37.4% above the average closing price of TALX common stock for the six months prior to February 13, 2007, the day prior to execution of the merger agreement;

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  the election and allocation procedure set forth in the merger agreement that allows TALX shareholders to elect between cash and stock, subject to certain limitations;

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  the opinion, including the financial presentation, dated February 14, 2007, of CIBC World Markets to the TALX board of directors as to the fairness, from a financial point of view and as of the date of the opinion, of the merger consideration to be received by holders of TALX common stock, as more fully described below under the caption "Opinions of TALX's Financial Advisors—CIBC World Markets Corp.";

  •
  the financial analyses and opinion of A.G. Edwards that, as of February 14, 2007, and based upon and subject to the factors, assumptions, matters, procedures, qualifications, and limitations set forth in the opinion, the consideration set forth in the merger agreement was fair, from a financial point of view, to the holders of TALX common stock, as more fully described below under "Opinions of TALX's Financial Advisors—A.G. Edwards & Sons, Inc."; and

  •
  the expected treatment of the merger as a tax-free reorganization under the Code.

        Other Considerations.    The TALX board of directors also considered the following factors, among others:

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  the structure of the transaction as a merger, requiring approval by TALX's shareholders, which would result in detailed public disclosure and a relatively lengthy period of time prior to completion of the merger during which an unsolicited acquisition proposal could be brought forth;

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  the merger agreement permits TALX under certain circumstances, to provide information to, and engage in discussions with, any third party that makes an unsolicited, bona fide written acquisition proposal and to terminate the merger agreement to accept a superior proposal;

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  the judgment of TALX's board of directors that, although certain terms of the merger agreement, including the $12 million termination fee, may make it more costly for a third party to effect a superior proposal, those terms should not preclude a third party with the financial ability to complete a transaction from proposing an acquisition proposal involving TALX in view of the fact that $12 million represents a relatively small percentage of the aggregate consideration that would be payable under the terms of any superior proposal;

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  the fiduciary duties of the TALX board of directors;

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  the agreement of Equifax to assume, or cause Merger Sub to continue to honor, all duties and obligations of TALX or its subsidiaries under the employment agreements of each executive officer and other employees of TALX;

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  the Chairman, President and Chief Executive Officer of TALX will join Equifax's board of directors following completion of the merger;

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  the agreement of Equifax to maintain a number of specified benefit plans through December 31, 2007 and December 31, 2009, respectively, which the TALX board of directors believed would increase the likelihood of a successful integration and operation of the combined company;

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  the fact that TALX's shareholders will be entitled to dissenters' rights under Missouri law;

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  Equifax shares provide TALX shareholders with a more actively traded and liquid security, and provide the potential for risk mitigation through product, service, technology, end market, and customer diversification and through combining with a larger company with greater financial and other resources; and

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  TALX shareholders that would prefer a 100% cash transaction should be able to sell their shares at a discount in the open market prior to the closing of the merger.

        Consideration of Risks and Other Potentially Negative Factors.    The TALX board of directors considered a variety of risks and other potentially negative factors concerning the merger, including, without limitation, the following factors:

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  the price of Equifax common stock at the time of closing could be lower than the price as of the time of signing of the merger agreement and accordingly, the value of the consideration received by TALX shareholders in the merger could be less than the value as of the date of the merger agreement;

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  the expected synergies and other benefits of the merger might not be fully achieved or may not be achieved within the timeframes expected;

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  the conditions to closing the merger, including regulatory approval;

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  the fact that, for U.S. federal income tax purposes, the cash merger consideration will be taxable to TALX's shareholders receiving merger consideration in cash;

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  the risks of the type and nature described above under "Risk Factors" beginning on page 23;

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  the merger ultimately may not be completed as a result of material adverse conditions imposed by regulatory authorities or otherwise;

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  certain provisions of the merger agreement may have the effect of discouraging acquisition proposals from third parties;

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  that TALX would be required to pay a termination fee of $12 million to Equifax if the merger agreement is terminated under certain circumstances;

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  the prohibition in the merger agreement on the ability of TALX's board of directors to withdraw its recommendation of approval of the merger agreement or qualify its recommendation in a manner that could be reasonably understood to be adverse to Equifax, other than in connection with the receipt of an acquisition proposal that the TALX board of directors determines in good faith, after consultation with outside legal counsel, is more favorable to TALX shareholders in the merger;

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  certain of the directors and executive officers of TALX may receive certain benefits that are different from, and in addition to, those of TALX's other shareholders, as described in "—Interests of TALX's Directors and Executive Officers in the Merger" beginning on page 53;

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  the potential impact of the restrictions under the merger agreement on TALX's ability to take certain actions during the pendency of the merger agreement and merger;

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  the potential for diversion of management and employee attention during the pendency of the merger agreement and merger and the potential effect on TALX's business and relations with customers; and

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  the fees and expenses to be incurred by TALX in completing the merger.

        The foregoing discussion of the information and factors considered by the TALX board of directors is not exhaustive, but does include the material factors considered by the TALX board of directors in determining that the merger is fair to and in the best interests of holders of TALX common stock. The TALX board of directors did not quantify or assign any relative or specific weight to the various factors that it considered. Rather, the TALX board of directors based its recommendation on the totality of the information presented to, and considered by, it. In addition, individual members of the TALX board of directors may have given no weight or different weight to different factors.

Recommendation of the TALX Board of Directors

        After careful consideration, the TALX board of directors unanimously resolved that the merger and the other transactions contemplated by the merger agreement are advisable and approved the merger agreement. THE TALX BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS OF TALX VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

Equifax's Reasons for the Merger

        Equifax believes that the merger is consistent with its long-term growth strategy of expanding into new markets and acquiring proprietary data sources. Equifax believes that the merger will better position it to deliver complementary solutions to a broader customer base, which will complement and enhance Equifax's current consumer and business information offerings. In addition, Equifax expects the addition of TALX to increase Equifax's recurring, transaction-based revenues, significantly contributing to Equifax's cash flow.

Opinions of TALX's Financial Advisors

CIBC World Markets Corp.

        TALX has engaged CIBC World Markets as its financial advisor in connection with the merger. In connection with this engagement, the TALX board of directors requested that CIBC World Markets evaluate the fairness, from a financial point of view, to the holders of TALX common stock of the merger consideration to be received by such holders. On February 14, 2007, at a meeting of the TALX board of directors held to evaluate the merger, CIBC World Markets rendered to the TALX board of directors an oral opinion, which was confirmed by delivery of a written opinion, dated February 14, 2007, to the effect that, as of that date and based on and subject to the matters described in its opinion, the merger consideration to be received by holders of TALX common stock was fair, from a financial point of view, to such holders.

        The full text of CIBC World Markets' written opinion, dated February 14, 2007, which describes the assumptions made, procedures followed, matters considered, and limitations on the review undertaken, is attached to this document as Appendix B. CIBC World Markets' opinion was provided to the TALX board of directors in connection with its evaluation of the merger consideration from a financial point of view. CIBC World Markets' opinion does not address any other aspect of the merger and does not constitute a recommendation to any stockholder as to any election to be made by such stockholder with respect to the merger consideration or as to how such stockholder should vote or act with respect to any matters relating to the merger. The summary of CIBC World Markets' opinion described below is qualified in its entirety by reference to the full text of its opinion. Holders of TALX common stock are encouraged to read the opinion carefully in its entirety.

        In arriving at its opinion, CIBC World Markets:

  •
  reviewed the merger agreement;

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  reviewed audited financial statements of TALX for fiscal years ended March 31, 2005 and March 31, 2006 and unaudited financial statements of TALX for the nine months ended December 31, 2006, and also reviewed audited financial statements of Equifax for fiscal years ended December 31, 2004 and December 31, 2005 and unaudited financial statements of Equifax for fiscal year ended December 31, 2006;

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  reviewed internal financial forecasts and estimates relating to TALX which were prepared by TALX's management for the fiscal year ending March 31, 2007, and publicly available research analysts' financial forecasts and estimates relating to TALX for the fiscal year ending March 31, 2008, referred to collectively as the TALX forecasts;

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  reviewed publicly available research analysts' financial forecasts and estimates relating to Equifax for the fiscal years ending December 31, 2007 and December 31, 2008;

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  held discussions with TALX's senior management and Equifax's senior management with respect to TALX's and Equifax's businesses and prospects;

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  reviewed historical market prices and trading volumes for TALX common stock and Equifax common stock;

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  reviewed and analyzed publicly available financial data for companies that CIBC World Markets deemed generally comparable to TALX and Equifax;

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  reviewed and analyzed publicly available information for transactions that CIBC World Markets deemed relevant in evaluating the merger;

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  reviewed and analyzed the premiums paid, based on publicly available information, in merger and acquisition transactions CIBC World Markets deemed relevant in evaluating the merger;

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  reviewed the relative contributions of TALX and Equifax to selected operational metrics of the combined company using historical financial data of TALX and Equifax, the TALX forecasts, and publicly available research analysts' financial forecasts and estimates relating to Equifax;

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  reviewed the potential pro forma financial effect of the merger on Equifax's earnings per share, referred to as EPS, based on historical financial data of TALX and Equifax and publicly available research analysts' financial forecasts and estimates relating to TALX and Equifax;

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  reviewed other public information concerning TALX and Equifax;

  •
  discussed with the managements of TALX and Equifax and their respective counsel certain matters pertaining to outstanding litigation involving TALX and Equifax, including the status and possible consequences of such litigation on TALX and Equifax, as the case may be; and

  •
  performed such other analyses, reviewed such other information, and considered such other factors as CIBC World Markets deemed appropriate.

        In rendering its opinion, CIBC World Markets relied upon and assumed, without independent verification or investigation, the accuracy and completeness of all of the financial and other information provided to or discussed with CIBC World Markets by TALX and Equifax and their respective employees, representatives, and affiliates or otherwise reviewed by CIBC World Markets. CIBC World Markets was not provided with financial forecasts relating to TALX prepared and adopted by TALX's management for periods beyond March 31, 2007, nor was CIBC World Markets provided with financial forecasts relating to Equifax prepared and adopted by Equifax's management. Accordingly, in connection with its analyses, CIBC World Markets was directed by TALX's management to utilize the TALX forecasts and directed by Equifax's management to utilize the publicly available research analysts' financial forecasts and estimates relating to Equifax referred to above. With respect to the internal financial forecasts relating to TALX referred to above, CIBC World Markets assumed, at the direction of TALX's management and with TALX's consent, without independent verification or investigation, that such forecasts and estimates were reasonably prepared on bases reflecting the best available information, estimates, and judgments of TALX's management as to TALX's future financial condition and operating results for the period reflected therein. With respect to the publicly available research analysts' financial forecasts and estimates relating to TALX and Equifax referred to above, CIBC World Markets assumed, at the direction of TALX's management and Equifax's management and with TALX's consent, without independent verification or investigation, that such forecasts and estimates are a reasonable basis on which to evaluate TALX's and Equifax's future performance for the periods reflected therein and were appropriate to utilize for purposes of CIBC World Markets' analyses.

        CIBC World Markets assumed, with TALX's consent, that the merger would qualify for federal income tax purposes as a reorganization under Section 368(a) of the Code. CIBC World Markets also assumed, with TALX's consent, that the merger would be consummated in accordance with its terms without waiver, modification, or amendment of any material term, condition, or agreement and in compliance with all applicable laws and other requirements and that, in the course of obtaining the necessary regulatory or third party approvals and consents with respect to the merger, no delay, limitation, restriction, or condition would be imposed that would have an adverse effect on TALX, Equifax, or the merger in any respect material to CIBC World Markets' analyses. CIBC World Markets neither made nor obtained any independent evaluations or appraisals of TALX's or Equifax's assets or liabilities, contingent or otherwise, and CIBC World Markets assumed, at the direction of TALX's management and Equifax's management and with TALX's consent, that the outcome of any outstanding litigation involving TALX or Equifax would not materially impact CIBC World Markets' opinion. CIBC World Markets did not express any opinion as to TALX's or Equifax's underlying valuation, future performance, or long-term viability, or the prices at which TALX common stock or Equifax common stock would trade at any time. CIBC World Markets expressed no view as to, and its opinion did not address, any terms or other aspects of the merger (other than the merger consideration to the extent expressly specified in its opinion) or any aspect or implication of any other agreement, arrangement, or understanding entered into in connection with the merger or otherwise. In addition, CIBC World Markets expressed no view as to, and its opinion did not address, TALX's underlying business decision to proceed with or effect the merger, nor did its opinion address the relative merits of the merger as compared to any alternative business strategies that might exist for TALX or the effect of any other transaction in which TALX might engage. In connection with its engagement, CIBC World Markets was not requested to, and did not, solicit third party indications of interest in the possible acquisition of all or a part of TALX. CIBC World Markets' opinion was necessarily based on the information available to it and general economic, financial, and stock market conditions and circumstances as they existed and could be evaluated by CIBC World Markets on the date of its opinion. Although subsequent developments may affect its opinion, CIBC World Markets does not have any obligation to update, revise, or reaffirm its opinion. CIBC World Markets also did not express any opinion as to the proration and other procedures and limitations set forth in the merger agreement in connection with the elections to be made by holders of TALX common stock with respect to the merger consideration. Except as described above, TALX imposed no other instructions or limitations on CIBC World Markets with respect to the investigations made or the procedures followed by it in rendering its opinion.

        This summary is not a complete description of CIBC World Markets' opinion or the financial analyses performed and factors considered by CIBC World Markets in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. CIBC World Markets arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole, and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion. Accordingly, CIBC World Markets believes that its analyses and this summary must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying CIBC World Markets' analyses and opinion.

        In performing its analyses, CIBC World Markets considered industry performance, general business, economic, market, and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of TALX and Equifax. No company, business, or transaction used in the analyses is identical or directly comparable to TALX, Equifax, or the merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading, or other values of the companies, business segments, or transactions analyzed.

        The estimates contained in CIBC World Markets' analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by its analyses. In addition, analyses relating to the value of businesses or securities do not necessarily purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, CIBC World Markets' analyses are inherently subject to substantial uncertainty.

        The type and amount of consideration payable in the merger were determined through negotiation between TALX and Equifax, and the decision to enter into the merger was solely that of the TALX board of directors. CIBC World Markets' opinion was only one of many factors considered by the TALX board of directors in its evaluation of the merger and should not be viewed as determinative of the views of the TALX board of directors or TALX's management with respect to the merger or the merger consideration.

        The following is a summary of the material financial analyses reviewed with the TALX board of directors in connection with CIBC World Markets' opinion dated February 14, 2007. The financial analyses summarized below include information presented in tabular format. In order to fully understand CIBC World Markets' financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of CIBC World Markets' financial analyses. For purposes of the description of CIBC World Markets' analyses below, the term "merger consideration" refers to the $35.50 per share cash portion of the merger consideration (based on the 0.861 exchange ratio and Equifax's closing stock price on February 13, 2007, the implied value of the stock portion of the merger consideration was approximately $35.90 per share).

TALX Financial Analyses

        Selected Companies Analysis.    CIBC World Markets reviewed financial and stock market information for TALX and the following selected publicly held companies, nine of which are human capital management vendors and seven of which are information services companies:

Human Capital Management Vendors	Information Services Companies
• Automatic Data Processing, Inc.	• ChoicePoint Inc.
• Ceridian Corporation	• The Dun & Bradstreet Corporation
• Hewitt Associates, Inc.	• Equifax
• Kenexa Corporation	• Experian Group Limited
• Kronos, Inc.	• Fair Isaac Corporation
• Paychex, Inc.	• First Advantage Corporation
• Taleo Corporation	• infoUSA Inc.
• The Ultimate Software Group, Inc.
• Watson Wyatt Worldwide, Inc.

        CIBC World Markets reviewed, among other things, enterprise values of the selected companies, calculated as fully-diluted equity market value based on closing stock prices on February 13, 2007, plus debt, less cash, as a multiple of calendar year 2007 estimated earnings before interest, taxes, depreciation, and amortization, referred to as EBITDA or, to the extent information was publicly available for such selected companies, estimated EBITDA adjusted to exclude stock based compensation and to include capitalized software costs, referred to as adjusted EBITDA. CIBC World Markets also reviewed closing stock prices as a multiple of calendar year 2007 estimated EPS or, to the extent information was publicly available for such selected companies, estimated EPS adjusted to exclude stock based compensation, referred to as adjusted EPS. CIBC World Markets then applied a range of selected multiples of calendar year 2007 EBITDA or adjusted EBITDA of 8.9x to 12.1x, and calendar year 2007 EPS or adjusted EPS of 16.8x to 22.7x, derived from the selected companies to, respectively, TALX's calendar year 2007 estimated adjusted EBITDA and adjusted EPS. Estimated financial data for the selected companies were based on publicly available research analysts' estimates. Estimated financial data for TALX were based on the TALX forecasts. This analysis indicated the following implied per share equity reference range for TALX, as compared to the merger consideration:

Implied Per Share Equity Reference Range for TALX	Merger Consideration
$22.73 - $31.59	$35.50

        Selected Precedent Transactions Analysis.    CIBC World Markets reviewed transaction values in the following 11 selected transactions involving companies in the business services industry and in businesses generally similar to TALX's business:

Announcement Date	Acquiror		Target
• 9/26/06	•	General Atlantic LLC	•	Emdeon Corporation (Business Services Assets)
• 7/24/06	•	One Equity Partners LLC	•	NCO Group, Inc.
• 5/31/06	•	Thomas H. Lee Partners, L.P.	•	West Corporation
• 1/30/06	•	West Corporation	•	Intrado Inc.
• 11/21/05	•	Merrill Corporation	•	WordWave, Inc.
• 5/5/05	•	Experian Group Limited	•	LowerMyBills, Inc.
• 3/22/05	•	First Advantage Corporation	•	The First American Corporation (Credit Information Group)
• 10/8/04	•	Williams Lea Group Limited	•	Bowne Business Solutions, Inc.
• 6/28/04	•	The Thomson Corporation	•	Information Holdings Inc.
• 6/16/04	•	Hewitt Associates, Inc.	•	Exult, Inc.
• 5/18/04	•	Marsh & McLennan Companies, Inc.	•	Kroll Inc.

        CIBC World Markets reviewed transaction values in the selected transactions, calculated as the equity value implied for the target company based on the consideration payable in the selected transaction, plus debt, less cash, as a multiple of latest 12 months EBITDA and one-year forward estimated EBITDA or, to the extent information was publicly available, latest 12 months adjusted EBITDA and one-year forward estimated adjusted EBITDA. CIBC World Markets then applied a range of selected multiples of latest 12 months EBITDA or adjusted EBITDA of 10.8x to 14.6x, and one-year forward EBITDA or adjusted EBITDA of 10.1x to 13.7x, derived from the selected transactions to TALX's calendar year 2006 and estimated calendar year 2007 adjusted EBITDA, respectively. Financial data for the selected transactions were based on publicly available information at the time of announcement of the relevant transaction. Financial data for TALX were based on TALX's public filings and the TALX forecasts. This analysis indicated the following implied per share equity reference range for TALX, as compared to the merger consideration:

Implied Per Share Equity Reference Range for TALX	Merger Consideration
$24.09 - $34.28	$35.50

        Premiums Paid Analysis.    CIBC World Markets reviewed the premiums paid in all-stock transactions and in cash and stock transactions with transaction values of between $1.0 billion and $2.0 billion announced since 2003 relative to the closing stock prices for the target companies in such transactions one trading day, one week, and four weeks prior to public announcement of the relevant transaction. CIBC World Markets applied a range of selected premiums derived from the selected transactions to the closing prices of TALX common stock one trading day, one week, and four weeks prior to February 14, 2007 of 13.0% to 32.2%, 16.1% to 31.5%, and 15.9% to 34.5%, respectively. This analysis indicated the following implied per share equity reference range for TALX, as compared to the merger consideration:

Implied Per Share Equity Reference Range for TALX	Merger Consideration
$35.23 - $40.65	$35.50

Equifax Financial Analysis

        Selected Companies Analysis.    CIBC World Markets reviewed financial and stock market information for Equifax and the following eight selected publicly held information services companies:

•	Acxiom Corp.
•	Choicepoint Inc.
•	Dun & Bradstreet Corp.
•	Experian Group Limited
•	Fair Isaac Corp.
•	First Advantage Corp.
•	Harte-Hanks Inc.
•	infoUSA Inc.

        CIBC World Markets reviewed, among other things, enterprise values of the selected companies, calculated as fully-diluted equity market value based on closing stock prices on February 13, 2007, plus debt, less cash, as a multiple of calendar years 2007 and 2008 estimated EBITDA or, to the extent information was publicly available for such selected companies, estimated adjusted EBITDA. CIBC World Markets also reviewed closing stock prices as a multiple of calendar years 2007 and 2008 estimated EPS or, to the extent information was publicly available for such selected companies, estimated adjusted EPS. CIBC World Markets then applied a range of selected multiples of calendar year 2007 EBITDA or adjusted EBITDA of 8.0x to 10.8x, calendar year 2008 EBITDA or adjusted EBITDA of 7.9x to 10.7x, calendar year 2007 EPS or adjusted EPS of 15.6x to 21.2x and calendar year 2008 EPS or adjusted EPS of 13.4x to 18.1x derived from the selected companies to Equifax's calendar years 2007 and 2008 estimated adjusted EBITDA and adjusted EPS, respectively. Estimated financial data for the selected companies and Equifax were based on publicly available research analysts' estimates. This analysis indicated the following implied per share equity reference range for Equifax, as compared to the closing price of Equifax common stock on February 13, 2007:

Implied Per Share Equity Reference Range for Equifax	Closing Price of Equifax Common Stock on February 13, 2007
$33.22 - $45.33	$41.69

Historical Exchange Ratio Analysis

        CIBC World Markets reviewed the closing prices of TALX common stock and Equifax common stock on February 13, 2007 and the average daily closing prices of TALX common stock and Equifax common stock for the one-week, one-month, three-month, six-month, and 12-month periods ended February 13, 2007. CIBC World Markets calculated implied historical exchange ratios for TALX and Equifax by dividing the closing price of TALX common stock on February 13, 2007 by the closing price of Equifax common stock on February 13, 2007 and by dividing the average closing prices of TALX common stock over the periods indicated above by the average closing prices of Equifax common stock over those same periods. This analysis indicated the following implied exchange ratio range, as compared to the exchange ratio provided for in the merger:

Implied Exchange Ratio Range	Exchange Ratio
0.6829x - 0.7822x	0.8610x

Contribution Analysis

        CIBC World Markets reviewed the relative contributions of TALX and Equifax to the combined company's calendar year 2006 and estimated calendar year 2007 revenue, adjusted EBITDA, and net income, adjusted to exclude stock based compensation, referred to as adjusted net income. CIBC World Markets then calculated the implied aggregate equity ownership percentages of TALX's shareholders and Equifax's shareholders in the combined company and implied exchange ratios based on the relative contributions of TALX and Equifax assuming that the merger consideration consisted of 100% Equifax common stock. Financial data for TALX were based on TALX's public filings and the TALX forecasts and financial data for Equifax were based on Equifax's public filings and publicly available research analysts' estimates. This analysis indicated the following implied exchange ratio range, as compared to the exchange ratio provided for in the merger:

Implied Exchange Ratio Range	Exchange Ratio
0.503x - 0.642x	0.861x

Accretion/Dilution Analysis

        CIBC World Markets analyzed the potential pro forma financial effect of the proposed merger on Equifax's calendar years 2007 and 2008 estimated cash EPS (calculated as EPS before amortization of intangibles and other selected non-cash and/or non-recurring items), both before and after giving effect to the authorized Equifax shares repurchases and after giving effect to, among other assumptions, anticipated sources of Equifax's financing in connection with the merger. Potential synergies, if any, that may result from the merger were not taken into account for purposes of this analysis. Estimated financial data for TALX and Equifax were based on publicly available research analysts' estimates. This analysis indicated that the proposed merger could be dilutive to Equifax's calendar years 2007 and 2008 estimated cash EPS, both before and after Equifax share repurchases. The actual results achieved by the combined company may vary from projected results and the variations may be material.

Miscellaneous

        TALX has agreed to pay CIBC World Markets for its financial advisory services in connection with the merger an aggregate fee which is currently estimated to be approximately $9.0 million, a portion of which was payable upon delivery of CIBC World Markets' opinion and a significant portion of which is contingent upon consummation of the merger. In addition, TALX has agreed to reimburse CIBC World Markets for its reasonable expenses, including reasonable fees and expenses of its legal counsel, and to indemnify CIBC World Markets and related parties against liabilities, including liabilities under the federal securities laws, relating to, or arising out of, its engagement. CIBC World Markets and its affiliates in the past have provided services to TALX unrelated to the merger, for which services CIBC World Markets and its affiliates have received compensation. In addition, an affiliate of CIBC World Markets currently acts as administrative agent for, and is a lender under, certain credit facilities of a subsidiary of Equifax, for which services such affiliate receives compensation. In the ordinary course of business, CIBC World Markets and its affiliates may actively trade securities of TALX and Equifax for their own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in those securities.

        TALX selected CIBC World Markets as its financial advisor based on CIBC World Markets' reputation and experience and its familiarity with TALX and its business. CIBC World Markets is an internationally recognized investment banking firm and, as a customary part of its investment banking business, is regularly engaged in valuations of businesses and securities in connection with acquisitions and mergers, underwritings, secondary distributions of securities, private placements, and valuations for other purposes.

A.G. Edwards & Sons, Inc.

        On February 14, 2007, at a meeting of the board of directors of TALX held to review the proposed transaction, A.G. Edwards delivered to the board of directors of TALX its written opinion dated February 14, 2007, to the effect that, as of that date and based upon and subject to various assumptions made, procedures followed, matters considered, and limitations described in A.G. Edwards' opinion, the consideration of $35.50 in cash or 0.861 of a share of Equifax common stock, as set forth in the merger agreement to be received by TALX's shareholders in respect of each share of TALX common stock in the transaction was fair, from a financial point of view, to the holders of TALX common stock. For purposes of this section, the right to receive the merger consideration and other effects of the merger are referred to collectively as the "transaction."

        The merger consideration was determined through negotiation between TALX and Equifax, and the decision to enter into the transaction was solely that of the board of directors of TALX. A.G. Edwards' opinion and financial analyses were only one of many factors considered by the board of directors of TALX in its evaluation of the transaction and should not be viewed as determinative of the views of the board of directors of TALX or the management of TALX with respect to the transaction or the merger consideration.

        The full text of A.G. Edwards' opinion describes the assumptions made, procedures followed, matters considered, and limitations on the scope of review undertaken by A.G. Edwards. The A.G. Edwards opinion is attached as Appendix C to this document and is incorporated by reference.

        A.G. Edwards' opinion is directed only to the fairness, from a financial point of view as of the date of the opinion, of the merger consideration to be received by the holders of TALX common stock and does not address any other aspect of the transaction. The A.G. Edwards opinion does not address the merits of the underlying decision of TALX to enter into the transaction and does not represent a recommendation as to how shareholders should vote with respect to the merger. Additionally, A.G. Edwards is not expressing any opinion as to whether shareholders of TALX should elect to receive cash or Equifax common stock as consideration in the transaction. Holders of TALX common stock are encouraged to read A.G. Edwards' opinion carefully in its entirety.

        The summary of A.G. Edwards' opinion described below is qualified in its entirety by reference to the full text of the opinion.

        In connection with its opinion, A.G. Edwards reviewed and considered such financial and other matters as it deemed relevant, and specifically, among other things, A.G. Edwards:

  •
  reviewed the draft merger agreement, dated February 14, 2007, and related documents and discussed the transaction structure with TALX management;

  •
  reviewed publicly-available audited and unaudited historical financial statements (both year-end and interim) and other operating statements and financial analyses provided by TALX management;

  •
  discussed with certain members of TALX management the business, operations, and future prospects of TALX and the industry in which it operates;

  •
  reviewed certain other TALX-specific data, materials, and reports;

  •
  reviewed the current market environment as well as information relating to the industry in which TALX operates;

  •
  reviewed the market data for equity securities of TALX, Equifax, and other public companies that A.G. Edwards deemed relevant for analytical purposes;

  •
  reviewed the financial terms of certain acquisitions that A.G. Edwards deemed relevant for analytical purposes;

  •
  reviewed premiums paid to shareholders in public company acquisitions that A.G. Edwards deemed relevant for analytical purposes;

  •
  reviewed Equifax's publicly-available audited and unaudited historical financial statements (both year-end and interim) and other operating statements and financial analyses provided by Equifax management;

  •
  discussed with certain members of Equifax management the business, operations, and future prospects of Equifax and the industry in which it operates;

  •
  reviewed certain other Equifax-specific data, materials, and reports provided in due diligence;

  •
  reviewed the current market environment as well as information relating to the industry in which Equifax operates;

  •
  analyzed the pro forma impact of the transaction utilizing publicly-available financial information; and

  •
  reviewed such other information, financial studies, analyses, investigations, and financial, economic, and market criteria that A.G. Edwards considered necessary or advisable.

        In connection with its opinion, A.G. Edwards assumed and relied upon, without independent verification, the accuracy and completeness of all financial and other information publicly available, furnished to, or otherwise discussed with A.G. Edwards, including financial statements, financial projections published by equity research analysts, and general guidance regarding estimated future financial performance of TALX and Equifax, respectively, as provided by management of TALX and Equifax, respectively. With respect to financial information, general guidance regarding estimated future financial performance, and other information provided to or otherwise discussed with A.G. Edwards, A.G. Edwards assumed and was advised by management of TALX and Equifax, respectively, that such financial information, guidance, and other information were reasonably prepared on a basis that reflected the best available estimates and judgments of management of TALX and Equifax, respectively, as to the historical financial performance and the expected future financial performance of TALX and Equifax, respectively, each on a stand-alone basis.

        A.G. Edwards was informed by members of management of TALX and Equifax, and assumed, that publicly available financial projections published by equity research analysts reflected the best available estimates and judgments as to the expected future financial performance of TALX and Equifax, respectively. A.G. Edwards was not engaged to, and therefore did not, independently verify the accuracy or completeness of any of such information, nor did it express any opinion with respect thereto. A.G. Edwards relied upon the assurances of management of TALX and Equifax, respectively, that they were not aware of any facts that would make such information materially inaccurate or misleading. A.G. Edwards did not perform an audit of the assets or liabilities or an appraisal of the assets or liabilities of TALX or Equifax. A.G. Edwards also did not independently assess or value any of the intangible assets of TALX or Equifax or make any independent assumptions with respect to the application of intangible assets in the transaction. A.G. Edwards has assumed that the transaction will be accounted for in accordance with U.S. generally accepted accounting principles. In addition, A.G.

Edwards' opinion does not address the tax implications to TALX or the holders of TALX common stock as a result of the transaction.

        For the purposes of rendering its opinion, A.G. Edwards assumed in all respects material to its analyses that the definitive merger agreement would not differ in any material respect from the last draft reviewed by A.G. Edwards and that the representations and warranties of each party to be contained in the merger agreement would be true and correct, that each party would perform all of the covenants and agreements required to be performed by it under the merger agreement, and that all conditions to the consummation of the transaction would be satisfied without any modification or waiver thereof. A.G. Edwards also assumed that all governmental, regulatory, and other consents and approvals contemplated by the Agreement would be obtained and that in the course of obtaining any of those consents, no restrictions would be imposed or waivers made that would have a material adverse effect on the contemplated transaction. A.G. Edwards also assumed that no legal or regulatory changes occurring after the date of the A.G. Edwards opinion would have a material impact on the operations, financial condition, or future prospects of TALX or Equifax.

        A.G. Edwards was not engaged to consider and did not review, nor did it express any opinion with respect to, any alternative transactions or strategic alternatives that may have been available to TALX or the holders of TALX common stock. A.G. Edwards' opinion also does not address the merits of the underlying decision by TALX to enter into the transaction. A.G. Edwards did not express any opinion as to the values of TALX common stock or Equifax common stock at any time, past or future, or as to the prices at which shares of Equifax common stock might trade upon issuance in the transaction or thereafter.

        In performing its analyses, A.G. Edwards made numerous assumptions with respect to TALX's and Equifax's industries and general business and economic conditions that are beyond the control of those managing and operating TALX and Equifax, respectively. The analyses performed by A.G. Edwards were not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Estimates of the financial value of companies do not necessarily purport to be appraisals or reflect the prices at which companies actually may be sold. No company, transaction, or business considered in A.G. Edwards' analyses as a comparison is identical to TALX or the proposed transaction, and an evaluation of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading, or other values of the companies or transactions analyzed.

        A.G. Edwards' opinion is limited to the fairness, from a financial point of view as of the date thereof, to the holders of shares of TALX common stock of the merger consideration to be received in the transaction pursuant to the merger agreement. It should be understood that, although developments subsequent to the date of the opinion may affect the conclusions expressed therein, A.G. Edwards does not have any obligation to update, revise, or reaffirm its opinion.

        A.G. Edwards' opinion was delivered solely for the use of the board of directors of TALX and did not constitute a recommendation as to how any member of the board of directors of TALX should vote with respect to the transaction. Further, the opinion does not represent a recommendation as to how shareholders of TALX common stock should vote with respect to the merger, or whether shareholders of TALX should elect to receive cash or Equifax common stock as consideration in the transaction.

        In preparing its opinion, A.G. Edwards applied its judgment to a variety of financial and comparative analyses some of which are summarized below. A.G. Edwards believes that its analyses and the summary below must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying A.G. Edwards' analyses and the A.G. Edwards opinion. A.G. Edwards may have given various analyses more or less weight than other analyses and may have deemed various assumptions more or less probable than other assumptions.

        With respect to the analysis of selected publicly traded companies and the analysis of the selected precedent transactions summarized below, no company or transaction used as a comparison is either identical or directly comparable to TALX, Equifax, or the transaction. These analyses necessarily involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading or acquisition values of the companies concerned.

        The following is a brief summary of the material financial analyses performed by A.G. Edwards and reviewed with the board of directors of TALX in connection with the opinion and is not a complete description of all analyses performed and factors considered. The preparation of a fairness opinion and financial analyses are complex analytical processes involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion and financial analyses are not readily susceptible to summary description. The financial analyses summarized below include information presented in tabular format. In order to fully understand A.G. Edwards' financial analyses, the tables must be read together with the text of each summary and A.G. Edwards' financial analyses must be considered as a whole. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, or selecting for consideration selected portions or aspects of the analyses could create a misleading or incomplete view of A.G. Edwards' financial analyses.

        Analysis of Selected Public Companies—TALX Corporation.    A.G. Edwards compared selected financial information and operating statistics for TALX with corresponding financial information and operating statistics of two groups of selected publicly held companies whose businesses are, in the judgment of A.G. Edwards, sufficiently comparable to that of TALX to warrant comparative analysis. The software and services-based business process outsourcing, which we refer to as BPO, group consists of companies whose primary business model is based upon the delivery of outsourced business solutions in an automated fashion and/or utilizing an information technology platform, which we refer to as Software & Services BPO Companies. The data providers group consists of companies that generally provide various types of information to assist companies in improving decision making and/or determining the type of relationship to have with a particular customer or potential customer, which we refer to as Data Provider Companies.

Software & Services BPO Companies	Data Provider Companies
Affiliated Computer Services, Inc.	ChoicePoint, Inc.
Automatic Data Processing, Inc.	Equifax Inc.
Ceridian Corporation	Fair Isaac Corporation
DST Systems, Inc.	First Advantage Corporation
EPIQ Systems, Inc.
Kenexa Corp.
Kronos, Inc.
Paychex, Inc.

        A.G. Edwards reviewed enterprise values, calculated as the sum of equity market capitalization plus debt, less cash and cash equivalents, as multiples of the following: (i) latest 12 months and estimated calendar 2007 revenue; (ii) latest 12 months and estimated calendar 2007 EBITDA; and (iii) latest 12 months EBIT. A.G. Edwards also reviewed stock prices as a multiple of the latest 12 months and estimated calendar year 2007 EPS. A.G. Edwards then compared the multiples derived from the selected companies with corresponding multiples for TALX based on the closing price of TALX common stock on February 13, 2007 as well as the merger consideration. Multiples for the selected companies also were based on closing stock prices on February 13, 2007. Financial data for the selected companies and TALX were based on public filings, company reports, publicly available research analyst estimates, and research analyst estimates as reported in the Institutional Brokers' Estimate System, or IBES Estimates. This analysis indicated the following implied mean and median multiples for the selected companies, as compared to the multiples implied for TALX:

Ratio of Enterprise Value to:
	Revenue		EBITDA		EBIT	Price/Earnings Ratios
	Latest Twelve Months	Calendar Year 2007	Latest Twelve Months	Calendar Year 2007	Latest Twelve Months	Latest Twelve Months	Calendar Year 2007
Software & Services BPO Group Mean	3.5x	3.3x	14.8x	12.8x	21.6x	29.4x	24.2x
Software & Services BPO Group Median	2.8x	2.6x	11.9x	10.8x	20.5x	30.3x	23.8x
Data Provider Group Mean	3.0x	2.8x	9.9x	9.3x	13.8x	22.6x	19.5x
Data Provider Group Median	3.1x	2.8x	10.1x	9.7x	13.9x	21.8x	19.5x
Company Feb. 13, 2007 Stock Price	4.7x	4.0x	13.4x	11.3x	17.6x	33.0x	24.7x
Company Merger Consideration	5.4x	4.6x	15.3x	12.9x	20.2x	36.2x	27.1x

        A.G. Edwards noted that the relevant multiples for TALX implied by the transaction were higher in most instances than the median and mean trading multiples of both comparable groups and thus supported the conclusion in its opinion.

        Analysis of Selected Precedent Transactions.    A.G. Edwards compared selected financial information and operating statistics for TALX as related to the merger consideration with corresponding financial information and operating statistics of 30 selected precedent transactions. The precedent transactions included only transactions completed since April 2005 that involved acquired companies in the software and services business process outsourcing and data provider industries. The mean and median multiples are presented in the aggregate. These selected precedent transactions included the following:

    Carreker Corp. acquired by CheckFree Corp.
    Electronic Clearing House, Inc. acquired by Intuit, Inc.
    Docucorp Intl. acquired by Ebix Intl.
    Digital Insight Corp. acquired by Intuit, Inc.
    Abacus Direct Corporation acquired by Epsilon Data Management, Inc.
    Stellent, Inc. acquired by Oracle Corp.
    Taxware acquired by ADP Employer Services
    West Corp. acquired by TH Lee Partners
    Open Solutions, Inc. acquired by The Carlyle Group LLC and Providence Equity Partners LLC
    Filenet Corp. acquired by IBM Corp.
    MRO Software, Inc. acquired by IBM Corp.
    Hummingbird, Ltd. acquired by Open Text Corp.
    SOURCECORP, Inc. acquired by Apollo Management LP
    iPayment, Inc. acquired by management-led investor group
    Intrado, Inc. acquired by West Corp.
    Raindance Communications, Inc. acquired by West Corp.
    ADP Claims Services acquired by Solera, Inc.
    Performance Assessment Network, Inc. acquired by TALX
    BISYS Information Services Group acquired by Open Solutions, Inc.
    CCC Information Services Group, Inc. acquired by Investcorp

    Versus Financial Management, Inc. acquired by Sage Group, plc
    Fidelity Information Services, Inc. acquired by Certegy, Inc.
    Management Insights, Inc. acquired by TALX
    Kerridge Computer Co. Ltd. acquired by ADP Dealer Services Group
    Employers Unity, Inc. acquired by TALX
    SS&C Technologies, Inc. acquired by The Carlyle Group LLC
    First American Corp. Credit Information Group acquired by First Advantage Corp.
    SunGard Data Systems, Inc. acquired by investor group
    Glick & Glick Consultants, LLC acquired by TALX
    Jon-Jay Associates, Inc. acquired by TALX

        A.G. Edwards reviewed the implied enterprise value of the 30 selected transactions based on their acquisition prices. A.G. Edwards reviewed enterprise values as multiples of, where publicly available, the latest 12 months' revenue (29 out of 30 transactions), EBITDA (21 out of 30 transactions) and EBIT (20 out of 30 transactions). A.G. Edwards also reviewed equity value based on their acquisition prices as a multiple of, where publicly available, latest 12 months' net income (18 out of 30 transactions). A.G. Edwards then compared the implied multiples derived from the selected transactions with corresponding implied multiples for TALX based on the merger consideration. Multiples for the selected transactions were based on publicly available information at the time of announcement of the transactions. This analysis indicated the following implied enterprise value multiples for the selected transactions, as compared to the multiples implied by the transaction for TALX:

	Implied Enterprise Value as a Multiple of:			Implied Equity Value as a Multiple of:
	Latest Twelve Months Revenue	Latest Twelve Months EBITDA	Latest Twelve Months EBIT	Latest Twelve Months Net Earnings
Mean	2.6x	12.5x	22.6x	36.5x
Median	2.3x	10.9x	20.2x	35.3x
Company Merger Consideration	5.4x	15.3x	20.2x	36.5x

        A.G. Edwards noted that the multiple paid in the transaction was comparable to the mean and median multiples of the selected precedent transactions and thus supported the conclusion in its opinion.

        Premiums Paid Analysis.    A.G. Edwards reviewed the premiums paid in transactions aggregated by SDC Platinum, a third-party provider of merger and acquisition statistics, for United States-based public companies acquired for equity market capitalizations between $500 million and $2 billion in transactions that were announced between January 1, 2005, and February 13, 2007. A.G. Edwards reviewed two segments of SDC Platinum data: (i) "Selected Technology Services," which includes target companies that list either computer programming services, pre-packaged software, computer integrated systems design, information retrieval services, or business services as their primary lines of business (as determined by Standard Industrial Classification, or SIC, codes); and (ii) "All Transactions" as defined by SDC Platinum. Over the period analyzed, the Selected Technology Services segment reported 31 transactions and the All Transactions segment reported 139 transactions. A.G. Edwards reviewed the purchase prices paid in the SDC Platinum transactions database relative to the target companies' closing stock prices one day, five days, 30 days, 60 days, and six months prior to public announcement of the transactions. A.G. Edwards then compared the premiums implied in the SDC Platinum transactions database with the premiums implied in the transaction for TALX based on the merger consideration and the closing prices of TALX common stock one day, five days, 30 days, 60 days, and six months prior to public announcement of the transaction.

	Premium Paid to Closing Stock Price Prior to Announcement
	One Day Prior	Five Days Prior	30 Days Prior	60 Days Prior	6 Months Prior
Selected Technology Services:
Low	-0.8%	3.0%	5.9%	1.1%	-4.3%
Median	17.8%	18.0%	31.1%	32.9%	31.3%
Mean	18.6%	22.2%	33.4%	38.7%	43.5%
High	64.6%	61.0%	104.2%	135.3%	198.4%
All Transactions:
Low	-11.8%	-3.6%	-5.7%	-6.9%	-45.7%
Median	20.8%	22.8%	28.1%	31.9%	30.1%
Mean	24.0%	25.8%	30.2%	34.7%	35.5%
High	100.2%	94.4%	122.2%	157.9%	198.4%
Company Merger Consideration	9.5%	8.8%	29.3%	37.4%	98.8%

        A.G. Edwards noted that the percentage premium paid implied by the transaction was within the ranges of those paid in the transactions aggregated by SDC Platinum, although generally less than the SDC Platinum database median and mean for one, five, and thirty days prior to announcement. This data did not provide significant support for or against the conclusion in its opinion.

        Contribution Analysis.    A.G. Edwards performed a contribution analysis to compare (i) the historical and projected financial operating contributions of each company to (ii) the implied enterprise value contributions of each company to the combined company, with TALX's contribution based on the value of the merger consideration and Equifax's contribution based on the closing price for Equifax common stock on February 13, 2007. A.G. Edwards calculated the relative revenue and EBITDA contributions of TALX and Equifax based on actual historical results for calendar years 2004, 2005, and 2006 and financial projections for 2007 based on publicly available research analyst estimates as reported in the Institutional Brokers' Estimate System. A.G. Edwards compared the actual revenue and EBITDA contributions for calendar years 2004, 2005, and 2006 and estimated contributions of revenue and EBITDA for 2007 to the implied enterprise value contributions of each company to the combined company, with TALX's contribution based on the value of the merger consideration and Equifax's contribution based on the closing price for Equifax common stock on February 13, 2007.

        A.G. Edwards noted that the percentage enterprise value contribution for TALX based on the merger consideration exceeded each of the percentage of revenue and percentage of EBITDA contributions for all periods analyzed and thus supported the conclusion in its opinion.

        Analysis of Selected Public Companies—Equifax.    A.G. Edwards compared selected financial information and operating statistics for Equifax with corresponding financial information and operating statistics of the following selected publicly held companies whose businesses are, in the judgment of A.G. Edwards, sufficiently comparable to that of Equifax to warrant comparative analysis:

    Axciom Corporation
    ChoicePoint, Inc.
    Dun & Bradstreet Corp.
    Fair Isaac Corporation
    First Advantage Corporation

        A.G. Edwards reviewed enterprise values, calculated as the sum of equity market capitalization plus debt, less cash and cash equivalents, as multiples of the following: (i) latest 12 months and estimated calendar 2007 revenue; (ii) latest 12 months and estimated calendar 2007 EBITDA; and (iii) latest 12 months EBIT. A.G. Edwards also reviewed stock prices as a multiple of the latest 12 months and estimated calendar year 2007 EPS. A.G. Edwards then compared the multiples derived from the selected companies with corresponding multiples for Equifax based on the closing price of Equifax common stock on February 13, 2007. Multiples for the selected companies also were based on closing stock prices on February 13, 2007. Financial data for the selected companies and Equifax were based on public filings, company reports, publicly available research analyst estimates, and research analyst estimates as reported in the IBES Estimates. This analysis indicated the following implied mean and median multiples for the selected companies, as compared to the multiples implied for Equifax:

Ratio of Enterprise Value to:
	Revenue		EBITDA		EBIT	Price/Earnings Ratios
	Latest Twelve Months	Calendar Year 2007	Latest Twelve Months	Calendar Year 2007	Latest Twelve Months	Latest Twelve Months	Calendar Year 2007
Mean	2.8x	2.6x	9.4x	9.7x	14.0x	23.0x	20.3x
Median	2.9x	2.8x	10.0x	9.7x	14.1x	22.6x	20.3x
Equifax Feb. 13, 2007 Stock Price	3.7x	3.4x	10.4x	10.0x	12.7x	20.7x	18.8x

        A.G. Edwards noted that the relevant multiples for Equifax are generally higher on the bases of enterprise value to revenue and EBITDA, and generally lower on the bases of enterprise value to EBIT and price to earnings ratio than the median and mean trading multiples of the comparable group. This data did not provide significant support for or against the conclusion in its opinion.

        Miscellaneous.    A.G. Edwards rendered its opinion to the board of directors of TALX and received a fee of $450,000 for its services pursuant to its engagement as well as reimbursement for its reasonable expenses. TALX has also agreed to indemnify A.G. Edwards for certain liabilities that may arise out of the rendering of the opinion and any related activities, including liabilities under the federal securities laws.

        TALX selected A.G. Edwards to render its opinion because A.G. Edwards is a nationally recognized investment banking firm with substantial experience in similar transactions and is familiar with TALX and its business. A.G. Edwards, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate, or other purposes.

        A.G. Edwards has in the past provided services to TALX unrelated to the transaction and has received customary fees in connection with such services. In addition, in the ordinary course of business, A.G. Edwards and its affiliates may actively trade the securities of TALX and Equifax for their own account or for the accounts of their customers and, accordingly, may at any time hold long or short positions of such securities.

Shareholder Agreement

        In connection with the merger agreement, Equifax and William W. Canfield, the Chairman, President, and Chief Executive Officer of TALX, entered into a shareholder agreement dated February 14, 2007. Under the shareholder agreement, Mr. Canfield has agreed to vote, or cause to be voted, his shares of TALX common stock, which currently constitute approximately 6.46% of the outstanding shares of TALX common stock (including shares underlying stock options exercisable within 60 days) in favor of approval of the merger agreement and each of the other transactions contemplated by the merger agreement. Additionally, Mr. Canfield generally agreed not to transfer any of his shares of TALX common stock or any interest therein to any person other than pursuant to the shareholder agreement or the merger agreement.

Interests of TALX's Directors and Executive Officers in the Merger

        In considering the recommendation of TALX's board of directors with respect to the approval of the merger agreement, TALX's shareholders should be aware that TALX's executive officers and directors have interests in the merger that are different from, or in addition to, those of TALX shareholders generally. TALX's board of directors does not believe that these interests are material to TALX because it believes the aggregate payments to be received by TALX's directors and executive officers are customary for a merger transaction of this size. Therefore, the board of directors did not implement any special procedures to resolve any conflicts of interest. TALX's board of directors was aware of these interests and considered them, among other matters, in reaching its decision to approve the merger agreement and to recommend that the TALX shareholders vote "FOR" the approval of the merger agreement.

TALX Restricted Stock

        TALX's executive officers, including its named executive officers, and non-employee directors hold shares of restricted common stock, some of which are vested and all of which were granted under TALX's equity compensation plans. Under the terms of TALX's equity compensation plans and agreements and the merger agreement, all of the restricted shares of common stock (whether vested or unvested) then held by the executive officer or director will be fully vested and no longer be subject to forfeiture either immediately prior to the effective time of the merger if granted under the TALX 2005 Omnibus Incentive Plan or upon shareholder approval if granted under the TALX Outside Directors' Stock Option Plan, as amended, and will be converted into the right to receive the cash or stock merger consideration, in accordance with allocation procedures described in the merger agreement. The following chart sets forth, as of the date of this document, for each of TALX's directors and named executive officers:

  •
  the number of unvested shares of restricted stock held by such person that will fully vest and no longer be subject to forfeiture as a result of the merger; and

  •
  the total cash payment (before income taxes) of the merger consideration to the director or named executive officer with respect to those shares of restricted stock that will vest in connection with the merger.

        The table below assumes that all shares of restricted stock will be converted into the right to receive cash in the merger.

			Restricted Stock Granted under the Outside Directors' Stock Option Plan (Vests Upon Shareholder Approval of the Merger)
	Restricted Stock Granted under the 2005 Omnibus Incentive Plan (Vests as a Result of the Closing of the Merger)
					Totals
Name of Director or Named Executive Officer
	Shares	Value	Shares	Value	Shares	Value
William W. Canfield—Chairman, President and Chief Executive Officer	52,050	$1,847,775	0	$0	52,050	$1,847,775
L. Keith Graves—Senior Vice President, Chief Financial Officer and Assistant Secretary	22,490	798,395	0	0	22,490	798,395
Michael E. Smith—Senior Vice President, Marketing	14,920	529,660	0	0	14,920	529,660
Edward W. Chaffin—President, UC eXpress	15,250	541,375	0	0	15,250	541,375
Stacey A. Simpson—President, The Work Number	14,800	525,400	0	0	14,800	525,400
Richard F. Ford—Director	8,000	284,000	1,500	53,250	9,500	337,250
Tony G. Holcombe—Director	8,000	284,000	1,500	53,250	9,500	337,250
Craig E. LaBarge—Director	8,000	284,000	1,500	53,250	9,500	337,250
Eugene M. Toombs—Director	8,000	284,000	1,500	53,250	9,500	337,250
M. Steve Yoakum—Director	8,000	284,000	1,500	53,250	9,500	337,250
All directors and executive officers as a group (10 persons)	159,510	$5,662,605	7,500	$266,250	167,010	$5,928,855

TALX Stock Options

        Certain of TALX's executive officers and directors hold vested and/or unvested options to purchase shares of TALX common stock. Under the terms of TALX's equity compensation plans, all unvested options that are outstanding immediately prior to the effective time of the merger will vest and become fully exercisable for the remaining term of such options upon shareholder approval of the merger. In the merger, each option to purchase shares of TALX common stock under TALX's compensation and benefit plans pursuant to which TALX shares may be issued (other than rights granted under the Employee Stock Purchase Plan of TALX), whether vested or unvested, will be converted into an option to acquire such number of shares of Equifax common stock, and at such exercise price, as are determined in accordance with the terms of the merger agreement. The exercise price and the number of shares of Equifax common stock underlying the options will be determined in a manner consistent with the requirements of Section 409A of the Code.

        The following chart sets forth, as of the date of this document, for each of TALX's directors and named executive officers:

  •
  the number of shares subject to vested options for TALX common stock held by such person;

  •
  the value of such vested options (without regard to deductions for income taxes), calculated by multiplying (i) the excess of $35.50 over the per share exercise price of the option by (ii) the number of shares subject to the option;

  •
  the number of additional options held by such person that will vest upon the effectiveness of the merger;

  •
  the value of such additional options (without regard to deductions for income taxes), calculated by multiplying (i) the excess of $35.50 over the per share exercise price of the option by (ii) the number of shares subject to the option;

  •
  the aggregate number of shares subject to vested options and options that will vest as a result of the merger held by such person; and

  •
  the aggregate value of all such vested options and options that will vest as a result of the merger (without regard to deductions for income taxes), calculated by multiplying (i) the excess of $35.50 over the per share exercise price of the option by (ii) the number of shares subject to the option.

        The below table does not take into account any proration procedures that may apply.

			Options That Will Vest Upon Shareholder Approval of the Merger
	Vested Stock Options				Totals
Name of Director or Named Executive Officer
	Shares	Value	Shares	Value	Shares	Value
William W. Canfield—Chairman, President and Chief Executive Officer	534,599	$14,696,624	44,999	$1,223,973	579,598	$15,920,597
L. Keith Graves—Senior Vice President, Chief Financial Officer and Assistant Secretary	54,804	1,483,019	41,848	1,083,215	96,652	2,566,234
Michael E. Smith—Senior Vice President, Marketing	59,917	1,670,652	31,498	796,192	91,415	2,466,844
Edward W. Chaffin—President, UC eXpress	12,600	336,146	20,475	519,081	33,075	855,227
Stacey A. Simpson—President, The Work Number	31,713	855,226	13,950	353,664	45,663	1,208,890
Richard F. Ford—Director	0	0	0	0	0	0
Tony G. Holcombe—Director	2,812	52,303	0	0	2,812	52,303
Craig E. LaBarge—Director	19,687	532,003	0	0	19,687	532,003
Eugene M. Toombs—Director	19,687	532,003	0	0	19,687	532,003
M. Steve Yoakum—Director	0	0	0	0	0	0
All directors and executive officers as a group (10 persons)	735,819	$20,157,976	152,770	$3,976,125	888,589	$24,134,101

Long-Term Incentive Plans

        Under the terms of the merger agreement, upon completion of the merger, each participant's benefits under the 2006-2008 Long-Term Incentive Plan for Selected Key Executives, which we refer to as the 2006 LTIP, and the 2007-2009 Long-Term Incentive Plan for Selected pan Management Employees, which we refer to as the 2007 LTIP, will be paid out in a single lump sum benefit, the amount of which will be determined in the sole and absolute discretion of TALX's Compensation Committee taking into account relevant performance factors as of such date relative to the performance targets established pursuant to the terms of such plans, and prorated based on the portion of the performance period completed as of the date of consummation of the merger relative to the entire performance period.

        No executive officers participate in the 2007 LTIP. William W. Canfield and L. Keith Graves are the only participants in the 2006 LTIP. Cash awards under the 2006 LTIP are determined as a percentage of a participant's base salary for the final year of the plan. Under the terms of the 2006 LTIP, in the event that TALX's operating income meets or exceeds a specified amount, and the other conditions of the 2006 LTIP are satisfied, Mr. Canfield would receive an amount in cash ranging from 100% to 175% of his 2008 base salary and Mr. Graves an amount in cash ranging from 100% to 150% of his 2008 base salary. The following chart sets forth the total estimated value that would be payable with respect to the 2006 LTIP based on Messrs. Canfield's and Graves' fiscal 2008 base salaries:

Name	Estimated Future Payouts Under Non-Stock Price-Based Plans Target/Maximum
William W. Canfield	$550,000/$962,500
L. Keith Graves	$291,500/$437,250

Executive Employment Agreements

        Pursuant to TALX's Employment Agreement with William W. Canfield, if Mr. Canfield resigns for good reason or is involuntarily terminated without cause within twelve months following a change of control or if he is terminated without cause within six months prior to the change of control and such termination was in connection with or in anticipation of the change of control, he will be entitled to:

  •
  a lump-sum cash payment equal to $1 less than three times an amount equal to the average annual compensation received by Mr. Canfield from TALX reported on his Form W-2 for the five calendar years preceding the calendar year of the completion of the merger; and

  •
  the continuation of certain health insurance benefits for a three-year period.

        The amount of the potential severance payment payable to Mr. Canfield under his agreement if his employment is terminated following the consummation of the merger is equal to $2.7 million (not including any amounts resulting from the early vesting of stock options, restricted stock or awards under the 2006 LTIP, or any gross-up for taxes). The agreement also provides for full indemnification of Mr. Canfield for excise taxes, if applicable, on certain payments made to him as a result of the merger, as described below.

        Pursuant to TALX's Employment Agreement with L. Keith Graves, if TALX fails to obtain a successor's commitment to perform its obligations under the agreement, Mr. Graves will be entitled to terminate employment and to:

  •
  a lump-sum amount equal to two years of his base salary and targeted incentive compensation under TALX's annual incentive compensation program; and

  •
  the continuation of certain employee benefits for two years following termination.

        Under the terms of the merger agreement, Equifax agreed to assume or to cause the surviving corporation to continue to honor all duties and obligations of TALX or its subsidiaries under Mr. Graves' employment agreement. Mr. Graves would receive severance benefits if his employment is terminated following the merger; however, these severance payments would not be specifically conditioned on the fact that there had been a change of control of TALX. The amount of the potential severance payment payable to Mr. Graves under his agreement if his employment is terminated following the consummation of the merger is equal to $1.0 million (not including any amounts resulting from the early vesting of stock options, restricted stock, or awards under the 2006 LTIP or any gross-up for taxes). The employment agreement also provides for gross-up payments to Mr. Graves for excise taxes, if applicable, on certain payments made to him connection with his employment, as described below.

        Each of TALX's other executive officers is a party to an employment agreement with TALX. Each agreement provides that the covered executives would be entitled, upon termination of employment, to certain severance benefits if TALX fails to obtain a successor's commitment, either by contract or operation of law, to perform TALX's obligations under the employment agreement. Under the terms of the merger agreement, Equifax agreed to assume or to cause the surviving corporation to continue to honor all duties and obligations of TALX or its subsidiaries under such employment agreements, subject to the employees' obligations under such agreements. TALX's executive officers, other than Mr. Canfield, would receive severance benefits if their employment is terminated following the merger; however, these severance payments would not be specifically conditioned on the fact that there had been a change of control of TALX. These agreements also provide for gross-up payments to the executive in the event excise taxes are due; however, other than as described below, no other executive officer is expected to owe excise taxes in connection with the merger.

Excise Tax Gross-Up Payments to William W. Canfield and L. Keith Graves

        The total estimated severance benefits to Mr. Canfield if his employment is terminated following the merger, including any cash severance payments and amounts resulting from early vesting of stock options, restricted stock, and awards under the 2006 LTIP (estimated at maximum), as of the date of this document, is equal to $6.4 million, excluding any gross-up for excise taxes. Under his employment agreement, Mr. Canfield is entitled to receive a gross-up payment in the event the aggregate amount of his severance benefits trigger excise taxes. TALX has estimated the gross-up payment relating to excise taxes payable for Mr. Canfield as $1.8 million, which was calculated based on the following assumptions:

  •
  the merger is completed, and Mr. Canfield's employment with TALX terminates on June 30, 2007;

  •
  the excise tax equals 20%;

  •
  the combined federal, state, local, and Medicare tax rates for Mr. Canfield will be approximately 42.45%;

  •
  the discount rate equals the applicable federal rate for March 2007, which ranges from 5.76% to 6.00% depending on the term; and

  •
  no value is assigned to the restrictive covenants to which Mr. Canfield would be subject.

        The total estimated severance benefits to Mr. Graves if his employment is terminated following the merger, including cash severance payments and any amounts resulting from early vesting of stock options, restricted stock, and awards under the 2006 LTIP (estimated at maximum), as of the date of this document, is equal to $3.3 million, excluding any gross-up for excise taxes. Under his employment agreement, Mr. Graves is entitled to receive a gross-up payment in the event the aggregate amount of his severance benefits trigger excise taxes. TALX has estimated the gross-up payment relating to excise taxes payable for Mr. Graves as $0.7 million, which was calculated based on the following assumptions:

  •
  the merger closes, and Mr. Graves' employment with TALX terminates on June 30, 2007;

  •
  the excise tax equals 20%;

  •
  the combined federal, state, local, and Medicare tax rates for Mr. Graves will be approximately 42.45%;

  •
  the discount rate equals the applicable federal rate for March 2007, which ranges from 5.76% to 6.00% depending on the term; and

  •
  no value is assigned to restrictive covenants to which Mr. Graves would be subject.

        The amounts set forth above for Messrs. Canfield and Graves are estimates only and are based upon the assumptions described herein. The actual amounts may vary from these estimates.

Continuation of Benefit Plans

        The merger agreement provides that Equifax will maintain, or will cause the surviving corporation in the merger to maintain, a number of TALX's executive benefit plans through December 31, 2007, and December 31, 2009. These plans include TALX's 2005 Omnibus Incentive Plan, the TALX Nonqualified Savings and Retirement Plan, and certain other welfare benefits plans.

Indemnification and Insurance

        The merger agreement provides that Equifax will, or will cause the surviving corporation to:

  •
  indemnify and hold harmless TALX's current and former directors and officers for acts and omissions occurring at or prior to the effective time of the merger to the same extent that such individuals are indemnified or have the right to advancement of expenses as of the date of the merger agreement under TALX's articles of incorporation and bylaws and indemnification agreements, if any, and to the fullest extent permitted to be provided under applicable law.

  •
  subject to certain conditions, provide for six years after the effective time of the merger directors' and officers' liability insurance on terms no less advantageous than those under TALX's directors' and officers' liability insurance coverage in effect as of the date of the merger agreement with respect to such current and former directors and officers; and

  •
  provide for the successors and assigns of Equifax or the surviving corporation to assume these obligations.

        For a more detailed description of these provisions, see "The Merger Agreement—Other Covenants and Agreements—Indemnification and Directors' and Officers' Insurance," beginning on page 86.

Designation as Director of Equifax

        Under the merger agreement, Equifax's board of directors will appoint William W. Canfield to Equifax's board of directors as of the completion of the merger, to serve until his successor has been duly elected and qualified or until his earlier death, resignation, or removal in accordance with the articles of incorporation and bylaws of Equifax and applicable law.

Treatment of TALX Stock Options and Restricted Stock in the Merger

Options

        Each unvested option to purchase shares of TALX common stock outstanding prior to the date of the merger agreement will be fully vested and no longer subject to forfeiture upon shareholder approval of the merger. In the merger, each option to purchase shares of TALX (other than rights granted under TALX's 2006 Employee Stock Purchase Plan, which we refer to as the ESPP) under TALX's compensation and benefit plans pursuant to which TALX shares may be issued, whether vested or unvested, will, at the effective time of the merger, be converted into an option to acquire such number of shares of Equifax common stock at such exercise price as determined in accordance with the terms of the merger agreement. The exercise price and the number of shares of Equifax common stock underlying the options will be determined in a manner consistent with the requirements of Section 409A of the Code.

Restricted Stock

        Each share of TALX restricted stock outstanding prior to the date of the merger agreement will, immediately prior to the effective time of the merger or upon shareholder approval of the merger and the merger agreement (depending on the TALX equity plans under which the shares of TALX restricted stock were granted), be fully vested and no longer subject to forfeiture, and will be, at the effective time of the merger, converted into the right to receive the cash or stock merger consideration in accordance with allocation procedures described in the merger agreement. Each share of TALX restricted stock granted on or after the date of the merger agreement may not provide for acceleration of vesting upon approval of or consummation of the transactions contemplated by the merger agreement and will be converted solely into the right to receive, and shall become exchangeable for, 0.861 of a share of Equifax common stock. The Equifax common stock issued in exchange will remain subject to the same restrictions, including forfeiture in accordance with the terms of the grant.

Company Awards

        Each right to acquire or receive shares of TALX common stock or benefits measured by the value of shares of TALX common stock, and each award of any kind consisting of shares of TALX common stock that may be held, awarded, outstanding, payable, or reserved for issuance under TALX's benefit plans (other than options under TALX's stock option plans, rights granted under the ESPP, and TALX restricted stock), will, at the effective time of the merger, be deemed to be converted into the right to acquire or receive benefits measured by the value of such number of shares of Equifax common stock as determined in accordance with the terms of the merger agreement.

ESPP Shares

        Effective as of the close of business on the business day immediately prior to the date of the closing of the merger, and contingent upon consummation of the merger, the ESPP will be terminated and, subject to the next sentence, all rights to purchase shares of TALX under the ESPP will terminate. All cash amounts allocated to participating employees' accounts in the ESPP immediately prior to the termination of the ESPP will be used to acquire whole shares of TALX at a price to be determined in accordance with the terms of the ESPP.

Material United States Federal Income Tax Consequences

        The following discussion addresses the material United States federal income tax consequences of the merger to holders of TALX common stock. The discussion is based on the Code, Treasury regulations, administrative rulings and judicial decisions, all as currently in effect and all of which are subject to change (possibly with retroactive effect) and to differing interpretations. This discussion applies only to TALX shareholders that hold their TALX common stock as a capital asset within the meaning of Section 1221 of the Code, each of which we refer to in this section as a "holder." Further, this discussion does not address all aspects of United States federal taxation that may be relevant to a particular shareholder in light of its personal circumstances or to shareholders subject to special treatment under the United States federal income tax laws, including:

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  banks or trusts;

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  tax-exempt organizations;

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  insurance companies;

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  dealers in securities or foreign currency;

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  traders in securities who elect to apply a mark-to-market method of accounting;

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  pass-through entities and investors in such entities;

  •
  foreign persons;

  •
  shareholders who received their TALX common stock through the exercise of employee stock options, through a tax-qualified retirement plan, or otherwise as compensation; and

  •
  shareholders who hold TALX common stock as part of a hedge, straddle, constructive sale, conversion transaction, or other integrated investment.

        In addition, the discussion does not address any alternative minimum tax or any state, local, or foreign tax consequences of the merger.

        Each holder of TALX common stock should consult its tax advisor with respect to the particular tax consequences of the merger to such holder.

        The respective obligations of the parties to complete the merger are conditioned upon the delivery by each of Kilpatrick Stockton LLP, counsel to Equifax, and Bryan Cave LLP, counsel to TALX, of its opinion to the effect that, on the basis of the facts, assumptions, and representations set forth in such opinion and certificates to be obtained from officers of Equifax and TALX, the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code. Neither of these opinions is binding on the Internal Revenue Service or the courts, and neither TALX nor Equifax intends to request a ruling from the Internal Revenue Service regarding the United States federal income tax consequences of the merger. Consequently, no assurance can be given that the Internal Revenue Service will not assert, or that a court would not sustain, a position contrary to any of those set forth below. In addition, if any of the representations or assumptions upon which such opinions are based is inconsistent with the actual facts, the United States federal income tax consequences of the merger could be adversely affected. The remainder of this discussion assumes that the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

        The United States federal income tax consequences of the merger to a holder generally will depend on whether the holder exchanges its TALX common stock for cash, Equifax common stock, or a combination of cash and Equifax common stock.

Exchange Solely for Cash

        In general, if, pursuant to the merger, a holder exchanges all of the shares of TALX common stock actually owned by it solely for cash, that holder will recognize gain or loss equal to the difference between the amount of cash received and its adjusted tax basis in the shares of TALX common stock surrendered, which gain or loss generally will be long-term capital gain or loss if the holder's holding period with respect to the TALX common stock surrendered is more than one year at the effective time of the merger. If, however, the holder constructively owns shares of TALX common stock that are exchanged for shares of Equifax common stock in the merger or owns shares of Equifax common stock actually or constructively after the merger, the consequences to that holder may be similar to the consequences described below under the heading "Exchange for Equifax Common Stock and Cash," except that the amount of consideration, if any, deemed to be a dividend may not be limited to the amount of that holder's gain.

Exchange Solely for Equifax Common Stock

        If, pursuant to the merger, a holder exchanges all of the shares of TALX common stock actually owned by it solely for shares of Equifax common stock, that holder will not recognize any gain or loss except in respect of cash received instead of a fractional share of Equifax common stock (as discussed below). The aggregate adjusted tax basis of the shares of Equifax common stock received in the merger

(including fractional shares deemed received and redeemed as described below) will be equal to the aggregate adjusted tax basis of the shares of TALX common stock surrendered for the Equifax common stock, and the holding period of the Equifax common stock (including fractional shares deemed received and redeemed as described below) will include the period during which the shares of TALX common stock were held.

Exchange for Equifax Common Stock and Cash

        If, pursuant to the merger, a holder exchanges all of the shares of TALX common stock actually owned by it for a combination of Equifax common stock and cash, the holder will generally recognize gain (but not loss) in an amount equal to the lesser of (i) the amount of gain realized (i.e., the excess of the sum of the amount of cash and the fair market value of the Equifax common stock received pursuant to the merger over that holder's adjusted tax basis in its shares of TALX common stock surrendered) and (ii) the amount of cash received pursuant to the merger. For this purpose, gain or loss must be calculated separately for each identifiable block of shares surrendered in the exchange, and a loss realized on one block of shares may not be used to offset a gain realized on another block of shares. Holders should consult their tax advisors regarding the manner in which cash and Equifax common stock should be allocated among different blocks of TALX common stock. Any recognized gain will generally be long-term capital gain if the holder's holding period with respect to the TALX common stock surrendered is more than one year at the effective time of the merger. If, however, the cash received has the effect of the distribution of a dividend, the gain will be treated as a dividend to the extent of the holder's ratable share of accumulated earnings and profits as calculated for United States federal income tax purposes. See "—Possible Treatment of Cash as a Dividend" below.

        The aggregate tax basis of Equifax common stock received (including fractional shares deemed received and redeemed as described below) by a holder that exchanges its shares of TALX common stock for a combination of Equifax common stock and cash pursuant to the merger will be equal to the aggregate adjusted tax basis of the shares of TALX common stock surrendered for Equifax common stock and cash, reduced by the amount of cash received by the holder pursuant to the merger (excluding any cash received instead of a fractional share of Equifax common stock) and increased by the amount of gain (including any portion of the gain that is treated as a dividend as described below but excluding any gain or loss resulting from the deemed receipt and redemption of fractional shares described below), if any, recognized by the holder on the exchange. The holding period of the Equifax common stock (including fractional shares deemed received and redeemed as described below) will include the holding period of the shares of TALX common stock surrendered.

Possible Treatment of Cash as a Dividend

        In general, the determination of whether the gain recognized in the exchange will be treated as capital gain or has the effect of a distribution of a dividend depends upon whether and to what extent the exchange reduces the holder's deemed percentage stock ownership of Equifax. For purposes of this determination, the holder is treated as if it first exchanged all of its shares of TALX common stock solely for Equifax common stock and then Equifax immediately redeemed, which we refer to in this document as the "deemed redemption," a portion of the Equifax common stock in exchange for the cash the holder actually received. The gain recognized in the deemed redemption will be treated as capital gain if the deemed redemption is (i) "substantially disproportionate" with respect to the holder or (ii) "not essentially equivalent to a dividend."

        The deemed redemption will generally be "substantially disproportionate" with respect to a holder if the percentage described in (ii) below is less than 80% of the percentage described in (i) below. Whether the deemed redemption is "not essentially equivalent to a dividend" with respect to a holder will depend upon the holder's particular circumstances. At a minimum, however, in order for the deemed redemption to be "not essentially equivalent to a dividend," the deemed redemption must result in a "meaningful reduction" in the holder's deemed percentage stock ownership of Equifax. In general, that determination requires a comparison of (i) the percentage of the outstanding stock of Equifax that the holder is deemed actually and constructively to have owned immediately before the deemed redemption and (ii) the percentage of the outstanding stock of Equifax that is actually and constructively owned by the holder immediately after the deemed redemption. In applying the above tests, a holder may, under the constructive ownership rules, be deemed to own stock that is owned by other persons or stock underlying a holder's option to purchase such stock in addition to the stock actually owned by the holder.

        The Internal Revenue Service has ruled that a shareholder in a publicly held corporation whose relative stock interest is minimal (e.g., less than 1%) and who exercises no control with respect to corporate affairs is generally considered to have a "meaningful reduction" if that shareholder has a relatively minor (e.g., approximately 3%) reduction in its percentage stock ownership under the above analysis; accordingly, the gain recognized in the exchange by such a shareholder would be treated as capital gain.

        These rules are complex and dependent upon the specific factual circumstances particular to each holder. Consequently, each holder that may be subject to these rules should consult its tax advisor as to the application of these rules to the particular facts relevant to such holder.

Cash Received Instead of a Fractional Share

        A holder who receives cash instead of a fractional share of Equifax common stock will generally be treated as having received such fractional share and then as having received such cash in redemption of the fractional share. Gain or loss generally will be recognized based on the difference between the amount of cash received instead of the fractional share and the portion of the holder's aggregate adjusted tax basis of the shares of TALX common stock exchanged in the merger which is allocable to the fractional share. Such gain or loss generally will be long-term capital gain or loss if the holding period for such shares of TALX common stock is more than one year at the effective time of the merger.

Accounting Treatment

        Equifax intends to treat the merger as a purchase by Equifax under U.S. generally accepted accounting principles. Under the purchase method of accounting, the tangible and identifiable intangible assets and liabilities of TALX will be recorded, as of the date the merger is completed, at their respective fair values. The excess of the purchase price over the net assets acquired will be recorded as goodwill. Goodwill resulting from the merger will not be amortized, but will be reviewed for impairment at least annually.

        Financial statements and reported results of operations of Equifax issued after completion of the merger will not be restated retroactively to reflect the historical financial position or results of operations of TALX.

Regulatory Matters Related to the Merger

HSR Act and Antitrust

        The merger is subject to the requirements of the HSR Act, and the rules promulgated under the HSR Act by the FTC, which prevent transactions such as the merger from being completed until required information and materials are furnished to the DOJ, and the FTC and the applicable waiting period is terminated or expires. On March 6, 2007, Equifax and TALX filed the requisite Pre-Merger Notification and Report Forms under the HSR Act with the DOJ and the FTC and the waiting period expired on April 5, 2007. Even though the waiting period has expired, the DOJ, the FTC, or others may still challenge the merger on antitrust grounds. Accordingly, at any time before or after the completion of the merger, any of the DOJ, the FTC, or others could take action under the antitrust laws as it deems necessary or desirable in the public interest, including without limitation seeking to enjoin the completion of the merger or permitting completion subject to regulatory concessions or conditions.

Other Regulatory Matters

        The merger may be subject to certain regulatory requirements of other municipal, state, and federal governmental agencies and authorities, including those relating to the offer and sale of securities. We are currently working to evaluate and comply in all material respects with these requirements, as appropriate, and do not currently anticipate that they will hinder, delay, or restrict completion of the merger.

Merger Fees, Costs, and Expenses

        All expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring those expenses, except the expenses incurred in connection with the filing fee for the registration statement of which this document is a part and the printing and mailing of this document will be shared equally by Equifax and TALX, and Equifax has agreed to pay the filing fees for the notification and report forms filed under the HSR Act.

Dissenters' Rights of Appraisal

        Missouri law provides certain rights to shareholders who dissent from certain corporate actions, including the proposed merger. The following is a summary of the material provisions of Missouri law relating to the dissenters' rights of shareholders and is qualified in its entirety by reference to the provisions of Section 351.455 of the MBCL, which is attached in full as Appendix D to this document. You are encouraged to read Appendix D in its entirety. Under the provisions of the MBCL, if the merger agreement is approved at the special meeting and the proposed merger is consummated, any shareholder of TALX who objects to the proposed merger and who fully complies with Section 351.455 of the MBCL will be entitled to demand and receive payment in cash of an amount equal to the fair value of the shareholder's shares of TALX common stock in lieu of any merger consideration.

        The availability of dissenters' rights is conditioned upon full compliance with a complicated procedure set forth in the MBCL. Failure to timely and properly comply with the procedures specified will result in the complete loss of dissenters' rights. In order to be eligible to exercise the right to dissent, you must:

  •
  own TALX common stock as of the record date for the meeting of shareholders at which the merger agreement is submitted to a vote;

  •
  file with TALX before or at such meeting a written objection to such merger agreement;

  •
  not vote your shares of TALX common stock in favor of the merger agreement; and

  •
  make a written demand on Merger Sub, the surviving corporation in the merger, within 20 days after the merger is consummated for payment of the fair value of your shares as of the day before the date on which the vote was taken approving the merger agreement.

        All written communications from shareholders with respect to the assertion of dissenters' rights should be mailed to TALX at: 11432 Lackland Road, St. Louis, Missouri 61346, Attention: Craig S. Ingraham. Voting against, abstaining from voting, or failing to vote on the proposal to approve the merger agreement is not enough to satisfy the requirements to assert dissenters' rights under the MBCL. A shareholder of TALX who wishes to dissent from the merger must, as an initial matter, comply with all of the conditions listed above. Any shareholder who (i) fails to file a written objection with TALX prior to or at the meeting of shareholders, (ii) votes in favor of the merger agreement, or (iii) fails to make a written demand on Merger Sub within the 20 day period following consummation of the merger will be conclusively presumed to have consented to the merger agreement and will be bound by the terms of the merger agreement, will not be deemed to be a dissenting shareholder and will receive the merger consideration provided for in the merger agreement.

        If, within 30 days after the date on which the merger was effected, the value of such shares is agreed upon between the dissenting shareholder and Merger Sub, payment for those shares shall be made within 90 days after the date on which the merger was effected, upon the surrender of the dissenting shareholder's certificates representing such shares. Upon payment of the agreed value, the dissenting shareholder will cease to have any interest in such shares or in Merger Sub.

        If the dissenting shareholder and Merger Sub do not agree on the fair value of the shares within 30 days after consummation of the merger, the dissenting shareholder may, within 60 days after the expiration of the 30-day period, file a petition in any court of competent jurisdiction within the county in which the registered office of Merger Sub is situated, asking for a finding and a determination of the fair value of the shares. The dissenting shareholder will be entitled to judgment against Merger Sub for the amount of such fair value as of the day prior to the date on which such vote was taken approving the merger agreement, together with interest thereon to the date of judgment. The judgment is payable only upon and simultaneously with the surrender to Merger Sub of the certificates representing such shares. Upon payment of the judgment, the dissenting shareholder will cease to have any interest in such shares or in Merger Sub. Unless the dissenting shareholder files the petition within such 60-day period, the shareholder and all persons claiming under such shareholder will be presumed conclusively to have approved and ratified the merger agreement, and will be bound by the terms thereof.

        Shareholders should be aware that investment banking opinions as to the fairness, from a financial point of view, of the consideration payable in a merger are not opinions as to fair value under the MBCL.

        Section 351.455 of the MBCL sets forth the exclusive remedy to a dissenting shareholder with respect to the merger, except in the case of fraud or lack of authorization for the transaction. The right of a dissenting shareholder to be paid the fair value of such shareholder's shares as provided under the MBCL will cease should TALX abandon the merger.

        Shareholders should note that dissenting shareholders will recognize gain or loss for federal income tax purposes on cash paid to them in satisfaction of the fair value of their shares, and should consult their tax advisors accordingly. See "The Merger—Material United States Federal Income Tax Consequences" beginning on page 59.

        Failure by any shareholder to follow the complex steps required by the MBCL for properly asserting dissenters' rights may result in the loss of those rights. If you are considering dissenting from the approval of the merger agreement and asserting your dissenters' rights under the MBCL, you should carefully review the provisions set forth in Appendix D and consult your legal advisor so as to assure compliance with the required procedures.

        Under the shareholder agreement, which is described in more detail under the heading "—Shareholder Agreement" beginning on page 52, William W. Canfield agreed to waive, and not to exercise or assert, any dissenters' or similar rights under Section 351.455 of the MBCL or other applicable law in connection with the merger.

Resale of Equifax Common Shares

        In general, shares of Equifax common stock issued to TALX shareholders pursuant to the merger agreement will be freely transferable, except for any shares received by any TALX shareholder who may be deemed to be an "affiliate" of TALX or Equifax under the Securities Act. Affiliates generally include individuals or entities that control, are controlled by, or are under common control with a company. Affiliates may sell their shares of Equifax common stock received in the merger only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 145(d) of the Securities Act, or another applicable exemption under the Securities Act. Equifax's registration statement on Form S-4, of which this document constitutes a part, does not cover the resale after the merger of Equifax common stock held by affiliates.

Repurchase of Equifax Common Stock

        Subject to applicable law, Equifax may, at various times as price and conditions warrant, repurchase shares of its common stock. In connection with the merger, the Equifax board of directors increased its share repurchase authorization by $400 million, bringing its total repurchase authorization, to $783 million as of February 14, 2007. Authorization of this increase was contingent upon the completion of the merger. Through open market and privately negotiated share repurchases after the completion of the merger, Equifax intends to repurchase approximately $700 million of its common stock with a goal of acquiring during the six-month period following the merger a significant portion of the shares to be issued in the merger, subject to market conditions and applicable securities laws. Regulation M under the federal securities laws prohibits Equifax from bidding for or repurchasing its common stock during the period commencing with the mailing of this document through the date of TALX's special meeting. Accordingly, from the date of the mailing of this document through the date of TALX's special meeting, Equifax will not repurchase its common stock. Equifax anticipates that purchases pursuant to its repurchase program will recommence following the TALX special meeting.

New York Stock Exchange Listing; Delisting and Deregistration of TALX Common Stock

        It is a condition to the merger that the shares of Equifax common stock issuable in the merger be approved for listing on the NYSE, subject to official notice of issuance. If the merger is completed, shares of TALX common stock will cease to be listed on the NASDAQ Global Select Market, and its shares will be deregistered under the Exchange Act.

INFORMATION ABOUT THE TALX SPECIAL MEETING

General; Date; Time and Place; Purposes of the Meeting

        The enclosed proxy is solicited on behalf of TALX's board of directors for use at a special meeting of shareholders to be held on May 15, 2007, at 2:00 p.m., St. Louis time, or at any adjournments or postponements of the special meeting, for the purposes set forth in this document and in the accompanying notice of special meeting. The special meeting will be held at the Ritz-Carlton of St. Louis, 100 Carondelet Plaza, St. Louis, Missouri. This document and the accompanying proxy card are being mailed on or about April 13, 2007 to all shareholders entitled to vote at the special meeting.

        At the special meeting, shareholders will be asked to consider and vote upon proposals to:

  •
  approve the merger agreement, which provides for the merger of TALX with and into Merger Sub, with Merger Sub continuing as the surviving corporation in the merger as a direct wholly-owned subsidiary of Equifax, and the conversion of each outstanding share of TALX common stock into the right to receive (i) 0.861 of a share of Equifax common stock, or (ii) $35.50 in cash;

  •
  adjourn the special meeting if necessary or appropriate to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement; and

  •
  transact such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

        TALX does not expect a vote to be taken on any other matters at the special meeting. If any other matters are properly presented at the special meeting for consideration, however, the holders of the proxies, if properly authorized, will have discretion to vote on these matters in accordance with their best judgment.

Record Date and Voting Information

        Shareholders of record of TALX common stock at the close of business on April 4, 2007, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting and any adjournments thereof. At the close of business on the record date, 31,815,804 shares of TALX common stock were outstanding and entitled to vote. A list of shareholders will be available for review at TALX's executive offices during regular business hours beginning five business days before the special meeting is to take place, and continuing to the date of the special meeting, and will be available for review at the special meeting or any adjournment thereof. Each holder of record of TALX common stock on the record date will be entitled to one vote on each matter submitted to shareholders for approval at the special meeting for each share held. If you sell or transfer your shares of TALX common stock after the record date but before the special meeting, you will transfer the right to receive the per share merger consideration, if the merger is completed, to the person to whom you sell or transfer your shares, but you will retain your right to vote at the special meeting.

        All votes will be tabulated by the inspector of election appointed for the special meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes. Brokers who hold shares in "street name" for clients typically have the authority to vote on "routine" proposals when they have not received instructions from beneficial owners. Absent specific instructions from the beneficial owner of the shares, however, brokers are not allowed to exercise their voting discretion with respect to the approval of non-routine matters, such as approval of the merger agreement. Proxies submitted without a vote by brokers on these matters are referred to as "broker non-votes."

        The obligation of Equifax and TALX to complete the merger is subject to the condition that holders of at least two-thirds of the shares of TALX common stock outstanding on the record date approve the merger agreement. If TALX's shareholders fail to approve the merger agreement at the TALX special meeting, each of Equifax and TALX will have the right to terminate the merger agreement. See "The Merger Agreement—Termination of the Merger Agreement" beginning on page 89.

        As of the record date, the directors and current executive officers of TALX are entitled to vote, in the aggregate, 1,939,298 shares of TALX common stock, representing approximately 6.1% of the outstanding shares of TALX common stock. Pursuant to a shareholder agreement, dated February 14, 2007, between Equifax and William W. Canfield, the Chairman, President, and Chief Executive Officer of TALX, Mr. Canfield has agreed to vote all of his shares of TALX common stock "FOR" the approval of the merger agreement. In addition, the other directors and current executive officers of TALX have informed TALX that they intend to vote all of their shares of TALX common stock "FOR" the approval of the merger agreement and "FOR" the meeting adjournment proposal.

Quorum

        Shares entitled to vote at the special meeting may take action on a matter at the special meeting only if a quorum of those shares exists with respect to that matter. The presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares of TALX common stock entitled to vote at the special meeting will constitute a quorum for the transaction of business at the special meeting. If a share is represented for any purpose at the special meeting, it will be deemed present for purposes of determining whether a quorum exists.

        Any shares of TALX common stock held in treasury by TALX are not considered to be outstanding on the record date or otherwise entitled to vote at the special meeting for purposes of determining a quorum.

        Shares represented by proxies reflecting abstentions and properly executed broker non-votes are counted for purposes of determining whether a quorum exists at the special meeting.

Recommendation of TALX's Board of Directors

        The TALX board of directors recommends that you vote "FOR" approval of the merger agreement.

How to Vote

        You can vote in person by completing a ballot at the TALX special meeting, or you can vote before the TALX special meeting by proxy. Even if you plan to attend the meeting, we encourage you to vote your shares as soon as possible by proxy. You can vote by proxy using the Internet, by telephone, or by mail, as discussed below.

        Vote by Internet:    You can vote your shares using the Internet. With the enclosed proxy card in hand, go to the web site indicated on the proxy card and follow the instructions. Internet voting is available twenty-four hours a day, seven days a week until 11:59 p.m. Eastern time on May 14, 2007. You will be given the opportunity to confirm that your instructions have been properly recorded. If you vote on the Internet, you do NOT need to return your proxy card.

        Vote by Telephone:    You can vote your shares by telephone if you have a touch-tone telephone. With the enclosed proxy card in hand, call the toll-free telephone number shown on the proxy card and follow the instructions. Telephone voting is available twenty-four hours a day, seven days a week until 11:59 p.m. Eastern time on May 14, 2007. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote by telephone, you do NOT need to return your proxy card.

        Vote by Mail:    If you prefer to vote by mail, mark the proxy card, date and sign it, and return it in the postage-paid envelope provided. If you sign the proxy card but do not specify how you want your shares to be voted, your shares will be voted in accordance with the directors' recommendation on the proposals. All properly executed proxy cards received before the polls are closed at the TALX special meeting, and not revoked or superseded, will be voted at the TALX special meeting in accordance with the instructions indicated by those proxy cards.

        Registered Owners:    If your shares of TALX common stock are registered directly in your name with TALX's transfer agent, Mellon Investor Services, you are considered a "registered shareholder" with respect to those shares. If this is the case, the proxy materials have been sent or provided directly to you by TALX.

        Beneficial Owners:    If you hold your TALX common shares in "street name" or "beneficial name" (that is, you hold your shares through a broker, bank, or other nominee), the proxy materials have been forwarded to you by your brokerage firm, bank, or other nominee, or their agent which is considered the shareholder of record with respect to these shares. As the beneficial holder, you have the right to direct your broker, bank, or other nominee as to how to vote your shares by using the voting instruction form or proxy card included in the proxy materials, or by voting via telephone or the Internet, but the scope of your rights depends upon the voting processes of the broker, bank, or other nominee. Please follow the voting instructions provided by your brokerage firm, bank, or other nominee, or their agent carefully.

Expenses of Solicitation

        This proxy statement is being furnished in connection with the solicitation of proxies by TALX's board of directors. TALX and Equifax have agreed to share equally all costs and expenses incurred in connection with the filing fee for the registration statement on Form S-4 of which this document forms a part, as well as the costs of printing and mailing this document. TALX will bear any other expenses associated with the solicitation of proxies. TALX has engaged the services of Mellon Investor Services to solicit proxies and to assist in the distribution of proxy materials. In connection with its retention by TALX, Mellon Investor Services has agreed to provide consulting and analytic services and to assist in the solicitation of proxies, primarily from banks, brokers, institutional investors, and individual shareholders. TALX has agreed to pay Mellon Investor Services a fee of $9,500 plus reasonable out-of-pocket expenses for its services. Copies of solicitation materials will also be furnished to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of TALX common stock beneficially owned by others to forward to these beneficial owners. TALX may reimburse persons representing beneficial owners of TALX common stock for their costs of forwarding solicitation materials to the beneficial owners. In addition to the solicitation of proxies by mail, solicitation may be made personally, by telephone, and by fax, and TALX may pay persons holding shares for others their expenses for sending proxy materials to their principals. In addition to solicitation by the use of the mails, proxies may be solicited by TALX's directors, officers, and employees in person or by telephone, e-mail, or other means of communication. No additional compensation will be paid to TALX's directors, officers, or employees for their services.

Revocation of Proxies

        Any person giving a proxy pursuant to this solicitation has the power to revoke and change it at any time before it is voted. It may be revoked and changed by filing a written notice of revocation with the Corporate Secretary of TALX at TALX's headquarters, 11432 Lackland Road, St. Louis, Missouri 63146, by submitting in writing a proxy bearing a later date, or by attending the special meeting and voting in person. Attendance at the special meeting will not, by itself, revoke a proxy. If you have given voting instructions to a broker, bank, or other nominee that holds your shares in "street name," you may revoke those instructions by following the directions given by the broker, bank, or other nominee.

Householding

        Some banks, brokers, and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. Accordingly, in some instances, only one copy of this proxy statement is being delivered to multiple shareholders sharing an address, unless we have received instructions from one or more of the shareholders to continue to deliver multiple copies.

        Once you have received notice from your broker or TALX that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. You may request to receive at any time a separate copy of the proxy statement and all appendices, by sending a written request to TALX Corporation, Attention: Investor Relations, 11432 Lackland Road, St. Louis, Missouri 63146 or by telephoning (314) 214-7252.

Adjournments

        If the special meeting is adjourned to a different place, date, or time, TALX need not give notice of the new place, date, or time if the new place, date, or time is announced at the meeting before adjournment, unless the adjournment is for more than 90 days after the date fixed for the original meeting. If a new record date is or must be set for the adjourned meeting, notice of the adjourned meeting shall be given to persons who are shareholders as of the new record date.

Attending the Special Meeting

        In order to attend the special meeting in person, you must be a shareholder of record on the record date, hold a valid proxy from a record holder, or be an invited guest of TALX. You will be asked to provide proper identification at the registration desk on the day of the meeting or any adjournment of the meeting.

Your vote is important. Please sign, date, and return your proxy card or submit your proxy and/or voting instructions by telephone or through the Internet promptly.

THE MERGER AGREEMENT

        The following is a summary of selected provisions of the merger agreement. While Equifax and TALX believe that this description covers the material terms of the merger agreement, it may not contain all of the information that is important to you and is qualified in its entirety by reference to the merger agreement, which is attached as Appendix A and is incorporated by reference in its entirety into this document. We urge you to read the merger agreement carefully and in its entirety.

The Merger

        The Equifax board of directors and the TALX board of directors each unanimously approved the merger agreement, the merger, and the other transactions contemplated by the merger agreement. The merger agreement contemplates the merger of TALX with and into Merger Sub. At the effective time of the merger, the separate corporate existence of TALX will cease, and Merger Sub will continue as the surviving entity and a wholly-owned subsidiary of Equifax. Each share of Equifax common stock issued and outstanding at the effective time of the merger will remain issued and outstanding as one share of common stock of Equifax, and each share of TALX common stock issued and outstanding at the effective time of the merger will be converted into the right to receive either cash or Equifax common stock, subject to the election and allocation procedures described below. See "—Merger Consideration" below.

        Merger Sub's articles of incorporation and bylaws will be the articles of incorporation and bylaws of the surviving corporation after the effective time of the merger. Merger Sub will file an amendment to its articles of incorporation changing its name to TALX Corporation. At the effective time of the merger, William W. Canfield, the Chairman of the Board and Chief Executive Officer and President of TALX will be appointed to the Equifax board of directors. The directors and officers of Merger Sub will continue as the directors and officers of the surviving corporation after the merger.

Closing and Effectiveness of the Merger

        The closing of the merger will occur on the first business day after the satisfaction or waiver of all of the closing conditions provided in the merger agreement, except for those conditions that, by their terms, are to be satisfied at the closing (but subject to the satisfaction or waiver of those conditions), or on such other date as Equifax and TALX may agree in writing. See "—Conditions to the Merger" beginning on page 87.

        Shortly after the closing, TALX and Merger Sub will file summary articles of merger with the Secretary of State of the State of Missouri. At that time, or at such later time as may be agreed by the parties in writing and specified in the articles of merger, the merger will become effective.

Merger Consideration

        As a result of the merger, TALX shareholders will have the right, with respect to each of their shares of TALX common stock, to elect to receive either $35.50 in cash or 0.861 of a share of Equifax common stock, subject to proration as described below. TALX shareholders may specify different elections with respect to different shares held by them (for example, a shareholder with 100 shares could make a cash election with respect to 40 shares and a stock election with respect to the other 60 shares).

Non-Electing Shares

        TALX shareholders who make no election, or who do not make a valid election, with respect to any or all of their shares of TALX common stock will be deemed not to have made an election as to those shares. TALX shareholders holding shares of TALX common stock as to which no election has been made may receive, in respect of those shares, cash, Equifax common stock, or a mix of cash and shares of Equifax common stock depending on, and after giving effect to, the number of valid cash elections and stock elections that have been made by other TALX shareholders using the proration adjustment described below.

Election Limitations

        The number of shares of TALX common stock that will be converted into Equifax common stock in the merger is fixed at 75% of the total number of shares of TALX common stock outstanding immediately before completion of the merger. The remainder of the shares will be converted into $35.50 per share in cash, without interest. Therefore, the cash and stock elections made by TALX shareholders are subject to proration to preserve this requirement regarding the total number of shares of Equifax common stock to be issued and the aggregate amount of cash to be paid in the merger. As a result, depending on the overall elections made by TALX shareholders, they could receive cash or Equifax common stock for more or fewer TALX shares than specified in their elections. However, except to the extent a TALX shareholder validly exercises his, her, or its dissenters' rights, each share of TALX common stock held by a TALX shareholder will be converted into either the stock or cash consideration described herein upon completion of the merger.

Proration if Too Much Stock is Elected

        If TALX shareholders elect to receive more shares of Equifax common stock than Equifax is required to issue in the merger, then:

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  TALX shareholders who elect to receive cash or who have made no election for shares of TALX common stock will receive cash for their shares of TALX common stock; and

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  TALX shareholders who elected to receive Equifax common stock for shares of TALX common stock will receive for those shares of TALX common stock a pro rata portion of the available shares of Equifax common stock plus cash for those shares of TALX common stock not converted into Equifax common stock.

Proration if Too Much Cash is Elected

        If TALX shareholders elect to receive fewer shares of Equifax common stock than Equifax is required to issue in the merger, then TALX shareholders who elected to receive Equifax common stock for shares of TALX common stock will receive Equifax common stock for their shares of TALX common stock, and those TALX shareholders who have elected cash or have made no election for shares of TALX common stock will be treated in the following manner:

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  If the number of shares held by TALX shareholders as to which no election has been made is sufficient to make up the shortfall in the number of shares of Equifax common stock that Equifax is required to issue in the merger under the merger agreement, then all TALX shareholders who elected cash for their shares of TALX common stock will receive cash for those shares of TALX common stock, and those shareholders who made no election for their shares of TALX common stock will receive, pro rata, a combination of cash and Equifax common stock for those shares of TALX common stock in whatever proportion is necessary to make up the shortfall.

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  If the number of shares held by TALX shareholders as to which no election has been made is insufficient to make up the shortfall, then all of those shares will be converted into Equifax common stock and those TALX shareholders who elected to receive cash for their shares of TALX common stock will receive, pro rata, a combination of cash and Equifax common stock for those shares of TALX common stock in whatever proportion is necessary to make up the shortfall.

Treasury Shares and Shares Held by Equifax or TALX

        Any shares of TALX common stock owned immediately prior to the completion of the merger by TALX or Equifax (other than shares held by either in a fiduciary or agency capacity or in satisfaction of prior debts) will be cancelled and retired and will cease to exist, and no consideration will be delivered in exchange for those shares.

TALX Stock Options

        Upon shareholder approval of the merger, each outstanding option to purchase shares of TALX common stock granted under TALX's stock-based compensation and benefit plans (other than rights under the TALX 2006 Employee Stock Purchase Plan described below), whether vested or unvested, will be converted into an option to acquire a number of shares of Equifax common stock (rounded down to the nearest whole number) obtained by multiplying the number of shares of TALX common stock subject to the TALX stock option immediately prior to the effective time of the merger by 0.861, which we refer to as the exchange ratio. The exercise price per share (rounded up to the nearest whole cent) will be obtained by dividing the exercise price per share of TALX common stock of such TALX stock option immediately prior to the effective time of the merger by the exchange ratio. Following the effective time of the merger, each such option will continue to be governed by the same terms and conditions as were applicable to the option immediately prior to the effective time of the merger; provided, that each TALX option will be converted into an option to acquire Equifax common stock.

TALX Restricted Stock

        Immediately prior to the effective time of the merger or upon shareholder approval of the merger (depending on the plan under which such shares were granted), each share of TALX restricted stock outstanding prior to the date of the merger agreement will become fully vested and no longer subject to forfeiture, and will, at the effective time of the merger, be converted into the right to receive the cash or stock merger consideration.

        Each grant of shares of TALX restricted stock following the execution of the merger agreement and prior to the closing of the merger must be made consistent with past practice, approved in advance by Equifax (such approval not to be unreasonably withheld or delayed), made subject to the condition that the proposed recipient provide TALX with an irrevocable election and agreement to receive only shares of Equifax stock as merger consideration (and the right, if any, to receive cash in lieu of fractional shares) in the merger, and contain a five-year vesting schedule that will not accelerate as a result of the merger.

ESPP Shares

        Effective as of the close of business on the business day immediately prior to the date of the closing of the merger, the TALX 2006 Employee Stock Purchase Plan will be terminated and, subject to the following sentence, all rights to purchase shares of TALX common stock under the ESPP will terminate. All amounts allocated to participating employees' accounts in the ESPP immediately prior to the termination of the ESPP will be used to acquire whole shares of TALX common stock at a price to be determined in accordance with the terms of the ESPP, and each such participating employee will be given a reasonable opportunity to make an election to receive cash or Equifax common stock in exchange for such shares as a result of the merger.

Other Stock Awards

        At the effective time of the merger, each right of any kind, contingent or accrued, to acquire or receive TALX common stock or benefits measured by the value of TALX common stock, and each award of any kind consisting of TALX common stock that may be held, awarded, outstanding, payable, or reserved for issuance under the stock-based compensation and benefit plans of TALX, other than outstanding options to purchase TALX common stock, rights granted under the ESPP, and restricted stock, will be deemed to be converted into the right to acquire or receive benefits measured by the value of the number of shares of Equifax common stock obtained by multiplying the number of shares of TALX common stock subject to such award immediately prior to the effective time of the merger by the exchange ratio. Subject to adjusting the exercise price in the same manner described above, each such right will otherwise be subject to the terms and conditions applicable to such right under the relevant TALX compensation or benefit plan.

Conversion of Shares; Exchange of Certificates; Elections as to Form of Consideration

        Conversion of TALX common stock into the right to receive the merger consideration will occur automatically upon completion of the merger, except for shares of TALX common stock held by shareholders that properly seek to exercise their right to dissent from the merger and obtain appraisal of the fair value of their shares under Missouri law. For information regarding dissenters' rights, see "—Dissenters' Rights of Appraisal" beginning on page 63.

        As of the closing of the merger, Equifax will deposit in trust with the exchange agent certificates representing the shares of Equifax common stock issuable in the merger and cash sufficient to pay the cash consideration and the cash to be paid instead of fractional shares of Equifax common stock and any accrued dividends or other distributions declared after the closing date of the merger with respect to Equifax common stock into which shares of TALX common stock may have been converted.

        As soon as reasonably practicable after the effective time of the merger, and promptly following its calculation of the number and amount of valid stock and cash elections and its receipt of properly completed transmittal materials, Computershare Investor Services, LLC, as exchange agent, will exchange certificates representing shares of TALX common stock for the merger consideration pursuant to the terms of the merger agreement.

Election Form

        Accompanying this document is an election form. The election form will allow a TALX shareholder to elect to receive cash or Equifax common stock for each share of TALX common stock held by the holder. The exchange agent will also make available election forms to holders of TALX common stock who request such forms before the election deadline described below.

        Holders of TALX common stock who wish to elect the type of merger consideration they will receive if the merger is completed should carefully review and follow the instructions set forth in the election form. Shareholders who hold their shares in "street name" should follow the instructions of their broker, bank, or other nominee to make an election with respect to those shares. The election deadline is 5:00 p.m., Eastern time, on May 14, 2007, which is the day prior to the date of the special meeting. Shares of TALX common stock as to which the holder has not made a valid election before the election deadline will be treated as though no election has been made. The election deadline will occur before the date the merger is completed. Consequently, when a TALX shareholder makes an election to receive cash or Equifax common stock, he or she will not know what the market price of a share of Equifax common stock will be, and accordingly will not know what the indicated value of the merger consideration for each share of TALX common stock that is converted in the merger into a share of Equifax common stock will be as of completion of the merger. We expect that the market price of Equifax common stock will fluctuate both before and after the election deadline and the completion of the merger.

        To make an election, a holder of TALX common stock must submit a properly completed election form and return it, so that the form is actually received by the exchange agent at or before the election deadline in accordance with the instructions on the election form.

        Generally, an election may be revoked or changed, but only by written notice received by the exchange agent before the election deadline (accompanied by a new properly completed and signed election form in the event of a changed election).

        Shareholders will not be entitled to revoke or change their elections following the election deadline. Shares of TALX common stock as to which a holder has not made a valid election prior to the election deadline, including as a result of revocation, will be deemed non-electing shares. If it is determined that any purported election was not properly made, the purported election will be deemed to be of no force or effect and the holder making the purported election will be deemed not to have made an election for these purposes, unless a proper election is subsequently made on a timely basis.

        Within five business days of the closing of the merger, Equifax and the exchange agent will calculate the number and amount of valid cash and stock elections made by TALX shareholders. The validity of any election will be determined solely by Equifax, in the exercise of its reasonable discretion. Until Equifax and the exchange agent complete this calculation, a former holder of TALX common stock may not be able to sell or otherwise dispose of the shares of Equifax common stock, if any, to which such holder is entitled.

Letter of Transmittal

        Prior to or promptly following the effectiveness of the merger, the exchange agent will send a letter of transmittal to only those persons who were TALX shareholders immediately prior to completion of the merger. This mailing will contain instructions on how to surrender shares of TALX common stock in exchange for the merger consideration the holder is entitled to receive. If a certificate for TALX common stock has been lost, stolen, or destroyed, the exchange agent will issue the consideration properly payable following its receipt of the required ownership evidence with respect to the share ownership evidenced by such lost, stolen, or destroyed certificate.

Dividends and Distributions

        Until TALX common stock certificates (or other appropriate evidence of share ownership) are surrendered for exchange, any dividends or other distributions declared after the effectiveness of the merger with respect to Equifax common stock into which shares of TALX common stock may have been converted will accrue but will not be paid. When duly surrendered, Equifax will pay any unpaid dividends or other distributions, without interest. After the effective time, there will be no transfers on the stock transfer books of TALX of any shares of TALX common stock.

Withholding

        The exchange agent will be entitled to deduct and withhold from the merger consideration payable to any TALX shareholder the amounts it is required to deduct and withhold under any federal, state, local, or foreign tax laws.

Fractional Shares

        No fractional shares of Equifax common stock will be issued to any TALX shareholder upon surrender of certificates previously representing shares of TALX common stock. Instead, a cash payment, without interest, will be paid in an amount equal to the product of (i) the fractional part of a share of Equifax common stock such shareholder would otherwise be entitled to receive (rounded to the nearest one-hundredth of a share) and (ii) the average of the closing sale price for a share of Equifax common stock reported on the NYSE for each of the five consecutive trading days ending on and including the last trading day prior to the closing date of the merger.

Adjustments to Prevent Dilution

        If, between the date of the merger agreement and the effective time of the merger, the number of issued and outstanding shares of TALX common stock or securities convertible or exchangeable into or exercisable for shares of TALX common stock changes, or the number of issued and outstanding shares of Equifax common stock or securities convertible or exchangeable into or exercisable for shares of Equifax common stock, has changed as a result of a distribution, reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, then the merger consideration will be equitably adjusted to eliminate the effects of such event on the merger consideration.

Representations and Warranties

        The merger agreement contains various representations and warranties of TALX, Equifax, and Merger Sub that the parties to the merger agreement made to and solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure letters that the parties exchanged in connection with signing the merger agreement. These disclosure letters contain information that modifies, qualifies, and creates exceptions to the representations and warranties set forth in the merger agreement. Moreover, the representations and warranties in the merger agreement (i) are subject to materiality standards contained in Sections 5.1 and 5.2 of the merger agreement which may differ from what may be viewed as material by investors, (ii) in certain cases, were used for the purpose of allocating risk among the parties rather than establishing matters as facts, and (iii) were only made as of the date of the merger agreement and are modified in important part by the underlying disclosure letters. Accordingly, investors and shareholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in TALX's public disclosures.

Mutual Representations of Equifax and TALX

        The representations and warranties that are made by both Equifax and TALX relate generally to:

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  organization, good standing, and qualification;

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  capital structure;

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  corporate authority, approval, and financial advisor opinions;

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  governmental filings, absence of violations of governing documents, law, and contracts, and consent requirements;

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  SEC filings and financial statements;

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  absence of specified material adverse effects and certain other changes;

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  litigation and liabilities;

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  employee benefits;

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  compliance with laws and license requirements;

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  certain contracts;

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  real property and other assets;

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  tax matters;

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  intellectual property;

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  security, privacy policies, and data use;

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  insurance; and

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  brokers and finders.

Additional Representations of TALX and Equifax

        In addition to the representations and warranties described above:

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  TALX also provides representations and warranties that relate generally to:

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  takeover statutes; and

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  labor matters; and

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  Equifax also provides representations and warranties that relate generally to:

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  the absence of ownership of TALX shares; and

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  sufficiency of funds available to consummate the transactions contemplated by the merger agreement.

        Although both Equifax and TALX provide a representation and warranty with respect to several of the same categories, TALX's representations and warranties are generally more comprehensive than Equifax's.

Material Adverse Effect

        Certain representations and warranties of Equifax and TALX are qualified as to materiality or as to "material adverse effect." When used with respect to Equifax or TALX, material adverse effect means a change, circumstance, effect, event, or occurrence that would prevent, impair, or materially delay the ability of Equifax or TALX to consummate the merger or be materially adverse to the financial condition, properties, assets, liabilities, business, or results of operations of Equifax or TALX and their respective subsidiaries, as applicable, taken as a whole, but excluding any such effect resulting from or arising in connection with:

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  in the case of TALX, the announcement of the filing by the FTC of any complaint in connection with the pending FTC investigation of TALX, the incurrence by TALX (or any of its subsidiaries) of any costs associated with the defense of any such complaint or any divestiture or payment pursuant to any order of or settlement with the FTC in connection with such investigation which is permitted by the terms of the merger agreement;

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  acts or omissions of a party taken with the written consent of the other party;

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  the economy, political conditions, or the financial markets in general (including any changes resulting from terrorist activities, war, or other armed hostilities affecting the industries in which Equifax or TALX and their respective subsidiaries participate) not (i) primarily relating only to (or having the effect of primarily relating only to) TALX or Equifax and their respective subsidiaries, or (ii) having a disproportionately adverse effect on TALX or Equifax or their respective subsidiaries relative to other companies of similar size operating in the same industries in which TALX or Equifax and their respective subsidiaries operate;

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  general changes in the industries in which Equifax or TALX and their respective subsidiaries operate not (i) primarily relating only to (or having the effect of primarily relating only to) TALX or Equifax and their respective subsidiaries, or (ii) having a disproportionately adverse effect on TALX or Equifax and their respective subsidiaries relative to other companies of similar size operating in the same industries in which TALX or Equifax and their respective subsidiaries operate;

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  changes in law not primarily relating only to (or having the effect of primarily relating only to) Equifax or TALX and their respective subsidiaries, or any industry from which Equifax or TALX derives a material amount of earnings or revenues;

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  changes in accounting principles after the date of the merger agreement not (i) primarily relating only to (or having the effect of primarily relating only to) TALX or Equifax and their respective subsidiaries, or (ii) having a disproportionately adverse effect on TALX or Equifax and their respective subsidiaries relative to other companies of similar size operating in the same industries in which TALX or Equifax and their respective subsidiaries operate;

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  any change in the market price or trading volume of TALX's or Equifax's shares of common stock, or any failure by Equifax or TALX to meet internal or published revenue or earnings projections for any period on or after the date of the merger agreement; or

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  the execution, announcement, or performance of the merger agreement or the transactions contemplated thereby.

Acquisition Proposals

        The merger agreement provides that neither TALX nor any of its subsidiaries nor any of their officers and directors will, and that TALX will use its reasonable best efforts to cause its and its subsidiaries' employees, investment bankers, attorneys, accountants, and other agents, advisors, or representatives, which we refer to collectively as representatives, not to directly or indirectly:

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  initiate, solicit, or knowingly facilitate or encourage, any inquiries or the making of any proposal or offer that constitutes or could reasonably be expected to lead to an acquisition proposal;

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  engage in, continue, or otherwise participate in any discussions or negotiations regarding, or provide any non-public information or data to any person other than Equifax and Merger Sub in connection with or in response to, or otherwise knowingly facilitate or encourage, an acquisition proposal;

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  modify, amend, terminate, waive, or release any standstill or similar agreement to which TALX or any of its subsidiaries is a party applicable to an acquisition proposal; or

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  take any action to render any takeover statute inapplicable to an acquisition proposal or the transaction contemplated by the merger agreement or exempt or exclude any person from the applicability of any takeover statute in connection with an acquisition proposal.

        For purposes of the merger agreement, an "acquisition proposal" means any proposal or offer with respect to a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination, or similar transaction involving TALX or any subsidiary of TALX whose assets constitute more than 20% of the consolidated assets of TALX or any proposal or offer to acquire in any manner, directly or indirectly, 20% or more of any class of TALX's equity securities or those of any subsidiary of TALX whose assets individually or in the aggregate constitute more than 20% of the consolidated assets of TALX, or of TALX's consolidated assets, other than the merger.

        The merger agreement also provides that these restrictions would not prevent TALX, at any time before, but not after, the time the merger agreement is approved by the requisite vote of TALX shareholders, from:

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  providing information in response to a request by a person who has made a bona fide written acquisition proposal, if TALX receives from the person an executed confidentiality agreement on terms substantially similar to those contained in the non-disclosure agreement between TALX and Equifax, dated November 1, 2006. In the event that TALX enters into any such confidentiality agreement containing a standstill provision which is applicable for a period which is shorter than the time of the standstill applicable to Equifax, the period of the standstill applicable to Equifax will be automatically reduced to the period of the standstill applicable to such other person (or eliminated in the event such confidentiality agreement does not contain a standstill provision); or

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  engaging in discussions or negotiations with any person who has made an unsolicited bona fide written acquisition proposal;

        only if, however, in each case referred to above:

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  the board of directors of TALX determines in good faith, after consultation with its legal counsel, that failure to take such action is inconsistent with its fiduciary duties under applicable law; and

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  the board of directors of TALX has also determined in good faith based on all the information then available and after consultation with its financial advisors and legal counsel that such acquisition proposal either constitutes or is reasonably likely to result in a superior proposal, by which we refer to an unsolicited bona fide acquisition proposal involving more than 50% of the consolidated assets of TALX, or more than 50% of the total voting power of the outstanding shares of TALX common stock, that the board of directors of TALX determines in good faith is reasonably likely to be completed in accordance with its terms, taking into account all legal, financial, and regulatory aspects of the proposal and the person making the proposal, and if completed, would result in a transaction more favorable to TALX's shareholders from a financial point of view than the transaction contemplated by the merger agreement, after taking into account any written revisions to the terms of the transaction contemplated by the merger agreement agreed to by Equifax.

        Subject to the following paragraph, the merger agreement also provides that the board of directors of TALX, and each committee thereof, will not withhold, withdraw, qualify, or modify (or publicly propose or resolve to withhold, withdraw, qualify, or modify), in a manner adverse to Equifax, its recommendation that the holders of TALX common stock approve the merger or approve or recommend to the holders of TALX common stock any acquisition proposal other than the merger with Equifax. Further, the board of directors of TALX, and each committee thereof, will not cause or permit TALX to enter into any letter of intent, memorandum of understanding, indication of interest, agreement in principle, acquisition agreement, merger agreement, joint venture agreement, option agreement, or similar document or contract, except confidentiality agreements entered into under certain circumstances, for any acquisition proposal.

        The board of directors of TALX is permitted to withhold, withdraw, qualify, or modify its recommendation in a manner adverse to Equifax, or approve, recommend, or otherwise declare advisable any superior proposal made after the date of the merger agreement and not solicited, encouraged, or initiated in breach of the merger agreement by TALX if:

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  the board of directors of TALX determines in good faith, after consultation with outside legal counsel, that failure to do so would be inconsistent with its fiduciary duties under applicable law in connection with a superior proposal;

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  three business days have elapsed following delivery by TALX to Equifax of written notice advising Equifax that the board of directors of TALX intends to make such change in the board of directors' recommendation and the basis therefor;

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  TALX, if requested by Equifax, has negotiated in good faith with Equifax regarding any revisions to the terms of the transactions contemplated by the merger agreement proposed by Equifax; and

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  the acquisition proposal that was a superior proposal continues to be a superior proposal in light of any revisions to the terms of the transaction contemplated by the merger agreement proposed by Equifax and any other information provided by Equifax.

        The merger agreement also provides that these restrictions would not prevent TALX from complying with its disclosure obligations under the Exchange Act, with regard to an acquisition proposal. However, if such disclosure has the substantive effect of withholding, withdrawing, qualifying, or modifying the recommendation of the board of directors of TALX with respect to the merger in a manner reasonably likely to be understood to be adverse to Equifax, Equifax will have the right to terminate the merger agreement in certain circumstances. See "—Termination of the Merger Agreement" beginning on page 89.

        The merger agreement provides that TALX will promptly (and, in any event, within 36 hours) notify Equifax if any acquisition proposals or inquiries, proposals, or information requests with respect to it or its subsidiaries are received by it from any person, indicating, in connection with such notice, the name of such person and the material terms and conditions of any such proposals and thereafter will keep Equifax reasonably informed, on a current basis, of the status and terms of any such proposals (including material terms and conditions of material amendments). TALX has also agreed to provide any information to Equifax that it provides to another person in connection with an acquisition proposal promptly after it provides such information to such other person.

        The merger agreement provides that TALX must immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any person conducted with respect to any acquisition proposal. TALX must take the necessary steps to promptly inform any such person of its obligations undertaken with respect to acquisition proposals. TALX must promptly request each person that has executed a confidentiality agreement in connection with its consideration of acquiring TALX or any of its subsidiaries or making an acquisition proposal to return or destroy all confidential information furnished prior to the execution of the merger agreement to or for the benefit of such person by or on behalf of TALX or any of its subsidiaries.

Other Covenants and Agreements

Conduct of TALX Between Signing of the Merger Agreement and Closing of the Merger

        The merger agreement provides that, until the closing of the merger, the business of TALX and its subsidiaries will be conducted in the ordinary and usual course and, to the extent consistent therewith, TALX and its subsidiaries will use their commercially reasonable efforts to preserve its business organization intact and maintain existing relations and goodwill with customers, suppliers, regulators, distributors, creditors, lessors, employees, and business associates, subject to certain exceptions.

        The merger agreement also provides that, until the closing of the merger, TALX covenants and agrees as to itself and its subsidiaries that, unless Equifax otherwise approves in writing (which approval will not be unreasonably withheld or delayed), subject to certain exceptions:

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  TALX will not:

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  amend its articles of incorporation or bylaws;

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    split, combine, subdivide, or reclassify its outstanding shares of capital stock;

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    declare, set aside, or pay any dividend or distribution payable in cash, stock, or property in respect of any capital stock other than regular quarterly cash dividends on the common stock approved by TALX's board of directors and in an amount which is consistent with past practice; or

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    purchase, repurchase, redeem, or otherwise acquire or permit any of its subsidiaries to purchase or otherwise acquire any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any of its common shares;

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  neither TALX nor any of its subsidiaries will merge or consolidate, except for any such transactions among wholly-owned subsidiaries of TALX (or TALX and its wholly-owned subsidiaries), or adopt a plan of liquidation, dissolution, restructuring, recapitalization, or reorganization;

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  neither TALX nor any of its subsidiaries will take any action that would prevent the merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code;

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  neither TALX nor any of its subsidiaries will terminate, establish, adopt, enter into, make any new grants or awards of stock-based compensation or other benefits under, amend, or otherwise modify, any compensation and benefit plans or increase the salary, wage, bonus, or other compensation of any directors, officers, or key employees except for:

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  in the normal and usual course of business, which includes normal periodic performance reviews and related TALX compensation and benefit plan increases and the provision of individual compensation and benefit plans consistent with past practice for directors, officers, and employees and the adoption of compensation and benefit plans for employees of new subsidiaries in amounts and on terms consistent with past practice (provided that, in no event will TALX institute a broad based change in compensation, increase or institute any new employment agreement, severance, retention, or similar benefits, increase or institute any transaction or deal bonus with respect to the merger which could result in payments upon the merger, or make any grants or awards of any options to acquire TALX common stock, TALX restricted stock, or other TALX stock awards, unless such grants or awards are consistent with past practice, approved in advance by Equifax (such approval not to be unreasonably withheld or delayed), made subject to the condition, in the case of grants or awards of TALX restricted stock, that the proposed recipient provide TALX with an irrevocable election and agreement to receive only shares of Equifax stock (and the right, if any, to receive cash in lieu of fractional shares) as merger consideration in the merger, and contain a five-year vesting schedule that will not accelerate as a result of the merger; or

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  actions necessary to satisfy existing contractual obligations under the TALX compensation and benefit plans existing as of the date of the merger agreement or to comply with Section 409A of the Code;

  •
  neither TALX nor any of its subsidiaries will issue or sell any debt securities or warrants or other rights to acquire any debt security of TALX or any of its subsidiaries, or otherwise incur any indebtedness, except for indebtedness incurred pursuant to certain existing agreements, indebtedness for borrowed money in replacement of existing indebtedness for borrowed money which has matured or is being refunded, so long as such replacement indebtedness is on customary commercial terms and does not increase the principal amount of the existing indebtedness which it replaces, indebtedness between TALX and its wholly-owned subsidiaries made in the ordinary course of business consistent with past practices, or guarantees by TALX of indebtedness of its wholly-owned subsidiaries existing on the date of the merger agreement or incurred in accordance with the restrictions described in this bullet point, provided that TALX will not permit the aggregate indebtedness of TALX and its subsidiaries, at any time prior to the effective time of the merger, to exceed $200 million in the aggregate;

  •
  neither TALX nor any of its subsidiaries will acquire any material assets or a license therefor, other than in the ordinary course of business consistent with past practices, or incur, make or commit to any capital expenditures other than pursuant to existing contracts or in the ordinary course of business in an amount not to exceed $7.5 million in the aggregate for it and its subsidiaries in any period of 90 consecutive days beginning with the date of the merger agreement;

  •
  neither TALX nor any of its subsidiaries will transfer, lease, license, sell, mortgage, pledge, place any lien, charge, pledge, security interest, claim, or other encumbrance upon or otherwise dispose of any property or assets (including capital stock of any of TALX's subsidiaries) with a fair market value in excess of $250,000 individually, or $1 million in the aggregate, subject to certain exceptions;

  •
  neither TALX nor any of its subsidiaries will issue, deliver, pledge, sell, or otherwise encumber shares of its capital stock or any securities convertible into, or any rights, warrants, or options to acquire, any such shares except any shares of TALX common stock issued pursuant to options and TALX awards outstanding on the date of the merger agreement under TALX's stock-based compensation and benefit plans, awards of TALX options, restricted stock, or TALX awards granted under stock-based compensation and benefit plans and shares of TALX common stock issuable pursuant to such options and awards;

  •
  neither TALX nor any of its subsidiaries will acquire any business, whether by merger, consolidation, purchase of shares, property, or assets or otherwise;

  •
  neither TALX nor any of its subsidiaries will make any material change with respect to accounting policies, except as required by changes in U.S. generally accepted accounting principles or by applicable law;

  •
  neither TALX nor any of its subsidiaries will, except as required by applicable law, make any material tax election or take any material position on any material tax return filed on or after the date of the merger agreement or adopt any material method therefor that is inconsistent with elections made, positions taken, or methods used in preparing or filing similar tax returns in prior periods or settle or resolve any material tax controversy;

  •
  neither TALX nor any of its subsidiaries will enter into any line of business other than the businesses of TALX or any of its subsidiaries as conducted as of the date of the merger agreement;

  •
  neither TALX nor any of its subsidiaries will enter into any non-competition contract or other contract that (i) purports to limit in any material respect either the type of business in which TALX or its subsidiaries, or, after the effective time, Equifax or its affiliates, may engage or the manner or locations in which any of them may so engage in any business, other than in the ordinary course of business consistent with past practice; (ii) would reasonably be likely to require the disposition of any material assets or line of business of TALX or its subsidiaries or, after the effective time of the merger, Equifax or its affiliates; or (iii) would require TALX or its subsidiaries to deal exclusively with any person, or related group of persons, other than in the ordinary course of business consistent with past practice;

  •
  neither TALX nor any of its subsidiaries will enter into any material contract except in the ordinary course consistent with past practices or terminate, amend, or modify in any material respect any material contract or waive any material right thereunder;

  •
  neither TALX nor any of its subsidiaries will settle or offer to settle any civil, criminal, or administrative actions, suits, claims, arbitration, mediation, hearings, inquiries, investigations, or proceedings by or before any federal, state, local, foreign, or other governmental or regulatory authority, court, agency, commission, body, or other legislative, executive or judicial governmental entity, arbitrator, or mediator on terms which would be reasonably likely to have a material adverse effect on TALX; and

  •
  neither TALX nor any of its subsidiaries will authorize or enter into any agreement to do any of the foregoing.

Conduct of Equifax Between Signing of the Merger Agreement and Closing of the Merger

        The merger agreement provides that Equifax covenants and agrees as to itself and its subsidiaries that from and after the date of the merger agreement and prior to the effective time of the merger, the business of Equifax and its subsidiaries will be conducted in the ordinary and usual course and, to the extent consistent therewith, Equifax and its subsidiaries will use commercially reasonable efforts to preserve its business organization intact and maintain Equifax's existing relations and goodwill with customers, suppliers, regulators, distributors, creditors, lessors, employees, and business associates, in each case unless TALX approves in writing (which approval will not be unreasonably withheld or delayed), subject to certain exceptions. Equifax covenants and agrees as to itself and its subsidiaries that, from and after the date of the merger agreement and prior to the effective time of the merger, unless TALX otherwise approves in writing (which approval will not be unreasonably withheld or delayed), subject to certain exceptions:

  •
  Equifax will not amend Equifax's articles of incorporation or bylaws in any manner adverse to TALX or its shareholders;

  •
  Equifax will not split, combine, subdivide, or reclassify its outstanding shares of Equifax common stock, or pay any dividend or distribution in Equifax shares, unless appropriate adjustment is made to the merger consideration;

  •
  Equifax will not declare, set aside, or pay any dividend or distribution payable in cash or property in respect of any capital stock, other than regular quarterly cash dividends on shares of Equifax common stock or in connection with any stock repurchase program or plan approved by the board of directors of Equifax (subject to certain limitations);

  •
  neither Equifax nor its subsidiaries will merge or consolidate with any other person except for any such transactions among wholly-owned subsidiaries of Equifax (or Equifax and its wholly-owned subsidiaries) and except for acquisition transactions consummated via subsidiary merger, and except that Equifax may merge or consolidate with another person subject to the provision in the succeeding bullet point and the condition that if consummation of such merger or consolidation would require the approval of the shareholders of Equifax and if the record date of such approval is prior to the closing date, Equifax will, prior to the completion of such merger or consolidation, have obtained the approval of any such merger or consolidation by a vote of the majority of the votes cast for or against such merger or consolidation by shares of Equifax common stock and TALX common stock, with each share of TALX common stock having a number of votes equal to the exchange ratio for purposes of this vote, nor will Equifax adopt a plan of liquidation or distribution;

  •
  Equifax will not, and will not permit any of its subsidiaries to, merge, consolidate, or acquire any stock or assets or a license therefor if consummation of such merger, consolidation, or acquisition would reasonably be likely to prevent, impair, or materially delay the ability of Equifax to consummate the merger by the termination date;

  •
  neither Equifax nor any of its subsidiaries will take any action that would prevent the merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code;

  •
  neither Equifax nor any of its subsidiaries will incur any indebtedness, or issue or sell any debt securities or warrants or other rights to acquire any debt security of Equifax or any of its subsidiaries, except for indebtedness not exceeding $1.5 billion in the aggregate, indebtedness for borrowed money in replacement of existing indebtedness for borrowed money which has matured or is being refunded, indebtedness between Equifax and its wholly-owned subsidiaries made in the ordinary course of business consistent with past practices, indebtedness incurred to fund the performance of certain contracts, or guarantees by Equifax of indebtedness of its wholly-owned subsidiaries existing on the date of the merger agreement or incurred in accordance with the restrictions described in this bullet point;

  •
  neither Equifax nor any of its subsidiaries will settle or offer to settle any civil, criminal, or administrative actions, suits, claims, arbitration, mediation, hearings, inquiries, investigations, or proceedings by or before any federal, state, local, foreign, or other governmental or regulatory authority, court, agency, commission, body, or other legislative, executive or judicial governmental entity, arbitrator, or mediator on terms which would be reasonably likely to have a material adverse effect on Equifax; and

  •
  neither Equifax nor any of its subsidiaries will authorize or enter into any agreement to do any of the foregoing.

Special Meeting of Shareholders

        The merger agreement requires TALX to convene and hold a shareholders' meeting, and to consider and vote upon the approval of the merger agreement, as promptly as practicable after the date the registration statement of which this document forms a part becomes effective. Subject to the conditions described above under "—Acquisition Proposals," TALX's board of directors is recommending in this document, and at any other time to the extent necessary to comply with applicable law, that the holders of TALX common stock approve the merger agreement, and will take all lawful action to solicit such approval.

Reasonable Best Efforts

        Equifax and TALX will, subject to certain exceptions, cooperate with each other and use, and will cause their respective subsidiaries to use, their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper, or advisable on its part under the merger agreement and applicable laws to complete and make effective the merger and the other transactions contemplated by the merger agreement as promptly as reasonably practicable, including preparing and filing as promptly as reasonably practicable all documentation to effect all necessary notices, reports, and other filings, including the notification and required form under the HSR Act which was filed on March 6, 2007, and to obtain as promptly as practicable all consents, registrations, approvals, permits, and authorizations necessary or advisable to be obtained from any third party and any governmental or regulatory authority, court, agency, commission, body, or other legislative, executive, or judicial governmental entity in order to complete the merger or any of the other transactions contemplated by the merger agreement.

        Each of Equifax's and TALX's obligations include the obligation to use its reasonable best efforts to defend, in oral and written communications with any governmental or regulatory authority, court, agency, commission, body, or other legislative, executive, or judicial governmental entity or private third party, the merits and competitive efficiencies of the merger and the other transactions contemplated by the merger agreement in order to resolve any antitrust concerns, whether federal, state, foreign, or private. Each of Equifax's and TALX's obligations also include the obligation to use its reasonable best efforts to defend, contest, and resist any lawsuits or other legal proceedings, decisions, determinations, or rulings, whether judicial or administrative, initiated by the FTC, the DOJ, or any state Attorney General, challenging the merger agreement or the consummation of the merger and any other transactions contemplated by the merger agreement, including seeking to have vacated, lifted, reversed, or overturned any statute, rule, regulation, decree, judgment, injunction, or other order, whether temporary, preliminary, or permanent entered by any governmental entity that is in effect and that prohibits, prevents, or restricts consummation of the merger or the other transactions contemplated by the merger agreement and to have such statute, rule, regulation, decree, judgment, injunction, or other order repealed, rescinded, or made inapplicable so as to permit consummation of the merger and the other transactions contemplated by the merger agreement.

        Nothing in the merger agreement requires Equifax to agree to sell, divest, lease, license, transfer, dispose of, or otherwise hold separate or encumber, before or after the effective time of the merger (except pursuant to the merger), any assets, licenses, operations, rights, product lines, businesses, or interest therein of Equifax, TALX, or any of their respective affiliates (or to consent to any sale, divestiture, lease, license, transfer, disposition, or other encumbrance by Equifax, TALX, or the surviving corporation of any of their assets, licenses, operations, rights, product lines, businesses, or interest therein or to consent to any agreement to take any of the foregoing actions) or to agree to any material changes (including through a licensing arrangement) or restriction on, or other impairment of Equifax's ability to own or operate, any such assets, licenses, operations, rights, product lines, businesses, or interests therein or Equifax's ability to vote, transfer, receive dividends, or otherwise exercise full ownership rights with respect to the stock of the surviving corporation. Nothing in the merger agreement requires TALX, in connection with any resolution, settlement, or defense of a competition challenge with respect to the merger, to agree to or effect any divestiture, hold separate any business, or take any other action that is not conditioned on the consummation of the merger and the transactions contemplated by the merger agreement or that would cause a material adverse effect on Equifax.

Notice and Access to Information

        Subject to certain limitations, each party has agreed to keep the other apprised of the status of matters relating to completion of the merger, including promptly furnishing the other with copies of certain notices or other communications related to the merger. In addition, each of the parties has agreed to provide the other with reasonable access, during normal business hours prior to the closing, to its and its subsidiaries' properties, books, contracts, and records, and to all information concerning its and its subsidiaries' business, properties, and personnel as may reasonably be requested, subject to certain exceptions. Further, each party has agreed, upon request, to furnish the other with information concerning itself, its subsidiaries, directors, officers, and shareholders, as the case may be, and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice, or application made by or on behalf of TALX, Equifax, or their respective subsidiaries to any third party or governmental entity in connection with the merger and the transactions contemplated by the merger agreement.

Affiliates

        TALX will, before the TALX shareholders' meeting convened to vote upon approval of the merger agreement, update the list it provided to Equifax when the merger agreement was signed identifying all persons who, to the knowledge of TALX's executive officers, may be deemed as of the date of the TALX shareholders meeting to be affiliates of TALX for purposes of Rule 145 under the Securities Act as necessary to reflect changes from the date that the list was delivered until the TALX special meeting. TALX will use its reasonable best efforts to cause each person identified on such list to deliver to Equifax, not later than five business days prior to the closing of the merger, a written agreement relating to sales of Equifax common shares in the form attached to the merger agreement.

Stock Exchange Listing and De-listing

        Equifax has agreed to use its reasonable best efforts to cause the shares of Equifax common stock to be issued in the merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the closing date of the merger. TALX will take all actions necessary to permit shares of TALX common stock to be de-listed from the NASDAQ Global Select Market and de-registered under the Exchange Act within 10 days following the effective time of the merger.

Publicity

        TALX and Equifax have agreed to consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the merger and the other transactions contemplated by the merger agreement and prior to making any filings with any third party and/or any governmental entity (including any national securities exchange) with respect thereto, except as may be required by applicable law or by obligations pursuant to any listing agreement with or rules of any national securities exchange, or interdealer quotation service, or by the request of any governmental entity.

Employee Benefit Plans

        Equifax has agreed that from the effective time of the merger and extending until December 31, 2007, it will continue or it will cause the surviving corporation to continue TALX's compensation and benefit plans in place at the time of the merger. After December 31, 2007, Equifax may terminate some of the plans. Through December 31, 2009, Equifax will continue, or will cause the surviving corporation to continue, certain plans of TALX as specified in the merger agreement. See "—Interests of TALX's Directors and Executive Officers in the Merger" beginning on page 53.

        Equifax has agreed that it will sponsor, or it will cause the surviving corporation or another subsidiary to sponsor, an incentive bonus plan and incentive compensation plan for the period commencing April 1, 2007, and ending December 31, 2008, generally comparable to the fiscal year 2007 incentive bonus plan of TALX, with such changes as Equifax may determine are necessary or appropriate to reflect any shorter performance period, the effect of the merger or various performance measures and any other changes that would be typical when reviewing and revising bonus plans and setting individual targets and performance criteria from year to year.

        As of the closing date of the merger, each participant's benefits under the 2006-2008 Long-Term Incentive Plan for Selected Key Executives and the 2007-2009 Long-Term Incentive Plan for Selected pan Management Employees shall be paid out in a single lump sum benefit, the amount of which shall be determined in the sole and absolute discretion of the compensation committee of the board of directors of TALX taking into account the relevant performance factors as of the date of such determination relative to the performance targets established pursuant to the terms of such plan, and prorated based on the portion of the performance period completed as of the closing date of the merger relative to the entire performance period.

        Equifax has agreed to assume or cause the surviving corporation to continue the TALX Corporation nonqualified savings and retirement plan, in a manner consistent with the requirements of, and so as to avoid triggering tax liabilities under Section 409A of the Code.

        As of the closing date, Equifax has agreed to assume, or to cause the surviving corporation to honor, all duties and obligations of TALX or its subsidiaries under certain specified employment agreements that TALX and its subsidiaries have in effect at the effective time of the merger.

        Equifax has also agreed to recognize prior service with TALX for purposes of eligibility and vesting under any benefit plans of Equifax or the surviving corporation other than Equifax's pension plan and retiree medical plan, provided that service will be provided under such plans if the employees become eligible to participate in those plans (other than for purposes of eligibility for any grandfathered benefit, right, or feature which requires a commencement of employment or participation date prior to the date the merger is completed).

Fees and Expenses

        All expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring those expenses, except the expenses incurred in connection with the filing fee for the registration statement of which this document is a part and the printing and mailing of this document will be shared equally by Equifax and TALX, and Equifax has agreed to pay the filing fees for the notification and report forms filed under the HSR Act as well as any similar forms required to be filed under similar applicable antitrust law of any non-U.S. governmental antitrust authority.

Indemnification and Directors' and Officers' Insurance

        Equifax and Merger Sub, as the surviving corporation in the merger with TALX, have agreed to indemnify and hold harmless the present and former directors and officers of TALX or its subsidiaries for costs, expenses, judgments, fines, losses, claims, damages, or liabilities, arising out of matters existing or occurring at or prior to the effective time of the merger to the same extent such individuals are indemnified or have the right to advancement of expenses as of the date of the merger agreement by TALX pursuant to its articles of incorporation and bylaws and indemnification agreements to the fullest extent permitted by law. Equifax will cause the surviving corporation to maintain directors' and officers' liability insurance for six years following the effective time of the merger, subject to certain limitations.

Takeover Statutes

        If any takeover statute becomes applicable to the merger or the other transactions contemplated by the merger agreement, each of Equifax and TALX and their respective boards of directors will grant such approvals and take such actions as are necessary so that such transactions may be completed as promptly as practicable on the terms contemplated by the merger agreement or by the merger and otherwise use reasonable best efforts to act to eliminate or minimize the effects of such statute or regulation on such transactions.

Section 16(b)

        The board of directors of each of TALX and Equifax will, prior to the effective time of the merger, take all such actions as may be necessary or appropriate pursuant to Exchange Act Rules 16b-3(d) and 16b-3(e) to exempt from Exchange Act Section 16 (i) the disposition of shares of TALX common stock and "derivative securities" (as defined in Exchange Act Rule 16a-1(c)) with respect to shares of TALX common stock and (ii) the acquisition of Equifax common stock and derivative securities with respect to shares of Equifax common stock pursuant to the terms of the merger agreement by officers and directors of TALX subject to the reporting requirements of Exchange Act Section 16(a) or by employees or directors of TALX who may become officers or directors of Equifax subject to the reporting requirements of Exchange Act Section 16(a).

Tax-Free Qualification

        Each of TALX and Equifax will use its reasonable best efforts to and to cause each of its subsidiaries to cause, the merger to qualify as a "reorganization" within the meaning of Section 368(a)

of the Code, and obtain written opinions of counsel to the effect that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. From and after the effective time of the merger, Equifax will not take any action that is reasonably likely to cause the merger to fail to qualify as a "reorganization" within the meaning of Section 368(a) of the Code, including any action that is reasonably likely to cause the merger to fail to satisfy the "continuity of business enterprise" requirement described in Treasury Regulation § 1.368-1(d). If each of the parties receives the required opinions of counsel, each of TALX and Equifax will report the merger for U.S. federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code.

TALX Charitable Foundation

        Following the effective time of the merger, unless otherwise consented to by William W. Canfield or his appointee, Equifax agrees to cause the surviving corporation to contribute not less than $150,000 per calendar quarter through calendar year 2009, to the TALX Charitable Foundation in accordance with TALX's preexisting contribution practices. For not less than two additional calendar years, Equifax will consider in good faith further requests for support for charitable activities in the St. Louis area, to the extent permitted by the business performance of the surviving corporation.

Dividends

        TALX will coordinate with Equifax the declaration, setting of record dates, and payment dates of dividends on shares of TALX common stock so that holders of shares of TALX common stock do not receive dividends on both TALX common stock and Equifax common stock received in the merger in respect of any calendar quarter or fail to receive a dividend on either TALX common stock or Equifax common stock received in the merger in respect of any calendar quarter.

Conditions to the Merger

Conditions to Each Party's Obligations to Effect the Merger

        The respective obligation of each of Equifax, Merger Sub, and TALX to complete the merger is conditioned upon the satisfaction or waiver prior to the closing of the merger of each of the following conditions:

  •
  the merger agreement will have been duly approved by holders of at least two-thirds of the outstanding shares of TALX common stock entitled to vote on the matter;

  •
  the Equifax common stock issuable to TALX shareholders pursuant to the merger agreement will have been authorized for listing on the NYSE upon official notice of issuance;

  •
  the waiting period applicable to the completion of the merger under the HSR Act will have expired or been earlier terminated;

  •
  all other notices, reports, and other filings required to be made prior to the effective time of the merger by Equifax or TALX or any of their respective subsidiaries with, and all consents, registrations, approvals, permits, clearances, and authorizations required to be obtained prior to the effective time of the merger by TALX or Equifax or any of their respective subsidiaries from, any governmental entity in connection with the execution and delivery of the merger agreement and consummation of the merger and the other transactions contemplated by the merger agreement, the failure of which to make or obtain would, individually or in the aggregate, reasonably be likely to result in a material adverse effect on Equifax or TALX will have been made or obtained;

  •
  no court, legislature, or other applicable governmental entity of competent jurisdiction, will have enacted, issued, promulgated, enforced, or entered after the date of the merger agreement any law, order, decree, or injunction (whether temporary, preliminary, or permanent) that is in effect and enjoins or otherwise prohibits completion of the merger, and no other action or proceeding in which the FTC or the Antitrust Division of the DOJ seeks to restrain, enjoin, or otherwise prohibit consummation of the merger will be pending;

  •
  the registration statement of which this document forms a part will have been declared effective by the SEC under the Securities Act and no stop order suspending its effectiveness will have been issued, and no proceedings for that purpose will have been initiated or threatened, by the SEC; and

  •
  Equifax will have received state securities and "blue sky" permits and approvals necessary to consummate the transactions contemplated by the merger agreement.

Conditions to Obligations of Equifax and Merger Sub

        The obligations of Equifax and Merger Sub to effect the merger are subject to the satisfaction or waiver by Equifax at or prior to the effective time of the merger of the following conditions:

  •
  the representations and warranties of TALX contained in the merger agreement and in any certificate or other writing delivered by TALX will be true and correct in all respects (without giving effect to any limitation as to materiality or material adverse effect set forth therein) at and as of the date of the merger agreement and the effective time of the merger as if made at and as of such time (except to the extent any such representation or warranty expressly speaks of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date) except where failure to be so true and correct (without giving effect to any limitation as to materiality or material adverse effect set forth therein), individually or in the aggregate, has not had, and would not reasonably be likely to have a material adverse effect on TALX;

  •
  TALX will have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing;

  •
  Equifax will have received the written opinion of Kilpatrick Stockton LLP, counsel to Equifax, dated as of the closing date, to the effect that the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code;

  •
  except with respect to the pending FTC investigation of TALX, no governmental entity shall have instituted (or if instituted shall have failed to withdraw) any action or threatened to institute any action (or if threatened, shall have failed to withdraw such threat) seeking to restrain or prohibit Equifax's, Merger Sub's, or any of Equifax's other subsidiaries' ability effectively to exercise full rights of ownership of the shares of TALX common stock following the effective time of the merger, or ownership or operation after the effective time of the merger of all or any material portion of the business or assets of TALX and its subsidiaries, taken as a whole, or of Equifax and its subsidiaries, taken as a whole, seeking to compel Equifax or any of its subsidiaries or affiliates to dispose of or hold separate all or any material portion of the business or assets of TALX and its subsidiaries, taken as a whole, or of Equifax and its subsidiaries, taken as a whole, or that otherwise would reasonably be expected to have a material adverse effect on TALX or Equifax or taken any action, imposed any condition, or enacted, enforced, promulgated, issued, or deemed applicable to the transactions contemplated by the merger agreement any law or order, other than the application of the waiting period provisions of the HSR Act to the merger, that would reasonably be likely, directly or indirectly, to result in any of the consequences referred to in this bullet point;

  •
  there shall not have occurred any event, occurrence, discovery, or development after the date of the merger agreement that, individually or in the aggregate, has resulted, or would reasonably be likely to result, in a material adverse effect on TALX and that is in existence at the closing; and

  •
  the aggregate amount of dissenting shares shall be less than 10% of the total outstanding shares of TALX common stock at the effective time of the merger.

Conditions to Obligations of TALX

        The obligation of TALX to effect the merger is also subject to the satisfaction or waiver by TALX at or prior to the effective time of the merger of the following conditions:

  •
  the representations and warranties of Equifax contained in the merger agreement and in any certificate or other writing delivered by Equifax will be true and correct in all respects (without giving effect to any limitation as to materiality or material adverse effect set forth therein) at and as of the date of the merger agreement and the effective time of the merger as if made at and as of such time (except to the extent any such representation or warranty expressly speaks of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date) except where failure to be so true and correct (without giving effect to any limitation as to materiality or material adverse effect set forth therein), individually or in the aggregate, has not had, and would not reasonably be likely to have a material adverse effect on Equifax;

  •
  each of Equifax and Merger Sub will have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing of the merger;

  •
  TALX will have received the written opinion of Bryan Cave LLP, counsel to TALX, dated as of the closing date, to the effect that the merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code;

  •
  no governmental entity shall have instituted (or if instituted shall have failed to withdraw) any action or threatened to institute any action (or if threatened, shall have failed to withdraw such threat) seeking to restrain or prohibit Equifax's, Merger Sub's, or any of Equifax's other subsidiaries' ownership or operation after the effective time of the merger of all or any material portion of the business or assets of Equifax and its subsidiaries, taken as a whole, and which would reasonably be likely to have a material adverse effect on Equifax, seeking to compel Equifax or any of its subsidiaries or affiliates to dispose of or hold separate all or any material portion of the business or assets of Equifax and its subsidiaries, taken as a whole, and which would reasonably be likely to have a material adverse effect on Equifax or that otherwise would reasonably be likely to have a material adverse effect on Equifax or taken any action, imposed any condition, or enacted, enforced, promulgated, issued, or deemed applicable to the transactions contemplated by the merger agreement any law or order, other than the application of the waiting period provisions of the HSR Act to the merger, that would reasonably be likely, directly or indirectly, to result in any of the consequences referred to in this bullet point;

  •
  there shall not have occurred any event, occurrence, discovery, or development after the date of the merger agreement that, individually or in the aggregate, has resulted, or would reasonably be likely to result, in a material adverse effect on Equifax and that is in existence at the closing.

Termination of the Merger Agreement

        The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger, whether before or after the approval by the shareholders of TALX required for closing, by the board of directors of the terminating party or parties:

  •
  by mutual written consent of Equifax and TALX;

  •
  by either Equifax or TALX if:

  •
  the merger is not completed by December 31, 2007;

    •
    the approval of the merger agreement by TALX shareholders was not obtained at a TALX shareholders' meeting duly convened to vote on the matter, or at any adjournment or postponement of such meeting at which a vote on the merger agreement was taken; or

    •
    any order of a governmental entity permanently restraining, enjoining, or otherwise prohibiting the completion of the merger becomes final and non-appealable, see "—Conditions to the Merger—Conditions to Each Party's Obligations to Effect the Merger" beginning on page 87;

however, the right to terminate the merger agreement under the foregoing circumstances will not be available to any party that has breached its obligations under the merger agreement in any material respect that will have resulted in the failure of the merger to be consummated by the termination date:

  •
  by TALX if:

  •
  there has been a breach of any representation, warranty, covenant, or agreement made by Equifax or Merger Sub in the merger agreement, or any such representation and warranty will have become untrue after the execution of the merger agreement, such that certain closing conditions to TALX's obligation to effect the merger would not be satisfied and such breach or failure to be true were not curable or, if curable, would not be cured within 30 days of notice thereof; or

  •
  prior to the receipt of the approval of the merger agreement by TALX's shareholders, the board of directors of TALX approves a superior proposal in accordance with the terms of the merger agreement and authorizes TALX to enter into a binding written agreement providing for such superior proposal and, prior to or simultaneous with entering into such agreement pays to Equifax in immediately available funds a $12 million termination fee. See "—Termination Fees and Expenses" beginning on page 91.

  •
  by Equifax if:

  •
  prior to the receipt of the approval of the merger agreement by TALX's shareholders, the board of directors of TALX has withheld or withdrawn, or qualified or modified in a manner reasonably likely to be understood to be adverse to Equifax, its recommendation that the TALX shareholders approve the merger agreement, or has approved or recommended to the shareholders of TALX any acquisition proposal other than Equifax's proposal;

  •
  there has been a breach of any representation, warranty, covenant, or agreement made by TALX in the merger agreement, or any such representation and warranty will have become untrue after the date of the merger agreement, such that certain closing conditions to Equifax's obligation to effect the merger would not be satisfied and such breach or failure to be true would not be curable or, if curable, would not be cured within 30 days of notice thereof; or

  •
  TALX has willfully or intentionally breached in any material respect its obligations under the merger agreement relating to acquisition proposals.

Effect of Termination

        If the merger agreement is terminated and the merger is abandoned as described above, the merger agreement will be void and of no effect, with no liability on the part of any party to the merger agreement (or of any of its directors, officers, employees, agents, legal or financial advisors, or other representatives) other than for damages resulting from willful or intentional breach of any covenant in the merger agreement or from an obligation to pay, if applicable, the fees and reimbursement of expenses in accordance with certain provisions of the merger agreement.

Termination Fees and Expenses

        If the merger agreement is terminated by TALX on the ground that TALX's board of directors has approved a superior proposal and has authorized TALX to enter into a binding written agreement providing for such superior proposal, prior to or simultaneous with the termination of the merger agreement, TALX will pay to Equifax a termination fee of $12 million. See "—Termination of the Merger Agreement" beginning on page 89.

        If the merger agreement is terminated by Equifax on the ground that TALX's board of directors has withheld, withdrawn, qualified, or modified in a manner adverse to Equifax its recommendation that the merger agreement be approved prior to the receipt of the requisite approval of TALX shareholders, TALX will, prior to or simultaneously with such termination, pay to Equifax the $12 million termination fee by wire transfer of same day funds.

        If the merger agreement is:

  •
  terminated by Equifax on the basis of a willful or intentional breach by TALX in any material respect of its obligations under the merger agreement relating to acquisition proposals; or

  •
  terminated by either party on the basis of either the merger not having been consummated prior to the termination date or the failure of the TALX shareholders to approve the merger agreement at the TALX special meeting; and

  •
  prior to any such termination, a bona fide acquisition proposal involving more than 50% of the outstanding shares of TALX common stock, or assets of TALX representing more than 50% of the consolidated assets of TALX is made to TALX or any of its subsidiaries or is made directly to TALX's shareholders generally or any person publicly announces an intention to make such a bona fide acquisition proposal with respect to TALX and such acquisition proposal is not withdrawn prior to the date of such termination and if on or within 12 months after the date of such termination, TALX consummates the acquisition proposal or enters into a definitive agreement with respect to the acquisition proposal;

then, TALX will promptly, but in no event later than two days after the completion of such transaction or the time such agreement is entered into, as the case may be, pay Equifax the $12 million termination fee, by wire transfer of same day funds.

Amendment, Extension and Waiver

        At any time prior to the effective time of the merger, the parties to the merger agreement may modify or amend the merger agreement by written agreement executed and delivered by duly authorized officers of the respective parties. The conditions to each party's obligations to complete the merger may be waived prior to the effective time if, and only if, such waiver is in writing and signed by the party against whom the waiver is to be effective.

Specific Performance

        Equifax and TALX have agreed that, in addition to other remedies available to them at law or in equity, they are entitled to enforce the provisions of the merger agreement by specific performance without first proving the inadequacy of monetary damages as a remedy.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2006

        The following unaudited pro forma condensed combined financial statements have been prepared to give effect to the proposed acquisition by Equifax of TALX. These unaudited pro forma condensed combined financial statements are derived from the historical consolidated financial statements of Equifax, which are incorporated by reference into this document, and the historical consolidated financial statements of TALX, which are incorporated by reference into this document. These historical financial statements have been adjusted as described in the notes to the unaudited pro forma condensed combined financial statements. The acquisition by Equifax of Austin Consolidated Holdings, Inc., known as Austin-Tetra, in October 2006, and the acquisition by TALX of Performance Assessment Network, Inc., which we refer to as pan, in April 2006, would not have significantly changed the results of operations if they had occurred at the beginning of the twelve months ended December 31, 2006. Therefore, the unaudited pro forma condensed combined statement of income includes the results of these acquisitions from the dates these businesses were acquired.

        The unaudited pro forma condensed combined balance sheet has been prepared assuming the acquisition of TALX occurred on December 31, 2006. The unaudited pro forma condensed combined statement of income has been prepared assuming the acquisition of TALX occurred on January 1, 2006. In all cases, the purchase method of accounting has been applied, which requires an allocation of the purchase price to the assets acquired and liabilities assumed, at fair value.

        The purchase price allocation for the acquisition of TALX reflected in the unaudited condensed combined financial statements is preliminary and is subject to revision. The final purchase price allocation for the acquisition of TALX will be completed after the transaction closes, and will be based on formal third-party valuations of property and equipment and identifiable intangible assets, and an in-depth analysis of the value of other assets acquired and liabilities assumed. Actual results may differ from these unaudited pro forma condensed combined financial statements once Equifax has determined the final purchase price for TALX and has completed the valuation studies necessary to finalize the required purchase price allocation. Therefore, the unaudited pro forma condensed combined financial statements are for informational purposes only and are not intended to represent or be indicative of the consolidated results of operations or financial position that would have been reported had the acquisition of TALX been completed as of the dates presented. No effect has been given in these pro forma financial statements for synergistic benefits that may be realized through the combination of the two companies or costs that may be incurred in integrating their operations. The unaudited pro forma condensed combined financial statements should not be considered representative of future consolidated results of operations or financial position nor should our historical results of operations be indicative of our expected future results of operations.

Unaudited Pro Forma Condensed Combined Statement of Income
For the Twelve Months Ended December 31, 2006

	Equifax Historical	TALX Historical	Pro Forma Adjustments		Pro Forma Combined
	(In millions, except per share data)
Operating revenue	$1,546.3	$256.9	$—		$1,803.2

Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	626.4	87.9	—		714.3
Selling, general and administrative expenses	401.0	81.8	—		482.8
Depreciation and amortization	82.8	18.9	52.8	(1)	142.7
			(11.8	)(2)

Total operating expenses	1,110.2	188.6	41.0		1,339.8

Operating income	436.1	68.3	(41.0)		463.4
Interest expense	(31.9)	(12.3)	9.1	(3)	(57.9)
			(23.6	)(4)
			0.8	(5)
Minority interests in earnings, net of tax	(4.5)	—	—		(4.5)
Other income, net	16.2	0.8	—		17.0

Income before income taxes	415.9	56.8	(54.7)		418.0
Provision for income taxes	(141.4)	(23.6)	20.7	(6)	(142.2)
			2.1	(6)

Income from continuing operations	$274.5	$33.2	$(31.9)		$275.8

Income from continuing operations per common share—basic	$2.16	$1.05			$1.85

Income from continuing operations per common share—diluted	$2.12	$0.99			$1.82

			(31.7	)(7)
Weighted-average common shares outstanding—basic	127.1	31.7	22.1	(8)	149.2

			(33.5	)(7)
Weighted-average common shares outstanding—diluted	129.4	33.5	22.1	(8)	151.5

See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Unaudited Pro Forma Condensed Combined Balance Sheet
December 31, 2006

	Equifax Historical	TALX Historical	Pro Forma Adjustments		Pro Forma Combined
	(In millions)
ASSETS
Current assets:
Cash and cash equivalents	$67.8	$7.0	$(20.2	)(1)	$54.6
Trade accounts receivable, net of allowance for doubtful accounts	244.8	33.9	—		278.7
Unbilled receivables	—	3.5	—		3.5
Prepaid expenses and other current assets	32.6	9.0	(0.3	)(2)	40.2
			(1.1	)(3)

Total current assets	345.2	53.4	(21.6)		377.0

Property and equipment, net	161.9	31.1	(12.1	)(4)	180.9
Goodwill	842.0	229.8	(229.8	)(5)	1,895.0
			1,053.0	(6)
Indefinite-lived intangible assets	95.2	7.7	(7.7	)(5)	95.2
Purchased intangible assets, net	242.2	122.6	(122.6	)(5)	725.3
			483.1	(6)
Prepaid pension asset	47.7	—	—		47.7
Other assets, net	56.4	2.4	(1.1	)(2)	57.7

Total assets	$1,790.6	$447.0	$1,141.2		$3,378.8

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short-term debt and current maturities	$330.0	$—	$—		$330.0
Accounts payable	23.5	1.3	—		24.8
Accrued expenses and other current liabilities	165.9	18.7	(6.2	)(9)	181.4
			3.0	(10)
Deferred revenue	62.7	5.6	(2.8	)(11)	65.5

Total current liabilities	582.1	25.6	(6.0)		601.7
Long-term debt	173.9	191.6	6.0	(13)	674.8
			303.3	(12)
Deferred income tax liabilities, net	70.8	44.4	117.8	(7)	233.6
			0.6	(8)
Long-term pension and other postretirement benefit liabilities	65.3	—	—		65.3
Other long-term liabilities	60.4	3.5	(1.7	)(11)	62.2

Total liabilities	952.5	265.1	420.0		1,637.6

Shareholders' equity:
Preferred stock	—	—	—		—
Common stock	232.9	0.3	(0.3	)(14)	260.5
			27.6	(15)
Paid-in capital	609.2	178.0	(178.0	)(14)	1,484.7
			875.5	(15)
Retained earnings	1,778.6	28.8	(28.8	)(14)	1,778.6
Accumulated other comprehensive loss	(232.2)	0.1	(0.1	)(14)	(232.2)
Treasury stock, at cost	(1,490.9)	(25.3)	25.3	(14)	(1,490.9)
Stock held by employee benefits trusts, at cost	(59.5)	—	—		(59.5)

Total shareholders' equity	838.1	181.9	721.2		1,741.2

Total liabilities and shareholders' equity	$1,790.6	$447.0	$1,141.2		$3,378.8

See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.     Basis of Presentation

        On February 14, 2007, Equifax agreed to acquire TALX, a leading provider of payroll-related and human resources business process outsourcing services, in a transaction valued at approximately $1.4 billion, including the assumption of debt. The acquisition of TALX equity is structured to consist of 75% Equifax common stock and 25% cash, together valued at approximately $1.2 billion. TALX shareholders may elect to receive for each share of TALX common stock either a fixed exchange ratio of 0.861 of a share of Equifax common stock or $35.50 in cash, subject to proration to achieve the 75% Equifax common stock and 25% cash consideration described above. In the aggregate, upon the closing of the acquisition, Equifax expects to issue approximately 22 million shares of its common stock and pay approximately $300 million in cash for the common stock of TALX. Equifax also will assume TALX's outstanding debt, which was $191.6 million at December 31, 2006. Equifax plans to finance the cash portion of the merger consideration principally with borrowings under its senior revolving credit facility.

        The accompanying unaudited pro forma condensed combined financial statements present the pro forma results of operations and financial position of Equifax and TALX on a combined basis based on the historical financial information of each company and after giving effect to the merger. The unaudited pro forma condensed combined balance sheet has been prepared assuming the acquisition occurred on December 31, 2006. Equifax's fiscal year end is December 31, while TALX's fiscal year end is March 31. Therefore, the unaudited pro forma condensed combined statement of income includes the results of operations for Equifax's fiscal year ended December 31, 2006 and the results of operations for TALX for the fourth quarter of the fiscal year ended March 31, 2006 and the nine months ended December 31, 2006. The unaudited pro forma condensed combined statement of operations has been prepared assuming the acquisition of TALX occurred on January 1, 2006. The acquisition by Equifax of Austin-Tetra, in October 2006, and the acquisition by TALX of pan in April 2006, would not have significantly changed the results of operations if they had occurred at the beginning of the year ended December 31, 2006. Therefore, the unaudited pro forma condensed combined statement of income includes the results of these acquisitions from the dates these businesses were acquired.

        The unaudited pro forma condensed combined financial statements are based on estimates and assumptions, which are preliminary and have been made solely for purposes of developing such pro forma information. The estimated pro forma adjustments arising from the proposed merger are derived from the estimated purchase price and estimated fair value of the assets acquired and liabilities assumed. The final determination of the purchase price allocation will be based on the fair value of the assets acquired, including the fair value of identifiable intangibles, and liabilities assumed as of the date the merger is consummated. The excess of purchase price over the fair value of net assets acquired will be allocated to goodwill. The final determination of purchase price, fair value and resulting goodwill may differ significantly from that reflected in the unaudited pro forma condensed combined financial statements. A summary of the estimated purchase price allocation to the fair value of the assets acquired and liabilities assumed is as follows (in thousands):

Estimated purchase price:
Value of Equifax common stock issued	$903,043
Cash consideration	303,333
Transaction costs	20,175

Total estimated purchase price	$1,226,551

Preliminary allocation of purchase consideration as of December 31, 2006:
Identifiable intangible assets	$483,057
Other net tangible asset	50,887
Long-term debt	(197,600)
Long-term deferred income tax liabilities, net	(162,858)
Goodwill	1,053,065

$1,226,551

        In accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations," Equifax has calculated the stock-related purchase price based upon a price of $40.92 per share of Equifax common stock. This per share price represents the average closing price of Equifax common stock from February 12, 2007 through February 16, 2007, which consists of the period beginning two business days prior to and ending two business days after the merger announcement date of February 14, 2007. Equifax calculated the value of shares to be issued by multiplying the estimated number of shares of TALX common stock outstanding on the closing date of the merger of approximately 34,178,000, which assumes full conversion of all applicable outstanding shares of TALX common stock equivalents for which the exercise price is less than the value of the Equifax common stock plus cash to be received, by the 75% proration and by the exchange ratio in the merger agreement of 0.861 to determine an estimated 22,071,000 shares of Equifax common stock that would be issued as consideration. The 22,071,000 shares of Equifax common stock estimated to be issued multiplied by the estimated price of $40.92 per share calculates the estimated total stock-related purchase price of $903.0 million. The final number of shares of Equifax common stock to be issued could differ from 22,071,000 because the number of outstanding shares of TALX common stock may decrease if TALX shareholders elect to exercise dissenters' rights and receive cash in lieu of the cash and stock contemplated by the merger agreement. Equifax calculated the estimated cash consideration by multiplying approximately 34,178,000 shares of TALX common stock outstanding by the 25% proration and by the $35.50 per share cash consideration in the merger agreement. Equifax has also included an estimated $20.2 million of its transaction costs as purchase consideration, which include Equifax and TALX legal and accounting fees, investment bankers' fees, due diligence expenses, and filing and printing fees.

        The amount allocated to identifiable intangible assets represents Equifax's preliminary estimate of the identifiable assets acquired from TALX, which include customer relationships, technology, propriety databases, trademarks and non-compete agreements. Recording the identifiable intangible assets results in an adjustment to the long-term deferred income tax liability of $117.8 million.

        The merger is expected to give rise to the consolidation and elimination of certain personnel and duplicate facilities. The pro forma balance sheet includes a $3.0 million adjustment to record the estimated liability associated with change-in-control severance agreements between TALX and certain of its employees in accordance with Emerging Issue Task Force No. 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination" ("EITF 95-3"). The pro forma balance sheet does not include any other adjustments related to the consolidation and elimination of personnel or facilities that may be recorded, as Equifax does not expect that a final integration plan will be established until just prior to or immediately after the closing of the merger.

2.     Pro Forma Adjustments

        Pro forma adjustments reflect only those adjustments that are factually supportable and do not include the impact of contingencies that will not be known until the later of the closing of the merger or the resolution of the contingency. The following are brief descriptions of each of the pro forma adjustments included in the unaudited pro forma condensed combined financial statements:

Footnotes to Pro Forma Condensed Combined Statement of Income

1.
To record amortization expense for the estimated identifiable intangible assets from the acquisition of TALX by Equifax. The preliminary estimated identifiable intangible assets and their related estimated useful lives are as follows:

Intangible Asset	Estimated Fair Value	Estimated Useful Life
	(In thousands)	(In years)
Customer relationships	$213,300	7 to 20
Proprietary database	188,400	10
Technology	38,157	3 to 9
Trademarks	26,300	2 to 10
Non-compete agreements	16,900	2

	$483,057

2.
To reverse historical depreciation and amortization expense related to TALX property and equipment, net and identifiable intangible assets.

3.
To reverse historical interest expense related to the TALX long-term revolving credit facility.

4.
To record interest expense related to (1) borrowings under the TALX long-term revolving credit facility that will be refinanced under the Equifax long-term revolving credit facility and (2) borrowings under Equifax's long-term revolving credit facility used to finance the cash portion of the merger consideration.

5.
To adjust interest expense in connection with amortizing the preliminary fair value adjustment of $6.0 million on TALX's $75 million Senior Notes.

6.
To record the tax effect of pro forma adjustments of $20.7 million and to adjust the TALX tax rate to that of the combined company.

7.
To reverse the TALX weighted-average common shares outstanding for the twelve months ended December 31, 2006.

8.
The pro forma weighted-average common shares outstanding for the twelve months ended December 31, 2006 are calculated as follows:

Twelve Months Ended December 31, 2006
(In thousands)
Weighted-average common shares outstanding—basic:
Historical Equifax weighted-average common shares outstanding—basic	127,116
Shares estimated to be issued for TALX acquisition	22,071

Pro forma weighted-average common shares outstanding—basic	149,187

Weighted-average common shares outstanding—diluted:
Historical Equifax weighted-average common shares outstanding—diluted	129,384
Shares estimated to be issued for TALX acquisition	22,071

Pro forma weighted-average common shares outstanding—diluted	151,455

Footnotes to Pro Forma Condensed Combined Balance Sheet

1.
To reduce cash for Equifax and TALX's estimated transaction costs, which include legal and accounting fees, investment bankers' fees, due diligence expenses, and filing and printing fees.

2.
To reverse current and long-term capitalized debt issuance costs related to financing transactions completed by TALX.

3.
To adjust deferred costs.

4.
To adjust property and equipment, net to the preliminary estimated fair value.

5.
To reverse goodwill and identifiable intangible assets from acquisitions previously consummated by TALX.

6.
To record the preliminary estimated identifiable intangible assets and goodwill from the acquisition of TALX. No in-process research and development costs have been identified in connection with the acquisition.

7.
To record deferred income tax liabilities for book vs. tax basis differences attributable to acquired identifiable intangible assets of $164.5 million and to reverse TALX deferred tax liabilities attributable to identifiable intangible assets and property and equipment, net of $46.7 million.

8.
To adjust deferred income tax liabilities, net by $1.0 million and $(0.4) million for adjustments to deferred revenue and deferred costs, respectively.

9.
To record the income tax effects of deductible transaction and severance costs.

10.
To record the estimated liability associated with change-in-control severance agreements between TALX and certain of its employees in accordance with EITF 95-3.

11.
To adjust current and long-term deferred revenue to fair value associated with performance obligations assumed by Equifax.

12.
To record borrowings under Equifax's long-term revolving credit facility used to finance the cash portion of the merger consideration.

13.
To adjust TALX's $75 million Senior Notes, that will not be refinanced or replaced with Equifax borrowings, to estimated fair value.

14.
To reverse TALX's historical equity balances.

15.
To record Equifax's equity consideration for the acquisition of TALX.

DESCRIPTION OF EQUIFAX CAPITAL STOCK

        The following description of material terms of the capital stock of Equifax does not purport to be complete and is qualified in its entirety by reference to the restated certificate of incorporation and bylaws of Equifax, which documents are incorporated by reference as exhibits to the registration statement of which this document is a part, and to the applicable provisions of the GBCC.

        Equifax is authorized to issue 300,000,000 shares of common stock, $1.25 par value per share, and 10,000,000 shares of preferred stock, $0.01 par value per share. At April 4, 2007, 128,776,777 shares of common stock were issued and outstanding, including shares held by employee benefits trusts, and no shares of preferred stock were issued or outstanding.

Common Stock

Voting and Other Rights

        Holders of Equifax common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. A majority vote is required for all actions to be taken by shareholders, except that directors are elected by a plurality of votes cast. Shareholders do not have cumulative voting rights in the election of directors, which means that the holders of more than 50% of the shares voting in an election of directors can elect all of the directors. Shares of common stock also do not have any preemptive, subscription, redemption, sinking fund, or conversion rights. All outstanding shares of Equifax common stock are fully paid and nonassessable.

Distributions

        Common stock dividends are subject to preferences, if any, on any outstanding shares of preferred stock. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by Equifax's board of directors out of legally available funds. If Equifax liquidates, dissolves, or winds up its affairs, common shareholders are entitled to share proportionately in the assets available for distribution to such holders after Equifax pays its creditors and holders of any preferred stock it has outstanding at the time of liquidation. Equifax's $500 million senior unsecured revolving credit agreement entered into in August 2004 with SunTrust Bank and other lenders would restrict Equifax's ability to pay cash dividends on its capital stock or repurchase capital stock if the total amount of such payments in any fiscal year would exceed 20 percent of Equifax's consolidated total assets measured as of the end of the preceding fiscal year.

Preferred Stock

        Equifax's articles of incorporation authorize its board of directors to create and provide for the issuance of one or more series of preferred stock, without the approval of Equifax shareholders. If preferred stock is issued, Equifax's board may fix the designations, relative rights, preferences, and limitations of the shares of each series, provided that the holders of shares of preferred stock will not be entitled to more than the greater of (i) one vote per $100 liquidation value or (ii) one vote per share. The holders of shares of preferred stock will not be entitled to vote separately as a class, except to the extent specified with respect to each series with respect to any amendment or alteration of Equifax's articles of incorporation that would adversely affect the powers, preferences, or special rights of the applicable series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of common stock and, under some circumstances, make it more difficult for a third party to gain control of Equifax, discourage bids for Equifax common stock at a premium, or otherwise adversely affect the market price of the common stock. Under certain circumstances, the terms of any preferred stock that is subsequently issued could also restrict dividend payments to holders of Equifax common stock or restrict Equifax's ability to repurchase or redeem shares.

Anti-Takeover Effects of Equifax's Articles of Incorporation, Bylaws, Shareholder Rights Plan, and Other Agreements

        Equifax's shareholder rights plan and some provisions of Equifax's articles of incorporation, bylaws, and other agreements could have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that a shareholder might consider to be in his, her, or its best interests, including those attempts that might result in a premium over the market price for the shares held by shareholders. These provisions include, but are not limited to, those described in the following sections.

Authorized but Unissued Shares

        Equifax's authorized but unissued shares of common stock and preferred stock are available for future issuance without shareholder approval except as may be required by applicable stock exchange rules or Georgia law. These additional shares may be utilized for a variety of corporate purposes, including future public or private offerings to raise additional capital, corporate acquisitions, and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of Equifax's common stock by means of a proxy contest, tender offer, merger, or otherwise. Equifax will not solicit approval of its shareholders for issuance of common and preferred stock unless the Equifax board believes that approval is advisable or is required by applicable stock exchange rules or Georgia law.

Cumulative Voting

        Equifax's articles of incorporation do not authorize its shareholders to cumulate voting in the election of directors. As a result, shareholders may not aggregate their votes for a single director.

Classified Board of Directors

        Equifax's board, other than directors elected by any series of preferred stock, is divided into three classes of directors, with the classes to be as nearly equal in number as possible. The class of directors elected at each annual meeting is elected for a three-year term. Some practical effects of these classification provisions are the following:

  •
  It will take at least two annual meetings of shareholders, instead of one, to elect a majority of the board. This delay ensures that Equifax's directors, if confronted by a shareholder attempting to force a proxy contest, tender offer, exchange offer, or an extraordinary corporate transaction, would have sufficient time to review the proposal and any available alternatives before they act in what they believe to be the best interests of the shareholders. However, even if a change in the composition of the board would be beneficial to Equifax and its shareholders, it will take at least two annual meetings of shareholders to make this change.

  •
  A classified board may discourage third party proxy contests, tender offers, or attempts to obtain control of the corporation. This will happen even if an attempt might be beneficial to Equifax and its shareholders. Therefore, there is an increased likelihood that incumbent directors will retain their positions.

  •
  A classified board discourages accumulations of large blocks of Equifax's stock by purchasers whose objective is to take control of the board. This could reduce the likelihood of fluctuations in the market price of the common stock that might result from accumulations of large blocks of stock. Shareholders therefore might not have opportunities to sell their shares of Equifax common stock at the higher market price that an accumulation of stock could create.

Number of Directors; Removal; Filling Vacancies

        Generally speaking, Equifax's board must consist of between nine and twenty directors and vacancies will be filled by the affirmative vote of a majority of the remaining directors, even if less than a quorum remains in office. Therefore, unless the bylaws are amended, the board could prevent any shareholder from enlarging the board of directors and filling the new directorships with the shareholder's own nominees.

        Under the GBCC, unless otherwise provided in the articles of incorporation or a bylaw adopted by the shareholders, directors serving on a classified board may only be removed by the shareholders for cause. Equifax's articles of incorporation and bylaws do not provide otherwise. Equifax's articles of incorporation require the affirmative vote of a majority of the board, or the affirmative vote of at least two-thirds of the voting power of all of the then-outstanding shares of stock entitled to vote, to amend provisions of the articles of incorporation or bylaws that relate to the size of the board, classification of directors, or filling vacancies on the board.

No Shareholder Action by Written Consent; Special Meetings

        Subject to the rights of any holders of preferred stock to elect additional directors under specified circumstances, shareholder action can be taken only at an annual or special meeting of shareholders and cannot be taken by written consent. Under circumstances described in the bylaws, special meetings of shareholders can be called by the Chairman of the Board, the lead director, the board, the Chief Executive Officer, the President, or upon the written request to the Chief Executive Officer or Corporate Secretary signed by the holders of all of the outstanding shares entitled to vote at the proposed special meeting. Moreover, any special meeting of shareholders is limited to the business in the notice of the special meeting sent to shareholders before the meeting.

        These procedural requirements could have the effect of preventing a request by shareholders for a special meeting and could delay consideration of a shareholder proposal until Equifax's next annual meeting. This would effectively prevent the holders of Equifax stock from unilaterally using the written consent procedure to take shareholder action unless a demand is made by all of the outstanding shares entitled to vote at the proposed special meeting.

Advance Notice Provisions for Shareholder Nominations and Shareholder Proposals

        Only people who are nominated by, or at the direction of, the board of directors, or by a shareholder who has given the proper written notice prior to a meeting at which directors are to be elected, will be eligible for election as directors. Business conducted at an annual meeting is limited to the business brought before the meeting by, or at the direction of, the Chairman, the board, or a shareholder who has given proper notice. A shareholder's notice to Equifax proposing to nominate a person for election as a director must also contain certain information described in the bylaws. Some of the effects of the provisions described above and in the bylaws include:

  •
  the board will have a longer period to consider the qualifications of the proposed nominees and, if deemed necessary or desirable, to inform shareholders about the qualifications;

  •
  there will be an orderly procedure for conducting annual meetings of shareholders and informing shareholders, prior to the meetings, of any business proposed to be conducted at the meetings, including any board recommendations; and

  •
  contests for the election of directors or the consideration of the shareholder proposals will be precluded if the procedures are not followed, which may therefore discourage third parties from conducting a solicitation of proxies to elect their own slate of directors or to approve their own proposal.

Anti-Takeover Legislation

        Equifax is a Georgia corporation and has elected to be governed by the "business combination" and "fair price" provisions of the GBCC that could be viewed as having the effect of discouraging an attempt to obtain control of Equifax.

        Sections 14-2-1131 through 1133 of the GBCC generally prohibit a corporation which has adopted a bylaw provision electing to be covered thereby from engaging in any "business combination" with an "interested shareholder" for a period of five years from the date such person becomes an interested shareholder, unless the interested shareholder:

  •
  prior to becoming an interested shareholder, obtained the approval of Equifax's board of directors for either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder;

  •
  becomes the owner of at least 90% of Equifax's outstanding voting stock in the same transaction in which the interested shareholder became an interested shareholder, excluding for purposes of determining the number of shares outstanding those shares owned by Equifax's officers, directors, subsidiaries, and certain employee stock plans; or

  •
  subsequent to becoming an interested shareholder, acquires additional shares resulting in ownership of at least 90% of Equifax's outstanding voting stock and obtains approval of the business combination by the holders of a majority of Equifax's voting stock entitled to vote thereon, other than those shares held by the interested shareholder, Equifax's officers, directors, subsidiaries, and certain employee stock plans.

        The term "business combination" refers to a merger, consolidation, or other specified corporate transaction. The term "interested shareholder" refers to any person who is the beneficial owner of 10% or more of the voting power of Equifax's outstanding voting shares, or is an affiliate of Equifax and was a 10% or more beneficial owner of the voting power of Equifax outstanding voting shares at any time within the preceding two years.

        Equifax's "business combination" bylaw provision may be repealed only by an affirmative vote of two-thirds of the directors not affiliated with an interested shareholder and a majority of the votes entitled to be cast by the outstanding voting shares, other than shares beneficially owned by any interested shareholder, and shall not be effective until 18 months after that shareholder vote. The GBCC provides that a Georgia corporation which has thus repealed such a bylaw may not thereafter readopt that bylaw.

        The "fair price" provisions contained in the Sections 14-2-1110 through 1113 of the GBCC and Equifax's bylaws require, generally, in connection with a merger or similar transaction between Equifax and an "interested shareholder," the unanimous approval of Equifax's directors not affiliated with the interested shareholder or the affirmative vote of two-thirds of these directors and a majority of the outstanding shares held by disinterested shareholders, unless:

  •
  within the past three years the interested shareholder has not increased its shareholdings by more than 1% in any 12-month period; or

  •
  all shareholders receive at least the same consideration for their shares as the interested shareholder previously paid.

        The fair price provisions may be revised or rescinded only upon the affirmative vote of at least two-thirds of the directors not affiliated with an interested shareholder and a majority of the outstanding shares held by disinterested shareholders. For purposes of the "fair price" bylaw provision, the term "interested shareholder" is defined in the same manner as the business combination provisions.

Shareholder Rights Plan

        On October 25, 1995, Equifax's board of directors adopted a shareholder rights plan, which was amended on July 7, 2001 and was further amended and restated on October 14, 2005. The rights plan contains provisions to protect Equifax's shareholders in the event of an unsolicited offer to acquire Equifax, including offers that do not treat all shareholders equally, the acquisition in the open market of shares constituting control without offering fair value to all shareholders, and other coercive, unfair, or inadequate takeover bids and practices that could impair the ability of Equifax's board to represent shareholders' interests fully. Pursuant to the rights plan, Equifax's board declared a dividend of one share purchase right for each outstanding share of Equifax common stock, which were distributed to shareholders of record as of November 6, 1995. The rights, which will expire on November 6, 2015 unless renewed by the board of directors, are initially represented by, and trade together with, Equifax common stock. The rights are not currently exercisable and do not become exercisable unless certain triggering events occur. Among the triggering events is the acquisition of 20% or more of Equifax's common stock by a person or group of affiliated or associated persons. Unless previously redeemed, upon the occurrence of one of the specified triggering events, each right that is not held by the 20% or more shareholder will entitle its holder to purchase one share of common stock or, under certain circumstances, additional shares of common stock at a discounted price. Prior to exercise, a right will not create any rights as a shareholder of Equifax.

        The rights have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire Equifax on terms not approved by Equifax's board of directors, except pursuant to an offer conditioned on a substantial number of rights being acquired. The rights should not interfere with any merger or other business combination approved by the board of directors, since Equifax may redeem the rights prior to the time that a person or group acquires 20% or more of the outstanding common stock of Equifax.

Change in Control Agreements

        Equifax has change in control agreements with certain of its key officers. These agreements have renewable five year terms and become effective only upon a change in control of Equifax, generally defined as the acquisition by any person or group of 20% or more of the voting power of Equifax's outstanding stock, certain business combinations, the sale or disposition of all or substantially all of Equifax's assets, or a complete liquidation or dissolution of Equifax. If such an event occurs and the officer's employment terminates within three years thereof other than from death, disability, or termination for cause or voluntary termination other than for good cause, the officer will receive, among other compensation, three times the sum of such officer's highest annual salary for the twelve months prior to termination and the officer's highest bonus for the three years prior to termination.

Liability of Directors; Indemnification

        A director generally will not be personally liable for monetary damages to Equifax or its shareholders for breach of his or her fiduciary duties as a director. A director may be held liable, however, for the following:

  •
  any appropriation of any business opportunity of Equifax in violation of the director's duties;

  •
  acts or omissions which involve intentional misconduct or a knowing violation of law;

  •
  paying a dividend or approving a stock repurchase in violation of Georgia law; or

  •
  any transaction from which the director derived an improper personal benefit.

        Equifax indemnifies its officers and directors against lawsuits by third parties to the fullest extent of the law. Equifax may agree with any person to provide an indemnification greater than or different from the indemnification provided by Equifax's articles of incorporation.

Amendments

        Equifax's articles of incorporation and bylaws generally may be amended by a majority vote of its shareholders, but some provisions, including some of the provisions described above, can only be amended by an affirmative vote of the holders of at least two-thirds of the then-outstanding voting stock. This two-thirds approval requirement prevents a shareholder with only a majority of the common stock from circumventing the requirements of these provisions by simply amending or repealing them. Equifax's articles of incorporation further provide that the bylaws may be amended by Equifax's board of directors.

Transfer Agent and Registrar

        The transfer agent and registrar for Equifax's common stock is Computershare Investor Services, LLC, 161 Bay State Drive, Braintree, Massachusetts 02184.

COMPARISON OF SHAREHOLDER RIGHTS

        The rights of TALX shareholders are currently governed by the MBCL, and the amended and restated articles of incorporation, which we refer to as the articles of incorporation, and the amended and restated bylaws, which we refer to as the bylaws, of TALX. The rights of Equifax shareholders are currently governed by the GBCC, and the amended and restated articles of incorporation, which we refer to as the articles of incorporation, and bylaws of Equifax. Upon completion of the merger, non-dissenting shareholders will exchange all of their shares of TALX common stock for a combination of cash and Equifax common stock. Accordingly, upon completion of the merger, the rights of TALX shareholders who become Equifax shareholders, and the rights of Equifax shareholders, will be governed by the GBCC and the articles of incorporation and bylaws of Equifax.

        This section summarizes the material differences between the MBCL and TALX's articles of incorporation and bylaws, on the one hand, and the GBCC and Equifax's articles of incorporation and bylaws, on the other hand.

        This section does not include a complete description of all differences between the rights of TALX shareholders and Equifax shareholders, nor does it include a complete description of the specific rights of these holders. Furthermore, the identification of some of the differences in the right of these holders as material is not intended to indicate that other differences that may be equally important do not exist.

        You are urged to read carefully the relevant provisions of the MBCL and the GBCC, as well as the articles of incorporation and bylaws of TALX and the articles of incorporation and bylaws of Equifax. Copies of the articles of incorporation and bylaws of TALX and Equifax, as well as the organizational documents of TALX and Equifax referred to in this discussion, are available to you upon request. See "Where You Can Find More Information" on page 126.

Classes and Series of Capital Stock

TALX

        The authorized capital stock of TALX consists of:

  •
  75,000,000 shares of common stock, having a par value of $.01 per share and entitled to one vote per share; and

  •
  5,000,000 shares of preferred stock, having a par value of $.01 per share.

Equifax

        The authorized capital stock of Equifax consists of:

  •
  300,000,000 shares of common stock, having a par value of $1.25 per share and entitled to one vote per share; and

  •
  10,000,000 shares of preferred stock, having a par value of $.01 per share.

Annual Meeting of Shareholders

TALX

        The MBCL provides that a meeting of a corporation's shareholders will be held annually on a day fixed by the corporation's bylaws. If no day is provided, then the annual meeting of the shareholders will be held on the second Monday in the month of January. The MBCL also requires notice of a shareholders' meeting to be sent to shareholders entitled to vote at such meeting not less than 10 nor more than 70 days before the date of the meeting. The corporation is required to give notice only to shareholders entitled to vote at such meeting. The notice must state the place, day, and hour of the annual meeting.

        The bylaws of TALX provide that the annual meeting of shareholders for the election of directors and for the transaction of such other business as properly may come before such meeting is to be held on the first Thursday of September each year if not a legal holiday or, if a legal holiday, on the next succeeding business day that is not a legal holiday; provided, however, that the day fixed for such meeting in any year may be changed by resolution of the board of directors to such other day that is not a legal holiday as the board of directors may deem to be desirable or appropriate, subject to any applicable limitations of law. The bylaws of TALX also provide that written notice of each meeting of the shareholders (including notice by electronic transmission) will be given to each shareholder of record entitled to vote at the meeting not less than 10 nor more than 70 days before the date of the meeting.

Equifax

        The GBCC provides that a meeting of a corporation's shareholders will be held annually at a time stated in or fixed in accordance with the corporation's bylaws. The GBCC also requires notice of a shareholders' meeting to be sent to shareholders entitled to vote at the meeting not fewer than 10 nor more than 60 days before the date of the meeting. Unless the GBCC or its articles of incorporation require otherwise, the corporation is required to give notice only to shareholders entitled to vote at a meeting.

        The GBCC also provides that the superior court of the county where a corporation's registered office is located may summarily order a meeting to be held upon application of any shareholder of the corporation if an annual meeting was not held within the earlier of six months after the end of a fiscal year of the corporation or 15 months after its last annual meeting. Following notice to the corporation, the superior court may order that a meeting ordered in this manner be deemed an annual meeting or a special meeting.

        The bylaws of Equifax provide that the annual meeting of shareholders for the election of directors and for the transaction of such other business as may be brought before the meeting will be held at such time and place, within or without the State of Georgia, as fixed by the board of directors. The bylaws of Equifax also provide that written notice of each meeting of the shareholders will be given to each shareholder of record entitled to vote at the meeting not less than 10 days nor more than 60 days prior to the meeting.

Special Meetings of Shareholders

TALX

        Under the MBCL, a special meeting of a corporation's shareholders may be called by the board of directors or by such other persons as may be authorized by the corporation's articles of incorporation or bylaws. The MBCL requires that notice of a special meeting include a description of the purpose or purposes for which the meeting is called.

        The bylaws of TALX provide that a special meeting of the shareholders or of the holders of any special class of stock of TALX may be called only by the affirmative vote of a majority of the entire board of directors or by the Chairman of the Board of Directors or the President by request of such a meeting in writing. Such request is to be delivered to the Secretary of TALX and is required to state the purpose or purposes of the proposed meeting. Upon such direction or request, it is the duty of the Secretary to call a special meeting of the shareholders to be held at such time as is specified in the request. The bylaws require that the notice of a special meeting include the purpose or purposes for which the meeting is called.

Equifax

        The GBCC provides that a special meeting of a corporation's shareholders may be called by the board of directors or by any persons authorized to do so in the corporation's articles of incorporation or bylaws.

        The GBCC also provides that, except as to corporations having 100 or fewer shareholders of record, a special meeting may be called by the holders of at least 25%, or such greater or lesser percentage as may be provided for in the articles of incorporation or bylaws, of all the votes entitled to be cast on any issue proposed to be considered at the special meeting. Such holders must sign, date, and deliver to the corporation one or more demands in writing or by electronic transmission for the meeting describing the purpose or purposes of the special meeting. Under the GBCC, the superior court of the county where a corporation's registered office is located may order a special meeting upon application of a shareholder who signed a valid demand for a special meeting if notice of the special meeting was not given within 30 days after the demand was delivered to the corporation's Secretary, or the special meeting was not held in accordance with the notice.

        Under the GBCC, notice of a special meeting must include a description of the purpose or purposes for which the meeting is called. Only business within the purpose or purposes described in this notice may be conducted at a special meeting.

        The bylaws of Equifax provide that a special meeting of the shareholders may be called at any time by the Chairman of the Board of Directors, the Lead Director, the Chief Executive Officer, the President, the board of directors by vote at a meeting or a majority of the directors in writing without a meeting, or by unanimous call of the shareholders. Unless waived in accordance with the GBCC, a notice of each meeting stating the date, time and place of the meeting shall be given not less than 10 days nor more than 60 days before the date of the meeting to each shareholder entitled to vote at the meeting.

Shareholder Action Without a Meeting

TALX

        The MBCL provides that action required or permitted to be taken at a shareholders' meeting may be taken without a meeting upon the written consent of all of the shareholders entitled to vote on the action. Such consents have the same force and effect as a unanimous vote of the shareholders at a meeting duly called and held.

        The bylaws of TALX provide that any action required or permitted to be taken by the shareholders of TALX may, if otherwise allowed by law, be taken without a meeting of shareholders only if consents in writing, setting forth the action so taken, are signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

Equifax

        The GBCC provides that action required or permitted to be taken at a shareholders' meeting may be taken without a meeting upon the written consent of all of the shareholders entitled to vote on the action or, if the articles of incorporation so provide, upon the written consent of persons who would be entitled to vote at a meeting holding shares having voting power to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shareholders entitled to vote were present and voted.

        The articles of incorporation of Equifax do not provide that shareholder action without a meeting may be taken without the consent of all of the shareholders. Thus, the written consent of all the shareholders entitled to vote on an action would be required for shareholder action to be taken without a meeting.

Shareholder Nominations and Proposals

TALX

        The bylaws of TALX establish procedures that must be followed for shareholder nominations of directors and proposals of business to be considered at any meeting of the shareholders of TALX.

        Ordinarily, for nominations or other business to be properly brought before an annual meeting by a shareholder, the shareholder must have given notice to the Secretary of TALX not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that (i) no annual meeting was held in the previous year, or (ii) the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so delivered and received not earlier than 120 days prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

        To be in proper form, the shareholder's notice must set forth:

  •
  as to each person whom the shareholder proposes to nominate for election as a director, (i) the name, age, business, and residential addresses, and principal occupation or employment of each proposed nominee, (ii) the class and number of shares of capital stock of TALX that are beneficially owned by such nominee on the date of such notice, (iii) a description of all arrangements or understandings between the shareholder and each nominee and the name of any other person or persons pursuant to which the nomination or nominations are to be made by the shareholder, (iv) all other information relating to such person that is required to be disclosed in proxy solicitations for director elections, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, and (v) the written consent of each proposed nominee to being named as a nominee in the proxy statement and to serve as a director of TALX if so elected;

  •
  as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business, the reasons for conducting such business at the meeting, and any material interest in such business of such shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and

  •
  as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of the shareholder, as it appears on the corporation's books, and of the beneficial owner, (ii) the class and number of shares of the corporation which are owned beneficially and of record by the shareholder and beneficial owner, (iii) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or to propose such other business, (iv) any other information that is required to be provided by the shareholder or beneficial owner pursuant to Regulation 14A under the Exchange Act in such person's capacity as a proponent of a shareholder proposal, and (v) a representation as to whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of TALX's outstanding capital stock required to approve or adopt the proposal or otherwise solicit proxies from shareholders in support of such proposal.

        TALX may require any proposed nominee to furnish any information in addition to that furnished above regarding the proposed nominee that it may reasonably require to determine the eligibility of the proposed nominee to serve as a director.

        Notwithstanding the time in which the proposal must be received by the Secretary of TALX, in the event that the number of directors to be elected to the board of directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased board of directors made by TALX at least 100 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to and received by the Secretary of TALX not later than the close of business on the tenth day following the day on which such public announcement is first made by TALX.

        The bylaws of TALX provide that nomination of directors to be acted upon at a special meeting of shareholders, provided that the board of directors has determined that directors will be elected at such special meeting, may be made by any shareholder of TALX who is a shareholder of record both at the time of giving notice and at the time of the meeting, who is entitled to vote at the meeting and who complied with the notice and other requirements set forth above for notice and proposals for an annual meeting of the shareholders. No other proposals of business by a shareholder, other than the nomination of persons for election to the board of directors requested by a shareholder, may be considered at a special meeting of the shareholders.

Equifax

        The bylaws of Equifax establish procedures that must be followed for shareholder nominations of directors and proposals of business to be considered at any meeting of the shareholders of Equifax.

        To be in proper form, the written notice must set forth with particularity:

  •
  the names and business address of the shareholder submitting the proposal and all natural persons, corporations, partnerships, trusts, or any other type of legal entity or recognized ownership vehicle acting in concert with such shareholder;

  •
  the name and address of the shareholder submitting the proposal and any other persons identified in the preceding bullet point, as they appear on Equifax's books;

  •
  the class and number of shares of Equifax common stock beneficially owned by the shareholder submitting the proposal and any other persons identified in the first bullet point above;

  •
  a description of the proposal containing all material information relating thereto;

  •
  for proposals sought to be included in Equifax's proxy statement, any other information required by Securities and Exchange Commission Rule 14a-8; and

  •
  such other information as the board of directors of Equifax reasonably determines is necessary or appropriate to enable the board of directors and shareholders of Equifax to consider the proposal.

        The presiding officer at any meeting of the Equifax shareholders may determine that any shareholder proposal was not made in accordance with the procedures prescribed in the bylaws or is otherwise not in accordance with law, and if it is so determined, such officer will so declare at the meeting and the shareholder proposal will be disregarded.

        Nominations of individuals for election to the board of directors of Equifax at any annual meeting or any special meeting of shareholders at which directors are to be elected may be made by any holder of Equifax common stock entitled to vote for the election of directors at that meeting by complying with the above procedures. Nominations by shareholders are required to be made by written notice to the Secretary of Equifax setting forth certain prescribed information about the nominee and the nominating shareholder.

        If a shareholder proposal or nomination notice is to be submitted at an annual meeting of the shareholders, it must be delivered to and received by the Secretary of Equifax at the principal executive office of Equifax at least 120 days before the first anniversary of the date that Equifax's proxy statement was released to its shareholders in connection with the previous year's annual meeting of shareholders. If no annual meeting of shareholders was held in the previous year or if the date of the annual meeting of the shareholders has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, the notice shall be delivered to and received by the Secretary at the principal executive offices of Equifax not later than the last to occur of (i) the date that is 150 days prior to the date of the contemplated annual meeting, or (ii) the date that is 10 days after the date of the first public announcement or other notification to the shareholders of the date of the contemplated annual meeting. If a shareholder proposal or nomination notice is to be submitted at a special meeting, it must be delivered to the Secretary of Equifax at the principal executive office of Equifax no later than the close of business on the earlier of (i) the 30th day following the public announcement that a matter will be submitted to a vote of the shareholders at a special meeting, or (ii) the 10th day following the day on which notice of the special meeting was given. In addition, if a shareholder intends to solicit proxies from the shareholders of Equifax for any meeting of the shareholders, such shareholder will notify Equifax of this intent in accordance with Rule 14a-4 of the SEC.

Access to Corporate Records, Financial Statements, and Related Matters

TALX

        Under the MBCL, any shareholder may at all proper times inspect the corporation's books and records of account, including the amount of assets and liabilities, minutes of meetings of the shareholders and board of directors, officer information, stock ledger, and shareholder list. Missouri statutory law and Missouri case law, however, do not provide specific guidance as to whether a shareholder may appoint an agent for the purpose of examining books and records or the extent to which a shareholder must have a "proper purpose." Neither the articles of incorporation nor the bylaws of TALX contain provisions dealing with the shareholder's right to inspect the corporation's books and records.

Equifax

        The GBCC requires that a corporation or its agent maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each.

        The GBCC further provides that, upon written demand at least five business days in advance, a shareholder of a corporation is entitled to inspect and copy, during regular business hours at the corporation's principal office, certain records of the corporation specifically designated in the GBCC, including minutes of shareholders' meetings for the preceding three years and a list of the names and business addresses of each director.

        In addition, the GBCC provides that a shareholder whose demand is made in good faith and for a proper purpose that is reasonably relevant to his legitimate interest as a shareholder, and who describes with reasonable particularity his purpose and the records he desires to inspect, is entitled to inspect and copy, upon written demand at least five days in advance, during regular business hours at a reasonable location specified by the corporation, any of the following records that are directly connected with his purpose (and the records are to be used only for the stated purpose):

  •
  excerpts from minutes of any meeting of the board of directors, records of any action of a committee of the board of directors while acting in place of the board of directors on behalf of the corporation, minutes of any shareholders' meeting, and records of action taken by the shareholders or board of directors without a meeting, to the extent not otherwise subject to inspection as discussed above;

  •
  accounting records of the corporation; and

  •
  the record of shareholders.

        These last rights of inspection may be limited under the GBCC by a corporation's articles of incorporation or bylaws for shareholders owning two percent or less of the shares outstanding. Neither Equifax's articles of incorporation nor its bylaws contain the permissible limitation noted above, and therefore, the GBCC's default rules apply.

        Further, after fixing a record date for a shareholders' meeting, a corporation must prepare a list of shareholders who are entitled to notice of the shareholders' meeting, and this list must be available for inspection by any shareholder, his or her agent, or his or her attorney on a reasonably accessible electronic network or during ordinary business hours at the principal place of business of the corporation. The shareholders' list may also be inspected by any shareholder present during the shareholders' meeting, or on a reasonably accessible electronic network during the whole time of the meeting if the meeting is to be held solely by means of remote communication.

Amendments of Articles of Incorporation

TALX

        Under the MBCL, a corporation may amend its articles of incorporation upon a resolution of the board of directors, directing that the proposed amendment be submitted to a vote at a meeting of shareholders, written notice being provided to each shareholder of record entitled to vote thereon setting forth the proposed amendment and the changes effected thereby and, with certain exceptions, receiving the affirmative vote of a majority of the outstanding shares entitled to vote thereon.

        The articles of incorporation of TALX provide that provisions of the articles of incorporation of TALX may be amended, altered, changed, or repealed in the manner prescribed by law; provided, that, in addition to any required class or other vote, the affirmative vote of the holders of record representing at least 85% of all of the outstanding shares of capital stock of TALX then entitled to vote generally in the election of directors, voting together as a single class, is required to amend, alter, change, or repeal, or adopt any provisions inconsistent with the provisions in the articles of incorporation dealing with directors, amendment of the bylaws, indemnification, and amendment of the articles of incorporation.

Equifax

        Generally, under the GBCC, a proposed amendment to the articles of incorporation requires the recommendation of the amendment to the shareholders by the board of directors, unless the board of directors elects, because of a conflict of interest or other special circumstances, to make no recommendation and communicates the basis for its election to the shareholders with the amendment; further, the board of directors may condition its submission of the proposed amendment, the effectiveness of the proposed amendment, or both on any basis. The corporation must notify each shareholder entitled to vote of the proposed shareholders' meeting, and the notice must state that the purpose or one of the purposes of the meeting is to consider the proposed amendment and contain or be accompanied by a copy or summary of the amendment. Unless the articles of incorporation, the GBCC, or the board of directors require a greater vote, generally, an affirmative vote by a majority of the votes entitled to be cast on the amendment by each voting group entitled to vote is needed for adoption of the amendment.

        The articles of incorporation of Equifax provide that the affirmative vote of the holders of not less than two-thirds of the votes entitled to be cast by the holders of all then-outstanding shares entitled to vote, voting together as a single class, is required to make, alter, amend, change, add to, or repeal any provision of the articles of incorporation inconsistent with provisions of the Equifax articles of incorporation dealing with the number, term, and vacancies of directors, and the provisions dealing with amending the articles of incorporation and bylaws of Equifax; provided, however, that such two-thirds vote is not required to alter, amend, change, add to, or repeal any such provisions recommended by a majority of the board of directors. The Equifax shareholders may otherwise make, alter, amend, change, add to, or repeal any provision of the Equifax articles of incorporation as provided by the GBCC.

Bylaw Amendments

TALX

        Under the MBCL, the bylaws of a corporation may be made, altered, amended, or repealed by the shareholders, unless and to the extent that such power is vested in the board of directors by the articles of incorporation.

        The articles of incorporation of TALX provide that the bylaws of TALX may be amended, altered, changed, or repealed, and provisions inconsistent with the provisions of the bylaws as they may exist from time to time may be adopted, only by a majority of the entire board of directors.

Equifax

        Under the GBCC, a corporation's board of directors may amend or repeal the corporation's bylaws or adopt new bylaws unless the articles of incorporation or the GBCC reserve the power exclusively to the shareholders, in whole or in part, or the shareholders in amending or repealing a particular bylaw provide expressly that the board of directors may not amend or repeal that bylaw. A corporation's shareholders may amend or repeal the corporation's bylaws or adopt new bylaws even though the bylaws may also be amended or repealed by its board of directors.

        The articles of incorporation of Equifax provide that the board of directors has the right to make, alter, amend, change, add to, or repeal the bylaws of Equifax, and has the non-exclusive right to establish the rights, powers, duties, rules, and procedures that from time to time will govern the board of directors, each of its members, including without limitation, the vote required for any action by the board of directors, and that from time to time may affect the directors' powers to manage the business and affairs of Equifax. The shareholders of Equifax may not adopt any bylaw that will impair or impede the implementation of the foregoing. Notwithstanding the foregoing, the affirmative vote of the holders of not less than two-thirds of the votes entitled to be cast by the holders of all then-outstanding shares entitled to vote, voting together as a single class, is required to make, alter amend, change, add to, or repeal any provision of the bylaws inconsistent with provisions of the Equifax articles of incorporation dealing with the number, term, and vacancies of directors, and the provisions dealing with amending the articles of incorporation and bylaws of Equifax; provided, however, that such two-thirds vote is not required to alter, amend, change, add to, or repeal any such provisions recommended by a majority of the board of directors.

        The bylaws of Equifax provide that the board of directors has the power to make, alter, amend, and repeal the bylaws of Equifax. The bylaws adopted by the board of directors may be altered,

amended, or repealed, and new bylaws may be adopted, by the shareholders, as provided by the GBCC. Notwithstanding the foregoing, the provisions in the bylaws dealing with capital stock and regulations may be amended only in the manner provided by the GBCC as such law relates to those provisions.

Dividends

TALX

        Under the MBCL, the board of directors may declare and the corporation may pay dividends on its shares in cash, property, or its own shares, except that no dividend can be declared or paid at a time when the net assets of the corporation are less than its stated capital or when the payment thereof would reduce the net assets of the corporation below its stated capital. If a dividend is declared out of the paid-in surplus of the corporation, whether created by reduction of stated capital or otherwise, the following limitations apply:

  •
  no such dividend will be made to any class of shareholders unless all cumulative dividends accrued on preferred or special classes of shares entitled to preferred dividends have been fully paid;

  •
  no such distribution will be made to any class of shareholders when the net assets are less than its stated capital or when such distribution would reduce the net assets below the stated capital; and

  •
  each such distribution, when made, will be identified as a liquidating dividend and the amount per share will be disclosed to the shareholders receiving the same concurrently with the payment thereof.

Equifax

        Under the GBCC, a corporation's board of directors may authorize and the corporation may pay dividends to its shareholders, unless, after giving effect to the dividend, the corporation would not be able to pay its debts as they become due in the ordinary course of business, or the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the dividend, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the dividend.

Appraisal and Dissenters' Rights

TALX

        Under the MBCL, a shareholder is deemed a dissenting shareholder and entitled to appraisal if such shareholder:

  •
  owns stock of a corporation which is a party to a merger or consolidation as of the record date for the meeting of shareholders at which the plan of merger or consolidation is submitted to a vote;

  •
  files with the corporation before or at such meeting a written objection to such plan of merger or consolidation;

  •
  does not vote in favor of the merger if the shareholder owns voting stock as of such record date; and

  •
  makes written demand on the surviving or new corporation within 20 days after the merger or consolidation is effected for payment of the fair value of such shareholder's shares as of the day before the date on which the vote was taken approving the merger or consolidation.

        The surviving or new corporation will pay to each dissenting shareholder, upon surrender of his or her certificate or certificates representing said shares in the case of certificated shares, the fair value thereof. Such demand must state the number and class of the shares owned by such dissenting shareholder. Any shareholder who (i) fails to file a written objection prior to or at such meeting, (ii) fails to make demand within the 20 day period, or (iii) in the case of a shareholder owning voting stock as of such record date, votes in favor of the merger or consolidation, will be conclusively presumed to have consented to the merger or consolidation and will be bound by the terms of the merger, and will not be deemed to be a dissenting shareholder.

        Notwithstanding the provisions governing notice of shareholder meetings, notice stating the purpose for which the meeting is called must be given to each shareholder owning stock as of the record date for the meeting of shareholders at which the plan of merger or consolidation is submitted to a vote, whether or not such shareholder is entitled to vote.

        If within 30 days after the date on which the merger or consolidation was effected the value of such shares is agreed upon between the dissenting shareholder and the surviving or new corporation, payment will be made within 90 days after the date on which such merger or consolidation was effected, upon the surrender of his or her certificate or certificates representing said shares in the case of certificated shares. Upon payment of the agreed value, the dissenting shareholder will cease to have any interest in such shares or in the corporation.

        If, within 30 days, the shareholder and the surviving or new corporation do not so agree, then the dissenting shareholder may, within 60 days after the expiration of the 30-day period, file a petition in any court of competent jurisdiction within the county in which the registered office of the surviving or new corporation is situated, asking for a finding and determination of the fair value of such shares, and will be entitled to judgment against the surviving or new corporation for the amount of such fair value as of the day prior to the date on which such vote was taken approving such merger or consolidation, together with interest thereon to the date of such judgment. The judgment will be payable only upon and simultaneously with the surrender to the surviving or new corporation of the certificate or certificates representing said shares in the case of certificated shares. Upon the payment of the judgment, the dissenting shareholder will cease to have any interest in such shares, or in the surviving or new corporation. Unless the dissenting shareholder files such petition within the stated time, such shareholder and all persons claiming under such shareholder will be conclusively presumed to have approved and ratified the merger or consolidation, and will be bound by the terms thereof.

        The right of a dissenting shareholder to be paid the fair value of such shareholder's shares will cease if and when the corporation abandons the merger or consolidation.

        When the remedy provided for above is available with respect to a transaction, such remedy is the exclusive remedy of a shareholder as to that transaction, except in the case of fraud or lack of authorization for the transaction.

        Accordingly, holders of TALX shares are entitled to dissenters' rights in connection with the merger. TALX shareholders should be aware that investment banking opinions as to the fairness, from a financial point of view, of the consideration payable in a merger are not opinions as to fair value under the MBCL.

Equifax

        The GBCC provides to shareholders who dissent from (i) a merger, (ii) a share exchange, (iii) a sale of all or substantially all of the assets of the corporation, (iv) an amendment of the articles of incorporation with respect to a class or series of shares that reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash, or (v) any corporate action taken pursuant to a shareholder vote to the extent that certain provisions of the GBCC, the articles of incorporation, the bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares, the right to demand and receive the fair value of their shares as appraised by the court (if the shareholder is dissatisfied with the corporation's offer to pay the shareholder the corporation's estimate of such fair value). However, shareholders do not have dissenters' rights if the shares they hold, on the record date fixed for determination of the shareholders entitled to receive notice of and to vote at the shareholders' meeting to act upon the plan of merger, share exchange, sale of corporate property, or other specified corporation actions, are either:

  •
  listed on a national securities exchange; or

  •
  held of record by more than 2,000 shareholders.

        Those shareholders, however, will have dissenters' rights if the articles of incorporation or a resolution of the board of directors approving the transaction so provide or, in the case of a merger or share exchange, the plan of merger or share exchange requires that they receive for their shares anything other than shares of the surviving corporation or another publicly held corporation which are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares. Equifax common shares are listed on the NYSE. Accordingly, depending on the consideration to be paid in any transaction, the holders of Equifax shares may not be entitled to appraisal rights in connection with mergers or consolidations involving Equifax if Equifax is not the surviving corporation.

        Holders of Equifax shares are not entitled to dissenters' rights in connection with the merger.

Number and Qualification of Directors

TALX

        Under the MBCL, a corporation is required to have a board of directors consisting of one or more members, the number of which is to be specified in the corporation's articles of incorporation or bylaws. The corporation's articles of incorporation or bylaws can prescribe the qualifications of directors.

        The articles of incorporation and bylaws of TALX provide that the number of directors will be fixed by TALX's bylaws; provided that the bylaws must provide for three or more directors. Pursuant to TALX's articles of incorporation, the directors will be divided into three classes, as nearly equal in number as reasonably possible, with the mode of such classification to be provided for in the bylaws. Directors are elected to hold office for three-year terms, with the term of office of one class expiring each year. In accordance with TALX's bylaws, the board of directors has fixed the number of directors at six. Pursuant to the bylaws, the board of directors can amend the number of directors from time to time by the affirmative vote of a majority of the board of directors.

        Under TALX's bylaws, no person is eligible for election as a director if such person's 76th birthday falls on a date prior to the commencement of the term for which such person is to be elected or appointed. In addition, no person will be qualified to be elected and to hold office as a director if a majority of the entire board of directors determines that such person has acted in a manner contrary to the best interests of the corporation, including but not limited to, the violation of either federal or state law, maintenance of interests not properly authorized and in conflict with the interests of the corporation, or breach of any agreement between such person and the corporation relating to his or her services as a director, employee, or agent of the corporation. A director of TALX does not need to be a TALX shareholder.

Equifax

        The GBCC provides that a board of directors must consist of one or more individuals, with the number specified in or fixed in accordance with the articles of incorporation or bylaws. The articles of incorporation or bylaws may allow the shareholder or the board of directors to fix or change the number of directors, or may establish a permissible range for the number of directors pursuant to which the shareholders or, if the articles or bylaws so provide, the board of directors may fix or change the number of directors from time to time.

        The articles of incorporation of Equifax provide that the number of directors is to be not less than nine, nor more than 20, as fixed within such range by the board of directors. The directors are divided into three classes to serve staggered three-year terms. After directors are first elected or appointed, at each annual meeting of the Equifax shareholders, successors to the class of directors whose term expires at that annual meeting of shareholders will be elected for a three-year term.

        The bylaws of Equifax provide that the number of directors is to be fixed from time to time by the board of directors. Each director is to be elected for an initial term not to exceed three years. At each annual election, the successors to the directors whose term expire in that year will be elected, or reelected, to hold office for a term of three years, so that the term of office of one class of directors will expire each year. A director reaching 70 years of age, or 65 years of age for directors who are also employees of Equifax, shall submit his or her resignation from the board of directors. Notwithstanding the preceding, a director may, at the request of the Governance Committee and if ratified by the board of directors, continue to serve as a director after the normal retirement age or after a change of employer or job responsibilities or other relationships, if the Governance Committee and the board of directors determine it would be of substantial benefit to Equifax. Every director must be a shareholder of Equifax.

Filling Vacancies on the Board of Directors

TALX

        The MBCL provides that, unless otherwise provided in the corporation's articles of incorporation or bylaws, the vacancies on the board of directors and newly created directorships resulting from any increase in the number of directors may be filled by a majority vote of the remaining directors even if that number is less than a quorum, or by the sole remaining director, until the next election of directors by shareholders at regular or special meetings. If shareholders elect directors by class, a director elected or appointed by the board of directors to fill a vacancy or to a newly created directorship does not have to be presented for election by the shareholders until the class to which the director has been so elected is presented for election by the shareholders.

        The articles of incorporation of TALX provide that subject to the rights, if any, of the holders of any class of preferred stock of TALX then-outstanding, any vacancies in the board of directors which occur for any reason prior to the expiration of the respective term of office of the class in which the vacancy occurs, including vacancies which occur by reason of an increase in the number of directors, will be filled only by the board of directors, acting by the affirmative vote of a majority of the remaining directors then in office even if less than a quorum.

Equifax

        Under the GBCC, unless the articles of incorporation or a bylaw approved by the shareholders provides otherwise, if a vacancy occurs on a board of directors, including a vacancy resulting from an increase in the number of directors, the shareholders or the board of directors may fill the vacancy, or, if the directors remaining in office constitute fewer than a quorum of the board, the board of directors may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office. When the number of directors is increased and any newly created directorships are filled by the board of directors, the terms of the additional directors will expire at the next election of directors by the shareholders.

        The articles of incorporation of Equifax provide that a vacancy occurring on the board of directors that results from an increase in the number of directors or from prior death, resignation, retirement, disqualification, or removal from office of a director is to be filled by a majority of the board of directors then in office, though less than a quorum, or by the sole remaining director. Any director elected to fill a vacancy resulting from prior death, resignation, retirement, disqualification, or removal from office of a director, will have the same remaining term as that of his or her predecessor. The bylaws of Equifax provide that in the event of a vacancy on the board of directors, by death, resignation, disqualification, removal, or otherwise, the remaining directors, by an affirmative vote of a majority thereof, may elect a successor to hold office for the unexpired portion of the term of the director whose place has become vacant and until the election of his successor.

Removal of Directors

TALX

        The MBCL provides that, unless the articles of incorporation or bylaws provide otherwise, one or more directors or the entire board of directors of a corporation may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. The MBCL also provides that any director may be removed for cause by action of a majority of the entire board of directors if the director, at the time of removal, fails to meet the qualifications stated in the articles of incorporation or bylaws for election as a director or is in breach of any agreement between such director and the corporation relating to such director's services as a director or employee of the corporation.

        TALX's articles of incorporation provide that subject to the rights, if any, of the holders of any class of preferred stock of TALX then-outstanding or any limitation imposed by law (i) any director, or the entire board of directors, may be removed from office at any time prior to the expiration of his, her, or their term of office only for cause and only by the affirmative vote of the holders of record of outstanding shares representing at least 85% of all of the then-outstanding shares of capital stock of TALX then entitled to vote generally in the election of directors, voting together as a single class at a special meeting of shareholders called expressly for that purpose; and (ii) any director may be removed from office by the affirmative vote of a majority of the entire board of directors at any time prior to the expiration of his or her term of office, as provided by law, in the event that the director fails to meet any qualifications stated in the bylaws for election as a director or in the event that the director is in breach of any agreement between the director and TALX relating to the director's service as a director or employee of TALX.

Equifax

        The GBCC provides that, if the directors have staggered terms, directors may be removed only for cause, unless the articles of incorporation or bylaws of a company provide otherwise. Unless a higher vote is required in the articles of incorporation or bylaws adopted by the shareholders, a director may be removed only by a majority of the votes entitled to be cast. A director may be removed by the shareholders only at a meeting called for the purpose of removing him and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director.

        Neither the articles of incorporation nor the bylaws of Equifax provide for the removal of directors.

Limitation of Personal Liability of Directors

TALX

        The MBCL provides that the articles of incorporation may set forth a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision cannot eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in subjective good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the declaration of a dividend other than in accordance with the MBCL, or (iv) for any transaction from which the director derived an improper personal benefit. However, no such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

        The articles of incorporation of TALX provide that the liability of the directors of TALX, in their capacity as such, whether to TALX, its shareholders, or otherwise, is limited to the fullest extent permitted by law.

Equifax

        The GBCC provides that the articles of incorporation may set forth a provision eliminating or limiting the liability of a director to the corporation or any of its shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for any appropriation, in violation of his or her duties, of any business opportunity of the corporation for acts or omissions which involve intentional misconduct or a knowing violation of law, for participation in certain unlawful distributions to shareholders, or for any transaction from which the director received an improper personal benefit. However, no provision may eliminate or limit the liability of a director for any action or omission occurring prior to the date that such provision becomes effective.

        The articles of incorporation of Equifax provide that no director of Equifax will be liable to the corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director, by reason of any act or omission; except that the liability of a director is not eliminated or limited for:

  •
  any appropriation of any business opportunity of Equifax in violation of the director's duties;

  •
  acts or omissions which involve intentional misconduct or a knowing violation of law;

  •
  liabilities of a director imposed by Section 14-2-832 of the GBCC; or

  •
  any transaction from which the director derived an improper personal benefit.

Indemnification of Directors and Officers

TALX

        Under the MBCL, a corporation may indemnify any person made or threatened to be made a party to any legal proceeding, other than an action by or in the name of the corporation, by reason of fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation in any such capacity with respect to another enterprise, against expenses and other amounts actually and reasonably incurred by him in connection with such legal proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The foregoing notwithstanding, no indemnification may be made with respect to any claim brought by or in the name of the corporation as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that a proper court determines that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court deems proper. Except as otherwise provided in its articles of incorporation or bylaws, a corporation is required to indemnify its directors, officers, employees, or agents to the extent that such persons have been successful in defending an action, suit, or proceeding or any claim, issue, or matter therein. The indemnification rights under the MBCL are not exclusive of any other rights to which the person seeking indemnification is entitled and do not limit a corporation's right to provide further indemnification, provided that a corporation cannot indemnify any person from or on account of such person's conduct that is finally adjudged to have been knowingly fraudulent, deliberately dishonest, or willful misconduct.

        The articles of incorporation of TALX provide that TALX will indemnify each person (other than a party plaintiff suing on his or her own behalf or in the right of TALX) who at any time is serving or has served as a director or officer of TALX against any claim, liability, or expense incurred as a result of such service, or as a result of any other service on behalf of TALX, or service at the request of TALX as a director, officer, employee, member, or agent of another corporation, partnership, joint venture, trust, trade, or industry association, or other enterprise (whether incorporated or unincorporated, for-profit or not-for-profit), to the maximum extent permitted by law. Without limiting the generality of the foregoing, TALX will indemnify any such person who was or is a party (other than a party plaintiff suing on his or her behalf or in the right of TALX), or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (including, but not limited to, an action by or in the right of TALX) by reason of such service against expenses (including, without limitation, attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding. Except as may otherwise be permitted by law, no person will be indemnified under the TALX's articles of incorporation from or on account of such person's conduct which is finally adjudged to have been knowingly fraudulent, deliberately dishonest, or willful misconduct. The indemnification provided under TALX's articles of incorporation is not exclusive of any other rights to which a person seeking indemnification may be entitled, whether under TALX's bylaws or any statute, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

Equifax

        The GBCC provides that, subject to certain limitations in the case of suits by the corporation and derivative suits brought by a corporation's shareholders in the right of the corporation and specified procedural requirements, a corporation may indemnify any person who is a party to a proceeding by reason of being or having been a director or officer against liability incurred in the proceeding if the person:

  •
  conducted himself or herself in good faith and the person reasonably believed, in the case of conduct in his or her official capacity, that the conduct was in the best interests of the corporation, and in all other cases, that the conduct was at least not opposed to the best interests of the corporation; and

  •
  in a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        Any director or officer who has been wholly successful, on the merits or otherwise, in defending any proceeding to which he or she was a party because he or she was a director or officer must be indemnified against reasonable expenses incurred by the director or officer, in connection with the proceeding. The GBCC also provides that a corporation's articles of incorporation, a bylaw, or an agreement may provide a director or officer with additional indemnification rights without regard to the limitations described above. In the case of a director, any bylaw, or agreement providing such further indemnification must be approved by the shareholders. Nevertheless, the corporation is not permitted to indemnify a director or officer for any liability to the corporation for:

  •
  appropriation, in violation of his or her duties, of any business opportunity of the corporation;

  •
  acts or omissions which involve intentional misconduct or a knowing violation of law;

  •
  participation in certain unlawful distributions to shareholders; or

  •
  any transaction from which he or she received an improper personal benefit.

        The articles of incorporation of Equifax provide for indemnification of its officers and directors to the fullest extent permitted under the GBCC. Such indemnification is not exclusive of any additional indemnification the board of directors may deem advisable or of any rights to which those indemnified may otherwise be entitled.

Shareholder Rights Plan

TALX

        TALX has not adopted a shareholder rights plan.

Equifax

        Equifax has issued the right to purchase Equifax common shares pursuant to the Amended and Restated Rights Agreement, dated October 14, 2005, by and between Equifax and SunTrust Bank, a Georgia banking corporation, as the rights agent. See "Description of Equifax Capital Stock—Anti-Takeover Effects of Equifax's Articles of Incorporation, Bylaws, Shareholder Rights Plan and Other Agreements—Shareholder Rights Plan" beginning on page 103.

Vote on Mergers and Certain Other Transactions

TALX

        The MBCL provides that any two or more domestic corporations may merge into one of the corporations if the board of directors of each corporation approves a plan of merger and directs the submission of the plan to a vote at a regular or special meeting of the shareholders. Written or printed notice stating that the purpose, or one of the purposes, of the meeting is to consider the plan of merger or the plan of consolidation, together with a copy or a summary of the plan of merger or plan of consolidation, must be given to each shareholder of record entitled to vote at the meeting within the time and in the manner generally provided for the giving of notice of meetings to shareholders.

        Under the MBCL, a Missouri corporation must obtain the affirmative vote of the holders of two-thirds of the outstanding shares of the corporation entitled to vote thereon to approve a merger or consolidation. The MBCL does not require a vote of a corporation's shareholders if such corporation is merged with and into a parent corporation that owns 90% or more of such corporation's stock.

        The MBCL provides that the sale, lease, exchange, or other disposition (other than by mortgage, deed of trust, or pledge) of all or substantially all the property and assets (with or without the goodwill) of a corporation, if not made in the usual and regular course of its business, may be made under circumstances similar to those set forth above for the approval of mergers, including the affirmative vote of two-thirds of the outstanding shares entitled to vote at such meeting.

        Except as described under "—Anti-Takeover and Ownership Provisions" beginning on page 121, neither the bylaws nor the articles of incorporation of TALX require a greater vote for approval of the above transactions than that specified in the MBCL.

Equifax

        The GBCC provides that one or more corporations may merge into another corporation if the board of directors of each corporation adopts and its shareholders (if required) approve a plan of merger, and without limiting the power of a corporation to acquire all or part of the shares of one or more classes or series of another corporation through a voluntary exchange or otherwise, may engage in such a share exchange if the board of directors of each corporation adopts and its shareholders (if required) approve the share exchange. After adopting a plan of merger or share exchange, the board of directors of each corporation party to the merger, and the board of directors of the corporation whose shares will be acquired in the share exchange, will submit the plan of merger, subject to certain exceptions, or share exchange for approval by its shareholders. For a plan of merger or share exchange to be approved, the board of directors must recommend the plan of merger or share exchange to the shareholders, unless the board of directors elects, because of conflict of interest or other special circumstances, to make no recommendation and communicates the basis for its election to the shareholders with the plan. However, the board of directors may condition its submission of the proposed merger or share exchange, the effectiveness of the proposed merger or share exchange, or both on any basis.

        The GBCC provides that unless the GBCC, the articles of incorporation, the bylaws, or the board of directors requires a greater vote or a vote by voting groups, the plan of merger or share exchange to be authorized must be approved by a majority of all the votes entitled to be cast on the plan by all shares entitled to vote on the plan, voting as a single voting group and a majority of all the votes entitled to be cast by holders of the shares of each voting group entitled to vote separately on the plan as a voting group by the articles of incorporation. Action by the shareholders of the surviving corporation on a plan of merger or by the shareholders of the acquiring corporation in a share exchange is not required if:

  •
  the articles of incorporation of the surviving or acquiring corporation will not differ (except for certain amendments) from its articles of incorporation before the merger or share exchange;

  •
  each share of the surviving or acquiring corporation outstanding immediately before the effective date of the merger or share exchange is to be an identical outstanding or reacquired share immediately after the merger or share exchange; and

  •
  the number and kind of shares outstanding immediately after the merger or share exchange, plus the number and kind of shares issuable as a result of the merger or share exchange and by the conversion of securities issued pursuant to the merger or share exchange or the exercise of rights and warrants issued pursuant to the merger or share exchange, will not exceed the total number and kind of shares of the surviving or acquiring corporation authorized by its articles of incorporation immediately before the merger or share exchange.

        The GBCC provides that a corporation may sell, lease, exchange, or otherwise dispose of all or substantially all of its property (with or without goodwill) on the terms and conditions and for the consideration determined by the corporation's board of directors under circumstances similar to those enumerated above for approval of mergers and share exchanges, subject to exceptions for certain dispositions of a corporation's property that do not require shareholder approval.

        Except as described below under "Anti-Takeover and Ownership Provisions," neither the bylaws nor the articles of incorporation of Equifax require a greater vote for approval of the above transactions than that specified in the GBCC.

Anti-Takeover and Ownership Provisions

        The MBCL, through its "business combination statute," restricts business combinations between certain Missouri corporations and an interested shareholder. An interested shareholder is a shareholder beneficially owning 20% or more of the outstanding voting stock of the Missouri corporation or who is an affiliate or associate of the Missouri corporation and at any time within the five-year period immediately prior to the date in question was the beneficial owner of 20% or more of the then-outstanding voting stock of the Missouri corporation.

        Under the MBCL, a corporation may not engage in a business combination with an interested shareholder for a period of five years following the time that the shareholder became an "interested shareholder" other than:

  •
  a business combination approved by the corporation's board of directors prior to the date on which the interested shareholder became an interested shareholder;

  •
  a business combination approved by the holders of a majority of the outstanding voting stock not owned by the interested shareholder or any affiliate or associate of such interested shareholder at a meeting called no earlier than five years after the date on which the interested shareholder became an interested shareholder; or

  •
  a business combination that satisfies certain fairness and procedural requirements.

        The MBCL provides that a corporation may opt out of coverage by the business combination statute by including a provision to that effect in its governing corporate documents. TALX has not done so.

        In addition to the business combination statute, the MBCL provides for limited voting rights for persons making a "control share acquisition," which is the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to control shares, which are the number of issued and outstanding shares of the corporation which would entitle the holder to exercise or direct the exercise of the voting power of an issuing public corporation in the election of directors within certain ranges of voting power beginning at 20% of all voting power.

        Shares of a corporation held for more than 10 years will not be deemed to be control shares. There are several exceptions to the control share acquisition statute, including an exception for an acquisition pursuant to a merger or consolidation.

        Under the provision regarding control share acquisitions, control shares acquired in a control share acquisition have the same voting rights as were accorded the shares before the control share acquisition only to the extent granted by resolution approved by the holders of a majority of all outstanding shares of the issuing public corporation entitled to vote. A Missouri corporation may opt out of the provision of the MBCL regarding control share acquisitions by providing in its articles of incorporation or bylaws that the control share acquisition statute does not apply. TALX has not opted out of the control share acquisition statute.

Equifax

        The GBCC provides for both fair price requirements in connection with business combinations with interested shareholders and prohibitions of such business combinations in certain circumstances. These fair price requirements and business combinations limitations under Georgia law apply only to corporations that opt via corporate bylaw to be subject to these provisions.

        The GBCC provides that, in addition to any vote otherwise required by law or the articles of incorporation of the corporation or unless certain fair price conditions are met, a business combination with an interested shareholder must be:

  •
  unanimously approved by the corporation's continuing directors, so long as the continuing directors constitute at least three members of the board of directors at the time of such approval; or

  •
  recommended by at least two-thirds of the continuing directors and approved by a majority of the votes entitled to be cast by holders of voting shares, other than voting shares beneficially owned by the interested shareholder who is, or whose affiliate is, a party to the business combination.

        Equifax's bylaws specifically provide that Article XI of the GBCC, including the fair pricing provisions of Article XI discussed above, is applicable to any business combination involving Equifax. Under the GBCC, the Equifax bylaw specifying that Equifax is subject to these fair price provisions may only be repealed by the affirmative vote of at least two-thirds of the continuing directors and a majority of the votes entitled to be cast by voting shares of the corporation, other than shares beneficially owned by any interested shareholder and affiliates and associates of any interested shareholder, in addition to any other vote required by the articles of incorporation or bylaws to amend the bylaws.

        For purposes of the fair price requirements, the GBCC defines:

  •
  a "continuing director" as any member of the board of directors who is not an affiliate or associate of an interested shareholder or any of its affiliates, other than the corporation or any of its subsidiaries, and who was a director of the corporation prior to the determination date, and any successor to the continuing director who is an affiliate or an associate of an interested shareholder or any of its affiliates, other than the corporation or its subsidiaries, and is recommended or elected by a majority of all of the continuing directors; and

  •
  an "interested shareholder" as any person other than the corporation or its subsidiaries, that is the beneficial owner of 10% or more of the voting power of the outstanding voting shares of the corporation, or is an affiliate of the corporation and, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting shares of the corporation.

        The GBCC provides that a resident domestic corporation may not engage in any business combination with any interested shareholder, subject to certain exceptions, for a period of five years following the time that the shareholder became an interested shareholder, unless:

  •
  the resident domestic corporation's board of directors previously approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder;

  •
  in the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder became the beneficial owner of at least 90% of the voting shares of the resident domestic corporation outstanding at the time the transaction commenced, excluding shares held by certain parties enumerated in the GBCC; or

  •
  subsequent to becoming an interested shareholder, the shareholder acquired additional shares resulting in the interested shareholder being the beneficial owner of at least 90% of the outstanding voting shares of the resident domestic corporation, excluding shares held by certain parties enumerated in the GBCC, and the business combination was approved at an annual or special meeting of shareholders by the holders of a majority of the voting shares entitled to vote thereon, excluding the shares held by certain parties enumerated in the GBCC.

        Equifax's bylaws specifically provide that Article XI of the GBCC, including the restrictions against business combinations with interested shareholders provided in Article XI, are applicable to business combinations of Equifax. Under the GBCC, this bylaw may only be repealed by the affirmative vote of at least two-thirds of the continuing directors and a majority of the votes entitled to be cast by voting shares of the resident domestic corporation, other than shares beneficially owned by an interested shareholder, in addition to any other vote required by the articles of incorporation or bylaws to amend the bylaws. Furthermore, any action to repeal the bylaw will not be effective until 18 months after the shareholder vote to effect the repeal and will not apply to any business combination between the resident domestic corporation and any person who became an interested shareholder of the resident domestic corporation on or prior to repeal.

EXPERTS

        The consolidated financial statements of Equifax Inc. appearing in Equifax Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2006 (including schedules appearing therein), and Equifax Inc. management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management's assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of TALX Corporation and subsidiaries as of March 31, 2006 and 2005, and for each of the years in the three-year period ended March 31, 2006, and management's assessment of the effectiveness of internal control over financial reporting as of March 31, 2006 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness over financial reporting as of March 31, 2006 contains an explanatory paragraph that states that TALX acquired Jon-Jay Associates, Inc., Glick & Glick Consultants, LLC, Employers Unity, Inc., and Business Incentives, Inc., doing business as Management Insights, Inc., during the year ended March 31, 2006. Management excluded from its assessment of the effectiveness of TALX's internal control over financial reporting as of March 31, 2006, these entities' internal control over financial reporting associated with total revenues of $19,000,000, included in the consolidated financial statements of TALX for the periods from the respective acquisitions through March 31, 2006. These entities were acquired for total consideration of $83,000,000, subject to certain contingent purchase price adjustments. The audit of internal control over financial reporting of TALX also excluded an evaluation of the internal control over financial reporting of these entities.

LEGAL MATTERS

        The validity of the Equifax common stock to be issued pursuant to the merger will be passed upon for Equifax by Kilpatrick Stockton LLP. Kilpatrick Stockton LLP and Bryan Cave LLP will deliver their opinions to Equifax and TALX, respectively, as to certain United States federal income tax matters.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        This document may contain forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements that are not historical or current facts, relate to expectations about future events or results based on the information that is currently available, involve assumptions, risks and uncertainties, and speak only as of the date on which such statements are made. Words such as "may," "could," "should," "would," "believe," "expect," "anticipate," "estimate," "intend," "seeks," "plan," "project," "continue," "predict," and other words or expressions of similar meaning are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Examples of forward-looking statements include, among others, information concerning growth strategies, financing plans, competitive position, potential growth opportunities, future financial performance, potential operating performance improvements, objectives for products and services, trends, and in particular, cost reduction programs and activities, litigation and other legal matters, and the outlook for Equifax and TALX in 2007. Equifax and TALX disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The actual results of Equifax, TALX or the combined company may differ materially from those expressed or implied in those statements.

        Some factors that could cause actual results to differ materially from those discussed in the forward-looking statements include, but are not limited to, those described under the headings "Risk Factors," "The Merger—Equifax's Reasons for the Merger," and "—TALX's Reasons for the Merger," in this document, as well as the following:

  •
  the possibility that anticipated revenue and earnings growth and other benefits expected from the merger cannot be fully realized;

  •
  the possibility that the businesses of TALX or Equifax may suffer as a result of uncertainty surrounding the merger;

  •
  the possibility that problems may arise in successfully integrating the businesses of the two companies;

  •
  the possibility that the merger may involve unexpected costs;

  •
  changes in the U.S. and global economic conditions, employment trends, or interest rates;

  •
  heightened competition, particularly price competition, that could reduce profit margins and constrain growth in the businesses of Equifax and TALX;

  •
  the ability of Equifax and TALX to successfully develop and market new products and services, incorporate new technology and adapt to technological change and customer demand;

  •
  disruptions in business-critical systems and operations which could interfere with the delivery of products and services to customers;

  •
  security risks related to illegal third-party efforts to access data and interfere with operating systems, and the ability to maintain the accuracy, privacy and confidentiality of data;

  •
  risks associated with the integration of acquired technologies, businesses and other investments;

  •
  management of Equifax's or TALX's outsourcing projects or key vendors, including technology infrastructure and related services;

  •
  risks associated with investments and operations in foreign countries, including laws related to the protection of intellectual property, taxation or repatriation of foreign earnings;

  •
  risks relating to doing business with the federal government;

  •
  changes in laws and regulations, the application and enforcement of existing laws and regulations, such as those related to consumer protection, privacy, identity theft, and marketing of consumer or business information, and the potential for nonrenewal or elimination of laws and regulations, such as the work opportunity, or "WOTC," and welfare to work, or "WtW," tax credits;

  •
  changes in accounting pronouncements promulgated by standard-setting or regulatory bodies, including the Public Company Accounting Oversight Board, Financial Accounting Standards Board and the SEC;

  •
  pending and potential state and federal class action lawsuits, proceedings by federal and state regulators, including the inquiry by the FTC related to acquisitions by TALX in the unemployment compensation and TALX's Work Number businesses, other litigation and regulatory actions, claims of infringement of patents or other intellectual property, and the outcome of federal tax audits;

  •
  risks relating to the dependence of the market for The Work Number services on mortgage documentation requirements in the secondary market and the risk that TALX's revenues and profitability would be significantly harmed if those requirements were relaxed or eliminated;

  •
  significant deterioration in economic conditions, including changes in inflation, interest rates and foreign currency exchange rates, which could have an adverse effect on operations, impede access to, or increase the cost of, external financing or increase future pension expense; and

  •
  potential public health epidemics, international conflicts and terrorist acts which could cause operational disruption.

        You should not place undue reliance on these forward-looking statements and should carefully review the disclosures and the risk factors described in this and other documents Equifax and TALX file from time to time with the SEC, including Equifax's and TALX's future reports on Forms 10-K, 10-Q and 8-K. All forward-looking statements contained in this document, and all subsequent written and oral forward-looking statements attributable to Equifax, TALX, the combined company, or any person acting on behalf of Equifax, TALX or the combined company, are expressly qualified by these cautionary statements.

WHERE YOU CAN FIND MORE INFORMATION

        Equifax and TALX file annual, quarterly and special reports, proxy statements, and other information with the SEC under the Exchange Act. You may read and copy this information at the SEC's Public Reference Room, located at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of this information by mail from the SEC at the above address, at prescribed rates.

        The SEC also maintains a website that contains reports, proxy statements, and other information that Equifax and TALX file electronically with the SEC. The address of that site is http://www.sec.gov.

        You may also inspect reports, proxy statements, and other information about Equifax at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

        Equifax filed a registration statement on Form S-4 to register with the SEC the shares of Equifax common stock required to be issued to TALX shareholders pursuant to the merger agreement. This document is a part of that registration statement. As allowed by SEC rules, this document does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. You may obtain copies of the Form S-4 (and any amendments to it) in the manner described above.

        The SEC allows us to "incorporate by reference" information into this document, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information contained directly in this document. This document incorporates by reference the documents set forth below that Equifax and TALX have previously filed with the SEC. These documents contain important information about Equifax and TALX and their financial condition.

        The following documents listed below that Equifax and TALX have previously filed with the SEC are incorporated by reference:

Equifax Filings with the SEC (File No. 001-06605):

  •
  Annual Report on Form 10-K for the year ended December 31, 2006;

  •
  Current Reports on Form 8-K filed on January 4, 2007, January 31, 2007, February 8, 2007, February 15, 2007, and March 1, 2007 (other than portions furnished solely under Items 2.02 or 7.01) (File No. 001-06605); and

  •
  the description of Equifax's common stock set forth in Equifax's Form S-3/A filed November 4, 2005, as amended, including any amendment or report filed for the purpose of updating such description.

  •
  the description of Equifax's Common Stock Purchase Rights contained in its registration statement on Form 8-A filed on November 2, 1995, as amended on Form 8-A filed on July 9, 2001 and on Form 8-A filed on October 18, 2005, and any amendment or report filed for the purpose of updating such description.

TALX Filings with the SEC (File No. 000-21465):

  •
  Annual Report on Form 10-K for the fiscal year ended March 31, 2006;

  •
  Quarterly Reports on Form 10-Q for the quarters ended June 30, 2006, September 30, 2006, and December 31, 2006;

  •
  Current Reports on Form 8-K filed on April 7, 2006, May 11, 2006, May 25, 2006, June 28, 2006, August 23, 2006, October 25, 2006, January 29, 2007, February 15, 2007, April 3, 2007, and April 6, 2007 (other than portions furnished solely under Items 2.02 or 7.01) (File No. 000-21465); and

  •
  the description of TALX's common stock set forth in TALX's registration statement on Form 8-A (File No. 000-21465) dated and filed on October 2, 1996, including any amendments or reports filed for the purpose of updating such description.

        To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this document.

        All documents filed by Equifax and TALX pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this document to the date of the special meeting (other than the portions of those documents not deemed to be filed) shall also be deemed to be incorporated herein by reference.

        You also may obtain copies of any document incorporated by reference in this document, without charge, by requesting it in writing or by telephone from the appropriate company at the following addresses:

Equifax Inc. 1550 Peachtree Street, N.W. Atlanta, Georgia 30309 Telephone: (404) 885-8000 Attn: Corporate Secretary www.equifax.com	TALX Corporation 11432 Lackland Road St. Louis, Missouri 63146 Telephone: (314) 214-7000 Attn: Craig S. Ingraham, General Counsel and Corporate Secretary www.talx.com

(All website addresses given in this document are for information only and are not intended to be an active link or to incorporate any website information into this document.)

        Please note that copies of the documents provided to you will not include exhibits, unless the exhibits are specifically incorporated by reference into the documents or this proxy statement/prospectus.

        In order to receive timely delivery of requested documents in advance of the TALX special meeting, you should make your request no later than May 8, 2007.

        Neither Equifax nor TALX has authorized anyone to give any information or make any representation about the merger that is different from, or in addition to, the information contained in this document or in any of the materials that are incorporated by reference into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

APPENDIX A

AGREEMENT AND PLAN OF MERGER

among

TALX CORPORATION,

EQUIFAX, INC.

and

CHIPPER CORPORATION

Dated as of February 14, 2007

i

	(d)	Governmental Filings; No Violations of Contracts, Law, Etc.; Consent Requirements	A-14
	(e)	Company Reports; Financial Statements	A-14
	(f)	Absence of Certain Changes	A-16
	(g)	Litigation and Liabilities	A-16
	(h)	Employee Benefits	A-16
	(i)	Compliance with Laws; Licenses	A-19
	(j)	Certain Contracts	A-19
	(k)	Takeover Statutes	A-22
	(l)	Real Property; Assets	A-22
	(m)	Tax Matters	A-23
	(n)	Taxes	A-23
	(o)	Labor Matters	A-24
	(p)	Intellectual Property	A-24
	(q)	Security; Privacy Policies; Data Use	A-27
	(r)	Insurance	A-28
	(s)	Brokers and Finders	A-28
	(t)	No Other Representations and Warranties	A-29
5.2.	Representations and Warranties of Parent and Merger Sub		A-29
	(a)	Organization, Good Standing and Qualification	A-29
	(b)	Capital Structure	A-30
	(c)	Corporate Authority; Approval and Financial Advisor Opinion	A-31
	(d)	Governmental Filings; No Violations of Contracts, Law, Etc.; Consent Requirements	A-31
	(e)	Parent Reports; Financial Statements	A-32
	(f)	Absence of Certain Changes	A-33
	(g)	Litigation and Liabilities	A-33
	(h)	Employee Benefits	A-33
	(i)	Compliance with Laws; Licenses	A-35
	(j)	Certain Contracts	A-35
	(k)	Real Property; Assets	A-37
	(l)	Tax Matters	A-37
	(m)	Taxes	A-37
	(n)	Intellectual Property	A-38
	(o)	Security; Privacy Policies; Data Use	A-39
	(p)	Insurance	A-41
	(q)	No Ownership of Company Shares	A-41
	(r)	Financing	A-41
	(s)	Brokers and Finders	A-41
	(t)	No Other Representations and Warranties	A-41
ARTICLE VI COVENANTS
6.1.	Interim Operations		A-42
6.2.	Acquisition Proposals		A-46
	(a)	No Solicitation or Negotiation	A-46
	(b)	Definitions	A-47
	(c)	No Change in Recommendation	A-47
	(d)	Certain Permitted Disclosure	A-48
	(e)	Existing Discussions	A-48

	(f)	Notice	A-48
6.3.	Proxy Statement and Registration Statement; Information Supplied		A-48
6.4.	Shareholders Meeting		A-50
6.5.	Filings; Other Actions; Notification		A-50
6.6.	Access; Consultation		A-52
6.7.	Affiliates		A-53
6.8.	Stock Exchange Listing and De-listing		A-53
6.9.	Publicity		A-53
6.10.	Employee Benefits; Employee Matters		A-53
	(a)	Company Compensation and Benefit Plans	A-53
	(b)	Company Annual Incentive Plan	A-54
	(c)	Company Long-Term Incentive Plan	A-54
	(d)	Company Deferred Compensation Plan	A-54
	(e)	Company Employment Agreements	A-55
	(f)	Service	A-55
	(g)	COBRA	A-55
6.11.	Expenses		A-55
6.12.	Indemnification; Directors' and Officers' Insurance		A-55
6.13.	Takeover Statutes		A-57
6.14.	Control of the Company's or Parent's Operations		A-57
6.15.	Section 16(b)		A-57
6.16.	Tax-Free Qualification		A-58
6.17.	Other Actions by the Company and Parent		A-58
	(a)	Other Actions	A-58
	(b)	Parent Board of Directors	A-58
	(c)	TALX Charitable Foundation	A-59
	(d)	Dividends	A-59
ARTICLE VII CONDITIONS
7.1.	Conditions to Each Party's Obligation to Effect the Merger		A-59
	(a)	Shareholder Approval	A-59
	(b)	NYSE Listing	A-59
	(c)	Regulatory Consents	A-59
	(d)	Orders; Litigation	A-59
	(e)	S-4 Registration Statement	A-60
	(f)	Blue Sky Approvals	A-60
7.2.	Conditions to Obligations of Parent and Merger Sub		A-60
	(a)	Representations and Warranties	A-60
	(b)	Performance of Obligations of the Company	A-60
	(c)	Tax Opinion	A-60
	(d)	Threatened Orders	A-60
	(e)	Company Material Adverse Effect	A-61
	(f)	Dissenting Shares	A-61
7.3.	Conditions to Obligation of the Company		A-61
	(a)	Representations and Warranties	A-61
	(b)	Performance of Obligations of Parent and Merger Sub	A-61
	(c)	Tax Opinion	A-61
	(d)	Threatened Orders	A-61
	(e)	Parent Material Adverse Effect	A-62

ARTICLE VIII TERMINATION
8.1.	Termination by Mutual Consent	A-62
8.2.	Termination by Either Parent or the Company	A-62
8.3.	Termination by the Company	A-62
8.4.	Termination by Parent	A-62
8.5.	Effect of Termination and Abandonment	A-63
ARTICLE IX MISCELLANEOUS AND GENERAL
9.1.	Survival	A-64
9.2.	Modification or Amendment	A-64
9.3.	Waiver of Conditions	A-64
9.4.	Counterparts	A-64
9.5.	GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL	A-64
9.6.	Notices	A-65
9.7.	Entire Agreement	A-66
9.8.	No Third Party Beneficiaries	A-66
9.9.	Obligations of Parent and of the Company	A-66
9.10.	Severability	A-66
9.11.	Interpretation	A-66
9.12.	Captions	A-67
9.13.	Specific Performance	A-67
9.14.	Assignment	A-67

EXHIBITS:

Exhibit A    Form of Affiliates Letter

INDEX OF DEFINED TERMS

Defined Term	Section
Actions	5.1(g)
Acquisition Proposal	6.2(b)
Affiliate	5.1(b)(ii)
A.G. Edwards	5.1(c)
Agreement	Preamble
Ancillary Software IP	5.1(p)(iii)
Antitrust Division	6.5(b)(iv)
Articles of Merger	1.3
Audit Date	5.1(e)(i)
Bankruptcy and Equity Exception	5.1(c)
Bear Stearns	5.2(c)
Business Day	1.2
Bylaws	2.2
Cash Consideration	4.1(a)
Cash Election Shares	4.1(a)
Cash Election	4.1(a)
Certificate	4.1(a)
CIBC	5.1(c)
Closing Date	1.2
Closing	1.2
Code	Preamble
Common Stock Unit	5.1(b)(i)
Company Awards	4.6(b)
Company Change of Recommendation	6.2(c)(ii)
Company Compensation and Benefit Plans	5.1(h)(i)
Company Confidential Information	5.1(q)(ii)
Company Cut-Off Date	5.1(b)(i)
Company Disclosure Letter	5.1
Company Employees	5.1(h)(i)
Company ERISA Plan	5.1(h)(ii)
Company Insiders	6.15
Company IP	5.1(p)(iii)
Company IP Contributing Parties	5.1(p)(ii)(F)
Company Licensed IP	5.1(p)(iii)
Company Material Adverse Effect	5.1(a)
Company Material Contracts	5.1(j)(i)
Company Option	4.6(a)
Company Owned IP	5.1(p)(i)
Company Pension Plan	5.1(h)(ii)
Company Preferred Shares	5.1(b)(i)
Company Recommendation	5.1(c)
Company Reports	5.1(e)(i)
Company Requisite Vote	5.1(c)
Company Restricted Stock	4.6(b)
Company Share	4.1(a)
Company Shares	4.1(a)
Company Stock Plans	4.6(a)

v

Company	Preamble
Competition Challenge	6.5(b)(iv)
Confidentiality Agreement	9.7
Continuing Employment Agreements	6.10(e)
Contracts	5.1(j)(i)
Costs	6.12(a)
Current Premium	6.12(c)
D&O Insurance	6.12(c)
Derivative Work	5.1(p)(iii)
Dissenting Shares	4.4(a)
Effective Time	1.3
Election Deadline	4.3(d)
Election	4.3(a)
Equity Interest	5.1(a)
ERISA Affiliate	5.1(h)(iii)
ERISA	5.1(h)(i)
ESPP	4.6(c)
Exchange Act	5.1(d)(i)
Exchange Agent	4.3(b)
Exchange Fund	4.3(b)
Exchange Ratio	4.1(a)
Excluded Company Share	4.1(a)
Excluded Company Shares	4.1(a)
Form of Election	4.3(c)
FTC	6.5(b)(iv)
GAAP	5.1(e)(iii)
Governmental Consents	7.1(c)
Governmental Contract	5.1(j)(iv)
Governmental Entity	5.1(d)(i)
Holder	4.3
HSR Act	5.1(d)(i)
Indebtedness	5.1(j)(i)
Indemnified Parties	6.12(a)
Intellectual Property	5.1(p)(iii)
IRS	5.1(h)(i)
Knowledge	5.1(b)(ii)
Laws	5.1(i)
Leased Real Property	5.1(l)(ii)
Licenses	5.1(i)
Lien	5.1(b)(ii)
Merger Consideration	4.1(a)
Merger Sub Articles	2.1
Merger Sub	Preamble
Merger	Preamble
MGBCL	1.1
Multiemployer Plan	5.1(h)(ii)
NASDAQ	6.8
Non-Election Shares	4.1(a)
NYSE	4.3(h)
Order	5.1(d)(ii)

Ownership Evidence	4.3(e)
Parachute Gross Up Payment	5.1(h)(vii)
Parent Common Stock Unit	5.2(b)(i)
Parent Common Stock	4.1(a)
Parent Compensation and Benefit Plans	5.2(h)(i)
Parent Confidential Information	5.2(o)(ii)
Parent Cut-Off Date	5.2(b)(i)
Parent Disclosure Letter	5.2
Parent Employees	5.2(h)(i)
Parent ERISA Plan	5.2(h)(i)
Parent Insiders	6.15
Parent IP	5.2(n)(iii)
Parent IP Contributing Parties	5.2(n)(ii)
Parent Licensed IP	5.2(n)(iii)
Parent Material Adverse Effect	5.2(a)
Parent Material Contract	5.2(j)(i)
Parent Option	5.2(b)(i)
Parent Owned IP	5.2(n)(i)
Parent Preferred Stock	5.2(b)(i)
Parent Reports	5.2(e)(i)
Parent Stock Plans	5.2(b)(i)
Parent	Preamble
Person	4.3(e)
Plan Amendment Officer	6.10(a)
Primary Company Executives	5.1(h)(vii)
Privacy Statements	5.1(q)(v)
Proxy Statement	6.3(a)
Registered Company IP	5.1(p)(i)
Registered Parent IP	5.2(n)(i)
Representatives	6.2(a)
Required Governmental Consents	7.1(c)
Rights Agreement	4.1(d)
S-4 Registration Statement	6.3(a)
Sarbanes-Oxley	5.1(e)(i)
SEC	4.6(d)
Securities Act	4.6(d)
Shareholder Agreement	Preamble
Shareholder Approval	8.3
Shareholders Meeting	6.4(a)
Shortfall Number	4.2(b)(ii)
Significant Subsidiaries	5.2(d)(ii)
Software	5.1(p)(iii)
Stock Consideration	4.1(a)
Stock Conversion Number	4.2(a)
Stock Election Number	4.2(b)(i)
Stock Election Shares	4.1(a)
Stock Election	4.1(a)
Subsidiary	5.1(a)
Superior Proposal	6.2(b)
Surviving Corporation	1.1

Takeover Statute	5.1(k)
Tax Return	5.1(n)
Tax	5.1(n)
Taxable	5.1(n)
Taxes	5.1(n)
Termination Date	8.2
Termination Fee	8.5(b)
Third Party Software	5.1(p)(iii)
Treasury Regulations	5.1(n)(vi)
Uncertificated Company Share	4.1(a)
12/31/07 Plans	6.10(a)
12/31/09 Plans	6.10(a)

AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of February 14, 2007 among TALX CORPORATION, a Missouri corporation (the "Company"), EQUIFAX INC., a Georgia corporation ("Parent"), and CHIPPER CORPORATION, a Missouri corporation and a direct wholly-owned subsidiary of Parent ("Merger Sub").

RECITALS

        WHEREAS, the boards of directors of each of the Company, Parent and Merger Sub have approved the merger of the Company with and into Merger Sub (the "Merger") on the terms and subject to the conditions of this Agreement, and have approved this Agreement;

        WHEREAS, Parent, as the sole shareholder of Merger Sub, has approved this Agreement, and the board of directors of the Company has resolved to submit this Agreement to the shareholders of the Company for their approval;

        WHEREAS, it is intended that, for federal income tax purposes, the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code"), and that this Agreement will be, and hereby is, adopted as a plan of reorganization;

        WHEREAS, simultaneously with the execution and delivery of this Agreement and as a condition to Parent's willingness to enter into this Agreement, Parent and William W. Canfield entered into an agreement (the "Shareholder Agreement") pursuant to which William W. Canfield agreed to vote in favor of approval of this Agreement and to take certain other actions in furtherance of the consummation of the Merger upon the terms and subject to the conditions set forth in the Shareholder Agreement;

        WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

        NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the Company, Parent and Merger Sub agree as follows:

ARTICLE I
THE MERGER; CLOSING; EFFECTIVE TIME

        1.1.    The Merger.    Upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the General and Business Corporation Law of Missouri, as amended (the "MGBCL"), at the Effective Time, the Company shall be merged with and into Merger Sub and the separate corporate existence of the Company shall thereupon cease. Merger Sub shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"), and Merger Sub shall continue its separate corporate existence under the laws of the State of Missouri, and all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as otherwise set forth herein. The Merger shall have the effects specified in Section 351.450 of the MGBCL.

        1.2.    Closing.    The closing of the Merger (the "Closing") shall take place (a) at the offices of Kilpatrick Stockton LLP, 1100 Peachtree Street, Atlanta, Georgia 30309 at 9:00 a.m. local time on the first Business Day after the date on which the last to be satisfied or waived of the conditions set forth in Article VII shall be satisfied or waived in accordance with this Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), or (b) at such other place and time and/or on such other date as the Company and Parent may otherwise agree in writing (the date on which the Closing occurs, the "Closing Date"). For purposes of this Agreement, the term "Business Day" shall mean any day ending at 11:59 p.m. (Eastern Time) other than a Saturday or Sunday or a day on which banks are required or authorized to close in the City of Atlanta, Georgia, or the City of St. Louis, Missouri.

        1.3.    Effective Time.    At the Closing, the Company and Merger Sub will cause summary articles of merger (the "Articles of Merger") to be completed, executed and acknowledged, and Merger Sub will cause the Articles of Merger to be filed with the Secretary of State of Missouri in accordance with Sections 351.430 and 351.435 of the MGBCL. The parties will make all other filings or recordings required under the MGBCL, and the Merger shall become effective at the time when the Articles of Merger have been duly filed with the Secretary of State of Missouri, or such other time as shall be agreed upon by the parties hereto in writing and set forth in the Articles of Merger (the time that the Merger becomes effective being the "Effective Time").

ARTICLE II
ARTICLES OF INCORPORATION AND BYLAWS
OF THE SURVIVING CORPORATION

        2.1.    Articles of Incorporation.    The articles of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, will be the articles of incorporation of the Surviving Corporation (the "Merger Sub Articles") as of the Effective Time, except that the Merger Sub Articles shall be amended as of the Effective Time to change the name of the Surviving Corporation to TALX Corporation, and as so amended, the Merger Sub Articles shall be the articles of incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable Law.

        2.2.    Bylaws.    The bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation (the "Bylaws"), except that the Bylaws shall be amended as of the Effective Time to change the name of the Surviving Corporation as used therein to TALX Corporation, and as so amended, the Bylaws shall be the bylaws of the Surviving Corporation until thereafter amended as provided therein or by applicable Law.

ARTICLE III
DIRECTORS AND OFFICERS
OF THE SURVIVING CORPORATION

        3.1.    Directors of Surviving Corporation.    The directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Merger Sub Articles and the Bylaws.

        3.2.    Officers of Surviving Corporation.    The officers of Merger Sub at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Merger Sub Articles and the Bylaws.

ARTICLE IV
EFFECT OF THE MERGER ON CAPITAL STOCK;
EXCHANGE OF CERTIFICATES

        4.1.    Effect on Capital Stock.    At the Effective Time, as a result of the Merger and without any action on the part of the Company, Merger Sub, Parent or any holder of any shares of the capital stock of the Company, Merger Sub or Parent, the following shall occur:

          (a)    Merger Consideration.    Subject to the allocation and election procedures in Section 4.2 and Section 4.3, each share of common stock, par value $0.01 per share, of the Company (each, a "Company Share", and together, the "Company Shares") issued and outstanding immediately prior to the Effective Time (other than Company Shares that are owned by Parent or by the Company or any direct or indirect wholly-owned Subsidiary of Parent or the Company and in each case not held on behalf of third parties and Dissenting Shares (each an "Excluded Company Share", and collectively, "Excluded Company Shares")) shall be converted into the right to receive and shall become exchangeable for, at the election of the holder thereof: (i) for each Company Share with respect to which an election to receive cash has been effectively made and not revoked or lost pursuant to Section 4.3 (a "Cash Election"), the right to receive in cash from Parent, without interest, an amount equal to $35.50 (the "Cash Consideration") (collectively, "Cash Election Shares"); (ii) for each Company Share with respect to which an election to receive common stock, par value $1.25 per share, of Parent ("Parent Common Stock") has been effectively made and not revoked or lost pursuant to Section 4.3 (a "Stock Election"), the right to receive from Parent a portion of a share of Parent Common Stock equal to 0.861 (the "Exchange Ratio") share of Parent Common Stock (the "Stock Consideration") (collectively, the "Stock Election Shares"); and (iii) for each Company Share other than shares as to which a Cash Election or a Stock Election has been effectively made and not revoked or lost pursuant to Section 4.3 ("Non-Election Shares"), the right to receive from Parent such Stock Consideration and/or Cash Consideration as is determined in accordance with Section 4.2(b). At the Effective Time, all Company Shares shall no longer be outstanding, shall be cancelled and retired and shall cease to exist, and (i) each certificate (a "Certificate") formerly representing any of such Company Shares (other than Excluded Company Shares) and (ii) each uncertificated Company Share (an "Uncertificated Company Share") registered to a holder on the stock transfer books of the Company (other than Excluded Company Shares), shall thereafter represent only the right to receive the Merger Consideration and the right, if any, to receive pursuant to Section 4.3(h) cash in lieu of fractional shares otherwise receivable pursuant to this Section 4.1(a) and any distributions or dividends pursuant to Section 4.3(j), in each case without interest and any Dissenting Shares shall thereinafter represent only the right to receive the payments set forth in Section 4.4. For purposes of this Agreement, the term "Merger Consideration" with respect to a given Company Share shall mean either the Cash Consideration (with respect to a Company Share representing the right to receive the Cash Consideration) or the Stock Consideration (with respect to a Company Share representing the right to receive the Stock Consideration).

          (b)    Cancellation of Shares.    Each Company Share that is owned by Parent or by the Company or any direct or indirect wholly-owned Subsidiary of Parent or the Company and, in each case, not held on behalf of third parties, shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be cancelled and retired without payment of any consideration therefor and shall cease to exist.

          (c)    Effect on Merger Sub Common Stock.    Each share of common stock, par value $0.01 per share, of Merger Sub outstanding immediately prior to the Effective Time shall remain outstanding.

          (d)    Associated Rights.    References in this Agreement to Parent Common Stock shall include, unless the context otherwise requires, the associated Right to purchase Common Shares (as defined in the Rights Agreement) issued pursuant to the Amended and Restated Rights Agreement, dated as of October 14, 2005, by and between Parent and SunTrust Bank, a Georgia banking corporation, as the Rights Agent (the "Rights Agreement").

        4.2.    Allocation of Merger Consideration.

          (a)    Allocation.    Notwithstanding any other provision contained in this Agreement, (i) the number of Company Shares to be converted into Stock Consideration pursuant to Section 4.1(a) (the "Stock Conversion Number") shall be equal to the product obtained by multiplying (A) the number of Company Shares outstanding immediately prior to the Effective Time by (B) 0.75 and (ii) all of the other Company Shares outstanding immediately prior to the Effective Time shall be converted into Cash Consideration (in case of each of clauses (i) and (ii), excluding Excluded Company Shares).

          (b)    Effectuation of Allocation.    As soon as practicable after the Election Deadline and in any event no more than five Business Days after the Closing Date (or such other date as the Company and Parent shall agree), Parent shall cause the Exchange Agent to effect the allocation among holders of Company Shares (other than Excluded Company Shares) of rights to receive the Cash Consideration and the Stock Consideration as follows:

              (i)  If the aggregate number of Company Shares with respect to which Stock Elections shall have been made (the "Stock Election Number") exceeds the Stock Conversion Number, then all Cash Election Shares and all Non-Election Shares of each holder thereof shall be converted into the right to receive the Cash Consideration, and Stock Election Shares of each holder thereof will be converted into the right to receive the Stock Consideration in respect of that number of Stock Election Shares equal to the product obtained by multiplying (A) the number of Stock Election Shares held by such holder by (B) a fraction, the numerator of which is the Stock Conversion Number and the denominator of which is the Stock Election Number, with the remaining number of such holder's Stock Election Shares being converted into the right to receive the Cash Consideration; and

             (ii)  If the Stock Election Number is less than the Stock Conversion Number (the amount by which the Stock Conversion Number exceeds the Stock Election Number being referred to herein as the "Shortfall Number"), then all Stock Election Shares shall be converted into the right to receive the Stock Consideration and the Non-Election Shares and Cash Election Shares shall be treated in the following manner: (A) if the Shortfall Number is less than or equal to the number of Non-Election Shares, then all Cash Election Shares shall be converted into the right to receive the Cash Consideration and the Non-Election Shares of each holder thereof shall be converted into the right to receive the Stock Consideration in respect of that number of Non-Election Shares equal to the product obtained by multiplying (x) the number of Non-Election Shares held by such holder by (y) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the total number of Non-Election Shares, with the remaining number of such holder's Non-Election Shares being converted into the right to receive the Cash Consideration; or (B) if the Shortfall Number exceeds the number of Non-Election Shares, then all Non-Election Shares shall be converted into the right to receive the Stock Consideration and Cash Election Shares of each holder thereof shall be converted into the right to receive the Stock Consideration in respect of that number of Cash Election Shares equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such holder by (y) a fraction, the numerator of which is the amount by which the Shortfall Number exceeds the total number of Non-Election Shares and the denominator of which is the total number of Cash Election Shares, with the remaining number of such holder's Cash Election Shares being converted into the right to receive the Cash Consideration.

        4.3.    Election and Exchange Procedure.    Each holder of record of Company Shares (other than Excluded Company Shares) ("Holder") shall have the right, subject to the limitations set forth in this Article IV, to submit an election in accordance with the following procedures:

          (a)    Election.    Each Holder may specify in a request made in accordance with the provisions of this Section 4.3 (herein called an "Election") (i) the number of Company Shares owned by such Holder with respect to which such Holder desires to make a Stock Election and (ii) the number of Company Shares owned by such Holder with respect to which such Holder desires to make a Cash Election.

          (b)    Exchange Agent.    As of the Closing, Parent shall deposit, or shall cause to be deposited, with an exchange agent selected by Parent with the Company's prior approval, which shall not be unreasonably withheld or delayed (the "Exchange Agent"), for the benefit of the holders of

  Company Shares (other than Excluded Company Shares), certificates representing the shares of Parent Common Stock to be exchanged for Company Shares (other than Excluded Company Shares) in respect of the Stock Consideration to be paid in the Merger and any cash necessary to pay for the aggregate Cash Consideration to be paid pursuant to Section 4.1(a) and any dividends or other distributions with respect to the Parent Common Stock to be paid or to be issued pursuant to Section 4.3(f) or Section 4.3(h) in exchange for Company Shares (other than Excluded Company Shares) (such cash and such certificates for shares of Parent Common Stock, together with the amount of any cash payable pursuant to Section 4.3(h) in lieu of fractional shares and dividends or other distributions payable with respect thereto pursuant to Section 4.3(f) being hereinafter referred to as the "Exchange Fund," it being understood that any and all interest earned on funds deposited therein shall be turned over to Parent). With respect to the amount of cash to be deposited as of the Closing to satisfy its obligations under this Section 4.3(b), Parent shall only be required to make a reasonable estimate of the amount of such cash that will be necessary; provided, however, that Parent agrees to make available to the Exchange Agent, from time to time thereafter as needed and if necessary, additional cash in amounts sufficient to satisfy its obligations hereunder.

          (c)    Form of Election.    Parent shall cause the Exchange Agent to mail to the Company's shareholders entitled to vote at the Shareholders Meeting, at the time that the Proxy Statement is provided to the shareholders of the Company, a form reasonably acceptable to the Company (the "Form of Election") pursuant to which the Company's shareholders shall be entitled to exercise their right to make an Election prior to the Election Deadline, and shall cause the Exchange Agent to use all reasonable efforts to make available as promptly as possible a Form of Election to any shareholder of the Company who requests such Form of Election following the initial mailing of the Form of Election and prior to the Election Deadline. In no event shall the initial mailing of the Form of Election to the Company's shareholders be made less than twenty (20) days prior to the Election Deadline.

          (d)    Election Deadline.    Any Election shall have been made properly only if the Person authorized to receive Elections and to act as Exchange Agent under this Agreement, shall have received, by 5:00 p.m. Eastern time on the date of the Election Deadline, a Form of Election properly completed and signed. As used herein, "Election Deadline" means 5:00 p.m. Eastern time on the date that is the day prior to the date of the Shareholders Meeting (or at such other date and time as the Company and Parent shall agree). Parent and the Company shall cooperate to issue a press release announcing the date of the Election Deadline not more than fifteen (15) Business Days before, and at least five Business Days prior to, the Election Deadline (and, if the Company and Parent shall agree to any extension thereof, the Company and Parent shall make a public announcement of any such extension as far as reasonably practicable prior to such new Election Deadline).

          (e)    Other Exchange Procedures and Election Mechanics.    Prior to or promptly after the Effective Time, Parent shall cause the Exchange Agent to send to each holder of Company Shares immediately prior to the Effective Time a letter of transmittal and instructions to be in such form and have such provisions as Parent and the Company may reasonably agree (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Ownership Evidence to the Exchange Agent) for use in the exchange of their Ownership Evidence for the Merger Consideration and other amounts described herein. Each holder of Company Shares that have been converted into the right to receive the Merger Consideration shall be entitled to receive promptly upon receipt by the Exchange Agent of the Ownership Evidence from such holder, (i) a certificate representing the number of whole shares of Parent Common Stock that such holder is entitled to receive pursuant to this Article IV in respect of all of the Company Shares evidenced by such Ownership Evidence, (ii) a check in the amount (after giving effect to any required tax withholdings) of (A) the Cash Consideration such holder is entitled to receive pursuant to this Article IV in respect of all of the Company Shares evidenced by such Ownership Evidence, plus (B) any cash payable pursuant to Section 4.3(h) in lieu of fractional shares in respect of the Company Shares evidenced by such Ownership Evidence, plus (C) any unpaid dividends or other distributions with respect to the Parent Common Stock that such holder has the right to receive pursuant to Section 4.3(f) in respect of the Company Shares evidenced by such Ownership Evidence, and in each case, the Certificate so surrendered, if any, shall forthwith be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of any Ownership Evidence. In the event of a transfer of ownership of Company Shares that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock, together with a check for the cash to be paid upon due surrender of the Ownership Evidence and any other dividends or distributions in respect thereof, may be issued and/or paid to such a transferee if the Ownership Evidence formerly evidencing such Company Shares is presented to the Exchange Agent, accompanied by all documents required by the Exchange Agent to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid. If Parent shall determine in its reasonable discretion that any Election is not properly made with respect to any Company Shares, such Election shall be deemed to be not in effect, and the Company Shares covered by such Election shall, for purposes hereof, be deemed to be Non-Election Shares, unless a proper Election is thereafter timely filed. Any Company shareholder may, at any time prior to the Election Deadline, change his, her or its Election by written notice received by the Exchange Agent prior to the Election Deadline accompanied by a properly completed and signed, revised Form of Election. Any Company shareholder may, at any time prior to the Election Deadline, revoke his, her or its Election by written notice received by the Exchange Agent prior to the Election Deadline. All Elections shall be revoked automatically if the Exchange Agent is notified in writing by Parent or the Company that this Agreement has been terminated in accordance with Article VIII. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Ownership Evidence surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Person requesting such exchange shall pay any transfer or other Taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in a name other than that of the registered holder of the Ownership Evidence surrendered, or shall establish to the satisfaction of Parent or the Exchange Agent that such Tax has been paid or is not applicable. For the purposes of this Agreement, the term "Person" shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity or person of any kind or nature, and the term "Ownership Evidence" shall mean (x) a Certificate (or affidavit of loss with respect to such Certificate and such other documentation as is described in Section 4.3(j)), together with a properly completed letter of transmittal, or (y) receipt of an "agent's message" by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Company Shares. Notwithstanding the provisions herein regarding the issuance of certificates for Parent Common Stock, if at the time the Exchange Agent sends to the holders of Company Shares a letter of transmittal and instructions Parent shall have adopted and implemented procedures permitting shareholders of Parent generally to hold uncertificated shares of Parent Common Stock, such letter of transmittal and instructions may include provisions reasonably acceptable to the Company, and Parent may adopt and instruct the Exchange Agent to follow procedures reasonably acceptable to the Company, for the issuance of Stock Consideration to holders of uncertificated Company Shares, or other holders of Company Shares so electing, in uncertificated shares of Parent Common Stock.

          (f)    Distributions with Respect to Unexchanged Shares; Voting.

              (i)  Whenever a dividend or other distribution is declared by Parent in respect of Parent Common Stock, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares of Parent Common Stock issuable pursuant to this Agreement. No dividends or other distributions in respect of such Parent Common Stock shall be paid to any holder of any unsurrendered or undelivered Ownership Evidence until such Ownership Evidence is provided to the Exchange Agent or Parent in accordance with this Article IV. Subject to the effect of applicable Laws, following surrender or delivery, as applicable, of any such Ownership Evidence to the Exchange Agent or Parent in accordance with this Article IV, there shall be issued and/or paid to the holder of the Ownership Evidence representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (A) at the time of such surrender or delivery, as the case may be, the dividends or other distributions with a record date at or after the Effective Time and a payment date on or prior to the date of issuance of such whole shares of Parent Common Stock and not previously paid and (B) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of Parent Common Stock with a record date at or after the Effective Time on the Closing Date but with a payment date subsequent to surrender or delivery and not previously paid.

             (ii)  Registered holders of unsurrendered or undelivered Ownership Evidence shall be entitled to vote after the Effective Time at any meeting of Parent's shareholders with a record date at or after the Effective Time the number of whole shares of Parent Common Stock evidenced by such Ownership Evidence, regardless of whether such holders have surrendered or delivered, as applicable, their Ownership Evidence.

          (g)    Transfers.    At or after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Company Shares that were outstanding immediately prior to the Effective Time.

          (h)    Fractional Shares.    Notwithstanding any other provision of this Agreement, no fractional shares of Parent Common Stock will be issued in respect of any Company Shares and any holder of Company Shares entitled to receive a fractional share of Parent Common Stock but for this Section 4.3(h) shall be entitled to receive in lieu thereof an amount in cash (without interest) determined by multiplying such fraction (rounded to the nearest one-hundredth of a share) by the average of the closing price of a share of Parent Common Stock as quoted on the New York Stock Exchange ("NYSE") (as reported in the New York City edition of The Wall Street Journal or, if not reported thereby, another authoritative source), for each of the five consecutive trading days ending on and including the last trading day prior to the Closing Date.

          (i)    Termination of Exchange Fund; Unclaimed Merger Consideration.    Any portion of the Exchange Fund (including the proceeds of any investments thereof and any shares of Parent Common Stock) that remains unclaimed by the shareholders of the Company twelve (12) months after the Effective Time shall be delivered to Parent at Parent's option. Any shareholders of the Company who have not theretofore complied with this Article IV shall thereafter look only to Parent for delivery of their shares of Parent Common Stock and payment of cash in respect of the Cash Consideration and any other cash, dividends and other distributions in respect thereof payable or deliverable pursuant to Section 4.1, Section 4.3(f) and Section 4.3(h) upon due surrender of their Ownership Evidence, without any interest thereon. Notwithstanding the foregoing, none of Parent, the Surviving Corporation, the Exchange Agent or any other Person shall be liable to any former holder of Company Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws.

          (j)    Lost, Stolen or Destroyed Certificates.    In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and the posting by such Person of a bond in the form customarily required by Parent as indemnity against any claim that may be made against it with respect to such Certificate, and the submission of such other documentation as Parent customarily requires for the replacement of lost, stolen or destroyed certificates, the Exchange Agent (or Parent pursuant to Section 4.3(i)) will deliver a certificate evidencing the ownership of such number of shares of Parent Common Stock and/or any cash, dividends and other distributions in respect thereof issuable and/or payable in exchange for such lost, stolen or destroyed Certificate pursuant to this Agreement.

        4.4.    Dissenters' Rights.

          (a)   Notwithstanding any provision of this Agreement to the contrary and to the extent available under the MGBCL, Company Shares that are outstanding immediately prior to the Effective Time and that are held by any shareholder who is entitled to exercise, and properly exercises, dissenter's rights with respect to such Company Shares (the "Dissenting Shares") pursuant to, and who complies in all respects with, the provisions of Section 351.455 and Sections 351.870 et seq. of the MGBCL, shall not be converted into, exchangeable for or represent the right to receive, the Merger Consideration. Any such shareholder shall instead be entitled to receive payment of the fair value of such shareholder's Dissenting Shares in accordance with the provisions of the MGBCL; provided, however, that all Dissenting Shares held by any shareholder who shall have failed to perfect or who otherwise shall have withdrawn, in accordance with the MGBCL, or lost such shareholder's rights to demand an appraisal and payment in respect of such Company Shares under the MGBCL, shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon, upon surrender or delivery, as applicable, of the Ownership Evidence that formerly evidenced such Company Shares.

          (b)   The Company shall give Parent (i) prompt notice of any demands received by the Company for payment for Dissenting Shares, withdrawals of such demands and any other instruments, notices or other documents served pursuant to the MGBCL with respect thereto, and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands for payment under the MGBCL. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal, offer to settle or settle any such demands or approve any withdrawal or waiver of any such demands.

        4.5.    Adjustments to Prevent Dilution.    In the event that prior to the Effective Time there is a change in the number of Company Shares or shares of Parent Common Stock or securities convertible or exchangeable into or exercisable for Company Shares or shares of Parent Common Stock issued and outstanding as a result of a distribution, reclassification, stock split (including a reverse split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the Merger Consideration shall be equitably adjusted to eliminate the effects of such event on the Merger Consideration.

        4.6.    Company Stock Based Plans.

          (a)   At the Effective Time, each outstanding option to purchase Company Shares other than rights granted under the ESPP (a "Company Option") under the Company Compensation and Benefit Plans identified in Section 5.1(h)(i) of the Company Disclosure Letter as being the only Company Compensation and Benefit Plans pursuant to which Company Shares may be issued (the "Company Stock Plans"), whether vested or unvested, shall be converted into an option to acquire a number of shares of Parent Common Stock equal to the product (rounded down to the nearest whole number) of (i) the number of Company Shares subject to the Company Option immediately prior to the Effective Time and (ii) the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (A) the exercise price per Company Share of such Company Option immediately prior to the Effective Time divided by (B) the Exchange Ratio; provided, however, that the exercise price and the number of shares of Parent Common Stock purchasable pursuant to the Company Options shall be determined in a manner consistent with the requirements of Section 409A of the Code; and provided, further, that in the case of any Company Option to which Section 422 of the Code applies, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in accordance with the foregoing, subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code. At or prior to the Effective Time, the Company shall adopt such amendments to the Company Stock Plans, the board of directors of the Company shall adopt such resolutions, and the Company shall otherwise take all actions, as are necessary to effectuate the provisions of this Section 4.6(a). Parent shall take all actions as are necessary for the assumption of the Company Stock Plans other than the ESPP pursuant to this Section 4.6, including the issuance (subject to Section 4.6(d)) and listing of Parent Common Stock as necessary to effect the transactions contemplated by this Section 4.6.

          (b)   Each Company Share subject to a restricted stock agreement under the Company Stock Plans ("Company Restricted Stock") and that was issued or issuable as of the date hereof shall be fully vested and no longer subject to forfeiture immediately prior to the Effective Time and shall be converted into the right to receive the Merger Consideration as provided in Section 4.1(a). At the Effective Time, each right of any kind, contingent or accrued, to acquire or receive Company Shares or benefits measured by the value of Company Shares, and each award of any kind consisting of Company Shares that may be held, awarded, outstanding, payable or reserved for issuance under the Company Stock Plans other than Company Options, rights granted under the ESPP and Company Restricted Stock (the "Company Awards"), shall be deemed to be converted into the right to acquire or receive benefits measured by the value of the number of shares of Parent Common Stock equal to the product of (i) the number of Company Shares subject to such Company Award immediately prior to the Effective Time and (ii) the Exchange Ratio, if any such Company Award provided for an exercise price, such exercise price shall be adjusted as provided in Section 4.6(a) with respect to Company Options, and each such right shall otherwise be subject to the terms and conditions applicable to such right under the relevant Company Stock Plan. At or prior to the Effective Time, the Company shall adopt such amendments to the Company Stock Plans, the board of directors of the Company shall adopt such resolutions, and the Company shall otherwise take all actions, as are necessary to effectuate the provisions of this Section 4.6(b) .

          (c)   As soon as practicable following the date of this Agreement, the Board of Directors of the Company, or, if appropriate, any committee of the Board of Directors of the Company responsible for administering the Company's Employee Stock Purchase Plan (the "ESPP"), shall adopt such resolutions or take such other actions (including, if appropriate, amending the terms of the ESPP) as may be required to provide that (i) participants may not increase their payroll deductions or purchase elections from those in effect on the date of this Agreement during the period commencing on the date hereof and concluding on March 31, 2007; (ii) any outstanding rights to purchase shares of Company Common Stock under the ESPP shall terminate on the close of business on the Business Day immediately prior to the Closing Date; provided, however, that immediately prior to the termination of such rights, all amounts allocated to each participant's account under the ESPP as of such date shall thereupon be used to purchase whole shares of Company Common Stock at a price to be determined in accordance with the terms of the ESPP (with the closing price of Company Common Stock on the last trading day immediately prior to the Closing Date being deemed to be the quarter-end closing price of Company Common Stock for this purpose) and each participant with any such outstanding rights shall be afforded with a reasonable opportunity to make an Election with respect to such shares of Company Common Stock; and (iii) the ESPP shall be terminated immediately following the purchases of Company Common Stock on the Business Day immediately prior to the Closing Date. Except as set forth in this Section 4.6(c), each current and/or future participant in the ESPP shall be entitled to participate in accordance with its terms in effect on the date hereof (as amended to the extent required by this Section 4.6(c)).

          (d)   If registration of any interests in the Company Stock Plans or the shares of Parent Common Stock issuable thereunder is required under the Securities Act of 1933, as amended (the "Securities Act"), Parent shall file with the Securities and Exchange Commission (the "SEC"), as soon as practicable following the Effective Time, a registration statement on Form S-8 (or any successor form) with respect to such interests and Parent Common Stock and shall use reasonable best efforts to have such registration statement declared effective as soon as practicable following such filing and to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as the relevant Company Stock Plans remain in effect and such registration of interests therein or the shares of Parent Common Stock issuable thereunder continues to be required.

          (e)   Without limiting the applicability of the preceding paragraph, the Company shall take all necessary action to ensure that the Surviving Corporation will not be bound at the Effective Time by any options, or other rights, awards or arrangements under the Company Stock Plans that would entitle any Person after the Effective Time to beneficially own any Company Shares or to receive any payments in respect thereof, and at or prior to the Effective Time, the Company shall adopt such amendments to the Company Stock Plans, the board of directors of the Company shall adopt such resolutions, and the Company shall otherwise take all actions, as are necessary to effectuate the provisions of this Section 4.6(e) .

ARTICLE V
REPRESENTATIONS AND WARRANTIES

        5.1.    Representations and Warranties of the Company.    Except as set forth in any Company Report filed with the SEC prior to the date of this Agreement, excluding any disclosure in such Company Reports set forth in any risk factor section and in any section relating to forward-looking statements, and except as set forth in the disclosure letter (with specific reference to the particular Section or subsection of this Agreement to which the information set forth in such disclosure relates; provided that information contained in any (i) section of the Company Disclosure Letter shall be deemed to be disclosed with respect to any other Section of this Agreement to the extent that it is readily apparent from the face of such disclosure that such information is applicable to such other Section of this Agreement, and (ii) such Company Report shall be deemed to be adequate disclosure with respect to a representation and warranty only if it is reasonably apparent on the face of such disclosure that it relates to such representation and warranty) delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Letter"), the Company represents and warrants to Parent and Merger Sub as follows:

          (a)    Organization, Good Standing and Qualification.    Each of the Company and its Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified or in good standing, or to have such power or authority, would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect. Prior to the date of this

  Agreement, the Company has made available to Parent a complete and correct copy of the Company's articles of incorporation and bylaws, each as in effect and as amended through the date of this Agreement. Section 5.1(a) of the Company Disclosure Letter lists, as of the date of this Agreement, each Subsidiary of the Company and the jurisdiction of organization thereof. Except for its interests in its Subsidiaries, the Company does not own, directly or indirectly, any Equity Interest in any other Person. Section 5.1(a) of the Company Disclosure Letter contains a correct and complete list of each jurisdiction where the Company and each of its Subsidiaries is qualified to do business.

          As used in this Agreement, the term (i) "Subsidiary" means, with respect to any Person, (A) any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such Person and/or one or more of its respective Subsidiaries, or (B) any other Person, at least 50% of whose outstanding equity or financial interests are directly or indirectly owned, beneficially or of record, by such Person, (ii) "Company Material Adverse Effect" means a change, circumstance, effect, event or occurrence that would (A) prevent, impair or materially delay the ability of the Company to consummate the Merger or (B) be materially adverse to the financial condition, properties, assets, liabilities, business or results of operations of the Company and its Subsidiaries, taken as a whole, excluding any such effect resulting from or arising in connection with (t) an event specified in Section 5.1(g)(i)(t) of the Company Disclosure Letter, (u) acts or omissions of a party taken with the written consent of the other party to this Agreement, (v) the economy, political conditions or the financial markets in general (including any changes resulting from terrorist activities, war or other armed hostilities affecting the industries in which the Company and its Subsidiaries participate), (w) general changes in the industries in which the Company and its Subsidiaries operate, (x) changes in (I) law not primarily relating only to (or having the effect of primarily relating only to) the Company and its Subsidiaries or any industry from which the Company derives a material amount of earnings or revenues, or (II) accounting principles after the date hereof, (y) any change, in and of itself, in the market price or trading volume of the Company Shares, or any failure, in and of itself, by the Company to meet internal or published revenue or earnings projections (whether such projections are prepared by the Company or a third party) for any period on or after the date of this Agreement (it being agreed that any changes, circumstances, effects, events or occurrences giving rise or contributing to any such change or failure may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be likely to be, a Company Material Adverse Effect) or (z) the execution, announcement or performance of this Agreement or the transactions contemplated hereby (provided that this clause (z) shall not apply for purposes of Section 5.1(d) or any determination hereunder based thereon), unless, in the case of the foregoing clauses (v), (w) and (x)(II), such changes referred to therein primarily relate only to (or have the effect of primarily relating only to) the Company and its Subsidiaries or disproportionately adversely affect the Company and its Subsidiaries compared to other companies of similar size operating in the industries in which the Company and its Subsidiaries operate, (iii) "Equity Interest" means (A) with respect to a corporation, any and all classes or series of shares of capital stock, (B) with respect to a partnership, limited liability company, trust or similar Person, any and all classes or series of units, interests or other partnership/limited liability company interests, and (C) with respect to any other Person, any other security representing any ownership interest or participation in such Person, and (iv) "made available" means that the information referred to (A) was actually delivered to Parent or the Company prior to 9:00 a.m. Eastern Time on February 13, 2007, (B) was made available for inspection by Parent and various of its Representatives during the due diligence meetings with representatives of the Company during January 8-12, 2007 in St. Louis or by the Company and various of its Representatives at the data room maintained by Parent's counsel on January 31, 2007 in its Atlanta offices, (C) was posted prior to 9:00 a.m. Eastern Time on February 13, 2007 on the Company's electronic data site, including information posted by Parent on such site, or (D) is contained in a Company Report or Parent Report, as applicable, which was filed with the SEC prior to 9:00 a.m. Eastern Time on February 13, 2007; provided, however, that any document specifically referred to in Section 5.1 of the Company Disclosure Letter or Section 5.2 of the Parent Disclosure Letter shall be deemed to be "made available" if it was actually delivered to Parent or the Company prior to 12:00 a.m. Eastern Time on February 14, 2007.

          (b)    Capital Structure.

              (i)  The authorized capital stock of the Company consists of (x) 75,000,000 Company Shares, of which (1) 31,491,973 shares (excluding treasury shares) were issued and outstanding, and (2) 946,690 shares were held by the Company as treasury shares, in each case as of the close of business on February 12, 2007 (the "Company Cut-Off Date"), and (y) 5,000,000 shares of Preferred Stock, par value $0.01 per share (the "Company Preferred Shares"), none of which were outstanding as of the date of this Agreement. All of the outstanding Company Shares have been duly authorized and validly issued and are fully paid and nonassessable. The Company has no Company Shares or Company Preferred Shares reserved for issuance, except that as of the Company Cut-Off Date, there were an aggregate of 6,113,280 Company Shares reserved for issuance pursuant to the Company Stock Plans. Section 5.1(b)(i) of the Company Disclosure Letter contains a correct and complete list as of the Company Cut-Off Date of (A) each outstanding Company Option, including with respect to each such Company Option, the name of the holder, the date of grant, the exercise price, the vesting schedule, and the number of Company Shares subject thereto, and (B) the number of outstanding rights, including those issued under the Company Stock Plans, to receive, or rights the value of which is determined by reference to, Company Shares (including any restricted stock, restricted stock units or performance shares) (each a "Common Stock Unit"), including with respect to each such Common Stock Unit, the name of the holder, the date of grant, the vesting schedule and the number of Company Shares subject thereto. From the Company Cut-Off Date to the date of this Agreement, the Company has not issued any Company Shares except (A) pursuant to the ESPP, or (B) pursuant to the exercise of Company Options and the settlement of Common Stock Units outstanding on the Company Cut-Off Date in accordance with their terms, and from the Company Cut-Off Date to the date of this Agreement, the Company has not issued any Company Options, Company Restricted Stock, or Common Stock Units. All outstanding grants of Company Options, Company Restricted Stock, and Common Stock Units were made under the Company Stock Plans. After giving effect to any issuances of Company Shares, Company Options and Company Awards in compliance with Section 6.1(a)(iv), and any issuances of any Company Shares upon the exercise of Company Options outstanding on the date hereof or pursuant to the ESPP, immediately prior to the Effective Time the aggregate number of (i) Company Shares outstanding, plus (ii) the number of Company Shares issued or issuable or deemed issued or issuable under all outstanding Company Options and all grants or awards consisting of Common Stock Units will not exceed an aggregate of 34,508,368 Company Shares.

             (ii)  Each of the outstanding shares of capital stock or other securities of each of the Company's Subsidiaries has been duly authorized and validly issued and is fully paid and nonassessable and owned by the Company or by a direct or indirect wholly-owned Subsidiary of the Company, free and clear of any lien, charge, pledge, security interest, claim or other encumbrance (each, a "Lien"). Except as set forth in this Section 5.1(b) or in Section 5.1(b)(i) of the Company Disclosure Letter, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company or any of its Subsidiaries to issue or sell any shares of capital stock or other securities or ownership interests of the Company or any of its Subsidiaries, or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities or ownership interests of the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter. To the Knowledge of the Company, as of the date of this Agreement, no Person or group beneficially owns 5% or more of the Company's outstanding voting securities, with the terms "group" and "beneficially owns" having the meanings ascribed to them under Rule 13d-3 and Rule 13d-5 under the Exchange Act. For purposes of this Agreement, (A) except as the context otherwise requires, "Affiliate" means, with respect to any Person, at the time in question, any other Person controlling, controlled by or under common control with such Person; for purposes of this definition, "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or otherwise, and (B) the term "Knowledge" means, with respect to the Company, the actual knowledge of those individuals set forth in Section 5.1(b)(ii) of the Company Disclosure Letter having primary responsibility for a matter in question and, with respect to Parent, the actual knowledge of those individuals set forth in Section 5.2(b)(i) of the Parent Disclosure Letter having primary responsibility for a matter in question.

            (iii)  As of January 31, 2007, the amount of outstanding Indebtedness of the Company and its Subsidiaries does not exceed $200,000,000 in the aggregate.

          (c)    Corporate Authority; Approval and Financial Advisor Opinions.    The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate, subject only to approval of this Agreement by the holders of at least two-thirds of the then-outstanding Company Shares (the "Company Requisite Vote") and the filing and recordation of appropriate merger documents as required by the MGBCL, the Merger. This Agreement has been duly executed and delivered by the Company and is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception"). The board of directors of the Company, (i) has received from each of CIBC World Markets Corp. ("CIBC") and A.G. Edwards & Sons, Inc. ("A.G. Edwards") its opinion to the effect that, as of the date of such opinion, the Merger Consideration is fair, from a financial point of view, to the holders of Company Shares, executed copies of which will be delivered to Parent solely for informational purposes after receipt thereof by the Company, and (ii) by resolutions duly adopted at a meeting duly called and held, which resolutions have not been subsequently rescinded, modified or withdrawn in any way, has by vote of those directors present duly (A) determined that this Agreement and the Merger and the other transactions contemplated hereby are fair to and in the best interests of the Company and its shareholders, (B) approved this Agreement and the Merger and the other transactions contemplated hereby and declared their advisability, (C) recommended that the shareholders of the Company approve this Agreement, the Merger and the other transactions contemplated hereby and resolved to recommend the approval of this Agreement by the holders of Company Shares by the Company Requisite Vote (the "Company Recommendation") (which recommendation is subject to their ongoing fiduciary responsibility exercisable in accordance with Section 6.2(c)), and (D) directed that this Agreement be submitted for consideration by the Company's shareholders at the Shareholders Meeting. The only vote of the holders of any class or series of capital stock or other securities of the Company necessary to adopt this Agreement or consummate the Merger or any of the other transactions contemplated hereby is the Company Requisite Vote.

          (d)    Governmental Filings; No Violations of Contracts, Law, Etc.; Consent Requirements.

              (i)  Other than (A) the necessary notices, reports, filings, consents, registrations, approvals, permits or authorizations (x) pursuant to Section 1.3 hereof, (y) required under the HSR Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act, or (z) to comply with state securities or "blue-sky" laws, and (B) routine powers of attorney which may be required to be filed with state unemployment compensation commissions, no filings, notices and/or reports are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, any federal, state, local, foreign or other governmental or regulatory authority, court, agency, commission, body or other legislative, executive or judicial governmental entity ("Governmental Entity"), in connection with the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect. For purposes of this Agreement, "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

             (ii)  The execution, delivery and performance of this Agreement by the Company does not, and the consummation by the Company of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, a termination (or right of termination) or a default under, the Company's articles of incorporation or bylaws or the comparable governing instruments of any of the Company's Subsidiaries, (B) a breach or violation of, or a default or termination (or right of termination) under, the acceleration of any obligations or the creation of a pledge, security interest, encumbrance or other Lien on its assets or the assets of any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any Contract binding upon the Company or any of its Subsidiaries or, assuming the filings, notices and/or approvals referred to in Section 5.1(d)(i) are made or obtained, (C) a breach or violation of any Law, any judgment, order, decision, injunction, award, writ, sanction, ruling, settlement or assessment of any Governmental Entity or arbitration (an "Order"), or any License to which the Company or any of its Subsidiaries is subject or (D) any change in the rights or obligations of any party under any of its Contracts, except, in the case of clauses (B), (C) or (D), for any breach, violation, termination, default, acceleration, creation or change that would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect. Section 5.1(d) of the Company Disclosure Letter sets forth a correct and complete list of the Contracts of the Company and its Subsidiaries pursuant to which consents or waivers are required as of the date hereof prior to consummation of the transactions contemplated by this Agreement other than those where the failure to obtain such consents or waivers would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect.

          (e)    Company Reports; Financial Statements.

              (i)  The Company has filed and furnished all forms, statements, reports and documents required to be filed or furnished by it with or to the SEC pursuant to applicable securities statutes, regulations, policies and rules since March 31, 2005 (the "Audit Date") (collectively, such forms, statements, reports and documents filed with or furnished to the SEC since the Audit Date, and those filed with or furnished to the SEC subsequent to the date of this Agreement, and as amended, the "Company Reports"). The Company Reports were prepared in all material respects in accordance with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder. Each of the Company Reports, at the time of its filing or being furnished complied, or if not yet filed or furnished, will comply, in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002, as amended ("Sarbanes-Oxley"), and any rules and regulations promulgated thereunder applicable to the Company Reports. As of their respective dates (and, if amended, as of the date of such amendment) the Company Reports did not, and any of the Company Reports filed with or furnished to the SEC subsequent to the date of this Agreement will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

             (ii)  The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to provide reasonable assurance that material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company's principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. Such disclosure controls and procedures are effective in providing reasonable assurance of alerting in a timely manner the Company's principal executive officer and principal financial officer to material information required to be included in the Company's periodic and current reports required under the Exchange Act. The Company and its Subsidiaries have established and maintained a system of internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act) ("internal controls"). Such internal controls are designed to provide reasonable assurance regarding the reliability of the Company's financial reporting and the preparation of the Company's financial statements for external purposes in accordance with GAAP. The Company has disclosed, based on its most recent evaluation of internal controls prior to the date of this Agreement, to the Company's auditors and the audit committee of the Company's board of directors (x) any significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls over financial reporting. The Company has made available to Parent prior to the date of this Agreement a summary of any such disclosure made by management to the Company's auditors and audit committee since December 31, 2004.

            (iii)  Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents, or will fairly present, in all material respects the consolidated financial position of the Company and its Subsidiaries as of its date and each of the consolidated statements of operations, cash flows and of changes in shareholders' equity included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents, or will fairly present, in all material respects the results of operations, retained earnings and changes in financial position, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to the absence of notes and normal year-end audit adjustments), in each case in accordance with U.S. generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein.

          (f)    Absence of Certain Changes.    Since March 31, 2006 and through the date of this Agreement, (i) there has not been any event, occurrence, discovery or development which has had or would, individually or in the aggregate, reasonably be likely to result in a Company Material Adverse Effect, (ii) the Company and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than in accordance with, the ordinary and usual course of such businesses consistent with past practices, (iii) there has not been any damage, destruction, or other casualty loss with respect to any asset or property owned, leased or otherwise used by the Company or its Subsidiaries, whether or not covered by insurance, other than damage, destruction or loss of assets or properties immaterial to the Company and its Subsidiaries in the aggregate, (iv) except for regular quarterly cash dividends in respect of Company Shares, the Company and its Subsidiaries have not declared, set aside or paid any dividend or distribution payable in cash, stock or property in respect of any capital stock or other securities or ownership interests, (v) the Company and its Subsidiaries have not transferred, leased, licensed, sold, mortgaged, pledged, placed a Lien upon or otherwise disposed of any of the Company's or its Subsidiaries' property or assets (including capital stock or other securities or ownership interests of any of the Company's Subsidiaries) with a fair market value in excess of $250,000 individually or $1,000,000 in the aggregate, (vi) the Company and its Subsidiaries have not acquired any material business, whether by merger, consolidation, purchase of property or assets or otherwise, (vii) there has not been (A) any increase in the compensation payable or to become payable to the Company's and its Subsidiaries' officers other than in the ordinary course consistent with past practice, or (B) except as set forth in Section 5.1(h)(i) of the Company Disclosure Letter, any establishment, adoption, entry into or, except as required by applicable Law, amendment, of any collective bargaining, bonus, profit sharing, thrift, compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee of the Company or its Subsidiaries, and (viii) the Company and its Subsidiaries have not made any material change with respect to accounting principles, practices, policies or procedures.

          (g)    Litigation and Liabilities.    There are no (i) civil, criminal or administrative actions, suits, claims, arbitration, mediation, hearings, inquiries, investigations or proceedings by or before any Governmental Entity, arbitrator or mediator ("Actions") (including any Actions brought or filed with any Governmental Entity based on, arising out of, in connection with or otherwise relating to employment or the provision of services, termination of employment or the provision of services, or failure to employ or retain any individual) pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, except for those that would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect or (ii) obligations or liabilities, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, or, to the Knowledge of the Company, any other facts or circumstances that are reasonably likely to result in any claims against or obligations or liabilities of the Company or any of its Subsidiaries, except for those that would not individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect.

          (h)    Employee Benefits.

              (i)  Each benefit and compensation plan, contract, policy or arrangement maintained, sponsored or contributed to by the Company or any of its Subsidiaries covering current or former employees of the Company or its Subsidiaries or any of them ("Company Employees") or current or former directors, independent contractors or leased employees of the Company, including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and incentive and bonus, severance, perquisites, deferred compensation, stock purchase, restricted stock, stock option, stock appreciation rights or stock based plans (the "Company Compensation and

    Benefit Plans") is listed in Section 5.1(h)(i) of the Company Disclosure Letter and each such Company Compensation and Benefit Plan which has received a favorable or unfavorable determination letter from the Internal Revenue Service ("IRS") has been separately identified. True and complete copies of each of the Company Compensation and Benefit Plans listed in Section 5.1(h)(i) of the Company Disclosure Letter, including, but not limited to, any trust agreement, insurance contract, funding arrangement or administrative services agreement forming a part of or relating to, any of the Company Compensation and Benefit Plans, and all amendments thereto and all summary plan descriptions or other summaries thereof, have been made available to Parent.

             (ii)  Each of the Company Compensation and Benefit Plans, other than "multiemployer plans" within the meaning of Section 3(37) of ERISA (each, a "Multiemployer Plan"), is in compliance with, to the extent applicable, ERISA and, the Code, and other applicable Laws except for such failures as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect. Each Company Compensation and Benefit Plan which is subject to ERISA (a "Company ERISA Plan") that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Company Pension Plan") and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS covering all tax Law changes prior to the Economic Growth and Tax Relief Reconciliation Act of 2001 or has applied to the IRS for such favorable determination letter within the applicable remedial amendment period under Section 401(b) of the Code, and the Company is not aware of any circumstances likely to result in the loss of the qualification of such plan under Section 401(a) of the Code. Each Company Pension Plan has been timely amended for all Tax Law changes subsequent to and including the Economic Growth and Tax Relief Reconciliation Act of 2001. None of the Company Compensation and Benefit Plans is intended to be part of a voluntary employees' beneficiary association within the meaning of Section 501(c) (9) of the Code. There is no pending or, to the Knowledge of the Company, threatened litigation relating to the Company Compensation and Benefit Plans or any of them except as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any Company ERISA Plan that would subject the Company or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA except as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has incurred or reasonably expects to incur a tax or penalty imposed by Section 4980F of the Code or Section 502 of ERISA except as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect.

            (iii)  The Company and its Subsidiaries, and its ERISA Affiliates have not incurred and do not expect to incur any withdrawal liability with respect to a Multiemployer Plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of the Company or any of its Subsidiaries or ERISA Affiliates). Neither the Company nor any of its ERISA Affiliates maintains or contributes to or has ever maintained, contributed to, or had any obligation to contribute to, any plans subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code. For purposes of this Agreement, "ERISA Affiliate" means, as to a Person, any other Person which is considered one employer with such Person under Section 4001 of ERISA or Section 414 of the Code.

            (iv)  All contributions required to be made under each of the Company Compensation and Benefit Plans have been timely made and all obligations in respect of each of the Company Compensation and Benefit Plans have been properly accrued and reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company Reports prior to the date of this Agreement to the extent required by GAAP.

             (v)  Neither the Company nor its Subsidiaries have any obligations for retiree health or life benefits under any Company ERISA Plans or collective bargaining agreement, except as required by Section 4980B of the Code or Section 601 of ERISA.

            (vi)  There has been no amendment to, announcement by the Company or any of its Subsidiaries relating to, or change in employee participation or coverage under, any of the Company Compensation and Benefit Plans that would increase materially the expense of maintaining such plan above the level of the expense incurred therefor for the most recently completed fiscal year of the Company. None of the execution of this Agreement, shareholder approval of this Agreement, receipt of approval or clearance from any one or more Governmental Entities of the Merger or the other transactions contemplated by this Agreement, the consummation of the Merger and the other transactions contemplated by this Agreement or the termination of the employment of any of the Company Employees within a specified time of the Effective Time will (A) entitle any employees of the Company or its Subsidiaries to severance pay or any increase in severance pay upon any termination of employment after the date of this Agreement; (B) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other material obligation pursuant to, any of the Company Compensation and Benefit Plans; or (C) limit or restrict the right of the Company, or, after the consummation of the transactions contemplated by this Agreement, Parent, to merge, amend or terminate any of the Company Compensation and Benefit Plans.

           (vii)  Other than payments or benefits that may be made or provided to the persons listed in Section 5.1(h)(vii) of the Company Disclosure Letter ("Primary Company Executives"), no amount or other entitlement or economic benefit that could be received (whether in cash or property or the vesting of property) as a result of the execution and delivery of this Agreement, the obtaining of Shareholder Approval, the consummation of the Merger or any other transaction contemplated by this Agreement (including as a result of termination of employment on or following the Effective Time) by or for the benefit of any director, officer, employee, independent contractor or consultant of the Company or any of its Affiliates who is a "disqualified individual" (as such term is defined in Treasury Regulation Section 1.280G-1), whether under any Company Compensation and Benefit Plan, agreement with a Company Employee or otherwise, would be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code), and no such disqualified individual is entitled to receive any Parachute Gross Up Payment. Section 5.1(h)(vii) of the Company Disclosure Letter sets forth, calculated as of the date of this Agreement, (i) the "base amount" (as such term is defined in Section 280G(b)(3) of the Code) for each Primary Company Executive and each other disqualified individual (defined as set forth above) whose Company Options, Company Restricted Stock or Company Awards will vest pursuant to their terms in connection with the execution and delivery of this Agreement, the obtaining of Shareholder Approval, the consummation of the Merger or any other transaction contemplated by this Agreement (including as a result of any termination of employment on or following the Effective Time) and (ii) the estimated maximum amount of "parachute payments" as defined in Section 280G of the Code (including any "parachute payment" resulting from the vesting of any Company Option, Company Restricted Stock or Company Awards) that could be paid or provided to each Primary Company Executive and such other disqualified individual as a result of the execution and delivery of this Agreement, the obtaining of Shareholder Approval, the consummation of the Merger or any other transaction contemplated by this Agreement

    (including as a result of any termination of employment on or following the Effective Time). For purposes of this Agreement, "Parachute Gross Up Payment" means any additional payment from the Company or Parent or any of their respective Subsidiaries, the Surviving Corporation or any other Person in the event that the excise tax required by Section 4999(a) of the Code is imposed on such disqualified individual.

          (viii)  None of the Company Compensation and Benefit Plans is maintained outside of the United States or otherwise covers or is maintained for the benefit of any Company Employees working outside of the United States or is subject to the Laws of any country other than the United States.

          (i)    Compliance with Laws; Licenses.    The businesses of each of the Company and its Subsidiaries have not been conducted in violation of any law (including common law), statute, ordinance, rule, regulation or similar requirement of any Governmental Entity (other than any Order) (collectively, "Laws") or any Order, including any Laws or Orders relating to (i) the protection of human health, occupational safety, the environment or natural resources or (ii) wages, hours, WARN or any similar state or local "mass layoff" or "plant closing" Law, collective bargaining, discrimination, civil rights, workers' compensation or the collection and payment of withholding and/or social security taxes or any similar tax, except for violations that would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect. No investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the Knowledge of the Company, threatened, nor has any Governmental Entity provided written notice to the Company or any of its Subsidiaries of its intention to conduct the same, except for those the outcome of which would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect. The Company has not received any notice or communication of any material noncompliance with any such Laws that has not been cured as of the date of this Agreement, except for such changes and noncompliance that would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect. Each of the Company and its Subsidiaries has obtained and is in substantial compliance with all permits, licenses, certifications, approvals, registrations, consents, authorizations, franchises, variances, exemptions and orders issued or granted by a Governmental Entity (collectively, "Licenses") necessary to conduct its business as presently conducted, except for those the absence of which, or failure to be in compliance with which, would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect.

          (j)    Certain Contracts.

              (i)  Section 5.1(j)(i) of the Company Disclosure Letter lists each of the following Contracts (except employee benefit plans), whether written or oral, to which the Company or any of its Subsidiaries is a party to or by which it is bound as of the date of this Agreement:

              (A)  any Contract for the lease of real or personal property providing for (I) annual rentals of $100,000 or more and not cancelable by the Company or any of its Subsidiaries (without premium or penalty) within 12 months; or (II) aggregate remaining payments from the Company or any of its Subsidiaries of more than $1,000,000;

              (B)  any Contract that is reasonably likely to require aggregate payments to or from the Company and its Subsidiaries of more than (I) $500,000 on an annual basis or $5,000,000 in the aggregate which (x) relate to the purchase, receipt, lease or use of assets or (y) require consent of or notice to a third party in the event of or with respect to the Merger, including in order to avoid a breach or termination of, a loss of benefit under, or triggering a price adjustment, right of renegotiation or other remedy under, any such agreement; or (II) $100,000 on an annual basis or $250,000 in the aggregate and not entered into in the ordinary course of business with a vendor or customer;

              (C)  other than with respect to any partnership that is wholly-owned by the Company or any wholly-owned Subsidiary of the Company, any partnership, joint venture or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture that is material to the Company;

              (D)  any Contract (other than among direct or indirect wholly owned Subsidiaries of the Company) relating to Indebtedness (in any case, whether incurred, assumed, guaranteed or secured by any asset of the Company or any of its Subsidiaries) in amounts greater than $1,000,000, any material Contract relating to any interest rate, currency or commodity hedging, swaps, caps, floors and option agreements and other material derivative arrangements, and any Contract restricting the payment of dividends or the repurchase of stock or other equity;

              (E)  any Contract that limits or purports to limit the right of the Company or its Subsidiaries to engage or compete in any line of business or to compete with any person or operate in any location, in either case in any respect material to the business of the Company and its Subsidiaries, taken as a whole;

              (F)  any Contract containing a standstill or similar agreement pursuant to which the Company or any of its Subsidiaries has agreed not to acquire material assets or securities of the other party or any of its Affiliates;

              (G)  any material Contract between the Company or any of its Subsidiaries and any director or officer of the Company or any 5% shareholder, other than Contracts relating to employment, bonus, profit sharing, thrift, compensation, termination or severance;

              (H)  any Contract providing for indemnification by the Company or any of its Subsidiaries of any Person, except for any such Contract that is (1) not material to the Company and its Subsidiaries, taken as a whole, or (2) entered into in the ordinary course of business;

              (I)   any Contract that contains a put, call or similar right pursuant to which the Company or any of its Subsidiaries could be required to purchase or sell, as applicable, any equity interests of any Person or assets that have a fair market value or purchase price of more than $50,000;

              (J)   any Contract pursuant to which (I) the Company or any of its Subsidiaries has assigned, granted a license to or limited material rights in Company IP or (II) a third party has licensed or transferred any material Intellectual Property to the Company or any of its Subsidiaries (other than (x) licenses for commercial "off-the-shelf" or "shrink wrap" software that has not been modified or customized for the Company, or (y) Contracts that are not material to the Company or its material products or businesses);

              (K)  any Contract to authorize or license any third party to manufacture, reproduce or sell any products of the Company or any of its Subsidiaries involving payments to the Company or any of its Subsidiaries in excess of $250,000;

              (L)  any Contract regarding any acquisition of assets or a business by the Company or any of its Subsidiaries to which there may be any future obligation on the part of the Company or any of its Subsidiaries to make additional payments in excess of $500,000, including by means of an earn-out or similar contingent payment mechanism;

              (M) any Contract regarding any disposition of assets or a business by the Company or any of its Subsidiaries to which there may be any future obligation on the part of the

      Company to make additional payments or as to which there is any continuing liability of the Company or any of its Subsidiaries, if such additional payments or continuing liability is reasonably expected to be in excess of $100,000;

              (N)  any Government Contract meeting any of the criteria set forth in clauses (A)–(M); or

              (O)  any other Contract (x) required to be filed by the Company pursuant to Item 601(b)(10) of Regulation S-K of the SEC or disclosed by the Company on a Current Report on Form 8-K, and (y) to be performed after the date of this Agreement.

            The Contracts described in clauses (A)–(O), together with all exhibits and schedules to such Contracts, are referred to herein as the "Company Material Contracts." For purposes of this Agreement, "Contract" shall mean any agreement, lease, license granted by a Person other than a Governmental Entity, contract, note, mortgage, indenture, or other contractual obligation, and "Indebtedness" shall mean, as to any Person, such Person's liabilities for borrowed money, obligations under promissory notes, bonds, loan or credit agreements, indentures, or other evidences of indebtedness, or other instruments providing for or relating to the lending of money, or under contracts relating to any interest rate, currency or commodity hedging, swaps, caps, floors, option agreements or derivative arrangements, capital lease obligations, any other liabilities accounted for as indebtedness under GAAP, and any commitments or contingent obligations of such Person guaranteeing (or in effect of guaranteeing) any indebtedness or other obligations of any other Person.

             (ii)  The Company has made available to Parent a copy of each Company Material Contract, except those publicly filed with the SEC in full without redaction (including all exhibits and schedules thereto) as an exhibit to the Company Reports prior to the date hereof and except as otherwise required by any provision of any such Contract pertaining to confidentiality. Each such Contract is a valid and binding agreement of the Company or one of its Subsidiaries, as the case may be, and is in full force and effect, except where the failure to be in full force and effect would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other party thereto is in default or breach under the terms of any such Company Material Contract except for such instances of default or breach that would not be reasonably likely to result in a Company Material Adverse Effect, and no written notice to terminate, in whole or in part, has been served.

            (iii)  No Company Material Contract has been secured in violation of the Foreign Corrupt Practices Act of 1977.

            (iv)  With respect to each Governmental Contract, except as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect: (A) all representations and certifications executed, acknowledged or set forth in or pertaining to such Governmental Contract were complete and correct as of their effective date, and the Company and each of its Subsidiaries have complied in all material respects with all such representations and certifications; (B) neither the United States government nor any prime contractor, subcontractor or other Person has notified the Company or any of its Subsidiaries within the last 12 months that the Company or any such Subsidiary has breached or violated any material certification, representation, clause, provision or requirement, pertaining to such Governmental Contract; and (C) no termination for convenience, termination for default, cure notice or show cause notice is in effect as of the date hereof pertaining to any Governmental Contract. Except as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect, (x) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries nor any of their respective personnel is or has been under administrative, civil, or criminal investigation, or indictment or audit by any Governmental Entity with respect to any alleged irregularity, misstatement or omission arising under or relating to any Governmental Contract; (y) neither the Company nor any of its Subsidiaries has conducted or initiated any internal investigation or made a voluntary disclosure to the United States government with respect to any alleged irregularity, misstatement or omission arising under or relating to a Governmental Contract in the last 12 months; and (z) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any of their respective personnel has been suspended or debarred from doing business with the United States government or is, or at any time has been, the subject of a finding of non-responsibility or ineligibility for United States government contracting.

          As used herein, "Governmental Contract" means any Contract to which the Company or Parent or any of their respective Subsidiaries is a party, or by which any of them are bound, the ultimate contracting party of which to the Knowledge of the Company or Parent, as applicable, is a Governmental Entity (including any subcontract with a prime contractor or other subcontractor who is a party to any such contract).

          (k)    Takeover Statutes.    Assuming the accuracy of the representations and warranties contained in Section 5.2(q), as of the date hereof the approval of this Agreement by the board of directors of the Company constitutes approval of this Agreement and the Merger for purposes of Sections 351.459 and 351.407 of the MGBCL and represents the only action necessary to ensure that Sections 351.459 and 351.407 of the MGBCL do not and will not apply to the execution and delivery of this Agreement or the consummation of the Merger and the other transactions contemplated hereby. No "business combination," "fair price," "moratorium," "control share acquisition," or other similar anti-takeover statute or regulation enacted under state or federal Laws in the United States (each, a "Takeover Statute") as in effect on the date of this Agreement (with the exception of Section 351.459 and 351.407 of the MGBCL) is applicable to the Merger or the other transactions contemplated by this Agreement. No anti-takeover provision contained in the Company's articles of incorporation or its bylaws is applicable to the Merger or the other transactions contemplated by this Agreement.

          (l)    Real Property; Assets.

              (i)  Neither the Company nor any of its Subsidiaries owns any real property or any interest in any real property.

             (ii)  With respect to the real property leased or subleased to the Company or any of its Subsidiaries (the "Leased Real Property"), the lease or sublease for such property is in full force and effect, and, to the Knowledge of the Company, none of the Company or any of its Subsidiaries is in material breach of or default under such lease or sublease, and, to the Knowledge of the Company, no event has occurred which, with notice, lapse of time or both, would constitute a material breach or default by any of the Company or its Subsidiaries or permit termination, modification or acceleration by any third party thereunder, or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement. A correct and complete copy of each lease or sublease for Leased Real Property which is a Company Material Contract has previously been made available to Parent.

            (iii)  The Company and each of its Subsidiaries has good and valid title to or valid leasehold or sublease interests or other comparable contract rights in or relating to all of its properties and assets necessary for the conduct of its business as currently conducted, free and clear of all Liens, except for (A) Liens of Taxes not yet due and payable, (B) Liens disclosed in the Company Reports, and (C) Liens and imperfections in title that individually or in the aggregate have not materially interfered with, and would not reasonably be expected to materially interfere with, its ability to conduct its business as currently conducted.

          (m)    Tax Matters.    As of the date of this Agreement, neither the Company nor any of its Affiliates has taken or agreed to take any action, nor do the executive officers of the Company have any knowledge of any fact or circumstance, that would prevent the Merger and the other transactions contemplated by this Agreement from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

          (n)    Taxes.

              (i)  The Company and each of its Subsidiaries (A) have duly and timely filed or caused to be filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by any of them and all such filed Tax Returns are complete and accurate in all material respects; (B) have withheld and paid all Taxes that are required to be paid or that the Company or any of its Subsidiaries are obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith or where such failure to withhold or pay would not have a Company Material Adverse Effect; and (C) have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

             (ii)  There are not any pending or, to the Knowledge of the Company, threatened audits, examinations, investigations or other proceedings with respect to Company's nor any of its Subsidiaries' Tax Returns.

            (iii)  There are not, to the Knowledge of the Company, any unresolved questions or claims concerning the Company's or any of its Subsidiaries' Tax liability that are, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

            (iv)  The Company has made available to Parent true and complete copies of all United States federal income Tax Returns filed by any of the Company and its Subsidiaries for each of the fiscal years ended March 31, 2006, 2005, 2004, 2003, and 2002 (with respect to a Subsidiary of the Company, solely with respect to the period from and after the acquisition of such Subsidiary by the Company (or a Subsidiary of the Company)).

             (v)  Neither the Company nor any of its Subsidiaries was a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

            (vi)  Neither the Company nor any of its Subsidiaries has participated in any "reportable transactions" within the meaning of Section 1.6011-4 of the regulations promulgated by the U.S. Department of the Treasury pursuant to the Code (the "Treasury Regulations") nor has the Company or any of its Subsidiaries been a "material advisor" to any such transactions within the meaning of Section 6111 of the Code.

           (vii)  Neither the Company nor any of its Subsidiaries has any liability for the Taxes of any person (other than members of the consolidated group of which the Company is the common parent) (A) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign Law), (B) as a transferee or successor, or (C) by contract.

          (viii)  The Company has adequately disclosed on its Federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of Federal income tax within the meaning of Section 6662 of the Code.

            (ix)  Neither the Company nor any of its Subsidiaries is a party to, is bound by or has any obligation under any Tax sharing or Tax indemnity agreement or similar contract or arrangement other than any agreement, contract or other arrangement between the Company and its Subsidiaries.

             (x)  Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) change in accounting method for a taxable period ending on or before the Closing Date, or (B) "closing agreement" as described in Section 7121 of the Code (or any similar provision of state, local or foreign Tax law), executed on or before the Closing Date.

            (xi)  Neither the Company nor any of its Subsidiaries has distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

           (xii)  Except where such Liens would not have, individually or in the aggregate, a Company Material Adverse Effect, there are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company or any of its Subsidiaries.

          (xiii)  The unpaid Taxes of the Company and its Subsidiaries do not exceed the reserve for Tax Liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) reflected on the balance sheet of the Company and its Subsidiaries as of the date of this Agreement.

As used in this Agreement, (x) the term "Tax" (including, with correlative meaning, the terms "Taxes", and "Taxable") includes all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (y) the term "Tax Return" includes all returns and reports (including elections, declarations, disclosures, schedules and information returns) required to be supplied to a Tax authority relating to Taxes.

          (o)    Labor Matters.    Neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement or other Contract with a labor union or labor organization, nor is any such Contract presently being negotiated.

          (p)    Intellectual Property.

              (i)  Section 5.1(p)(i) of the Company Disclosure Letter sets forth a complete and correct list of all issued patents, pending patent applications, registered trademarks and pending applications therefor owned by the Company or any of its Subsidiaries as of the date of this Agreement (the "Registered Company IP" and, together with all material Intellectual Property owned by the Company or any of its Subsidiaries as of the date of this Agreement other than Registered Company IP, the "Company Owned IP").

             (ii)  (A) To the Knowledge of the Company, the Company and each of its Subsidiaries owns, or is licensed or otherwise has the right to use (in each case, free and clear of any Liens, other than Liens that would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect) all Intellectual Property necessary for or material to the conduct of its business as currently conducted.

              (B)  To the Knowledge of the Company, all registrations pertaining to Registered Company IP are valid and subsisting, in full force and effect in all material respects, and have not been canceled, expired or abandoned.

              (C)  To the Knowledge of the Company, none of the Company or any of its Subsidiaries or any of its or their current products or services has infringed upon or otherwise violated, or is infringing upon or otherwise violating, in any material respect the Intellectual Property rights of any third party.

              (D)  There is no Action pending or, to the Knowledge of the Company, threatened with respect to, and the Company has not been notified in writing of, any possible infringement or other violation in any material respect by the Company or any of its Subsidiaries or any of its or their products or services of the Intellectual Property rights of any third party.

              (E)  To the Knowledge of the Company, no person or any product or service of any person is infringing upon or otherwise violating in any material respect any Company Owned IP. No licensor of any Company Licensed IP has notified the Company or any of its Subsidiaries in writing that any person or any product or service of any person is infringing upon or otherwise violating in any material respect any Company Licensed IP.

              (F)  All Company IP that is confidential or proprietary and necessary for the use of the products or services of the Company and its Subsidiaries is maintained in confidence in accordance with commercially reasonable protection procedures designed to protect rights of like importance. Each of the current members of management or key personnel of the Company or any of its Subsidiaries, including all current employees, agents, consultants and independent contractors who have contributed to or participated in the conception and development of material Registered Company IP (all such persons, the "Company IP Contributing Parties") is under an obligation to assign or transfer, and to the Knowledge of the Company, has assigned or otherwise transferred to the Company or any of its Subsidiaries all ownership and other rights of any nature whatsoever (to the extent permitted by Law) of such Company IP Contributing Party in such Registered Company IP, and none of the Company IP Contributing Parties have asserted or threatened in writing a claim against the Company or any of its Subsidiaries in connection with the involvement of such Company IP Contributing Party in the conception and development of any such Registered Company IP. To the Knowledge of the Company, none of the current employees of the Company or any of its Subsidiaries has any patents issued or applications pending for any device, process, design or invention necessary for the use of its or their products or services by the Company or any of its Subsidiaries in furtherance of their business as currently conducted, which patents or applications have not been assigned to the Company or any of its Subsidiaries.

              (G)  The execution and delivery of this Agreement, the consummation of the Merger and the compliance with the provisions of this Agreement do not and will not (y) conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under, or give rise to any right of termination, cancellation or acceleration of any Company Material Contract pursuant to which the Company or any of its Subsidiaries is a licensor or licensee of Intellectual Property necessary for the use of its or their products or services, or (z) result in the loss of, or encumbrance of, any such Intellectual Property.

              (H)  To the extent Third Party Software is distributed to customers of the Company or any of its Subsidiaries together with the Company IP, (x) any third party rights have been identified in Section 5.1(p)(ii)(H)(1) of the Company Disclosure Letter, (y) all necessary licenses have been obtained and (z) no royalties or payments are due (or such royalties and payments are identified in Section 5.1(p)(ii)(H)(2) of the Company Disclosure Letter).

              (I)   To the Knowledge of the Company, none of the source code or other material trade secrets of the Company or any of its Subsidiaries necessary for the use of its or their products or services has been published or disclosed by the Company or any of its

      Subsidiaries, except pursuant to a non-disclosure agreement, or by any other person to any person except pursuant to licenses or contracts requiring such other person to keep such trade secrets confidential.

              (J)   No person has any marketing or distribution rights to any material Company Owned IP.

              (K)  Except for source code provided to third party developers to make modifications or Derivative Works for the benefit of the Company or any of its Subsidiaries and source code provided to customers of the Company or any of its Subsidiaries to support integration with the Company's or any of its Subsidiaries' services, no rights have been granted to a third person to distribute the source code for, or to use any source code to create Derivative Works of, any Company IP included in any product currently marketed by, commercially available from or under development by the Company for which the Company or any of its Subsidiaries possesses the source code.

              (L)  The Company and each of its Subsidiaries have (y) created and stored backup copies of all their material computer programs and software (including source code) necessary for the use of its or their products or services, and (z) taken reasonable steps for physical protection of such material computer programs and software.

            (iii)  For purposes of this Agreement, the following terms have the following meanings: (A) "Intellectual Property" means all (s) Software, (t) Ancillary Software IP, (u) trademarks, service marks, brand names, certification marks, collective marks, d/b/a's, assumed names, Internet domain names, logos, symbols, trade dress, trade names and other indicia of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application, (v) inventions, discoveries and ideas, whether patentable or not in any jurisdiction; patents, applications for patents (including divisions, provisionals, continuations, continuations in-part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction, (w) non-public information, trade secrets, and know-how, including processes, schematics, business methods, formulae, drawings, prototypes, models, designs, procedures, research records, records of invention, test information, market surveys, customer lists and supplier lists, whether patentable or not in any jurisdiction and rights in any jurisdiction to limit the use or disclosure thereof by any person, (x) published and unpublished works of authorship, whether copyrightable or not (including databases and other compilations of information), copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof; (y) moral rights, rights of publicity and rights of privacy; and (z) any similar intellectual property or proprietary rights; and any claims or causes of action (pending, threatened or which could be filed) arising out of any infringement or misappropriation of any of the foregoing; (B) "Software" means all types of computer software programs, including operating systems, application programs, software tools, firmware, middleware and software imbedded in equipment, including both object code and source code; (C) "Ancillary Software IP" means all written or electronic data, documentation, and materials that explain the structure or use of Software or that were used in the development of Software or are used in the operation of the Software including logic diagrams, flow charts, procedural diagrams, error reports, manuals and training materials, look-up tables and databases; (D) "Third Party Software" means Software with respect to which a third party holds any copyright or other ownership right (and, therefore, such Software is not owned exclusively by the Company or Parent or any of their respective Subsidiaries); (E) "Company Licensed IP" means any Intellectual Property licensed to the Company or any of its Subsidiaries; (F) "Company IP"

    means Company Owned IP and Company Licensed IP; and (G) "Derivative Work" shall have the meaning set forth in 17 U.S.C. Section 101.

          (q)    Security; Privacy Policies; Data Use.

              (i)  There are no pending or, to the Company's Knowledge, threatened Actions against the Company or any Subsidiary by any person or entity alleging a violation of such person's or entity's privacy, personal or confidentiality rights, except for such Actions that would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect. To the Knowledge of the Company, no investigation relating to the privacy or data security practices of the Company or any Subsidiary, is being conducted by any Governmental Entity.

             (ii)  The Company and each of its Subsidiaries has implemented and maintains a security plan which, to the Company's Knowledge, is commercially reasonable and which complies with all applicable Law and is designed to (A) identify internal and external risks to the security of the confidential information included in the Company IP (the "Company Confidential Information"), including personally identifiable information maintained by the Company or any Subsidiary of the Company; (B) implement, monitor and provide adequate and effective administrative, electronic and physical safeguards to control those risks; and (C) maintain notification procedures in compliance with applicable Laws in the case of any breach of security compromising personally identifiable information. To the Company's Knowledge, neither the Company nor any Subsidiary of the Company has experienced any material breach of security or otherwise unauthorized access by third parties or the Company's and its Subsidiaries' employees, consultants or contractors, to the Company Confidential Information, including personally identifiable information in the Company's possession, custody or control. The Company has made available to Parent copies of all current security policies and all audits of the security practices of the Company and its Subsidiaries commissioned by the Company since January 1, 2005.

            (iii)  The Company and each of its Subsidiaries is and has been in compliance with all applicable Laws with respect to protection of personally identifiable information of individuals and consumers, except for such non-compliance that individually or in the aggregate has not had, and would not reasonably be likely to have, a Company Material Adverse Effect. To the Company's Knowledge, the Company and each of its Subsidiaries is and has been in compliance with all applicable Laws related to information security as well as the transfer, exchange, disclosure, sharing, use or storage of customer information, including the transfer of personally identifiable information across national borders, except where such non-compliance, individually or in the aggregate, would not reasonably be likely to have a Company Material Adverse Effect.

            (iv)  The Company and each of its Subsidiaries is and has been in compliance with all applicable Laws with respect to any requirement that it have data privacy policies or data security policies in effect, including relating to data loss, theft and breach notification policies, except where such non-compliance, individually or in the aggregate, would not reasonably be likely to have a Company Material Adverse Effect.

             (v)  A copy of the data privacy and security policies and privacy statements currently in effect, including any such policies or statements applicable to its customers, employees, and persons with whom it may interact electronically through a website or otherwise (the "Privacy Statements") of the Company and its Subsidiaries regarding the collection and use of personally identifiable information have been delivered to Parent. Neither the Company nor any of its Subsidiaries has collected, received or used any personally identifiable information in violation of an applicable Privacy Statement, except for such violations which, individually or in the aggregate, would not reasonably be likely to have a Company Material Adverse Effect. The Company and each of its Subsidiaries has security measures and safeguards in place which, to the Company's Knowledge, are commercially reasonable and which are designed to protect the personally identifiable information from access, download or use by its personnel or third parties in a manner violative of applicable Laws or the applicable Privacy Statement.

            (vi)  Neither the Company nor any of its Subsidiaries has collected any personally identifiable information from any third parties that such party did not knowingly disclose, except as permitted by applicable Laws and except where such collection would not reasonably be likely to have a Company Material Adverse Effect.

           (vii)  To the Company's Knowledge, there are no contractual or legal constraints to which the Company and/or its Subsidiaries is a party or subject that, immediately after the Merger, would prevent the Company from obtaining, using or disclosing personally identifiable information to the same extent that the Company and/or any of its Subsidiaries had the right to obtain, use or disclose personally identifiable information immediately prior to such transaction.

          (viii)  The Company and each of its Subsidiaries has in effect Privacy Statements for relevant affiliate, supplier or other third party agreements involving the collection, use, storage and processing of personally identifiable information controlled by the Company or its Subsidiaries, as the case may be.

            (ix)  To the Company's Knowledge, neither the Company nor any of its Subsidiaries uses or discloses to third parties any personally identifiable information of its customers or its customers' customers except as permitted by applicable Laws and Privacy Statements.

             (x)  All data present in the databases and compilations of information used in the business of the Company and its Subsidiaries have been collected and maintained in compliance with applicable Privacy Statements and other Contracts, except where such noncompliance, individually or in the aggregate, would not reasonably be likely to have a Company Material Adverse Effect. The use of such data in the conduct of the business of the Company and its Subsidiaries, as currently conducted and as proposed by the Company to be conducted, does not violate in any material respect any applicable Privacy Statement or other Contract, except for violations that, individually or in the aggregate, would not reasonably be likely to have a Company Material Adverse Effect.

          (r)    Insurance.    The Company has made available to Parent prior to the date of this Agreement true, correct and complete copies of the Company's director and officer and error and omissions insurance policies and all other material policies of insurance to which the Company or any of its Subsidiaries or any of their officers, directors or employees is a beneficiary or named insured. The Company and its Subsidiaries maintain insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of the Company or its Subsidiaries (taking into account the cost and availability of such insurance).

          (s)    Brokers and Finders.    Neither the Company nor any of the Company's officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the Merger or the other transactions contemplated in this Agreement except that the Company has employed CIBC and A.G. Edwards as the Company's financial advisors, the arrangements with which have been disclosed to Parent prior to the date of this Agreement.

          (t)    No Other Representations and Warranties.    Except for the representations and warranties of the Company contained in this Agreement, the Company is not making and has not made, and no other Person is making or has made on behalf of the Company, any express or implied representation or warranty in connection with this Agreement or the transactions contemplated hereby, and no Person is authorized to make any such representations and warranties on behalf of the Company.

        5.2.    Representations and Warranties of Parent and Merger Sub.    Except as set forth in any Parent Report filed with the SEC prior to the date of this Agreement, excluding any disclosure in such Parent Reports set forth in any risk factor section and in any section relating to forward-looking statements, and except as set forth in the disclosure letter (with specific reference to the particular Section or subsection of this Agreement to which the information set forth in such disclosure relates; provided that information contained in any (i) section of the Parent Disclosure Letter shall be deemed to be disclosed with respect to any other Section of this Agreement to the extent that it is readily apparent from the face of such disclosure that such information is applicable to such other Section of this Agreement, and (ii) such Parent Report shall be deemed to be adequate disclosure with respect to a representation and warranty only if it is reasonably apparent on the face of such disclosure that it relates to such representation and warranty) delivered by Parent to the Company prior to the execution of this Agreement (the "Parent Disclosure Letter"), Parent and Merger Sub represent and warrant to the Company as follows:

          (a)    Organization, Good Standing and Qualification.    Each of Parent and its Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified or in good standing, or to have such power or authority, would not, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect. Prior to the date of this Agreement, Parent has made available to the Company a complete and correct copy of Parent's and Merger Sub's articles of incorporation and bylaws, each as in effect and as amended through the date of this Agreement.

          As used in this Agreement "Parent Material Adverse Effect" means a change, circumstance, effect, event or occurrence that would (A) prevent, impair or materially delay the ability of Parent to consummate the Merger or (B) be materially adverse to the financial condition, properties, assets, liabilities, business or results of operations of Parent and its Subsidiaries, taken as a whole, excluding any such effect resulting from or arising in connection with (u) acts or omissions of a party taken with the written consent of the other party to this Agreement, (v) the economy, political conditions or the financial markets in general (including any changes resulting from terrorist activities, war or other armed hostilities affecting the industries in which Parent and its Subsidiaries participate), (w) general changes in the industries in which Parent and its Subsidiaries operate, (x) changes in (I) law not primarily relating only to (or having the effect of primarily relating only to) Parent and its Subsidiaries or any industry from which Parent derives a material amount of earnings or revenues, or (II) accounting principles after the date hereof, (y) any change, in and of itself, in the market price or trading volume of the Parent Common Stock, or any failure, in and of itself, by Parent to meet internal or published revenue or earnings projections (whether such projections are prepared by Parent or a third party) for any period on or after the date of this Agreement (it being agreed that any changes, circumstances, effects, events or occurrences giving rise or contributing to any such change or failure may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be likely to be, a Parent

  Material Adverse Effect) or (z) the execution , announcement or performance of this Agreement or the transactions contemplated hereby (provided that this clause (z) shall not apply for purposes of Section 5.2(d) or any determination hereunder based thereon), unless, in the case of the foregoing clauses (v), (w) and (x)(II), such changes referred to therein primarily relate only to (or have the effect of primarily relating only to) Parent and its Subsidiaries or disproportionately adversely affect Parent and its Subsidiaries compared to other companies of similar size operating in the industries in which Parent and its Subsidiaries operate,

          (b)    Capital Structure.

              (i)  The authorized capital stock of Parent consists of: (x) 300,000,000 shares of Parent Common Stock, of which (1) 128,623,829 shares (excluding treasury shares) were issued and outstanding, and (2) 57,733,277 shares were held by Parent as treasury shares, in each case as of the close of business on February 12, 2007 (the "Parent Cut-Off Date"), and (y) 10,000,000 shares of preferred stock, par value $0.01 per share (the "Parent Preferred Stock"), none of which were outstanding as of the date of this Agreement. All of the outstanding shares of Parent Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Parent has no Parent Common Stock or Parent Preferred Stock reserved for issuance, except for shares of Parent Common Stock reserved for issuance pursuant to the Rights Agreement and that as of the Parent Cut-Off Date, there were an aggregate of 10,078,192 shares of Parent Common Stock reserved for issuance pursuant to certain Parent stock-based compensation and benefit plans (the "Parent Stock Plans"). Section 5.2(b)(i) of the Parent Disclosure Letter contains a correct and complete list as of close of business on February 12, 2007 of (A) the number of outstanding options to purchase Parent Common Stock (each, a "Parent Option") under the Parent Stock Plans and (B) the number of outstanding rights, including those issued under the Parent Stock Plans, to receive, or rights the value of which is determined by reference to, Parent Common Stock (including restricted stock and restricted stock units) (each a "Parent Common Stock Unit"). From the Parent Cut-Off Date to the date of this Agreement, Parent has not issued any Parent Common Stock except pursuant to the exercise of Parent Options and the settlement of Parent Common Stock Units outstanding on the Parent Cut-Off Date in accordance with their terms, and from the Parent Cut-Off Date to the date of this Agreement, Parent has not issued any Parent Options or Parent Common Stock Units. All outstanding grants of Parent Common Stock and Parent Common Stock Units were made under the Parent Stock Plans. Each of the outstanding shares of capital stock or other securities of each of Parent's Significant Subsidiaries has been duly authorized and validly issued and is fully paid and nonassessable and owned by Parent or by a direct or indirect wholly-owned Subsidiary of Parent, free and clear of any Lien. Except as set forth in this Section 5.2(b) or in Section 5.2(b)(ii) of the Parent Disclosure Letter, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate Parent or any of its Subsidiaries to issue or sell any shares of capital stock or other securities or ownership interests of Parent or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities or ownership interests of Parent or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. Upon any issuance of any Parent Common Stock in accordance with the terms of the Parent Stock Plans, such Parent Common Stock will be duly authorized, validly issued, fully paid and nonassessable and free and clear of any Lien. Parent does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the shareholders of Parent on any matter. To the Knowledge of Parent, as of the date of this Agreement, no Person or group beneficially owns

    5% or more of Parent's outstanding voting securities, with the terms "group" and "beneficially owns" having the meanings ascribed to them under Rule 13d-3 and Rule 13d-5 under the Exchange Act.

             (ii)  The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent, and there are (A) no other shares of capital stock or other voting securities of Merger Sub, (B) no securities of Merger Sub convertible into or exchangeable for shares of capital stock or other voting securities of Merger Sub and (C) no options or other rights to acquire from Merger Sub, and no obligations of Merger Sub to issue, any capital stock, other voting securities or securities convertible into or exchangeable for capital stock or other voting securities of Merger Sub. Merger Sub has not conducted any business prior to the date of this Agreement and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

          (c)    Corporate Authority; Approval and Financial Advisor Opinion.    Parent and Merger Sub each have all requisite corporate power and authority and each has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Merger. This Agreement has been duly executed and delivered by Parent and Merger Sub and is a valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception. The shares of Parent Common Stock to be issued in connection with the Merger, when issued pursuant to this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and no shareholder of Parent will have any preemptive right of subscription or purchase in respect thereof. The board of directors of Parent has (i) by resolutions duly adopted at a meeting duly called and held, approved this Agreement, the issuance of Parent Common Stock provided for herein and the other transactions contemplated hereby, and (ii) received the opinion of its financial advisor, Bear, Stearns & Co. Inc. ("Bear Stearns"), dated the date of this Agreement, to the effect that, as of the date of this Agreement, the Merger Consideration is fair to Parent from a financial point of view, an executed copy of which will be delivered to the Company solely for informational purposes after receipt thereof by Parent. No vote is required of the holders of any class or series of capital stock or other securities of Parent to adopt or approve this Agreement or to consummate the Merger or any of the other transactions contemplated hereby.

          (d)    Governmental Filings; No Violations of Contracts, Law, Etc.; Consent Requirements.

              (i)  Other than the necessary notices, reports, filings, consents, registrations, approvals, permits or authorizations (A) pursuant to Section 1.3 hereof, (B) under the HSR Act, the Exchange Act and the Securities Act, or (C) to comply with state securities or "blue-sky" laws, no filings, notices and/or reports are required to be made by Parent or Merger Sub with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Parent or Merger Sub from, any Governmental Entity, in connection with the execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain would not, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect.

             (ii)  The execution, delivery and performance of this Agreement by Parent and Merger Sub do not, and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default or termination (or right of termination) under, Parent's articles of incorporation or bylaws or the comparable governing instruments of any of its "Significant Subsidiaries" (as defined in Rule 1.02(w) of Regulation S-X promulgated pursuant to the Exchange Act), (B) a breach or violation of, or a default or termination (or right of termination) under, the acceleration of any obligations or the creation of an obligation, Lien or pledge, security interest or other encumbrance on Parent's assets or the assets of any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any Contract binding upon Parent or any of its Subsidiaries or, assuming the filings, notices and/or approvals referred to in Section 5.2(d)(i) are made or obtained, (C) a breach or violation of any Law, Order or License to which Parent or any of its Subsidiaries is subject or (D) any change in the rights or obligations of any party under any of its Contracts, except, in the case of clauses (B), (C) or (D) above, for any breach, violation, termination, default, acceleration, creation or change that would not, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect. The Parent Disclosure Letter sets forth a correct and complete list of the Contracts pursuant to which consents or waivers are required prior to consummation of the transactions contemplated by this Agreement other than those where the failure to obtain such consents or waivers would not, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect.

          (e)    Parent Reports; Financial Statements.

              (i)  Parent has filed and furnished all forms, statements, reports and documents required to be filed or furnished by it with or to the SEC pursuant to applicable securities statutes, regulations, policies and rules since December 31, 2005 (collectively, such forms, statements, reports and documents filed with or furnished to the SEC since December 31, 2005, and those filed with or furnished to the SEC subsequent to the date of this Agreement, and as amended, the "Parent Reports"). The Parent Reports were prepared in all material respects in accordance with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder. Each of the Parent Reports, at the time of its filing or being furnished complied, or if not yet filed or furnished, will comply, in all material respects with the applicable requirements of the Securities Act, the Exchange Act and Sarbanes-Oxley and any rules and regulations promulgated thereunder applicable to the Parent Reports. As of their respective dates (and, if amended, as of the date of such amendment) the Parent Reports did not, and any of the Parent Reports filed with or furnished to the SEC subsequent to the date of this Agreement will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

             (ii)  Parent has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to provide reasonable assurance that material information relating to Parent, including its consolidated Subsidiaries, is made known to Parent's principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. Such disclosure controls and procedures are effective in providing reasonable assurance of alerting in a timely manner Parent's principal executive officer and principal financial officer to material information required to be included in Parent's periodic and current reports required under the Exchange Act. Parent and its Subsidiaries have established and maintained a system of internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act) ("internal controls"). Such internal controls are designed to provide reasonable assurance regarding the reliability of Parent's financial reporting and the preparation of Parent's financial statements for external purposes in accordance with GAAP. Parent has disclosed, based on its most recent evaluation of internal controls prior to the date of this Agreement, to Parent's auditors and the audit committee of Parent's board of directors (x) any significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect Parent's ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent's internal controls over financial reporting. Parent has made available to the Company prior to the date of this Agreement a summary of any such disclosure made by management to Parent's auditors and audit committee since December 31, 2004.

            (iii)  Each of the consolidated balance sheets included in or incorporated by reference into the Parent Reports (including the related notes and schedules) fairly presents, or will fairly present, in all material respects the consolidated financial position of Parent and its Subsidiaries as of its date, and each of the consolidated statements of operations, cash flows and of changes in shareholders' equity included in or incorporated by reference into the Parent Reports (including any related notes and schedules) fairly presents, or will fairly present, in all material respects the results of operations, retained earnings and changes in financial position, as the case may be, of Parent and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to the absence of notes and normal year-end audit adjustments), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

          (f)    Absence of Certain Changes.    Since December 31, 2005 and through the date of this Agreement, (i) there has not been any event, occurrence, discovery or development which has had or would, individually or in the aggregate, reasonably be likely to result in a Parent Material Adverse Effect, (ii) Parent and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than in accordance with, the ordinary and usual course of such businesses consistent with past practices and (iii) except for regular quarterly cash dividends, Parent and its Subsidiaries have not declared, set aside or paid any dividend or distribution payable in cash, stock or property in respect of any capital stock or other securities or ownership interests.

          (g)    Litigation and Liabilities.    There are no (i) Actions (including any Actions brought or filed with any Governmental Entity based on, arising out of, in connection with or otherwise relating to employment or the provision of services, termination of employment or the provision of services, or failure to employ or retain any individual) pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries, except for those that would not, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect or (ii) obligations or liabilities, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, or, to the Knowledge of Parent, any other facts or circumstances that are reasonably likely to result in any claims against or obligations or liabilities of Parent or any of its Subsidiaries, except for those that would not, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect.

          (h)    Employee Benefits.

              (i)  Each material benefit and compensation plan, contract, policy or arrangement maintained, sponsored or contributed to by Parent or any of its Subsidiaries covering current or former employees of Parent or its Subsidiaries or any of them ("Parent Employees") or current or former directors, independent contractors or leased employees of Parent, including, but not limited to, material "employee benefit plans" within the meaning of Section 3(3) of ERISA, and material incentive and bonus, perquisites, severance, deferred compensation, stock purchase, restricted stock, stock option, stock appreciation rights or stock based plans

    (the "Parent Compensation and Benefit Plans") is listed in Section 5.2(h)(i) of the Parent Disclosure Letter. Parent has made available to the Company copies or summaries of the material terms of all Parent Compensation and Benefit Plans that are subject to ERISA ("Parent ERISA Plans"). Parent and each of its Subsidiaries and each ERISA Affiliate of Parent is in compliance with all applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder and other applicable Laws with respect to all Parent ERISA Plans, except where any such noncompliance would not reasonably be likely to have a Parent Material Adverse Effect. Each Parent ERISA Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code, and Parent has no Knowledge of any circumstances likely to result in the loss of such qualification. No liability that would reasonably be likely to have a Parent Material Adverse Effect has been incurred by the Parent or any of its Subsidiaries or any ERISA Affiliate of Parent which remains unsatisfied with respect to any Parent ERISA Plan (other than for benefits payable or accrued in the ordinary course under any Parent ERISA Plan);

             (ii)  No accumulated funding deficiency (as defined in Section 412 of the Code) has been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Parent ERISA Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA except for any accumulated funding deficiency or funding waiver that would not reasonably be likely to have a Parent Material Adverse Effect; and neither Parent nor any of its ERISA Affiliates has any liability either directly or indirectly, that would be reasonably likely to have a Parent Material Adverse Effect with respect to a plan which is a multiemployer plan within the meaning of Section 3(37) of ERISA;

            (iii)  Neither Parent nor any of its Subsidiaries nor any of Parent's ERISA Affiliates has: (A) engaged in a nonexempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code, (B) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (C) failed to make a required contribution or payment to a Multiemployer Plan, or (D) failed to make a required installment or other required payment under Section 412 of the Code, except where any of the foregoing individually or in the aggregate would not reasonably be likely to have a Parent Material Adverse Effect;

            (iv)  All contributions required to be made under each of the Parent Compensation and Benefit Plans have been timely made and all obligations in respect of each of the Parent Compensation and Benefit Plans have been properly accrued and reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Parent Reports prior to the date of this Agreement to the extent required by GAAP, except where such failure would not reasonably be likely to have a Parent Material Adverse Effect; and

             (v)  No amount or other entitlement or economic benefit that could be received (whether in cash or property or the vesting of property) as a result of the execution and delivery of this Agreement, the consummation of the Merger or any other transaction contemplated by this Agreement (including as a result of termination of employment on or following the Effective Time) by or for the benefit of any director, officer, employee, independent contractor or consultant of Parent or any of its Affiliates who is a "disqualified individual" (as such term is defined in Treasury Regulation Section 1.280G-1), whether under any Parent Compensation and Benefit Plan, agreement with a Parent Employee or otherwise, would be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

          (i)    Compliance with Laws; Licenses.    The businesses of each of Parent and its Subsidiaries have not been conducted in violation of any Law or any Order, including any Laws or Orders relating to (i) the protection of human health, occupational safety, the environment or natural resources or (ii) wages, hours, WARN or any similar state or local "mass layoff" or "plant closing" Law, collective bargaining, discrimination, civil rights, workers' compensation or the collection and payment of withholding and/or social security taxes or any similar tax, except for violations that would not, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect. No investigation or review by any Governmental Entity with respect to Parent or any of its Subsidiaries is pending or, to the Knowledge of Parent, threatened, nor has any Governmental Entity provided written notice to Parent or any of its Subsidiaries of its intention to conduct the same, except for those the outcome of which would not, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect. Parent has not received any notice or communication of any material noncompliance with any such Laws that has not been cured as of the date of this Agreement, except for such changes and noncompliance that would not, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect. Each of Parent and its Subsidiaries has obtained, and is in substantial compliance with, all Licenses necessary to conduct its business as presently conducted, except for those the absence of which, or failure to be in compliance with which, would not, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect.

          (j)    Certain Contracts.

              (i)  Section 5.2(j)(i) of the Parent Disclosure Letter lists each of the following Contracts (except employee benefit plans), whether written or oral, to which Parent or any of its Subsidiaries is a party to or by which it is bound as of the date of this Agreement:

              (A)  other than with respect to any partnership that is wholly-owned by Parent or any wholly-owned Subsidiary of Parent, any partnership, joint venture or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture from which Parent or any of its Subsidiaries derives revenues or distributions in excess of $1,000,000 on an annual basis;

              (B)  any Contract (other than among direct or indirect wholly owned Subsidiaries of Parent) relating to Indebtedness (in any case, whether incurred, assumed, guaranteed or secured by any asset of Parent or any of its Subsidiaries) in amounts greater than $5,000,000, any material Contract relating to any interest rate, currency or commodity hedging, swaps, caps, floors and option agreements and other material derivative arrangements, and any Contract restricting the payment of dividends or the repurchase of stock or other equity;

              (C)  any Contract that limits or purports to limit the right of Parent or its Subsidiaries to engage or compete in any line of business or to compete with any person or operate in any location, in either case in any respect material to the business of Parent and its Subsidiaries, taken as a whole;

              (D)  any material Contract between Parent or any of its Subsidiaries and any director or officer of Parent or any 5% shareholder, other than Contracts relating to employment, bonus, profit sharing, thrift, compensation, termination or severance;

              (E)  any Contract providing for indemnification by Parent or any of its Subsidiaries of any Person, except for any such Contract that is (1) not material to Parent and its Subsidiaries, taken as a whole, or (2) entered into in the ordinary course of business;

              (F)  any Contract that contains a put, call or similar right pursuant to which Parent or any of its Subsidiaries could be required to purchase or sell, as applicable, any equity interests of any Person or assets that have a fair market value or purchase price of more than $250,000;

              (G)  any Contract containing a material restriction on Parent's ability to use data concerning Parent's customers, as such data is currently being used;

              (H)  any Contract regarding any acquisition of assets or a business by Parent or any of its Subsidiaries to which there may be any future obligation on the part of Parent or any of its Subsidiaries to make additional payments in excess of $5,000,000, including by means of an earn-out or similar contingent payment mechanism; or

              (I)   any Contract regarding any disposition of assets or a business by Parent or any of its Subsidiaries to which there may be any future obligation on the part of Parent to make additional payments or as to which there is any continuing liability of Parent or any of its Subsidiaries, if such additional payments or continuing liability is reasonably expected to be in excess of $5,000,000.

      The Contracts described in clauses (A)—(I), together with all exhibits and schedules to such Contracts, are referred to herein as the "Parent Material Contracts."

             (ii)  No Parent Material Contract has been secured in violation of the Foreign Corrupt Practices Act of 1977.

            (iii)  Parent has made available to the Company a copy of each Parent Material Contract, except those publicly filed with the SEC in full without redaction (including all exhibits and schedules thereto) as an exhibit to the Parent Reports prior to the date hereof and except as otherwise required by any provision of any such Contract pertaining to confidentiality. Each such Contract is a valid and binding agreement of Parent or one of its Subsidiaries, as the case may be, and is in full force and effect, except where the failure to be in full force and effect would not individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect, neither Parent nor any of its Subsidiaries nor, to the Knowledge of Parent, any other party thereto is in default or breach under the terms of any such Parent Material Contract except for such instances of default or breach that would not be reasonably likely to result in a Parent Material Adverse Effect, and no written notice to terminate, in whole or in part, has been served.

            (iv)  With respect to each Governmental Contract, except as would not, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect: (A) all representations and certifications executed, acknowledged or set forth in or pertaining to such Governmental Contract were complete and correct as of their effective date, and Parent and each of its Subsidiaries have complied in all material respects with all such representations and certifications; (B) neither the United States government nor any prime contractor, subcontractor or other Person has notified Parent or any of its Subsidiaries within the last 12 months that Parent or any such Subsidiary has breached or violated any material certification, representation, clause, provision or requirement, pertaining to such Governmental Contract; and (C) no termination for convenience, termination for default, cure notice or show cause notice is in effect as of the date hereof pertaining to any Governmental Contract. Except as would not, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect, (x) to the Knowledge of Parent, neither Parent nor any of its Subsidiaries nor any of their respective personnel is or has been under administrative, civil, or criminal investigation, or indictment or audit by any Governmental Entity with respect to any alleged irregularity, misstatement or omission arising under or relating to any Governmental Contract; (y) neither Parent nor any of its Subsidiaries has conducted or initiated any internal investigation or made a voluntary disclosure to the United States government with respect to any alleged irregularity, misstatement or omission arising under or relating to a Governmental Contract in the last 12 months; and (z) neither Parent nor any of its Subsidiaries nor, to the Knowledge of Parent, any of their respective personnel has been suspended or debarred from doing business with the United States government or is, or at any time has been, the subject of a finding of non-responsibility or ineligibility for United States government contracting.

          (k)    Real Property; Assets.    Parent and each of its Subsidiaries has good and valid title to or valid leasehold or sublease interests or other comparable contract rights in or relating to all of its properties and assets necessary for the conduct of its business as currently conducted, free and clear of all Liens, except for (A) Liens of Taxes not yet due and payable, (B) Liens disclosed in the Parent Reports, and (C) Liens and imperfections in title that individually or in the aggregate have not materially interfered with, and would not reasonably be expected to materially interfere with, its ability to conduct its business as currently conducted.

          (l)    Tax Matters.    As of the date of this Agreement, neither Parent nor any of its Affiliates has taken or agreed to take any action, nor do the executive officers of Parent have any knowledge of any fact or circumstance, that would prevent the Merger and the other transactions contemplated by this Agreement from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

          (m)    Taxes.

              (i)  Parent and each of its Subsidiaries (A) have duly and timely filed or caused to be filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by any of them and all such filed Tax Returns are complete and accurate in all material respects; (B) have withheld and paid all Taxes that are required to be paid or that Parent or any of its Subsidiaries are obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith or where such failure to withhold or pay would not have a Parent Material Adverse Effect; and (C) have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

             (ii)  There are not any pending or, to the Knowledge of Parent, threatened audits, examinations, investigations or other proceedings with respect to Parent's nor any of its Subsidiaries' Tax Returns.

            (iii)  There are not, to the Knowledge of Parent, any unresolved questions or claims concerning Parent's or any of its Subsidiaries' Tax liability that are, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect.

            (iv)  Parent has made available to the Company true and complete copies of all United States federal income Tax Returns filed by any of Parent and its Subsidiaries for each of the fiscal years ended December 31, 2005, 2004, 2003, and 2002 (with respect to a Subsidiary of Parent, solely with respect to the period from and after the acquisition of such Subsidiary by Parent (or a Subsidiary of Parent)).

             (v)  Neither Parent nor any of its Subsidiaries has participated in any "reportable transactions" within the meaning of Section 1.6011-4 of the Treasury Regulations nor has Parent or any of its Subsidiaries been a "material advisor" to any such transactions within the meaning of Section 6111 of the Code.

            (vi)  Neither Parent nor any of its Subsidiaries is a party to, is bound by or has any obligation under any Tax sharing or Tax indemnity agreement or similar contract or arrangement other than any agreement, contract or other arrangement between Parent and its Subsidiaries.

           (vii)  Neither Parent nor any of its Subsidiaries has distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

          (viii)  The unpaid Taxes of Parent and its Subsidiaries do not exceed the reserve for Tax Liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) reflected on the balance sheet of Parent and its Subsidiaries as of the date of this Agreement.

            (ix)  Except as may be required as a result of the Merger, Parent and its Subsidiaries have not been and will not be required to include any adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Closing.

          (n)    Intellectual Property.

              (i)  Section 5.2(n)(i) of the Parent Disclosure Letter sets forth a complete and correct list of all issued patents, pending patent applications, registered trademarks and pending applications therefor owned by Parent or any of its Subsidiaries as of the date of this Agreement (the "Registered Parent IP" and, together with all material Intellectual Property owned by Parent or any of its Subsidiaries as of the date of this Agreement other than Registered Parent IP, the "Parent Owned IP").

             (ii)  (A) To the Knowledge of Parent, Parent and each of its Subsidiaries owns, or is licensed or otherwise has the right to use (in each case, free and clear of any Liens, other than Liens that would not, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect) all Intellectual Property necessary for or material to the conduct of its business as currently conducted.

              (B)  To the Knowledge of Parent, all registrations pertaining to Registered Parent IP are valid and subsisting, in full force and effect in all material respects, and have not been canceled, expired or abandoned.

              (C)  To the Knowledge of Parent, none of Parent or any of its Subsidiaries or any of its or their current products or services has infringed upon or otherwise violated, or is infringing upon or otherwise violating, in any material respect the Intellectual Property rights of any third party.

              (D)  There is no Action pending or, to the Knowledge of Parent, threatened with respect to, and Parent has not been notified in writing of, any possible infringement or other violation in any material respect by Parent or any of its Subsidiaries or any of its or their products or services of the Intellectual Property rights of any third party.

              (E)  To the Knowledge of Parent, no person or any product or service of any person is infringing upon or otherwise violating in any material respect any Parent Owned IP. No licensor of any Parent Licensed IP has notified Parent or any of its Subsidiaries in writing that any person or any product or service of any person is infringing upon or otherwise violating in any material respect any Parent Licensed IP.

              (F)  All Parent IP that is confidential or proprietary and necessary for the use of the products or services of Parent and its Subsidiaries is maintained in confidence in accordance with commercially reasonable protection procedures designed to protect rights of like importance. Each of the current members of management or key personnel of Parent or any of its Subsidiaries, including all current employees, agents, consultants and independent contractors who have contributed to or participated in the conception and development of material Registered Parent IP (all such persons, the "Parent IP Contributing Parties") is under an obligation to assign or transfer, and to the Knowledge of Parent, has assigned or otherwise transferred to Parent or any of its Subsidiaries all ownership and other rights of any nature whatsoever (to the extent permitted by Law) of such Parent IP Contributing Party in such Registered Parent IP, and none of Parent IP Contributing Parties have asserted or threatened in writing a claim against Parent or any of its Subsidiaries in connection with the involvement of such Parent IP Contributing Party in the conception and development of any such Registered Parent IP. To the Knowledge of Parent, none of the current employees of Parent or any of its Subsidiaries has any patents issued or applications pending for any device, process, design or invention necessary for the use of its or their products or services by Parent or any of its Subsidiaries in furtherance of their business as currently conducted, which patents or applications have not been assigned to Parent or any of its Subsidiaries.

              (G)  The execution and delivery of this Agreement, the consummation of the Merger and the compliance with the provisions of this Agreement do not and will not (y) conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under, or give rise to any right of termination, cancellation or acceleration of any Parent Material Contract pursuant to which Parent or any of its Subsidiaries is a licensor or licensee of Intellectual Property necessary for the use of its or their products or services, or (z) result in the loss of, or encumbrance of, any such Intellectual Property.

              (H)  To the Knowledge of Parent, none of the source code or other material trade secrets of Parent or any of its Subsidiaries necessary for the use of its or their products or services has been published or disclosed by Parent or any of its Subsidiaries, except pursuant to source code or licenses or contracts requiring such other person to keep such trade secrets confidential.

              (I)   Parent and each of its Subsidiaries have (y) created and stored backup copies of all their material computer programs and software (including source code) necessary for the use of its or their products or services, and (z) taken reasonable steps for physical protection of such material computer programs and software.

            (iii)  For purposes of this Agreement, the following terms have the following meanings: (A) "Parent Licensed IP" means any Intellectual Property licensed to Parent or any of its Subsidiaries; and (B) "Parent IP" means Parent Owned IP and Parent Licensed IP.

          (o)    Security; Privacy Policies; Data Use.

              (i)  There are no pending or, to Parent's Knowledge, threatened Actions against Parent or any Subsidiary by any person or entity alleging a violation of such person's or entity's privacy, personal or confidentiality rights, except for such Actions that would not, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect. To the Knowledge of Parent, no investigation relating to the privacy or data security practices of Parent or any Subsidiary is being conducted by any Governmental Entity.

             (ii)  Parent and each of its Subsidiaries has implemented and maintains a security plan which, to Parent's Knowledge, is commercially reasonable and which complies with all applicable Law and is designed to (A) identify internal and external risks to the security of the confidential information included in the Parent IP (the "Parent Confidential Information"), including personally identifiable information maintained by Parent or any Subsidiary of Parent; (B) implement, monitor and provide adequate and effective administrative, electronic and physical safeguards to control those risks; and (C) maintain notification procedures in compliance with applicable Laws in the case of any breach of security compromising personally identifiable information. To Parent's Knowledge, neither Parent nor any Subsidiary of Parent has experienced any material breach of security or otherwise unauthorized access by third parties or Parent's and its Subsidiaries' employees, consultants or contractors, to the Parent Confidential Information, including personally identifiable information in Parent's possession, custody or control. Parent has made available to the Company copies of all current security policies and all audits of the security practices of Parent and its Subsidiaries commissioned by Parent since January 1, 2005.

            (iii)  Parent and each of its Subsidiaries is and has been in compliance with all applicable Laws with respect to protection of personally identifiable information of individuals and consumers, except for such non-compliance that individually or in the aggregate has not had, and would not reasonably be likely to have, a Parent Material Adverse Effect. To Parent's Knowledge, Parent and each of its Subsidiaries is and has been in compliance with all applicable Laws related to information security as well as the transfer, exchange, disclosure, sharing, use or storage of customer information, including the transfer of personally identifiable information across national borders, except where such non-compliance, individually or in the aggregate, would not reasonably be likely to have a Parent Material Adverse Effect.

            (iv)  Parent and each of its Subsidiaries is and has been in compliance with all applicable Laws with respect to any requirement that it have data privacy policies or data security policies in effect, including relating to data loss, theft and breach notification policies, except where such non-compliance, individually or in the aggregate, would not reasonably be likely to have a Parent Material Adverse Effect.

             (v)  A copy of the Privacy Statements of Parent and its Subsidiaries regarding the collection and use of personally identifiable information have been delivered to the Company. Neither Parent nor any of its Subsidiaries has collected, received or used any personally identifiable information in violation of an applicable Privacy Statement, except for such violations which, individually or in the aggregate, would not reasonably be likely to have a Parent Material Adverse Effect. Parent and each of its Subsidiaries has security measures and safeguards in place which, to Parent's Knowledge, are commercially reasonable and which are designed to protect the personally identifiable information from access, download or use by its personnel or third parties in a manner violative of applicable Laws or the applicable Privacy Statement.

            (vi)  Neither Parent nor any of its Subsidiaries has collected any personally identifiable information from any third parties that such party did not knowingly disclose, except as permitted by applicable Laws and except where such collection would not reasonably be likely to have a Parent Material Adverse Effect.

           (vii)  To Parent's Knowledge, there are no contractual or legal constraints to which Parent and/or its Subsidiaries is a party or subject that, immediately after the Merger, would prevent Parent from obtaining, using or disclosing personally identifiable information to the same extent that Parent and/or any of its Subsidiaries had the right to obtain, use or disclose personally identifiable information immediately prior to such transaction.

          (viii)  Parent and each of its Subsidiaries has in effect Privacy Statements for relevant affiliate, supplier or other third party agreements involving the collection, use, storage and processing of personally identifiable information controlled by Parent or its Subsidiaries, as the case may be.

            (ix)  To Parent's Knowledge, neither Parent nor any of its Subsidiaries uses or discloses to third parties any personally identifiable information of its customers or its customers' customers except as permitted by applicable Laws and Privacy Statements.

             (x)  All data present in the databases and compilations of information used in the business of Parent and its Subsidiaries have been collected and maintained in compliance with applicable Privacy Statements and other Contracts, except where such noncompliance, individually or in the aggregate, would not reasonably be likely to have a Parent Material Adverse Effect. The use of such data in the conduct of the business of Parent and its Subsidiaries, as currently conducted and as proposed by Parent to be conducted, does not violate in any material respect any applicable Privacy Statement or other Contract, except for violations that, individually or in the aggregate, would not reasonably be likely to have a Parent Material Adverse Effect.

          (p)    Insurance.    Parent has made available to the Company prior to the date of this Agreement true, correct and complete copies of Parent's director and officer and error and omissions insurance policies and all other material policies of insurance to which Parent or any of its Subsidiaries or any of their officers, directors or employees is a beneficiary or named insured. Parent and its Subsidiaries maintain insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of Parent or its Subsidiaries (taking into account the cost and availability of such insurance).

          (q)    No Ownership of Company Shares.    As of the date hereof and without taking into account the transactions contemplated hereby, neither Parent nor any of its Subsidiaries beneficially owns any Company Shares, and neither Parent nor any of its Subsidiaries is, or has within the last five years been deemed to be, an "interested shareholder" or an "affiliate or associate of an interested shareholder" of the Company for purposes of Section 351.459 of the MGBCL.

          (r)    Financing.    Parent and Merger Sub have, and will have as of the Closing, sufficient funds available to them to make the deposit into the Exchange Fund required by Section 4.3(b) and pay any expenses required to be incurred by Parent or Merger Sub in connection with the transactions contemplated by this Agreement. Parent and Merger Sub's ability to consummate the transactions contemplated by this Agreement is not contingent on raising any equity capital, obtaining new financing therefor, consent of any lender or any other matter relating to funding payments under this Agreement.

          (s)    Brokers and Finders.    Neither Parent nor any of Parent's officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the Merger or the other transactions contemplated in this Agreement except that Parent has employed Bear Stearns as its financial advisor, the arrangements with which have been disclosed to the Company prior to the date of this Agreement.

          (t)    No Other Representations and Warranties.    Except for the representations and warranties of Parent and Merger Sub contained in this Agreement, neither Parent nor Merger Sub is making or has made, and no other Person is making or has made on behalf of Parent or Merger Sub, any express or implied representation or warranty in connection with this Agreement or the transactions contemplated hereby, and no Person is authorized to make any such representations and warranties on behalf of Parent or Merger Sub.

ARTICLE VI
COVENANTS

        6.1.    Interim Operations.

          (a)   The Company covenants and agrees as to itself and its Subsidiaries that from and after the date of this Agreement and prior to the Effective Time the business of the Company and its Subsidiaries shall be conducted in the ordinary and usual course and, to the extent consistent therewith, the Company and its Subsidiaries shall use their commercially reasonable efforts to preserve their respective business organizations intact and to maintain their existing relations and goodwill with customers, suppliers, regulators, distributors, creditors, lessors, employees and business associates (unless Parent shall otherwise approve in writing (which approval will not be unreasonably withheld or delayed)), except as otherwise expressly contemplated by this Agreement or disclosed in Section 6.1(a) of the Company Disclosure Letter, except as required by applicable Law and except that this sentence shall not prohibit actions or omissions that would be prohibited by clauses (i) through (xv) of the following sentence but are not so prohibited because they are within the applicable exceptions and permissions of such clauses or are approved by Parent in writing as provided therein. In addition, the Company covenants and agrees as to itself and its Subsidiaries that, from and after the date of this Agreement and prior to the Effective Time (unless Parent shall otherwise approve in writing (which approval will not be unreasonably withheld or delayed)), except as otherwise expressly contemplated by this Agreement or disclosed in Section 6.1(a) of the Company Disclosure Letter, and except as required by applicable Law:

              (i)  the Company shall not (A) amend its articles of incorporation or bylaws; (B) split, combine, subdivide or reclassify its outstanding shares of capital stock; (C) declare, set aside or pay any dividend or distribution payable in cash, stock or property in respect of any capital stock other than regular quarterly cash dividends on the Company Shares approved by the Company's board of directors and in an amount which is consistent with past practice; or (D) purchase, repurchase, redeem or otherwise acquire or permit any of the Company's Subsidiaries to purchase or otherwise acquire any shares of the Company's or any of its Subsidiaries' capital stock or securities convertible into or exchangeable or exercisable for any shares of such capital stock;

             (ii)  neither the Company nor any of its Subsidiaries shall merge or consolidate with any other Person, except for any such transactions among wholly-owned Subsidiaries of the Company (or the Company and its wholly-owned Subsidiaries), or adopt a plan of liquidation, dissolution, restructuring, recapitalization or other reorganization;

            (iii)  neither the Company nor any of its Subsidiaries shall take any action that would prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code;

            (iv)  neither the Company nor any of its Subsidiaries shall terminate, establish, adopt, enter into, make any new grants or awards of stock-based compensation or other benefits under, amend or otherwise modify, any Company Compensation and Benefit Plans or increase the salary, wage, bonus or other compensation of any directors, officers or key employees except (A) in the normal and usual course of business (which shall include normal periodic performance reviews and related Company Compensation and Benefit Plan increases and the provision of individual Company Compensation and Benefit Plans consistent with past practice for directors, officers and employees and the adoption of Company Compensation and Benefit Plans for employees of new Subsidiaries in amounts and on terms consistent with past practice); provided that in no event shall the Company (w) institute a broad based change in compensation, (x) increase or institute any new employment agreement, severance, retention, or similar benefits, (y) increase or institute any transaction or deal bonus with respect to the

    Merger which could result in payments upon the Merger, or (z) make grants or awards of Company Options, Company Restricted Stock or Company Awards, unless such grants or awards are consistent with past practice, approved in advance by Parent (such approval not to be unreasonably withheld or delayed), made subject to the condition, in the case of grants or awards of Company Restricted Stock, that the proposed recipient provide the Company with an irrevocable Election and agreement to receive only Stock Consideration (and the right, if any, to receive cash in lieu of fractional shares pursuant to Section 4.3(h)) in the Merger, and contain a 5-year vesting schedule that will not accelerate as a result of the Merger, (B) for actions necessary to satisfy existing contractual obligations under Company Compensation and Benefit Plans existing as of the date of this Agreement, or (C) to comply with Section 409A of the Code;

             (v)  neither the Company nor any of its Subsidiaries shall issue or sell any debt securities or warrants or other rights to acquire any debt security of the Company or any of its Subsidiaries, or otherwise incur any Indebtedness, except for (A) Indebtedness incurred pursuant to any agreement described in Section 5.1(j)(i)(D) of the Company Disclosure Letter in the ordinary course; (B) Indebtedness for borrowed money in replacement of existing Indebtedness for borrowed money which has matured or is being refunded, so long as such replacement Indebtedness is on customary commercial terms and does not increase the principal amount of the existing Indebtedness which it replaces, (C) Indebtedness between the Company and its wholly-owned Subsidiaries made in the ordinary course of business consistent with past practices; or (D) guarantees by the Company of Indebtedness of its wholly-owned Subsidiaries existing on the date of this Agreement or incurred in accordance with the preceding clauses (A) and (B), provided that the Company shall not permit the aggregate Indebtedness of the Company and its Subsidiaries, determined on a consolidated basis, at any time prior to the Effective Time to exceed $200,000,000 in the aggregate.

            (vi)  neither the Company nor any of its Subsidiaries shall acquire any material assets or a license therefor other than in the ordinary course of business consistent with past practices, or incur, make or commit to any capital expenditures (or any obligations or liabilities in connection therewith) other than (A) pursuant to existing Contracts or (B) in the ordinary course of business in an amount not to exceed $7,500,000 in the aggregate for the Company and its Subsidiaries in any period of 90 consecutive days beginning with the date of this Agreement;

           (vii)  neither the Company nor any of its Subsidiaries shall transfer, lease, license, sell, mortgage, pledge, place a Lien upon or otherwise dispose of any property or assets (including capital stock of any of its Subsidiaries) with a fair market value in excess of $250,000 individually, or $1,000,000 in the aggregate, except (A) for transfers, leases, licenses, sales, mortgages, pledges, Liens, or other dispositions in the ordinary course of business consistent with past practice or (B) pursuant to existing contracts or commitments;

          (viii)  neither the Company nor any of its Subsidiaries shall issue, deliver, pledge, sell, or otherwise encumber shares of its capital stock or any securities convertible into, or any rights, warrants or options to acquire, any such shares except, any Company Shares issued pursuant to Company Options and Company Awards outstanding on the date of this Agreement under the Company Stock Plans, awards of Company Options, Company Restricted Stock or Company Awards granted hereafter under the Company Stock Plans in accordance with and subject to the limits of Section 6.1(a)(iv) and Company Shares issuable pursuant to such Company Options and Company Awards;

            (ix)  neither the Company nor any of its Subsidiaries shall acquire any business, corporation, partnership, limited liability company, joint venture, association or other entity or division thereof, whether by merger, consolidation, purchase of shares, property or assets or otherwise;

             (x)  neither the Company nor any of its Subsidiaries shall make any material change with respect to accounting policies or procedures, except as required by changes in GAAP or by Law;

            (xi)  except as required by Law, neither the Company nor any of its Subsidiaries shall (A) make any material Tax election or take any material position on any material Tax Return filed on or after the date of this Agreement or adopt any material method therefor that is inconsistent with elections made, positions taken or methods used in preparing or filing similar Tax Returns in prior periods or (B) settle or resolve any material Tax controversy;

           (xii)  neither the Company nor any of its Subsidiaries shall enter into any line of business other than the current lines of business of the Company or any of its Subsidiaries;

          (xiii)  neither the Company nor any of its Subsidiaries shall (A) other than in the ordinary course of business consistent with past practice with respect to clauses (x) and (z) hereof, enter into any non-competition Contract or other Contract that (x) purports to limit in any material respect either the type of business in which the Company or its Subsidiaries (or, after the Effective Time, Parent or its Affiliates) may engage or the manner or locations in which any of them may so engage in any business, (y) would reasonably be likely to require the disposition of any material assets or line of business of the Company or its Subsidiaries or, after the Effective Time, Parent or its Affiliates, or (z) would require the Company or its Subsidiaries to deal exclusively with a Person or related group of Persons, (B) enter into any Contract that would be considered a Company Material Contract hereunder if in effect on the date of this Agreement except in the ordinary course consistent with past practices or (C) terminate, amend, or modify in any material respect any such Contract or any Company Material Contract or waive any material right thereunder; provided, however, that neither the Company nor any of its Subsidiaries shall be deemed in breach of this Section 6.1(a) in the event that the Company or any such Subsidiary shall amend or cause to be amended any employment or similar agreement to which the Company or any of its Subsidiaries is a party as of the date hereof solely for the purpose of causing such agreement to be in compliance with Section 409A of the Code (in a manner which is designed to avoid adverse tax consequences to the employee or service provider who is party to such agreement without increasing the cost to the Company or any of its Subsidiaries);

          (xiv)  without limiting Section 6.17(a) hereof, neither the Company nor any of its Subsidiaries shall settle or offer to settle any Action on terms which would be reasonably likely to have a Company Material Adverse Effect; and

           (xv)  neither the Company nor any of its Subsidiaries shall authorize or enter into any agreement to do any of the foregoing.

          (b)   Parent covenants and agrees as to itself and its Subsidiaries that from and after the date of this Agreement and prior to the Effective Time the business of Parent and its Subsidiaries shall be conducted in the ordinary and usual course and, to the extent consistent therewith, Parent and its Subsidiaries shall use their commercially reasonable efforts to preserve their respective business organizations intact and to maintain their existing relations and goodwill with customers, suppliers, regulators, distributors, creditors, lessors, employees and business associates (unless the Company shall otherwise approve in writing (which approval will not be unreasonably withheld or delayed)), except as otherwise expressly contemplated by this Agreement or disclosed in Section 6.1(b) of the

  Parent Disclosure Letter, except as required by applicable Law and except that this sentence shall not prohibit actions or omissions that would be prohibited by clauses (i) through (vii) of the following sentence but are not so prohibited because they are within the applicable exceptions and permissions of such clauses or are approved by the Company in writing as provided therein. In addition, Parent covenants and agrees as to itself and its Subsidiaries that, from and after the date of this Agreement and prior to the Effective Time (unless the Company shall otherwise approve in writing (which approval will not be unreasonably withheld or delayed)), except as otherwise expressly contemplated by this Agreement or disclosed in Section 6.1(b) of the Parent Disclosure Letter and except as required by applicable Law:

              (i)  Parent shall not (A) amend its articles of incorporation or bylaws in any manner adverse to the Company or its shareholders; (B) split, combine, subdivide or reclassify its outstanding shares of capital stock, or pay any dividend or distribution thereon in Parent stock, unless appropriate adjustment is made to the Merger Consideration pursuant to Section 4.5; or (C) declare, set aside or pay any dividend or distribution payable in cash or property in respect of any capital stock other than regular quarterly cash dividends on the Parent Common Stock or in connection with any stock repurchase program or plan approved by Parent's board of directors (provided that repurchases prior to the Effective Time under such programs and plans on a daily basis shall not exceed in the aggregate 25% of the average daily trading volume of Parent's shares (such daily limitation on repurchases to be calculated in accordance with and in the manner of calculation of the daily volume limits applicable under Rule 10b-18 under the Exchange Act));

             (ii)  neither Parent nor any of its Subsidiaries shall merge or consolidate with any other Person except for any such transactions among wholly-owned Subsidiaries of Parent (or Parent and its wholly-owned Subsidiaries) and except for acquisition transactions consummated via subsidiary merger, and except that Parent may merge or consolidate with another Person subject to (A) compliance with Section 6.1(b)(iii) and (B) the condition that if consummation of such merger or consolidation would require the approval of the shareholders of Parent and if the record date for such approval is prior to the Effective Time, Parent shall, prior to the completion of such merger or consolidation and in addition to any other approval requirements of applicable Law, have obtained the approval of any such merger or consolidation by a vote of the majority of the votes cast for or against such merger or consolidation by shares of Parent Common Stock and Company Shares, with each Company Share having a number of votes equal to the Exchange Ratio for purposes of this vote, nor shall Parent adopt a plan of liquidation or dissolution;

            (iii)  neither Parent nor any of its Subsidiaries shall merge, consolidate or acquire any stock or assets or a license therefor if consummation of such merger, consolidation or acquisition would reasonably be likely to prevent, impair or materially delay the ability of Parent to consummate the Merger by the Termination Date;

            (iv)  neither Parent nor any of its Subsidiaries shall take any action that would prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code;

             (v)  neither Parent nor any of its Subsidiaries shall incur any Indebtedness, or issue or sell any debt securities or warrants or other rights to acquire any debt security of Parent or any of its Subsidiaries, except for (A) Indebtedness not in excess of $1,500,000,000 in the aggregate for Parent and its Subsidiaries; (B) Indebtedness for borrowed money in replacement of existing Indebtedness for borrowed money which has matured or is being refunded, so long as such replacement Indebtedness is on customary commercial terms and does not increase the principal amount of the existing Indebtedness which it replaces,

    (C) Indebtedness between the Company and its wholly owned Subsidiaries made in the ordinary course of business consistent with past practices; or (D) Indebtedness incurred to fund performance of Contracts identified in Section 5.2(j)(i) of the Parent Disclosure Letter; or (E) guarantees by Parent of Indebtedness of its wholly owned Subsidiaries existing on the date of this Agreement or incurred in accordance with the preceding clauses (A), (B) and (D);

            (vi)  neither Parent nor any of its Subsidiaries shall settle or offer to settle any Action on terms which would be reasonably likely to have a Parent Material Adverse Effect; and

           (vii)  neither Parent nor any of its Subsidiaries shall authorize or enter into any agreement to do any of the foregoing (except for transactions described in clause (ii) above as being permitted).

        6.2.    Acquisition Proposals.

          (a)    No Solicitation or Negotiation.    The Company agrees that neither it nor any of its Subsidiaries nor any of its or its Subsidiaries' directors or officers shall, and that it shall use its reasonable best efforts to cause its and its Subsidiaries' employees, investment bankers, attorneys, accountants and other agents, advisors or representatives (such directors, officers, employees, investment bankers, attorneys, accountants and other agents, advisors or representatives, collectively, "Representatives") not to, directly or indirectly:

              (i)  initiate, solicit, or knowingly facilitate or encourage, any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal;

             (ii)  engage in, continue or otherwise participate in any discussions or negotiations regarding, or provide any non-public information or non-public data to any Person in connection with or in response to, or otherwise knowingly facilitate or encourage, any Acquisition Proposal;

            (iii)  modify, amend, terminate, waive or release any standstill or similar agreement to which the Company or any Subsidiary is a party applicable to any Acquisition Proposal; or

            (iv)  take any action to render any Takeover Statute inapplicable to an Acquisition Proposal or the transaction contemplated thereby or exempt or exclude any person from the applicability of any Takeover Statute in connection with an Acquisition Proposal.

  Notwithstanding anything in the foregoing to the contrary, at any time prior to the time, but not after, this Agreement is approved by the Company's shareholders at the Shareholders Meeting, the Company may (A) provide information in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal if the board of directors of the Company receives from the Person so requesting such information an executed confidentiality agreement on terms with respect to confidentiality of information substantially similar to those contained in the Confidentiality Agreement; or (B) engage in discussions or negotiations with any Person who has made such an unsolicited bona fide written Acquisition Proposal, if (x) in each such case referred to in clause (A) or (B) above, the board of directors of the Company determines in good faith after consultation with outside legal counsel that the failure to take such action is inconsistent with its fiduciary duties under applicable Law; and (y) in each such case referred to in clause (A) or (B), if the board of directors of the Company has determined in good faith based on all the information then available and after consultation with the Company's financial advisors and legal counsel that such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to result in a Superior Proposal. In the event that the Company shall enter into any such confidentiality agreement containing a standstill provision which is applicable for a period which is shorter than the period of the standstill applicable to Parent (or in the event such confidentiality agreement shall contain no standstill provision), the period of the standstill applicable to Parent shall automatically be reduced to the period of the standstill applicable to such Person (or be eliminated in the event such confidentiality agreement shall contain no standstill provision).

          (b)    Definitions.    For purposes of this Agreement:

            "Acquisition Proposal" means (i) any proposal or offer with respect to a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction involving the Company or any of its Subsidiaries whose assets individually or in the aggregate, constitute more than 20% of the consolidated assets of the Company or (ii) any proposal or offer to acquire in any manner, directly or indirectly, 20% or more of any class of the Company's equity securities or those of any of its Subsidiaries whose assets individually or in the aggregate constitute more than 20% of the consolidated assets of the Company or of the Company's consolidated assets (including equity securities of its Subsidiaries); provided that in no event shall the Merger or any proposal or offer made by or on behalf of Parent pursuant to Section 6.2(c)(ii) hereof be deemed to constitute an "Acquisition Proposal."

            "Superior Proposal" means an unsolicited bona fide Acquisition Proposal involving more than 50% of the consolidated assets of the Company or more than 50% of the total voting power of the equity securities of the Company that the Company's board of directors has determined in its good faith judgment is reasonably likely to be consummated in accordance with its terms, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal, and if consummated, would result in a transaction more favorable to the Company's shareholders from a financial point of view than the transaction contemplated by this Agreement (after taking into account any written revisions to the terms of the transaction contemplated by this Agreement agreed to by Parent pursuant to Section 6.2(c)).

          (c)    No Change in Recommendation.    The board of directors of the Company, and each committee thereof shall not:

              (i)  (A) except as expressly permitted by this Section 6.2, withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify), in a manner adverse to Parent, the Company Recommendation, or approve or recommend to the Company's shareholders any Acquisition Proposal; or

              (B)  cause or permit the Company to enter into any letter of intent, memorandum of understanding, indication of interest, agreement in principle, acquisition agreement, merger agreement, joint venture agreement, option agreement or similar document or Contract (other than a confidentiality agreement referred to in Section 6.2(a) entered into in the circumstances referred to in Section 6.2(a)) relating to any Acquisition Proposal.

             (ii)  Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to the time, but not after, this Agreement is approved by the Company's shareholders at the Shareholders Meeting, the Company's board of directors may withhold, withdraw, qualify or modify the Company Recommendation in a manner adverse to Parent, or approve, recommend or otherwise declare advisable any Superior Proposal made after the date hereof and not solicited, encouraged or initiated in breach of this Agreement, if, subject to compliance with this Section 6.2, the Company's board of directors determines in good faith, after consultation with outside legal counsel, that failure to do so would be inconsistent with its fiduciary duties under applicable Law in connection with a Superior Proposal (a "Company Change of Recommendation"); provided, however, that no Company Change of

    Recommendation may be made until after at least three Business Days following Parent's receipt of written notice from the Company advising that the Company's board of directors intends to take such action and the basis therefor. The Company agrees (A) that during the three-Business Day period prior to its taking any action referred to in this Section 6.2(c)(ii), the Company and its Representatives shall, if requested by Parent, negotiate in good faith with Parent and its Representatives regarding any revisions to the terms of the transactions contemplated by this Agreement proposed by Parent and (B) the Company may take any such action with respect to an Acquisition Proposal that was a Superior Proposal only if such Acquisition Proposal continues to be a Superior Proposal in light of any revisions to the terms of the transaction contemplated by this Agreement proposed by Parent and any other information provided by Parent.

          (d)    Certain Permitted Disclosure.    Nothing contained in this Section 6.2 shall be deemed to prohibit the Company from complying with its disclosure obligations under U.S. federal or state law with regard to an Acquisition Proposal, including taking and disclosing to its shareholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication to shareholders); provided, that such disclosure is consistent with this Section 6.2, provided, further, that such obligations will in no way eliminate or modify the effect that any action pursuant to such disclosure would otherwise have under this Agreement.

          (e)    Existing Discussions.    The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any Acquisition Proposal. The Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.2. The Company also agrees that it will promptly request any Person that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring it or any of its Subsidiaries or making an Acquisition Proposal to return or destroy all confidential information heretofore furnished to such Person by or on behalf of it or any of its Subsidiaries.

          (f)    Notice.    The board of directors of the Company shall not take any of the actions referred to in clauses (A) or (B) of Section 6.2 (a) unless the Company shall have delivered to Parent a prior written notice advising Parent that it intends to take such action. The Company agrees that it will promptly (and, in any event, within 36 hours) notify Parent if any Acquisition Proposals or inquiries, proposals or information requests relating to the Company or any of its Subsidiaries that a Person acting in good faith would reasonably believe is seeking to make an Acquisition Proposal are received by it or any of its Representatives indicating, in connection with such notice, the name of such Person and all material terms and conditions of any proposals or offers and thereafter shall keep Parent reasonably informed, on a current basis, of the status and terms of any such proposals or offers (including all material terms and conditions of any material amendments thereto). The Company also agrees to provide any information to Parent (to the extent that such information has not been previously provided or made available to Parent) that it is providing to another Person pursuant to this Section 6.2 promptly following the time it provides such information to such other Person.

        6.3.    Proxy Statement and Registration Statement; Information Supplied.

          (a)   The Company and Parent shall cooperate in preparing and the Company shall cause to be filed with the SEC, as promptly as practicable after the execution of this Agreement, a proxy statement in preliminary form (together with any amendments or supplements thereto, the "Proxy Statement") to be sent to the shareholders of the Company in connection with the Shareholders Meeting, and Parent shall promptly prepare and file with the SEC, as promptly as practicable, a Registration Statement on Form S-4, in which the Proxy Statement will be included as a prospectus, pursuant to which shares of Parent Common Stock issuable in the Merger will be registered with the SEC (including the Proxy Statement, the "S-4 Registration Statement"). Parent and the Company each shall use its reasonable best efforts to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and to keep the S-4 Registration Statement effective as long as is necessary to consummate the Merger. The Company shall use its reasonable best efforts to cause the Proxy Statement to be mailed to its shareholders as promptly as practicable after (i) the S-4 Registration Statement becomes effective and (ii) the Company has determined the date of the Shareholders Meeting in accordance with this Agreement. The parties shall promptly provide copies, consult with each other and prepare written responses with respect to any written comments received from the SEC with respect to the Proxy Statement and the S-4 Registration Statement and advise one another of any oral comments received from the SEC. The Company and Parent shall also use reasonable best efforts to satisfy prior to the effective date of the S-4 Registration Statement all necessary state securities law or "blue sky" notice requirements in connection with the Merger and, subject to Section 6.2, to consummate the other transactions contemplated by this Agreement and will pay all expenses incident thereto. The Company will cause the Proxy Statement, and Parent will cause the S-4 Registration Statement, to comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder. Each party will advise the other, promptly after it receives notice thereof, of the time when the S-4 Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or the S-4 Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. No amendment or supplement to the Proxy Statement or the S-4 Registration Statement shall be filed without the approval of both parties hereto, which approval shall not be unreasonably withheld or delayed.

          (b)   The Company and Parent each agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in (i) the S-4 Registration Statement will, at the time the S-4 Registration Statement is filed, at any time it is amended or supplemented, or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to shareholders and at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (c)   Notwithstanding the foregoing, (i) no representation or covenant is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent for inclusion or incorporated by reference in the Proxy Statement or the S-4 Registration Statement and (ii) no representation or covenant is made by Parent with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporated by reference in the Proxy Statement or the S-4 Registration Statement.

          (d)   If at any time prior to the Effective Time there shall occur (i) any event with respect to the Company or any of its Subsidiaries, or with respect to other information supplied by the Company for inclusion or incorporated by reference in the Proxy Statement or the S-4 Registration Statement or (ii) any event with respect to Parent or any of its Subsidiaries, or with respect to other information supplied by Parent for inclusion or incorporated by reference in the Proxy

  Statement or the S-4 Registration Statement, in any case which event is required to be described in an amendment of, or a supplement to, the Proxy Statement or S-4 Registration Statement, the Company or Parent, as the case may be, will promptly inform the other of such occurrence and cooperate in promptly filing with the SEC or its staff and, as required by law, disseminating to shareholders of the Company such amendment or supplement.

        6.4.    Shareholders Meeting.

          (a)   The Company will take, in accordance with applicable Law and its articles of incorporation and bylaws, all action necessary to convene and hold a meeting of holders of Company Shares to consider and vote upon the approval of this Agreement (the "Shareholders Meeting") as promptly as reasonably practicable after the S-4 Registration Statement is declared effective and in any event will use its reasonable best efforts to convene the Shareholders Meeting not later than 90 days after the date of this Agreement (or, if later, not more than 30 days after the date the S-4 Registration Statement is declared effective). Subject to the provisions of Section 6.2 hereof, the Company's board of directors shall recommend in the Proxy Statement and at any other time to the extent necessary to comply with applicable Law that the holders of Company Shares approve this Agreement and shall take all reasonable lawful action to solicit the Company Requisite Vote.

          (b)   Notwithstanding any Company Change of Recommendation, unless this Agreement is validly terminated in accordance with its terms pursuant to Article VIII, the Company shall nonetheless submit this Agreement to the holders of Company Shares for approval at the Shareholders Meeting.

          (c)   If requested by Parent, the Company shall promptly take all actions necessary to permit Parent to solicit holders of the Company Shares to approve a transaction contemplated by Section 6.1(b)(ii)(B) as promptly as practicable after such request, including by making available to Parent all information necessary to solicit the vote of shareholders of the Company in connection with such proposal.

        6.5.    Filings; Other Actions; Notification.

          (a)   The Company shall use reasonable best efforts to cause to be delivered to Parent and its directors a letter of its independent auditors, dated (i) the date on which the S-4 Registration Statement shall become effective and (ii) the Closing Date, and addressed to Parent and its directors, in form and substance customary for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the S-4 Registration Statement.

          (b)   Parent and the Company shall, subject to Section 6.2, cooperate with each other and use, and shall cause their respective Subsidiaries to use reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as promptly as reasonably practicable, including:

              (i)  preparing and filing, as promptly as reasonably practicable, all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement;

             (ii)  making, as promptly as practicable, and in any event within 10 Business Days following the date of this Agreement, an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Merger and the other transactions contemplated by this Agreement;

            (iii)  defending, in oral and written communications with appropriate Governmental Entities or private third parties, the merits and competitive efficiencies of the Merger and the other transactions contemplated by this Agreement in order to resolve any antitrust concerns, whether federal, state, foreign or private; and

            (iv)  subject to first having used reasonable best efforts to negotiate a resolution of any objections underlying such lawsuits or other legal proceedings, defending, contesting and resisting any lawsuits, other legal proceedings, decisions, determinations or rulings, whether judicial or administrative, initiated by the U.S. Federal Trade Commission ("FTC") or the Antitrust Division of the U.S. Department of Justice ("Antitrust Division") or any state Attorney General, challenging this Agreement or the consummation of the Merger and the other transactions contemplated by this Agreement ("Competition Challenge"), including seeking to have vacated, lifted, reversed, or overturned any statute, rule, regulation, decree, judgment, injunction, or other Order, whether temporary, preliminary, or permanent, entered by any Governmental Entity that is in effect and that prohibits, prevents, or restricts consummation of the Merger or the other transactions contemplated by this Agreement, and to have such statute, rule, regulation, decree, judgment, injunction, or other Order repealed, rescinded, or made inapplicable so as to permit consummation of the Merger and the other transactions contemplated by this Agreement;

  provided, however, that nothing in this Agreement shall require, or be construed to require, Parent to proffer to, or agree to, sell, divest, lease, license, transfer, dispose of or otherwise hold separate or encumber, before or after the Effective Time (except pursuant to the Merger), any assets, licenses, operations, rights, product lines, businesses or interest therein of Parent, the Company or any of their respective Affiliates (or to consent to any sale, divestiture, lease, license, transfer, disposition or other encumbrance by Parent, the Company or the Surviving Corporation of any of their assets, licenses, operations, rights, product lines, businesses or interest therein or to consent to any agreement to take any of the foregoing actions) or to agree to any material changes (including through a licensing arrangement) or restriction on, or other impairment of Parent's ability to own or operate, any such assets, licenses, operations, rights, product lines, businesses or interests therein or Parent's ability to vote, transfer, receive dividends or otherwise exercise full ownership rights with respect to the stock of the Surviving Corporation. Nothing contained in this Agreement shall require the Company, in connection with any resolution, settlement or defense of a Competition Challenge, to agree to or effect any divestiture, hold separate any business or take any other action that is not conditioned on the consummation of the Merger and the transactions contemplated hereby or that would cause a Parent Material Adverse Effect. The Company and Parent will each request early termination of the waiting period with respect to the Merger under the HSR Act, and will not extend any waiting period under the HSR Act or any other antitrust or competition Law or enter into any agreement with any Governmental Entity not to consummate the Merger or the other transactions contemplated by this Agreement, except with the prior written consent of the other party hereto. Subject to applicable Laws relating to the exchange of information, Parent, with the advice and participation of the Company, shall have the right to direct all matters pertaining to the Merger with any Governmental Entity consistent with its obligations hereunder; provided that Parent and the Company and their respective outside antitrust counsel shall have the right to review in advance, and to the extent practicable each will consult with the other on and consider in good faith the views of the other in connection with, any proposed substantive written communication with any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement (including the S-4 Registration Statement and the Proxy Statement). Parent and the Company will provide counsel for the other party with copies of all filings and submissions made by such party and all correspondence between such party (and its advisors) with any Governmental Entity and any other information supplied by such party and such party's Affiliates to a Governmental Entity or received from such a Governmental Entity in connection with the transactions contemplated by this Agreement; provided, however, that the material may be redacted (A) as necessary to comply with contractual arrangements, (B) as necessary to address good faith legal privilege concerns, and (C) to preserve the confidentiality of any information relating to any valuation of the Company. Each of Parent and the Company will promptly inform the other party upon receipt of any material communication from the FTC, the Antitrust Division or any other Governmental Entity regarding the Merger or any other transactions contemplated by this Agreement. If Parent or the Company (or any of their respective Affiliates) receives a request for additional information or documentary material from any such Governmental Entity that is related to the transactions contemplated by this Agreement, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response to such request. Each party agrees not to participate in any substantive meeting or discussion with any Governmental Entity in connection with the transactions contemplated by this Agreement unless, to the extent feasible, it consults with antitrust counsel to the other party in advance and, to the extent feasible, provides such antitrust counsel the opportunity to attend and to participate. To preserve claims of attorney-client privilege and attorney work product and to enable confidential exchanges of documents and information pursuant to this Section 6.5, each of the Company and Parent agree if reasonably requested to enter into a joint defense agreement on reasonable terms. In exercising the foregoing rights, each of the Company and Parent shall act reasonably and as promptly as practicable.

          (c)   The Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and shareholders, and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the S-4 Registration Statement or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement.

          (d)   Subject to applicable Law and the instructions of any Governmental Entity, the Company and Parent each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by Parent or the Company, as the case may be, or any of their respective Subsidiaries, from any third party and/or any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of any change, fact or condition that is reasonably expected to result in a Company Material Adverse Effect or of any failure of any condition to Parent's obligations to effect the Merger or a Parent Material Adverse Effect or of any failure of any condition to the Company's obligations to effect the Merger, respectively.

        6.6.    Access; Consultation.    Upon reasonable notice, and except as may otherwise be required by applicable Law, each party hereto shall (and shall cause its Subsidiaries to) afford the Representatives of the other party hereto reasonable access, during normal business hours throughout the period prior to the Effective Time, to its properties, books, contracts and records and, during such period, shall (and shall cause its Subsidiaries to) furnish promptly to the other party all information concerning its or any of its Subsidiaries' business, properties and personnel as may reasonably be requested; provided that no investigation pursuant to this Section 6.6 shall affect or be deemed to modify any representation or warranty made by the Company or Parent hereunder; and provided further that the foregoing shall not require the Company or Parent to permit any inspection, or to disclose any information, that such party has been advised by counsel may not be provided under applicable Law or that, in the reasonable judgment of such party, would result in the disclosure of any trade secrets of third parties, result in the loss of a legal privilege with respect to a material issue or violate any of its obligations with respect to confidentiality if such party shall have used reasonable best efforts to obtain any consent of any third party to such inspection or disclosure or otherwise to make reasonable provision for the required inspection or disclosure, by entry into a joint defense agreement on reasonable terms or otherwise. All requests for information made pursuant to this Section 6.6 shall be directed to the General Counsel of the Company or Parent or such Person as may be designated by such General Counsel. All such information shall be governed by the terms of the Confidentiality Agreement.

        6.7    Affiliates.    Section 6.7 of the Company Disclosure Letter contains a list of those Persons who, as of the date of this Agreement, may be deemed as of the date of the Shareholders Meeting to be affiliates of the Company for purposes of Rule 145 under the Securities Act. Prior to the date of the Shareholders Meeting, the Company shall update Section 6.7 of the Company Disclosure Letter as necessary to reflect changes from the date hereof. The Company shall provide to Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. The Company shall use its reasonable best efforts to cause each person identified on such list to deliver to Parent, not later than five business days prior to Closing, a written agreement substantially in the form attached as Exhibit A hereto.

        6.8.    Stock Exchange Listing and De-listing.    Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date. The Company shall take all actions necessary to permit the Company Shares to be de-listed from the NASDAQ National Market ("NASDAQ") and de-registered under the Exchange Act within ten days following the Effective Time.

        6.9.    Publicity.    The initial press release with respect to the Merger shall be a joint press release and thereafter the Company and Parent shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Governmental Entity (including any national securities exchange) with respect thereto, except as may be required by Law, by obligations pursuant to any listing agreement with or rules of any national securities exchange or interdealer quotation service, or by the request of any Governmental Entity.

        6.10.    Employee Benefits; Employee Matters.

          (a)    Company Compensation and Benefit Plans.    Through December 31, 2007, Parent shall continue, or shall cause the Surviving Corporation to continue, each of the Company plans set forth on Section 6.10(a)(1) of the Company Disclosure Letter ("12/31/07 Plans"). After December 31, 2007, the Parent may terminate some or all of the 12/31/07 Plans and provide benefits to employees of Surviving Corporation under Parent's benefit plans. Through December 31, 2009, Parent shall continue, or shall cause the Surviving Corporation to continue, each of the Company plans set forth on Section 6.10(a)(2) of the Company Disclosure Letter ("12/31/09 Plans"). For those individuals (i.e., officers and directors) who prior to Closing receive at no cost the benefits set forth on Section 6.10(a)(3) of the Company Disclosure Letter (which the Company represents and warrants is an accurate list of individuals and benefit costs), Parent shall increase base pay (or, if an individual does not receive base pay, compensation) by the applicable "base pay adjustment amount" set forth on Section 6.10(a)(3) of the Company Disclosure Letter, and such individuals will no longer be provided such benefits at no cost after Closing. Nothing herein shall be deemed to be a guarantee of employment for any employee, or to restrict the right of Parent, the Surviving Corporation or any Subsidiary to terminate any employee. Further, nothing herein shall restrict the right of Parent, Surviving Corporation or any Subsidiary to amend the 12/31/07 Plans or the 12/31/09 Plans in accordance with the terms and conditions of such benefit plans; provided, however, any amendment to the 12/31/07 Plans effective prior to 12/31/07 and any amendment to the 12/31/09 Plans effective prior to 12/31/09 shall be approved by (i) the Parent's Compensation and Benefits Committee and (ii) by the Plan Amendment Officer, if any is then serving, which approval by the Plan Amendment Officer shall not be unreasonably withheld or delayed . As used herein, "Plan Amendment Officer" means William W. Canfield for so long as he is an active employee of the Company, and if he is not an active employee of the Company, then any successor Plan Amendment Officer designated by him (or if he is deceased or disabled, designated by any previously designated and serving successor Plan Amendment Officer) from among the senior executive employees of the Company, any such designation requiring Parent's prior written consent thereto, which will not be unreasonably withheld or delayed. No individual will be qualified to be designated as successor Plan Amendment Officer or to serve as successor Plan Amendment Officer unless (i) such individual is at all relevant times a senior executive employee of the Company and (ii) prior to such service has provided Parent with a written undertaking, in form and substance reasonably acceptable to Parent, agreeing to serve in such capacity and not to unreasonably withhold or delay any approval under this Section 6.10(a) requested by Parent or Parent's Compensation and Benefits Committee.

          (b)    Company Annual Incentive Plans.    Notwithstanding any provision to the contrary in the Fiscal Year 2007 Incentive Bonus Plan Policy, the requirement that an employee be actively employed on the date bonuses become payable in order to be eligible for an incentive award for that period shall be deemed satisfied so long as the employee is employed with the Company, its Subsidiaries or the Surviving Corporation on March 31, 2007 and, if bonuses have not yet been paid as of the Closing Date, as long as the employee is employed on the Closing Date. The Company, its Subsidiaries, Parent or the Surviving Corporation, as applicable, shall sponsor an incentive bonus plan and an incentive commission plan for the period commencing April 1, 2007 and ending December 31, 2008, which are generally comparable to the Fiscal Year 2007 Incentive Bonus Plan Policy and the TALX Corporation Incentive Commission Plan, respectively, with such changes as it may determine are necessary or appropriate to reflect any shorter performance period, the effect of the Merger on various performance measures, and any other changes that would be typical when reviewing and revising bonus plans and setting individual targets and performance criteria from year to year. For the year beginning January 1, 2009, the Company, its Subsidiaries, Parent or the Surviving Corporation, as applicable, may replace such incentive bonus plan and incentive commission plan with comparable programs with no material loss of economic value.

          (c)    Company Long-Term Incentive Plan.    As of the Closing Date, each participant's benefits under the 2006-2008 Long-Term Incentive Plan for Selected Key Executives and the 2007-2009 Long-Term Incentive Plan for Selected pan Management Employees shall be paid out in a single lump sum benefit, the amount of which shall be determined in the sole and absolute discretion of the Company's Compensation Committee taking into account the relevant performance factors as of such date relative to the performance targets established pursuant to the terms of such plan, and prorated based on the portion of the performance period completed as of the Closing Date relative to the entire performance period.

          (d)    Company Deferred Compensation Plan.    As of the Closing Date and through December 31, 2007, Parent shall assume, or shall cause the Surviving Corporation to continue, the TALX Corporation Nonqualified Savings and Retirement Plan with the eligibility and benefit provisions of such plan as of the date hereof (assuming such eligibility provisions continue to meet the requirements for the plan to be exempt from certain provisions of ERISA as a "top hat" plan)

  and in a manner consistent with the requirements of, and so as to avoid triggering tax liabilities under, Section 409A of the Code. Effective January 1, 2008, employees of the Surviving Corporation shall be eligible to participate in the Parent deferred compensation plan in accordance with the eligibility provisions of such plan.

          (e)    Company Employment Agreements.    As of the Closing Date, Parent shall assume, or cause the Surviving Corporation to continue to honor, all duties and obligations of the Company or its Subsidiaries under the employment agreements (subject to the employees' obligation under such agreements) that the Company or its Subsidiaries has in effect at the Effective Time and that are specified on Section 6.10(e) of the Company Disclosure Letter (the "Continuing Employment Agreements").

          (f)    Service.    At such time as Company employees cease being covered by a Company Compensation and Benefit Plan and commence participation in a corresponding Parent Compensation and Benefit Plan, all service with the Company and its ERISA Affiliates shall be counted as service with Parent and the Surviving Corporation for purposes of eligibility and vesting under such Parent Compensation and Benefit Plan other than Parent's pension plan and retiree medical plan. With respect to Parent's pension plan and retiree medical plan, if Company employees become eligible to participate in either or both of such plans, all service with the Company and its ERISA Affiliates shall be counted as service with Parent and the Surviving Corporation for purposes of eligibility to participate in and vesting under such plan(s), but not for purposes of benefit accrual or eligibility for any grandfathered benefit, right or feature which requires a commencement of employment or participation date prior to the Closing Date. In addition, service with the Company and its ERISA affiliates shall be counted as service with Parent and the Surviving Corporation for employment purposes, including seniority, vacation, sick leave and paid time off entitlements pursuant to any such employment policy applicable to the employee from time to time. This Section 6.10(f) is not intended to provide any duplicate benefits or to make Company employees eligible to participate in any Parent Compensation and Benefit Plan prior to the date provided by the Parent.

          (g)    COBRA.    Parent or the Surviving Corporation shall be responsible for any legally mandated continuation of health care coverage for the employees of the Company and its Subsidiaries and/or their dependents who have a loss of health care coverage due to a qualifying event before, at, or after the Closing Date. Section 6.10(g) of the Company's Disclosure Letter lists for each individual who incurred a qualifying event prior to the date of this Agreement and who has elected or is still within the time period for electing continued health care coverage, the type of qualifying event, date of such qualifying event, and period for which such individual and any eligible dependents is eligible to continue health care coverage.

        6.11.    Expenses.    Whether or not the Merger is consummated, subject to Section 8.5 (b), all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense, except that (a) Parent and the Company shall each bear and pay one half of the filing fee for filing the S-4 Registration Statement with the SEC, and the costs and expenses incurred in connection with the filing, printing and mailing of the Proxy Statement and the S-4 Registration Statement (other than attorneys and accountants' fees and expenses, which shall be paid by the party incurring such expense), and (b) Parent shall pay the filing fees for the Notification and Report Forms filed with the FTC and the Antitrust Division under the HSR Act and any premerger notification and reports formed under similar applicable antitrust law of any non-United States governmental antitrust authority.

        6.12.    Indemnification; Directors' and Officers' Insurance.

          (a)   From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, indemnify and hold harmless each present and former director and officer of the

  Company or its Subsidiaries (when acting in such capacity), determined as of the Effective Time (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs"), as incurred, in connection with any claim, action (whether threatened, pending or contemplated), suit, proceeding or investigation, whether arising before or after the Effective Time and whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or acts or omissions occurring at or prior to the Effective Time (including, for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby), whether asserted or claimed prior to, at or after the Effective Time, (i) without limitation of subclause (ii), to the same extent such individuals are indemnified or have the right to advancement of expenses as of the date of this Agreement by the Company pursuant to its articles of incorporation and bylaws and indemnification agreements, if any, with, or for the benefit of, any such individuals (and subject to the terms and conditions otherwise applicable to such existing rights to indemnification and advancement) and (ii) without regard to the limitations in subclause (i) above, to the fullest extent permitted to be provided by the Surviving Corporation under applicable Law (and Parent shall, or shall cause the Surviving Corporation to, promptly advance expenses as incurred to the fullest extent so permitted under applicable Law, provided the Person to whom expenses are advanced provides an undertaking in accordance with applicable Law to repay such advances if it is ultimately determined that such Person is not entitled to indemnification); provided, however, that (x) Parent and the Surviving Corporation shall not have any obligation hereunder to any Indemnified Party if and when a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law, and (y) with respect to any Action pending against such Indemnified Party prior to the Effective Time, or threatened against such Indemnified Party prior to the Effective Time (to the knowledge of the Indemnified Party), or with respect to which such Indemnified Party made a claim for indemnification or advancement from the Company prior to the Effective Time, the provisions of any settlement agreement, undertaking or other Contract or Order in effect prior to the Effective Time relating to such pending or threatened Action or such claim shall continue to be effective and any limitations or conditions on the entitlement to or scope of the Indemnified Party's rights to indemnification or advancement applicable pursuant to any such Contract or Order shall continue to apply to such Indemnified Party's rights hereunder after the Effective Time.

          (b)   Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 6.12, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent and the Surviving Corporation thereof, but the failure to so notify shall not relieve Parent and the Surviving Corporation of any liability they may have to such Indemnified Party except to the extent such failure materially prejudices Parent or the Surviving Corporation, as the case may be.

          (c)   For a period of six years following the Effective Time, Parent shall cause the Surviving Corporation to and the Surviving Corporation shall provide a policy of officers' and directors' liability insurance that serves to reimburse, and covers, the Indemnified Parties and any other employees of the Company and its Subsidiaries who are covered by the Company's officers' and directors' liability insurance, if any, at the Effective Time, with respect to claims against such Indemnified Parties or such employees arising from facts or events occurring prior to the Effective Time (including, for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby) ("D&O Insurance"), which insurance shall contain at least the same coverage and amounts, and contain terms and conditions no less advantageous to the Indemnified Parties and any such other employees, as the coverage provided under the Company's existing directors' and officers' liability insurance coverage;

  provided, however, that, in satisfying the foregoing obligations the Surviving Corporation shall not be required to pay an aggregate premium (on an annualized basis) for the D&O Insurance in excess of 250% of the last annual premium paid by the Company (or its Subsidiaries) prior to the date of this Agreement (all such amounts, as stated in Section 6.12(c) of the Company Disclosure Letter, the "Current Premium"); if the existing or any replacement D&O Insurance expires, is terminated or cancelled, or if the annual premium therefor is increased to an amount in excess of 250% of the Current Premium during such six year period, the Surviving Corporation will use its reasonable best efforts to obtain D&O Insurance in an amount and scope as great as can be obtained for the remainder of such period for a premium not in excess (on an annualized basis) of 250% of the Current Premium; and provided, further that in lieu of such coverage, Parent may substitute a prepaid "tail" policy for such coverage, which it may cause the Company to obtain prior to the Closing. Prior to the Effective Time the Company shall assist Parent as reasonably requested in determining the manner in which Parent will comply with the obligations of this Section 6.12(c), but the Company shall not modify, increase, or, except in the ordinary course consistent with past practice at the normal time for renewal, extend its D&O Insurance for any period beyond the current policy period, obtain any "tail" policy or obtain new D&O Insurance or prepay any D&O Insurance, without Parent's prior consent.

          (d)   If Parent, the Surviving Corporation or any of their respective successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume all of the obligations set forth in this Section 6.12.

          (e)   The rights of each Indemnified Party under this Section 6.12 shall be in addition to any rights such Indemnified Party may have under the articles of incorporation and bylaws of the Company or any of its Subsidiaries, or under Missouri Law or any other applicable Law or under any agreement of any Indemnified Party with the Company or any of its Subsidiaries.

          (f)    The provisions of this Section 6.12 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives and shall survive the consummation of the Merger, notwithstanding any release executed by any Indemnified Party in connection with his or her departure from the Company or its Subsidiaries unless a release of the provisions of this Section is expressly provided for in such release.

        6.13.    Takeover Statutes.    If any Takeover Statute is or may become applicable to the Merger or any of the other transactions contemplated by this Agreement, each of Parent and the Company and their respective boards of directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or by the Merger and otherwise use reasonable best efforts to act to eliminate or minimize the effects of such statute or regulation on such transactions.

        6.14.    Control of the Company's or Parent's Operations.    Nothing contained in this Agreement shall give Parent or the Company, directly or indirectly, rights to control or direct the operations of the other prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its operations.

        6.15.    Section 16(b).    The board of directors of each of the Company and Parent shall, prior to the Effective Time, take all such actions as may be necessary or appropriate pursuant to Rule 16b-3(d) and Rule 16b-3(e) under the Exchange Act to exempt any dispositions of Company Shares (including derivative securities with respect to Company Shares) or acquisitions of Parent Common Stock

(including derivative securities with respect to Parent Common Stock) pursuant to the terms of this Agreement by officers and directors of the Company subject to the reporting requirements of Section 16(a) of the Exchange Act (the "Company Insiders") or by officers, directors or employees of the Company who may become an officer or director of Parent subject to the reporting requirements of Section 16(a) of the Exchange Act (the "Parent Insiders"). In furtherance of the foregoing, prior to the Effective Time, the board of directors of the Company, with respect to Company Insiders, and the board of directors of Parent, with respect to Parent Insiders, shall adopt resolutions in a timely manner that specify (i) the name of each such Company Insider and Parent Insider, (ii) in the case of Company Insiders, the number of Company Shares (including Company Options and Company Awards and their material terms) and, in the case of Parent Insiders, the number of shares of Parent Common Stock (including options and awards of Parent and their material terms), involved for each such individual, and (iii) that the approval is granted for purposes of exempting such actions from Section 16(b) of the Exchange Act under Rule 16b-3(e) of the Exchange Act, in the case of dispositions by Company Insiders, and under rule 16b-3(d) of the Exchange Act, in the case of acquisitions by Parent Insiders. Parent and the Company shall cooperate in good faith and provide to counsel of the other party for its review copies of such resolutions to be adopted by the respective boards of directors prior to such adoption and the parties shall provide each other with such information as shall be reasonably necessary for its respective board of directors to set forth the information required in such resolutions.

        6.16.    Tax-Free Qualification.

          (a)   Each of the Company and Parent shall use its reasonable best efforts to and to cause each of its respective Subsidiaries to, (i) cause the Merger to qualify as a "reorganization" within the meaning of Section 368(a) of the Code and (ii) obtain the opinions of counsel referred to in Section 7.2(c) and Section 7.3(c) of this Agreement, including the execution and delivery of the tax representation letters referred to therein.

          (b)   From and after the Effective Time, Parent shall not take any action that is reasonably likely to cause the Merger to fail to qualify as a "reorganization" within the meaning of Section 368(a) of the Code, including any action that is reasonably likely to cause the Merger to fail to satisfy the "continuity of business enterprise" requirement described in Treasury Regulation §1.368-1(d). If the opinion conditions contained in Section 7.2(c) and Section 7.3(c) of this Agreement have been satisfied, each of the Company and Parent shall report the Merger for U.S. federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code.

        6.17.    Other Actions by the Company and Parent.

          (a)    Other Actions.    The Company shall give Parent the opportunity to participate in the defense or settlement of any Action brought by any shareholder of the Company against the Company and/or its directors relating to the transactions contemplated by this Agreement, and no material such settlement shall be agreed to without Parent's prior written consent (which consent will not be unreasonably withheld or delayed). The parties agree that, notwithstanding anything in this Agreement to the contrary, the Company shall comply with the terms and conditions set forth in Section 6.17(a) of the Company Disclosure Letter with respect to the Pending Action (as defined therein).

          (b)    Parent Board of Directors.    As of the Effective Time, the board of directors of Parent shall appoint William W. Canfield to a vacancy or newly-created seat on such board of directors, to serve until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of Parent and applicable Law.

          (c)    TALX Charitable Foundation.    Following the Effective Time, unless otherwise consented to by William W. Canfield or his appointee, Parent shall cause the Surviving Corporation to continue to contribute not less than $150,000 per calendar quarter through calendar year 2009, to the TALX Charitable Foundation in accordance with the Company's preexisting contribution practices, the proceeds of such contributions to be used by the TALX Charitable Foundation to support St. Louis area, disadvantaged children's programs, or for such other purposes as the TALX Charitable Foundation shall determine. For not less than two additional calendar years, Parent will consider in good faith further requests for support for charitable activities in the St. Louis area, to the extent permitted by the business performance of the Surviving Corporation.

          (d)    Dividends.    The Company shall coordinate with Parent the declaration, setting of record dates and payment dates of dividends on Company Shares so that holders of Company Shares do not receive dividends on both Company Shares and Parent Common Stock received in the Merger in respect of any calendar quarter or portion thereof or fail to receive a dividend on either Company Shares or Parent Common Stock received in the Merger in respect of any calendar quarter or portion thereof.

ARTICLE VII
CONDITIONS

        7.1.    Conditions to Each Party's Obligation to Effect the Merger.    The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

          (a)    Shareholder Approval.    This Agreement shall have been duly approved by holders of Company Shares constituting the Company Requisite Vote.

          (b)    NYSE Listing.    The shares of Parent Common Stock issuable to the Company shareholders pursuant to the Merger shall have been authorized for listing on the NYSE upon official notice of issuance.

          (c)    Regulatory Consents.    (i) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been earlier terminated, (ii) all other Governmental Consents, the failure of which to make or obtain would, individually or in the aggregate, reasonably be likely to result in a Company Material Adverse Effect or Parent Material Adverse Effect shall have been made or obtained (such Governmental Consents, together with that described in Section 7.1(c)(i), the "Required Governmental Consents"). For purposes of this Agreement, the term "Governmental Consents" shall mean all notices, reports, and other filings required to be made prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries with, and all consents, registrations, approvals, permits, clearances and authorizations required to be obtained prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries from, any Governmental Entity in connection with the execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby.

          (d)    Orders; Litigation.    No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger or the other transactions contemplated by this Agreement, and there shall be no Action pending in which the FTC or the Antitrust Division seeks to restrain, enjoin or otherwise prohibit consummation of the Merger or other transactions contemplated by this Agreement.

          (e)    S-4 Registration Statement.    The S-4 Registration Statement shall have become effective under the Securities Act. No stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or be threatened by the SEC.

          (f)    Blue Sky Approvals.    Parent shall have received all state securities and "blue sky" permits and approvals necessary to consummate the transactions contemplated hereby.

        7.2.    Conditions to Obligations of Parent and Merger Sub.    The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

          (a)    Representations and Warranties.    The representations and warranties of the Company contained in this Agreement and in any certificate or other writing delivered by the Company pursuant hereto shall be true and correct in all respects (without giving effect to any limitation as to "materiality" or "Company Material Adverse Effect" set forth therein) at and as of the date of this Agreement and the Effective Time as if made at and as of such time (except to the extent that any such representation or warranty expressly speaks as of a particular date, in which case such representation or warranty shall be true and correct as of such earlier date), except where the failure to be so true and correct (without giving effect to any limitation as to "materiality" or "Company Material Adverse Effect" set forth therein), individually or in the aggregate, has not had, and would not reasonably be likely to have, a Company Material Adverse Effect (other than with respect to Section 5.1(b)(i), as to which this Company Material Adverse Effect exception shall not apply but which shall be true and correct in all material respects). Parent shall have received at the Closing a certificate signed on behalf of the Company by the Chief Executive Officer of the Company to the effect that the condition set forth in this Section 7.2(a) has been satisfied.

          (b)    Performance of Obligations of the Company.    The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer of the Company to such effect.

          (c)    Tax Opinion.    Parent shall have received the opinion of Kilpatrick Stockton LLP, counsel to Parent, dated the Closing Date, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of Parent, Merger Sub and the Company will be a party to that reorganization within the meaning of Section 368(b) of the Code; it being understood that in rendering such opinion, such counsel shall be entitled to rely on tax representation letters delivered to it by the Company and Parent containing customary representations with respect to such matters.

          (d)    Threatened Orders.    Except for any Action described in Section 7.2(d) of the Company Disclosure Letter, with respect to which this Section 7.2(d) shall not apply, no Governmental Entity shall have (i) instituted (or if instituted shall have failed to withdraw) any Action or threatened to institute any Action (or if threatened, shall have failed to withdraw such threat) (A) seeking to restrain or prohibit Parent's, Merger Sub's or any of Parent's other Subsidiaries' (x) ability effectively to exercise full rights of ownership of the Company Shares following the Effective Time, or (y) ownership or operation after the Effective Time of all or any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or of Parent and its Subsidiaries, taken as a whole, (B) seeking to compel Parent or any of its Subsidiaries or Affiliates to dispose of or hold separate all or any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or of Parent and its Subsidiaries, taken as a whole or (C) that otherwise would reasonably be expected to have a Company Material Adverse Effect or Parent Material Adverse Effect or (ii) taken any action, imposed any condition, or enacted, enforced, promulgated, issued or deemed applicable to the transactions contemplated hereby any

  Law or Order, other than the application of the waiting period provisions of the HSR Act to the Merger, that would reasonably be likely, directly or indirectly, to result in any of the consequences referred to in subclauses (A) through (C) of clause (i) above.

          (e)    Company Material Adverse Effect.    After the date of this Agreement, there shall not have occurred any event, occurrence, discovery or development that, individually or in the aggregate, has resulted, or would reasonably be likely to result, in a Company Material Adverse Effect and that is in existence at the Closing.

          (f)    Dissenting Shares.    The aggregate amount of Dissenting Shares shall be less than ten percent (10%) of the total outstanding Company Shares at the Effective Time.

        7.3.    Conditions to Obligation of the Company.    The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

          (a)    Representations and Warranties.    The representations and warranties of Parent contained in this Agreement and in any certificate or other writing delivered by Parent pursuant hereto shall be true and correct in all respects (without giving effect to any limitation as to "materiality" or "Parent Material Adverse Effect" set forth therein) at and as of the date of this Agreement and the Effective Time as if made at and as of such time (except to the extent that any such representation or warranty expressly speaks as of a particular date, in which case such representation or warranty shall be true and correct as of such earlier date), except where the failure to be so true and correct (without giving effect to any limitation as to "materiality" or "Parent Material Adverse Effect" set forth therein), individually or in the aggregate, has not had, and would not reasonably be likely to have, a Parent Material Adverse Effect (other than with respect to Section 5.2(b)(i), as to which this Parent Material Adverse Effect exception shall not apply but which shall be true and correct in all material respects). The Company shall have received at the Closing a certificate signed on behalf of Parent and Merger Sub by an executive officer of each of Parent and Merger Sub to the effect that the condition set forth in this Section 7.3(a) has been satisfied.

          (b)    Performance of Obligations of Parent and Merger Sub.    Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent and Merger Sub by an executive officer of each of Parent and Merger Sub to such effect.

          (c)    Tax Opinion.    The Company shall have received the opinion of Bryan Cave LLP, counsel to the Company, dated the Closing Date, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of Parent, Merger Sub and the Company will be a party to that reorganization within the meaning of Section 368(b) of the Code; it being understood that in rendering such opinion, such counsel shall be entitled to rely on tax representation letters delivered to it by the Company and Parent containing customary representations with respect to such matters.

          (d)    Threatened Orders.    Except for any Action described in Section 7.3(d) of the Parent Disclosure Letter, with respect to which this Section 7.3(d) shall not apply, no Governmental Entity shall have (i) instituted (or if instituted shall have failed to withdraw) any Action or threatened to institute any Action (or if threatened, shall have failed to withdraw such threat) (A) seeking to restrain or prohibit Parent's, Merger Sub's or any of Parent's other Subsidiaries' ownership or operation after the Effective Time of all or any material portion of the business or assets of Parent and its Subsidiaries, taken as a whole, and which would reasonably be likely to have a Parent Material Adverse Effect, (B) seeking to compel Parent or any of its Subsidiaries or Affiliates to dispose of or hold separate all or any material portion of the business or assets of Parent and its Subsidiaries, taken as a whole, and which would reasonably be likely to have a Parent Material Adverse Effect or (C) that otherwise would reasonably be likely to have a Parent Material Adverse Effect or (ii) taken any action, imposed any condition, or enacted, enforced, promulgated, issued or deemed applicable to the transactions contemplated hereby any Law or Order, other than the application of the waiting period provisions of the HSR Act to the Merger, that would reasonably be likely, directly or indirectly, to result in any of the consequences referred to in subclauses (A) through (C) of clause (i) above.

          (e)    Parent Material Adverse Effect.    After the date of this Agreement, there shall not have occurred any event, occurrence, discovery or development that, individually or in the aggregate, has resulted, or would reasonably be likely to result, in a Parent Material Adverse Effect and that is in existence at the Closing.

ARTICLE VIII
TERMINATION

        8.1.    Termination by Mutual Consent.    This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by shareholders of the Company referred to in Section 7.1(a), by mutual written consent of the Company and Parent, by action of their respective boards of directors.

        8.2.    Termination by Either Parent or the Company.    This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the board of directors of either Parent or the Company if (a) the Merger shall not have been consummated by December 31, 2007, whether such date is before or after the date of approval by the shareholders of the Company (the "Termination Date"); (b) the approval of this Agreement by the Company's shareholders required by Section 7.1(a) shall not have occurred at the Shareholders Meeting or at any adjournment or postponement thereof; or (c) any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the approval by the shareholders of the Company); provided that the right to terminate this Agreement pursuant to this Section 8.2 shall not be available to any party that has breached in any material respect its obligations under this Agreement and such breach results in the failure of the Merger to be consummated by the Termination Date.

        8.3.    Termination by the Company.    This Agreement may be terminated and the Merger may be abandoned (a) at any time prior to the Effective Time, whether before or after the approval of this Agreement by the shareholders of the Company referred to in Section 7.1(a) ("Shareholder Approval"), by action of the board of directors of the Company if there has been a breach of any representation, warranty, covenant or agreement made by Parent or Merger Sub in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Section 7.3(a) or Section 7.3(b)would not be satisfied and such breach or failure to be true is not curable or, if curable, is not cured within 30 days after written notice thereof is given by the Company to Parent or (b) at any time prior to the receipt of Shareholder Approval, by action of the board of directors of the Company if the board of directors approves a Superior Proposal in accordance with Section 6.2(c) and authorizes the Company to enter into a binding written agreement providing for such Superior Proposal and, prior to or simultaneous with such termination, the Company pays to Parent by wire transfer of same day funds the Termination Fee required to be paid pursuant to Section 8.5.

        8.4.    Termination by Parent.    This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the board of directors of Parent if (a) the board of directors of the Company shall have made a Company Change in Recommendation prior to the receipt of the approval of the Company's shareholders satisfying the condition set forth in

Section 7.1(a); (b) there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Section 7.2(a) or Section 7.2(b) would not be satisfied and such breach or failure to be true is not curable or, if curable, is not cured within 30 days after written notice thereof is given by Parent to Company; or (c) the Company shall have willfully or intentionally breached Section 6.2 in any material respect.

        8.5.    Effect of Termination and Abandonment.

          (a)   In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, this Agreement (other than as set forth in this Section 8.5 and the second sentence of Section 9.1) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal or financial advisors or other representatives); provided, however, that no such termination shall relieve any party hereto from any liability for damages to any other party resulting from any prior willful or intentional breach of this Agreement or from any obligation to pay, if applicable, the fees and reimbursement of expenses in accordance with Section 6.11 or Section 8.5(b).

          (b)   If (i) this Agreement is terminated (A) by the Company pursuant to Section 8.3(b), (B) by Parent pursuant to Section 8.4(a), (C) by Parent pursuant to Section 8.4(c), (D) by Parent or the Company pursuant to Section 8.2(a) (if a vote to obtain the Company Requisite Vote at the Shareholders Meeting has not been taken prior to such termination), or (E) by Parent or the Company pursuant to Section 8.2(b), and (ii) in the case of any termination referred to in clauses (i)(C), (i)(D) or (i)(E) of this sentence, prior to any such termination, but after the date of this Agreement a bona fide Acquisition Proposal shall have been made to the Company or any of its Subsidiaries or have been made directly to the Company's shareholders generally or any Person shall have publicly announced an intention to make a bona fide Acquisition Proposal with respect to the Company and such Acquisition Proposal shall not have been withdrawn prior to the date of such termination and if on or within 12 months after the date of a termination the Company consummates an Acquisition Proposal or enters into a definitive agreement with respect to an Acquisition Proposal, then (x) in the case of clauses (i)(C), (i)(D), and (i)(E), the Company shall promptly, but in no event later than two days after the date of the consummation of such Acquisition Proposal or the execution of a definitive agreement with respect to such Acquisition Proposal, and (y) in the case of clauses (i)(A) and (i)(B), the Company shall prior to or simultaneous with such termination, pay Parent a fee equal to Twelve Million Dollars ($12,000,000) (the "Termination Fee"), payable by wire transfer of same day funds. For the purposes of this Section 8.5(b), the term "Acquisition Proposal" shall have the meaning assigned to such term in Section 6.2(b), except that the reference to 20% therein shall be deemed to be a reference to "more than 50%". The Company acknowledges that the agreements contained in this Section 8.5(b) are an integral part of the transactions contemplated by this Agreement, that, without these agreements, Parent and Merger Sub would not enter into this Agreement, and that any amounts payable pursuant to this Section 8.5(b) is not a penalty. In the event that Parent or Merger Sub commences a suit to obtain payment of any amount due pursuant to this Section 8.5(b), the costs and expenses (including attorneys' fees) of the prevailing party in connection with such suit shall be paid to the prevailing party by the other party, together with interest on any amount of the Termination Fee that is not paid when due for the period of non-payment at a rate per annum equal to 3% over the prime rate of SunTrust Bank, Atlanta, Georgia, in effect on the date such payment should have been made if Parent is the prevailing party.

ARTICLE IX
MISCELLANEOUS AND GENERAL

        9.1.    Survival.    This Article IX and the agreements of the Company, Parent and Merger Sub contained in Article I (The Merger; Closing; Effective Time), Article II (Articles of Incorporation and Bylaws of the Surviving Corporation), Article III (Directors and Officers of the Surviving Corporation), Article IV (Effect of the Merger on Capital Stock; Exchange of Certificates), Section 6.8 (Stock Exchange Listing and De-Listing), Section 6.9 (Publicity), Section 6.10 (Employee Benefits; Employee Matters), Section 6.11 (Expenses), Section 6.12 (Indemnification; Directors' and Officers' Insurance), Section 6.16 (Tax-Free Qualification), Section 6.17(b) (Parent Board of Directors) and Section 6.17(c) (TALX Charitable Foundation) shall survive the consummation of the Merger. This Article IX (other than Section 9.2 (Modification or Amendment), Section 9.3 (Waiver of Conditions) and Section 9.14 (Assignment)) and the agreements of the Company, Parent and Merger Sub contained in Section 6.11 (Expenses), Section 8.5 (Effect of Termination and Abandonment) and the Confidentiality Agreement shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.

        9.2.    Modification or Amendment.    Subject to the provisions of applicable Law, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

        9.3.    Waiver of Conditions.

          (a)   Any provision of this Agreement may be waived prior to the Effective Time if, and only if, such waiver is in writing and signed by the party against whom the waiver is to be effective.

          (b)   No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise herein provided, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

        9.4.    Counterparts.    This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

        9.5.    GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL.

          (a)   THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (OTHER THAN WITH RESPECT TO MATTERS RELATING TO FIDUCIARY DUTIES OF THE COMPANY'S BOARD OF DIRECTORS, WITH RESPECT TO WHICH MISSOURI LAW SHALL APPLY, AND THOSE PROVISIONS SET FORTH HEREIN THAT ARE REQUIRED TO BE GOVERNED BY THE MGBCL, INCLUDING ALL PROVISIONS WITH RESPECT TO THE EFFECTUATION OF THE MERGER, WHICH SHALL BE GOVERNED BY THE MGBCL) WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit exclusively to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the State of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York Federal or state court. The parties hereby consent to and grant any such court jurisdiction over the Person of such parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.6 or in such other manner as may be permitted by Law, shall be valid and sufficient service thereof.

          (b)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

        9.6.    Notices.    Notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given, (a) when sent if sent by facsimile, provided that the fax is promptly confirmed by telephone confirmation thereof, (b) when delivered, if delivered personally to the intended recipient, and (c) one Business Day later, if sent by overnight delivery via a national courier service, and in each case, addressed to a party at the following address for such party:

  if to Parent or Merger Sub

    Equifax Inc.
    1550 Peachtree Street, N.W.
    Atlanta, Georgia 30309
    Fax: (404) 885-8988
    Attention: Kent E. Mast, Corporate Vice President and
        General Counsel

  with a copy to:

    Kilpatrick Stockton LLP
    1100 Peachtree Street
    Suite 2800
    Atlanta, Georgia 30309
    Fax: (404) 815-6555
    Attention:    W. Stanley Blackburn, Esq.
                         Bruce D. Wanamaker, Esq.

  if to the Company

    TALX Corporation
    11432 Lackland Avenue
    St. Louis, Missouri 63146
    Attention: William W. Canfield, Chief Executive Officer
    Fax: (314) 214-7585

  with copies to:

    Bryan Cave LLP
    One Metropolitan Square
    211 North Broadway, Suite 3600
    St. Louis, Missouri 63102-2750
    Fax: (314) 259-2020
    Attention:    William F. Seabaugh, Esq.
                         R. Randall Wang, Esq.

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

        9.7.    Entire Agreement.    This Agreement (including any exhibits hereto), the Company Disclosure Letter, the Parent Disclosure Letter and the mutual non-disclosure agreement, dated November 1, 2006, between the Company and Parent (the "Confidentiality Agreement"), constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

        9.8.    No Third Party Beneficiaries.    Except as provided in Section 6.12 (Indemnification; Directors' and Officers' Insurance), this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder. The parties hereto further agree that the rights of third party beneficiaries under Section 6.12 shall not arise unless and until the Effective Time occurs.

        9.9.    Obligations of Parent and of the Company.    Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

        9.10.    Severability.    The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not, subject to clause (a), be affected by such invalidity or unenforceability, except as a result of such substitution, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

        9.11.    Interpretation.

          (a)   The table of contents and headings therein and herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to an Article, Section,

  Schedule or Exhibit, such reference shall be to an Article or Section of, or Schedule or Exhibit to, this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement. The words "date hereof" shall refer to the date of this Agreement. The term "or" is not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or thing extends, and such phrase shall not mean simply "if." The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. References to "the Agreement" shall include the Company Disclosure Letter and Parent Disclosure Letter. References to a person are also to its permitted successors and assigns. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Each of the terms set forth in the Index of Defined Terms is defined in the Section of this Agreement set forth opposite such term.

          (b)   The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

        9.12.    Captions.    The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

        9.13.    Specific Performance.    The parties acknowledge and agree that any breach of this Agreement would give rise to irreparable harm for which monetary damages would not be an adequate remedy. The parties accordingly agree that, in addition to other remedies, the parties shall be entitled to enforce the terms of this Agreement by decree of specific performance without the necessity of proving the inadequacy of monetary damages as a remedy and to obtain injunctive relief against any breach or threatened breach hereof.

        9.14.    Assignment.    This Agreement shall not be assignable by operation of law or otherwise. Any assignment in contravention of the preceding sentence shall be null and void.

[signatures on following page]

        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

TALX CORPORATION
By:	/s/ WILLIAM W. CANFIELD
Name: William W. Canfield
Title: President and Chief Executive Officer
EQUIFAX INC.
By:	/s/ RICHARD F. SMITH
Name: Richard F. Smith
Title: Chairman and Chief Executive Officer
CHIPPER CORPORATION
By:	/s/ KENT E. MAST
Name: Kent E. Mast
Title: President

EXHIBIT A
FORM OF AFFILIATE LETTER

Equifax Inc.
1550 Peachtree Street, N.W.
Atlanta, Georgia 30309

Ladies and Gentlemen:

        I have been advised that as of the date hereof I may be deemed to be an "affiliate" of TALX Corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 ("Rule 145") of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act").

        I have been further advised that, pursuant to the terms of the Agreement and Plan of Merger, dated as of February 14, 2007 (the "Merger Agreement"), by and among the Company, Equifax Inc. ("Parent") and Chipper Corporation ("Merger Sub"), the Company will be merged with and into Merger Sub (the "Merger"), and I may be eligible to receive shares of common stock of Parent ("Parent Common Stock") in exchange in part for shares of common stock of the Company owned by me. Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Merger Agreement.

        I hereby represent, warrant and covenant to Parent that, in the event I receive any Parent Common Stock pursuant to the Merger:

        1.     I shall not make any sale, transfer or other disposition of the Parent Common Stock in violation of the Act or the Rules and Regulations.

        2.     I have carefully read this letter and the Merger Agreement and discussed their requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Parent Common Stock to the extent I believed necessary with my counsel or with counsel for the Company.

        3.     I have been advised that any issuance of Parent Common Stock to me pursuant to the Merger Agreement will be registered with the SEC on a registration statement on Form S-4 (the "Parent S-4"). However, I have also been advised that, since at the time the Merger is submitted to the shareholders of the Company for approval, I may be an "affiliate" of the Company, any sale or disposition by me of any of the Parent Common Stock may only be made, in accordance with the provisions of paragraph (d) of Rule 145 under the Act, pursuant to an effective registration statement under the Act or pursuant to an exemption thereunder. I agree that I will not sell, transfer or otherwise dispose of Parent Common Stock issued to me in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act for resale (and that the Parent S-4 will not provide such registration); (ii) I provide evidence of compliance with Rule 145(d)(1), in a letter in the form of Annex I hereto, or such sale, transfer or other disposition is otherwise made in conformity with the provisions of Rule 145 promulgated by the SEC under the Act; or (iii) in the written opinion of counsel, which opinion and counsel shall be reasonably acceptable to Parent, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

        4.     I understand that Parent is under no obligation to register the sale, transfer or other disposition of the Parent Common Stock by me or on my behalf.

        5.     I understand that stop transfer instructions will be given to Parent's transfer agent with respect to Parent Common Stock and that there will be placed on any certificates for the Parent Common Stock issued to me, or any substitutions therefor, a legend stating in substance:

  "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares represented by this certificate

1

  may only be sold or otherwise transferred in accordance with the terms of a letter agreement between the registered holder hereof and Equifax Inc., a copy of which agreement is on file at the principal offices of Equifax Inc."

        6.     I also understand that, unless the transfer by me of my Parent Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145(d), Parent reserves the right to put the following legend on the certificates issued to my transferee:

  "The sale of the shares represented by this certificate has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and the shares were acquired from a person who received such shares in a transaction to which Rule 145 promulgated under the Securities Act applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act and may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act."

        It is understood and agreed that this letter agreement shall terminate and be of no further force or effect and the legends set forth in paragraphs (5) or (6), as the case may be, above shall be removed by delivery of substitute certificates without such legend, and the related stop transfer restrictions shall be lifted forthwith, if (i) any such shares of Parent Common Stock shall have been registered under the Act for sale, transfer or other disposition by me or on my behalf and are sold, transferred or otherwise disposed of, or (ii) if I provide evidence that any such shares of Parent Common Stock are sold in accordance with the provisions of Rule 145(d)(1) promulgated under the Act in the form of a letter in the form of Annex I hereto, or (iii) if I provide a letter to the effect I am not at the time an affiliate of Parent and have been the beneficial owner of the Parent Common Stock for at least one year (or such other period as may be prescribed by the Act and the Rules and Regulations), or (iv) if I provide a letter that I am not and have not been for at least three months an affiliate of Parent and have been the beneficial owner of the Parent Common Stock for at least two years (or such other period as may be prescribed by the Act and the Rules and Regulations), or (v) Parent shall have received a letter from the staff of the SEC, or a written opinion of counsel, which opinion and counsel shall be reasonably acceptable to Parent, or other evidence reasonably satisfactory to Parent, to the effect that the stock transfer restrictions and the legend are not required.

        7.     By its acceptance hereof, Parent agrees, for a period of two years after the Effective Time, that it will file on a timely basis all reports required to be filed by it pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, so that the public information provisions of Rule 144(c) promulgated under the Securities Act are satisfied and the resale provisions of Rule 145(d)(1) and (2) promulgated under the Securities Act are therefore available to me in the event I desire to transfer any Parent Common Stock issued to me in the Merger.

2

        My execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

Sincerely,

Name:

Dated:

Accepted this day of , 2007
Equifax Inc.
By:

Name:

Title:

3

ANNEX I
TO EXHIBIT A

[Name]

[Date]

        On            , the undersigned sold the securities of TALX Corporation ("Parent") described below in the space provided for that purpose (the "Securities"). The Securities were received by the undersigned in connection with the merger of TALX Corporation with and into Chipper Corporation.

        Based upon the most recent report or statement filed by Parent with the Securities and Exchange Commission, the Securities sold by the undersigned were within the prescribed limitations set forth in paragraph (e) of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

        The undersigned hereby represents that the Securities were sold in "brokers' transactions" within the meaning of Section 4(4) of the Securities Act or in transactions directly with a "market maker" as that term is defined in Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Securities, and that the undersigned has not made any payment in connection with the offer or sale of the Securities to any person other than to the broker who executed the order in respect of such sale.

      Very truly yours

4

APPENDIX B

[LETTERHEAD OF CIBC WORLD MARKETS CORP.]

February 14, 2007

The Board of Directors
TALX Corporation
11432 Lackland Avenue
St. Louis, Missouri 63146

Members of the Board:

        You have asked CIBC World Markets Corp. ("CIBC World Markets") to render a written opinion ("Opinion") to the Board of Directors of TALX Corporation ("TALX") as to the fairness, from a financial point of view, to the holders of the common stock of TALX of the Merger Consideration (as defined below) provided for in the Agreement and Plan of Merger, dated as of February 14, 2007 (the "Merger Agreement"), among TALX, Equifax Inc. ("Equifax") and Chipper Corporation, a wholly owned subsidiary of Equifax ("Merger Sub"). The Merger Agreement provides that, among other things, TALX will be merged with and into Merger Sub (the "Merger") pursuant to which each outstanding share of the common stock, par value $0.01 per share, of TALX ("TALX Common Stock") will be converted into the right to receive, at the election of the holder (subject to certain proration and other procedures and limitations set forth in the Merger Agreement, as to which procedures and limitations we are expressing no opinion), either (i) a cash amount equal to $35.50 (such cash amount, the "Cash Consideration") or (ii) 0.861 (the "Exchange Ratio") of a share of the common stock, par value $1.25 per share, of Equifax ("Equifax Common Stock" and, such number of shares, the "Stock Consideration" and, together with the Cash Consideration, the "Merger Consideration"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

        In arriving at our Opinion, we:

(a)
reviewed the Merger Agreement;

(b)
reviewed audited financial statements of TALX for fiscal years ended March 31, 2005 and March 31, 2006 and unaudited financial statements of TALX for the nine months ended December 31, 2006, and also reviewed audited financial statements of Equifax for fiscal years ended December 31, 2004 and December 31, 2005 and unaudited financial statements of Equifax for fiscal year ended December 31, 2006;

(c)
reviewed internal financial forecasts and estimates relating to TALX which were prepared by the management of TALX for the fiscal year ending March 31, 2007, and publicly available research analysts' financial forecasts and estimates relating to TALX for the fiscal year ending March 31, 2008 (collectively, the "TALX Forecasts");

(d)
reviewed publicly available research analysts' financial forecasts and estimates relating to Equifax for the fiscal years ending December 31, 2007 and December 31, 2008;

(e)
held discussions with the senior managements of TALX and Equifax with respect to the businesses and prospects of TALX and Equifax;

(f)
reviewed historical market prices and trading volumes for TALX Common Stock and Equifax Common Stock;

(g)
reviewed and analyzed certain publicly available financial data for companies that we deemed generally comparable to TALX and Equifax;

The Board of Directors
TALX Corporation
February 14, 2007

(h)
reviewed and analyzed certain publicly available information for transactions that we deemed relevant in evaluating the Merger;

(i)
reviewed and analyzed the premiums paid, based on publicly available information, in merger and acquisition transactions we deemed relevant in evaluating the Merger;

(j)
reviewed the relative contributions of TALX and Equifax to selected operational metrics of the combined company using historical financial data of TALX and Equifax, the TALX Forecasts and publicly available research analysts' financial forecasts and estimates relating to Equifax;

(k)
reviewed the potential pro forma financial effect of the Merger on Equifax's earnings per share based on historical financial data of TALX and Equifax and publicly available research analysts' financial forecasts and estimates relating to TALX and Equifax;

(l)
reviewed other public information concerning TALX and Equifax;

(m)
discussed with the managements of TALX and Equifax and their respective counsel certain matters pertaining to outstanding litigation involving TALX and Equifax, including the status and possible consequences thereof on TALX and Equifax, as the case may be; and

(n)
performed such other analyses, reviewed such other information and considered such other factors as we deemed appropriate.

        In rendering our Opinion, we relied upon and assumed, without independent verification or investigation, the accuracy and completeness of all of the financial and other information provided to or discussed with us by TALX and Equifax and their respective employees, representatives and affiliates or otherwise reviewed by us. As you are aware, we were not provided with financial forecasts relating to TALX prepared and adopted by the management of TALX for periods beyond March 31, 2007, nor were we provided with financial forecasts relating to Equifax prepared and adopted by the management of Equifax. Accordingly, in connection with our analyses, we were directed by the management of TALX to utilize the TALX Forecasts and directed by the management of Equifax to utilize the publicly available research analysts' financial forecasts and estimates relating to Equifax referred to above. With respect to the internal financial forecasts relating to TALX referred to above, we have assumed, at the direction of the management of TALX and with the consent of TALX, without independent verification or investigation, that such forecasts and estimates were reasonably prepared on bases reflecting the best available information, estimates and judgments of the management of TALX as to the future financial condition and operating results of TALX for the period reflected therein. With respect to the publicly available research analysts' financial forecasts and estimates relating to TALX and Equifax referred to above, we have assumed, at the direction of the managements of TALX and Equifax and with the consent of TALX, without independent verification or investigation, that such forecasts and estimates are a reasonable basis on which to evaluate the future performance of TALX and Equifax for the periods reflected therein and are appropriate for us to utilize in our analyses.

        We have assumed, with the consent of TALX, that the Merger will qualify for federal income tax purposes as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended. We also have assumed, with the consent of TALX, that the Merger will be consummated in accordance with its terms without waiver, modification or amendment of any material term, condition or agreement and in compliance with all applicable laws and other requirements and that, in the course of obtaining the necessary regulatory or third party approvals and consents with respect to the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on TALX, Equifax

The Board of Directors
TALX Corporation
February 14, 2007

or the Merger in any respect material to our analyses. We have neither made nor obtained any independent evaluations or appraisals of the assets or liabilities, contingent or otherwise, of TALX or Equifax and have assumed, at the direction of the managements of TALX and Equifax and with the consent of TALX, that the outcome of any outstanding litigation involving TALX or Equifax will not materially impact our opinion. We are not expressing any opinion as to the underlying valuation, future performance or long-term viability of TALX or Equifax, or the prices at which TALX Common Stock or Equifax Common Stock will trade at any time. We express no view as to, and our Opinion does not address, any terms or other aspects of the Merger (other than the Merger Consideration to the extent expressly specified herein) or any aspect or implication of any other agreement, arrangement or understanding entered into in connection with the Merger or otherwise. In addition, we express no view as to, and our Opinion does not address, the underlying business decision of TALX to proceed with or effect the Merger nor does our Opinion address the relative merits of the Merger as compared to any alternative business strategies that might exist for TALX or the effect of any other transaction in which TALX might engage. In connection with our engagement, we were not requested to, and we did not, solicit third party indications of interest in the possible acquisition of all or a part of TALX. Our Opinion is necessarily based on the information available to us and general economic, financial and stock market conditions and circumstances as they exist and can be evaluated by us on the date hereof. It should be understood that, although subsequent developments may affect this Opinion, we do not have any obligation to update, revise or reaffirm the Opinion.

        As part of our investment banking business, we are regularly engaged in valuations of businesses and securities in connection with acquisitions and mergers, underwritings, secondary distributions of securities, private placements and valuations for other purposes.

        We have acted as financial advisor to TALX in connection with the Merger and will receive a fee for our services, a portion of which will be payable upon delivery of this Opinion and a significant portion of which is contingent upon consummation of the Merger. We and our affiliates in the past have provided services to TALX unrelated to the Merger, for which services we and our affiliates have received compensation. In addition, as you are aware, an affiliate of CIBC World Markets currently acts as administrative agent for, and is a lender under, certain credit facilities of a subsidiary of Equifax, for which services such affiliate receives compensation. In the ordinary course of business, CIBC World Markets and its affiliates may actively trade the securities of TALX and Equifax for our and their own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

        Based upon and subject to the foregoing, and such other factors as we deemed relevant, it is our opinion that, as of the date hereof, the Merger Consideration to be received by holders of TALX Common Stock is fair, from a financial point of view, to such holders. This Opinion is for the use of the Board of Directors of TALX in its evaluation of the Merger and does not constitute a recommendation to any stockholder as to any election to be made by such stockholder with respect to the Merger Consideration or as to how such stockholder should vote or act with respect to any matters relating to the Merger.

Very truly yours,
/s/ CIBC World Markets Corp.
CIBC WORLD MARKETS CORP.

APPENDIX C

[LETTERHEAD OF A.G. EDWARDS & SONS, INC.]

February 14, 2007

CONFIDENTIAL

Board of Directors
TALX Corporation
11432 Lackland Road
St. Louis, MO 63146

Gentlemen:

        You have requested our opinion as to the fairness, from a financial point of view, to the holders of the Company's common stock of the Merger Consideration (hereinafter defined) pursuant to an Agreement and Plan of Merger (the "Agreement") to be entered into by and among TALX Corporation (the "Company"), Equifax Inc. ("Equifax") and Equifax Corporation, a wholly-owned subsidiary of Equifax ("Merger Sub"). Pursuant to the Agreement, each outstanding share of common stock of the Company will be converted into the right to receive, at the election of each Company shareholder (subject to certain allocation and proration provisions), consideration of $35.50 in cash or 0.861 of a share of Equifax common stock (the "Merger Consideration"), as set forth in the Agreement. The Agreement further provides that the Company shall be merged with and into Merger Sub, the separate coexistence of the Company shall thereupon cease and the Merger Sub shall be the surviving Corporation (the "Merger"). The terms and conditions of the Merger are more fully set forth in the Agreement. The right to receive the Merger Consideration and other effects of the Merger are collectively referred to as the "Transaction."

        A.G. Edwards & Sons, Inc. ("A.G. Edwards"), as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with various types of transactions. From time to time, A.G. Edwards has been engaged to provide investment banking services for the Company, including acting as co-managing underwriter of an equity offering in August 2001, and providing buy-side financial advisory services in June 2001 and March 2002. Further, A.G. Edwards currently provides research coverage and market making in the Company's common stock. In the ordinary course of business, A.G. Edwards and/or its affiliates may actively trade the securities of the Company and/or Equifax for their own account and for the accounts of their customers and, accordingly, may at any time hold long or short positions in such securities. We are not aware of any present or contemplated relationship between A.G. Edwards and the Company or between A.G. Edwards and Equifax or any of the Company's or Equifax's affiliates, directors, officers or shareholders that, in our opinion, would affect our ability to render a fair and independent opinion in this matter.

        A.G. Edwards is rendering its opinion to the Board of Directors (the "Board") of the Company with respect to the Transaction and will receive a fixed fee pursuant to the terms of its engagement letter dated February 13, 2007. The Company has agreed to indemnify A.G. Edwards for certain liabilities that may arise out of the rendering of this opinion.

        In connection with this opinion, A.G. Edwards has reviewed and considered such financial and other matters as it deems relevant, and specifically, among other things, A.G. Edwards has:

  i.)
  reviewed the draft Agreement, dated February 13, 2007, and related documents and discussed the Transaction structure with Company management;

Board of Directors
TALX Corporation
February 14, 2007

  ii.)
  reviewed publicly-available audited and unaudited historical financial statements (both year end and interim) and other operating statements and financial analyses provided by Company management;

  iii.)
  discussed with certain members of Company management the business, operations and future prospects of the Company and the industry in which it operates;

  iv.)
  reviewed certain other Company-specific data, materials and reports provided to us in our due diligence;

  v.)
  reviewed the current market environment as well as information relating to the industry in which the Company operates;

  vi.)
  reviewed the market data for equity securities of TALX, Equifax and other public companies that A.G. Edwards deems relevant for analytical purposes;

  vii.)
  reviewed the financial terms of certain acquisitions that A.G. Edwards deems relevant for analytical purposes;

  viii.)
  reviewed premiums paid to shareholders in public company acquisitions that A.G. Edwards deems relevant for analytical purposes;

  ix.)
  reviewed publicly-available audited and unaudited historical financial statements (both year end and interim) and other operating statements and financial analyses provided by Equifax management;

  x.)
  discussed with certain members of Equifax management the business, operations and future prospects of Equifax and the industry in which it operates;

  xi.)
  reviewed certain other Equifax-specific data, materials and reports provided to us in our due diligence;

  xii.)
  reviewed the current market environment as well as information relating to the industry in which Equifax operates;

  xiii.)
  analyzed the pro forma impact of the Transaction utilizing publicly-available financial information; and

  xiv.)
  reviewed such other information, financial studies, analyses, investigations and financial, economic and market criteria that A.G. Edwards considers necessary or advisable.

        In preparing its opinion, A.G. Edwards has assumed and relied upon, without independent verification, the accuracy and completeness of all financial and other information publicly available, furnished to, or otherwise discussed with A.G. Edwards, including financial statements, financial projections published by equity research analysts, and general guidance regarding estimated future financial performance of the Company and Equifax, respectively, as provided by management of the Company and Equifax, respectively. With respect to financial information, general guidance regarding estimated future financial performance and other information provided to or otherwise discussed with A.G. Edwards, A.G. Edwards has assumed and has been advised by management of the Company and Equifax, respectively, that such financial information, guidance and other information were reasonably prepared on a basis that reflects the best currently available estimates and judgments of management of the Company and Equifax, respectively, as to the historical financial performance and the expected

Board of Directors
TALX Corporation
February 14, 2007

future financial performance of the Company and Equifax, respectively, each on a stand-alone basis. A.G. Edwards was not engaged to, and therefore did not, independently verify the accuracy or completeness of any of such information, nor does it express any opinion with respect thereto. A.G. Edwards has relied upon the assurances of management of the Company and Equifax, respectively, that they are not aware of any facts that would make such information materially inaccurate or misleading. A.G. Edwards did not perform an audit of the assets or liabilities or an appraisal of the assets or liabilities of the Company or Equifax. A.G. Edwards also did not independently assess or value any of the intangible assets of the Company or Equifax or make any independent assumptions with respect to the application of intangible assets in the Transaction. A.G. Edwards has assumed that the Transaction will be accounted for in accordance with U.S. generally accepted accounting principles.

        In performing its analyses, A.G. Edwards made numerous assumptions with respect to the Company's and Equifax's industries and general business and economic conditions that are beyond the control of those managing and operating the Company and Equifax, respectively. The analyses performed by A.G. Edwards are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of A.G. Edwards' analysis of the fairness, from a financial point of view, to the holders of the Company's common stock of the Merger Consideration to be received by the holders of the Company's common stock.

        For the purposes of rendering its opinion, A.G. Edwards has assumed in all respects material to its analyses that the definitive Agreement will not differ in any material respect from the last draft reviewed by A.G. Edwards and that the representations and warranties of each party to be contained in the Agreement will be true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Agreement and that all conditions to the consummation of the Transaction will be satisfied without any modification or waiver thereof. A.G. Edwards has also assumed that all governmental, regulatory and other consents and approvals contemplated by the Agreement will be obtained and that in the course of obtaining any of those consents, no restrictions will be imposed or waivers made that would have a material adverse effect on the contemplated Transaction. A.G. Edwards has assumed that no legal or regulatory changes that occur after the date hereof will have a material impact on the operations, financial condition or future prospects of the Company or Equifax. Further, A.G. Edwards was not engaged to, and did not, independently assess the tax and accounting implications of the Transaction to the Company or the Company's shareholders, and A.G. Edwards relied on Company management's assessment thereof.

        A.G. Edwards was not engaged to consider and did not review, nor is it expressing any opinion with respect to, any alternative transaction or strategic alternatives that may be available to the Company or its shareholders. A.G. Edwards' opinion also does not address the advisability or the merits of the underlying decision by Company management to engage in the Transaction. Additionally, A.G. Edwards is not expressing any opinion as to whether shareholders of the Company should elect to receive cash or Equifax common stock as consideration in the Transaction. Further, A.G. Edwards' opinion does not constitute a recommendation as to how any director should vote with respect to the Transaction, and such opinion does not represent a recommendation as to how any shareholder should vote with respect to the Transaction. A.G. Edwards understands that, with respect to all legal matters pertaining to the Company, the Board and its review of the Agreement, you have been advised by legal counsel.

Board of Directors
TALX Corporation
February 14, 2007

        A.G. Edwards is not expressing any opinion as to what the value of the Company's or Equifax's common stock will be upon or after consummation of the Transaction or the prices at which shares of the Company's or Equifax's common stock will trade at any time.

        A.G. Edwards' opinion is necessarily based on economic, market, financial and other conditions and circumstances as in effect on, and the information made available to it as of, the date hereof. A.G. Edwards' opinion as expressed herein is limited to the fairness, from a financial point of view and as of the date hereof, to the holders of the Company's common stock of the Merger Consideration to be paid by Equifax to the Company's shareholders in the Merger pursuant to the Agreement. It should be understood that subsequent developments after the delivery of this opinion may affect A.G. Edwards' opinion expressed herein, and A.G. Edwards does not have any obligation to update, revise or reaffirm its opinion and it expressly disclaims any responsibility to do so.

        It is understood that this letter is solely for the confidential use of the Board. This opinion may not be reproduced, summarized, described, characterized, excerpted from, referred to or given to any other person for any purpose without A.G. Edwards' prior written consent; provided, however, that A.G. Edwards hereby consents to the inclusion of this opinion as an appendix to the proxy statement/prospectus relating to the Merger.

        Based upon and subject to the foregoing, it is A.G. Edwards' opinion that, as of the date hereof, the Merger Consideration to be received by the holders of the Company's common stock in the Merger pursuant to the Agreement is fair, from a financial point of view, to the holders of the Company's common stock.

Very truly yours,
A.G. EDWARDS & SONS, INC.
By:	/s/ CHRISTOPHER B. REDMOND Christopher B. Redmond Managing Director-Investment Banking

APPENDIX D

Missouri Revised Statutes

Chapter 351
General and Business Corporations
Section 351.455

        Shareholder entitled to appraisal and payment of fair value, when—remedy exclusive, when.

        351.455. 1. Any shareholder shall be deemed a dissenting shareholder and entitled to appraisal under this section if such shareholder:

          (1)   Owns stock of a corporation which is a party to a merger or consolidation as of the record date for the meeting of shareholders at which the plan of merger or consolidation is submitted to a vote;

          (2)   Files with the corporation before or at such meeting a written objection to such plan of merger or consolidation;

          (3)   Does not vote in favor thereof if the shareholder owns voting stock as of such record date; and

          (4)   Makes written demand on the surviving or new corporation within twenty days after the merger or consolidation is effected for payment of the fair value of such shareholder's shares as of the day before the date on which the vote was taken approving the merger or consolidation.

        2.     The surviving or new corporation shall pay to each such dissenting shareholder, upon surrender of his or her certificate or certificates representing said shares in the case of certificated shares, the fair value thereof. Such demand shall state the number and class of the shares owned by such dissenting shareholder. Any shareholder who:

          (1)   Fails to file a written objection prior to or at such meeting;

          (2)   Fails to make demand within the twenty-day period; or

          (3)   In the case of a shareholder owning voting stock as of such record date, votes in favor of the merger or consolidation;

shall be conclusively presumed to have consented to the merger or consolidation and shall be bound by the terms thereof and shall not be deemed to be a dissenting shareholder.

        3.     Notwithstanding the provisions of subsection 1 of section 351.230, notice under the provisions of subsection 1 of section 351.230 stating the purpose for which the meeting is called shall be given to each shareholder owning stock as of the record date for the meeting of shareholders at which the plan of merger or consolidation is submitted to a vote, whether or not such shareholder is entitled to vote.

        4.     If within thirty days after the date on which such merger or consolidation was effected the value of such shares is agreed upon between the dissenting shareholder and the surviving or new corporation, payment therefor shall be made within ninety days after the date on which such merger or consolidation was effected, upon the surrender of his or her certificate or certificates representing said shares in the case of certificated shares. Upon payment of the agreed value the dissenting shareholder shall cease to have any interest in such shares or in the corporation.

        5.     If within such period of thirty days the shareholder and the surviving or new corporation do not so agree, then the dissenting shareholder may, within sixty days after the expiration of the thirty-

D-1

day period, file a petition in any court of competent jurisdiction within the county in which the registered office of the surviving or new corporation is situated, asking for a finding and determination of the fair value of such shares, and shall be entitled to judgment against the surviving or new corporation for the amount of such fair value as of the day prior to the date on which such vote was taken approving such merger or consolidation, together with interest thereon to the date of such judgment. The judgment shall be payable only upon and simultaneously with the surrender to the surviving or new corporation of the certificate or certificates representing said shares in the case of certificated shares. Upon the payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares, or in the surviving or new corporation. Such shares may be held and disposed of by the surviving or new corporation as it may see fit. Unless the dissenting shareholder shall file such petition within the time herein limited, such shareholder and all persons claiming under such shareholder shall be conclusively presumed to have approved and ratified the merger or consolidation, and shall be bound by the terms thereof.

        6.     The right of a dissenting shareholder to be paid the fair value of such shareholder's shares as herein provided shall cease if and when the corporation shall abandon the merger or consolidation.

        7.     When the remedy provided for in this section is available with respect to a transaction, such remedy shall be the exclusive remedy of the shareholder as to that transaction, except in the case of fraud or lack of authorization for the transaction.

D-2

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers

        The Georgia Business Corporation Code permits, and Equifax's bylaws require, Equifax to indemnify any person who is a party to any threatened, pending or completed action, suit, or proceeding (which could include actions, suits, or proceedings under the Securities Act), whether civil, criminal, administrative, arbitrative, or investigative by reason of the fact that such person is or was a director or officer of Equifax or is or was serving at Equifax's request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, against all expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding. However, Equifax will not indemnify any director or officer who is found liable to Equifax or is subjected to injunctive relief in favor of Equifax for:

  (1)
  any appropriation of any business opportunity of Equifax in violation of the director's duties;

  (2)
  acts or omissions which involve intentional misconduct or a knowing violation of law;

  (3)
  paying a dividend or approving a stock repurchase in violation of Georgia law; or

  (4)
  any transaction from which the director derived an improper personal benefit.

        Equifax's Amended and Restated Articles of Incorporation also provide that the indemnification rights contained in the Bylaws shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

        Equifax believes that its charter and bylaw provisions are necessary to attract and retain qualified persons as directors and officers.

        Equifax has purchased and maintains liability insurance to protect its officers and directors against any liability asserted against them or incurred by them as permitted by its Amended and Restated Articles of Incorporation and Section 14-2-858 of the Georgia Business Corporation Code. The insuring of the directors and officers is permitted whether or not Equifax would have the power to indemnify that director, officer, agent, or employee under its charter or the terms of the Georgia Business Corporation Code.

        These indemnification provisions may be sufficiently broad to permit indemnification of Equifax's officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 21.    Exhibits and Financial Statement Schedules

  (a)    Exhibits:

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated February 14, 2007, among TALX Corporation, Equifax Inc. and Chipper Corporation (included as Appendix A to the proxy statement/prospectus in Part I of this Registration Statement).
3.1*	Amended and Restated Articles of Incorporation of Equifax Inc. as amended to date (incorporated by reference to Exhibit B to Equifax's Schedule 14A filed March 27, 1996).
3.2*	Bylaws of Equifax Inc. as amended to date (incorporated by reference to Exhibit 3.2 to Equifax's Form 10-K filed March 11, 2004).
4.1*	Specimen common stock certificate (incorporated by reference to Exhibit 4.1 to Equifax's Form S-3 filed October 19, 2005).

4.2*
Amended and Restated Rights Agreement, dated as of October 14, 2005, between Equifax Inc. and SunTrust Bank, as Rights Agent, which includes as Exhibit A the form of Rights Certificate and as Exhibit B the Summary of Rights (incorporated by reference to Exhibit 4.1 to Equifax's Form 8-K filed on October 18, 2005).
4.3*	Form of Rights Certificate (included in Exhibit 4.2).
4.4*
Form of Indenture dated as of June 29, 1998 between Equifax Inc. and The First National Bank of Chicago, Trustee (under which Equifax's 6.3% Notes due 2005 and 6.9% Debentures due 2028 were issued) (incorporated by reference to Exhibit 4.4 to Equifax's Form 10-K filed March 31, 1999).
4.5*
Indenture dated as of October 29, 2002 between Equifax Inc. and The Bank of New York, Trustee, relating to Equifax's 4.95% Notes due November 1, 2007 (incorporated by reference to Exhibit 99.3 to Equifax's Form 10-Q filed November 12, 2002).
4.6*
Credit Agreement dated as of August 20, 2004 among Equifax Inc., Equifax PLC, the Lenders named therein and SunTrust Bank as Administrative Agent (incorporated by reference to Exhibit 4.1 to Equifax's Form 8-K filed August 20, 2004).

Except as set forth in the preceding Exhibits 4.1 through 4.6, instruments defining the rights of holders of long-term debt securities of Equifax have been omitted where the total amount of securities authorized does not exceed 10% of the total assets of Equifax Inc. and its subsidiaries on a consolidated basis. Equifax agrees to furnish to the SEC, upon request, a copy of such instruments with respect to issuances of long-term debt of Equifax and its subsidiaries.
5.1**	Opinion of Kilpatrick Stockton LLP regarding the legality of the shares of common stock being registered.
8.1**	Tax Opinion of Kilpatrick Stockton LLP.
8.2**	Tax Opinion of Bryan Cave LLP.
23.1**	Consent of Ernst & Young LLP, independent registered public accounting firm for Equifax.
23.2**	Consent of KPMG LLP, independent registered public accounting firm for TALX.
23.3**	Consent of Kilpatrick Stockton LLP (included in Exhibit 5.1).
23.4**	Consent of Kilpatrick Stockton LLP (included in Exhibit 8.1).
23.5**	Consent of Bryan Cave LLP (included in Exhibit 8.2).
24.1*	Powers of Attorney.
99.1**	Form of Proxy for Holders of TALX Corporation common stock.
99.2**	Election Form and Related Documents.
99.3*	Consent of CIBC World Markets Corp.
99.4**	Consent of A.G. Edwards & Sons, Inc.

*
Previously filed.

**
Filed herewith.

Item 22. Undertakings

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fideoffering thereof.

        The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the undersigned registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

        The registrant undertakes that every prospectus: (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 6th day of April, 2007.

EQUIFAX INC.
By:	/s/ LEE ADREAN Lee Adrean Corporate Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

RICHARD F. SMITH* Richard F. Smith	Chairman, Chief Executive Officer and a Director (Principal Executive Officer)	April 6, 2007
/s/ LEE ADREAN Lee Adrean	Corporate Vice President and Chief Financial Officer (Principal Financial Officer)	April 6, 2007
/s/ NUALA M. KING Nuala M. King	Senior Vice President and Corporate Controller (Principal Accounting Officer)	April 6, 2007
JOHN L. CLENDENIN* John L. Clendenin	Director	April 6, 2007
JAMES E. COPELAND, JR.* James E. Copeland, Jr.	Director	April 6, 2007
A. W. DAHLBERG* A. W. Dahlberg	Director	April 6, 2007
ROBERT D. DALEO* Robert D. Daleo	Director	April 6, 2007

MARK L. FEIDLER* Mark L. Feidler	Director	April 6, 2007
L. PHILLIP HUMANN* L. Phillip Humann	Director	April 6, 2007
LEE A. KENNEDY* Lee A. Kennedy	Director	April 6, 2007
SIRI S. MARSHALL* Siri S. Marshall	Director	April 6, 2007
LARRY L. PRINCE* Larry L. Prince	Director	April 6, 2007
JACQUELYN M. WARD* Jacquelyn M. Ward	Director	April 6, 2007
*By:	/s/ LEE ADREAN Lee Adrean Attorney-in-Fact (Pursuant to a Power of Attorney)

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Kilpatrick Stockton LLP regarding the legality of the shares of common stock being registered.
8.1	Tax Opinion of Kilpatrick Stockton LLP.
8.2	Tax Opinion of Bryan Cave LLP.
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm for Equifax.
23.2	Consent of KPMG LLP, independent registered public accounting firm for TALX.
23.3	Consent of Kilpatrick Stockton LLP (included in Exhibit 5.1).
23.4	Consent of Kilpatrick Stockton LLP (included in Exhibit 8.1).
23.5	Consent of Bryan Cave LLP (included in Exhibit 8.2).
99.1	Form of Proxy for Holders of TALX Corporation common stock.
99.2	Election Form and Related Documents.
99.4	Consent of A.G. Edwards & Sons, Inc.

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IMPORTANT NOTICE
REFERENCE TO ADDITIONAL INFORMATION
ABOUT THIS DOCUMENT
TABLE OF CONTENTS
QUESTIONS AND ANSWERS
SUMMARY
SELECTED HISTORICAL FINANCIAL DATA OF EQUIFAX
SELECTED HISTORICAL FINANCIAL DATA OF TALX
SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2006
UNAUDITED COMPARATIVE PER SHARE DATA FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2006
COMPARATIVE MARKET DATA
COMPARATIVE PER SHARE MARKET PRICE DATA AND DIVIDEND INFORMATION
RISK FACTORS
THE COMPANIES
THE MERGER
INFORMATION ABOUT THE TALX SPECIAL MEETING
THE MERGER AGREEMENT
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2006
Unaudited Pro Forma Condensed Combined Statement of Income For the Twelve Months Ended December 31, 2006
Unaudited Pro Forma Condensed Combined Balance Sheet December 31, 2006
DESCRIPTION OF EQUIFAX CAPITAL STOCK
COMPARISON OF SHAREHOLDER RIGHTS
EXPERTS
LEGAL MATTERS
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
WHERE YOU CAN FIND MORE INFORMATION
  APPENDIX A
  APPENDIX B
  APPENDIX C
  APPENDIX D
Missouri Revised Statutes
PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 20. Indemnification of Directors and Officers
  Item 21. Exhibits and Financial Statement Schedules
  Item 22. Undertakings
SIGNATURES
EXHIBIT INDEX